                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-66805

     Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the delivery of a final Prospectus Supplement. This Prospectus Supplement and the Prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

  THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT WILL BE AMENDED OR COMPLETED;
                              DATED MAY 31, 2001.

                             Prospectus Supplement

                       (To Prospectus dated May 31, 2001)

                           $867,490,720 (APPROXIMATE)
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
              (FORMERLY KNOWN AS NATIONSLINK FUNDING CORPORATION)
                                   DEPOSITOR

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-1

 ---------------------------------
                                          The Series 2001-1 Commercial Mortgage Pass-Through Certificates will consist of the
   CONSIDER CAREFULLY THE RISK FACTORS    following classes:
   BEGINNING ON PAGE S-19 IN THIS
   PROSPECTUS SUPPLEMENT AND PAGE 10 IN   - senior certificates consisting of the Class A-1, Class A-2 and Class X Certificates;
   THE ACCOMPANYING PROSPECTUS.
                                          - junior certificates consisting of the Class B, Class C, Class D, Class E, Class F,
   Neither the certificates nor the         Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
   underlying mortgage loans are insured    Certificates;
   or guaranteed by any governmental
   agency.                                - Class V Certificates representing the right to receive payments of excess interest received with respect to any ARD Loans; and
   The certificates will represent
   interests only in the trust and will   - the residual certificates consisting of the Class R-I, Class R-II, Class R-III,
   not represent interests in or            Class R-IIIU and Class R-IV Certificates.
   obligations of Banc of America
   Commercial Mortgage Inc. or any of     Only the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F,
   its affiliates, including Bank of      Class G and Class H Certificates are offered hereby.
   America Corporation.
                                          The trust's assets will consist primarily of 185 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
 ---------------------------------

     Certain characteristics of the offered certificates include:

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                      CERTIFICATE BALANCE OR                            ASSUMED FINAL
                        NOTIONAL AMOUNT AS     PASS-THROUGH RATE         DISTRIBUTION             RATINGS
        CLASS          OF DELIVERY DATE(1)    AS OF DELIVERY DATE          DATE(2)            MOODY'S/FITCH(3)
-----------------------------------------------------------------------------------------------------------------
Class A-1............    $161,603,149.00                  %( )         October 15, 2009        Aaa/AAA
Class A-2............    $577,811,659.00                  %( )           April 15, 2011        Aaa/AAA
Class X..............    $948,131,109.00(5)                (6)           March 15, 2011        Aaa/AAA
Class B..............    $ 35,576,642.00                  %( )           April 15, 2011        Aa2/AA
Class C..............    $ 21,345,985.00                  %(7)           April 15, 2011         A1/A+
Class D..............    $ 18,974,209.00                  %(7)           April 15, 2011         A2/A
Class E..............    $  9,487,105.00                  %(7)           April 15, 2011         A3/A-
Class F..............    $  9,487,105.00                  %(7)           April 15, 2011       Baa1/BBB+
Class G..............    $ 18,974,209.00                  %(7)           April 15, 2011       Baa2/BBB
Class H..............    $ 14,230,657.00                  %(8)           April 15, 2011       Baa3/BBB-
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

---------------------  ----------------------
---------------------  ----------------------
                            RATED FINAL
                            DISTRIBUTION
        CLASS                 DATE(4)
---------------------  ----------------------
Class A-1............      April 15, 2036
Class A-2............      April 15, 2036
Class X..............      April 15, 2036
Class B..............      April 15, 2036
Class C..............      April 15, 2036
Class D..............      April 15, 2036
Class E..............      April 15, 2036
Class F..............      April 15, 2036
Class G..............      April 15, 2036
Class H..............      April 15, 2036
---------------------------------------------
---------------------------------------------

                                                (Footnotes to table on page S-4)

     The underwriters, Banc of America Securities LLC and Salomon Smith Barney Inc., will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about June [ ], 2001. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately [ ]% of the initial principal amount of the offered certificates, plus accrued interest from June 1, 2001, before deducting expenses payable by Banc of America Commercial Mortgage Inc.
--------------------------------------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                                  June  , 2001
BANC OF AMERICA SECURITIES LLC                              SALOMON SMITH BARNEY

                    Banc of America Commercial Mortgage Inc.
--------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 2001-1
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]


                                     [MAP]


                                                             % OF
                       NUMBER OF        AGGREGATE           INITIAL
                       MORTGAGED       CUT-OFF DATE          POOL
  PROPERTY LOCATION    PROPERTIES        BALANCE            BALANCE
  -----------------    ----------     --------------        -------
CA...................      41         $  166,661,508          17.6%
TX...................      16            110,975,773          11.7
NY...................       7            104,003,232          11.0
WA...................      10             62,029,810           6.5
GA...................       8             56,493,903           6.0
MD...................       6             56,072,939           5.9
AZ...................       7             51,603,989           5.4
FL...................      16             40,674,151           4.3
OH...................      10             34,491,197           3.6
NJ...................       4             30,736,272           3.2
SC...................       5              8,977,385           0.9
OR...................       5             24,043,667           2.5
PA...................       7             23,168,537           2.4
MI...................       3             18,215,181           1.9
MO...................       4             16,591,537           1.7
MS...................       2             14,982,232           1.6
NC...................       1             14,552,572           1.5
DC...................       1             13,324,256           1.4
NV...................       4             13,268,807           1.4
LA...................       2             12,029,769           1.3
IL...................       4             12,499,947           1.3
IN...................       6              9,980,475           1.1
DE...................       1              7,366,340           0.8
HI...................       1              5,977,522           0.6
OK...................       1              5,579,602           0.6
AL...................       2              5,005,363           0.5
TN...................       3              5,137,918           0.5
UT...................       2              4,334,133           0.5
VA...................       1              2,387,786           0.3
MA...................       1              4,183,415           0.4
CO...................       4              2,593,061           0.3
IA...................       1              2,577,382           0.3
ID...................       3              2,509,507           0.3
WV...................       2              3,315,253           0.3
KS...................       1              1,786,686           0.2


MORTGAGE POOL BY PROPERTY TYPE
------------------------------
         [PIE CHART]                   [ ] < 1.0% of Initial Pool Balance
                                           -
Multifamily..........     30.2%        [ ] 1.1% - 5.0% of Initial Pool Balance
Retail...............      9.9%        [ ] 5.1% - 10.0% of Initial Pool Balance
  Unanchored.........      3.1%        [ ] > 10.0% of Initial Pool Balance
  Shadow Anchored....      0.5%
  Anchored...........      6.3%
Industrial...........     13.0%
Office...............     36.3%
Self Storage.........      3.1%
Hotel................      4.2%
Mobile Home..........      3.4%

 FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc.
(formerly known as NationsLink Funding
 Corporation) has filed with the SEC
 additional registration materials
 relating to the certificates. You may
 read and copy any of these materials at
 the SEC's Public Reference Room at the
 following locations:

 - SEC Public Reference Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois 60661-2511

 - SEC Northeast Regional Office
   7 World Trade Center
   Suite 1300
   New York, New York 10048

You may obtain information on the
operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
 SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America
Commercial Mortgage Inc. in writing at
 Bank of America Corporate Center, 100
 North Tryon Street, Charlotte, North
 Carolina 28255, or by telephone at (704)
 386-2400.

See also the sections captioned
"Available Information" and
 "Incorporation of Certain Information by
 Reference" appearing at the end of the
 accompanying prospectus.

NOTE REGARDING PIE CHART ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO 100% DUE TO ROUNDING.
                                                 TABLE OF CONTENTS


                                                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                                                  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                                  PROSPECTUS........................................    S-5
                                                EXECUTIVE SUMMARY...................................    S-6

                                                SUMMARY OF PROSPECTUS SUPPLEMENT....................    S-9
                                                RISK FACTORS........................................   S-19
                                                  Risks Related to the Certificates.................   S-19
                                                    Lack of Control Over Trust Fund.................   S-19
                                                    Potential Conflicts of Interest.................   S-19
                                                    Yield Considerations............................   S-20
                                                    Prepayments and Repurchases.....................   S-20
                                                    Borrower Default................................   S-21

                                                    Bankruptcy Proceedings..........................   S-22
                                                    Advance Interest and Other Payments.............   S-22
                                                    Limited Liquidity and Market Value..............   S-22
                                                    Different Timing of Mortgage Loan
                                                      Amortization..................................   S-23
                                                    Subordination of Subordinate Offered
                                                      Certificates..................................   S-23
                                                  Risks Related to the Mortgage Loans...............   S-23

                                                    Nature of the Mortgaged Properties..............   S-23
                                                    Management......................................   S-24
                                                    Balloon Payments and ARD Loans..................   S-24
                                                    Risks Particular to Multifamily Properties......   S-25
                                                    Risks Particular to Mobile Home Properties......   S-25
                                                    Risks Particular to Retail Properties...........   S-26

                                                    Risks Particular to Office Properties...........   S-26
                                                    Risks Particular to Industrial Properties.......   S-27
                                                    Risks Particular to Hotels......................   S-27
                                                    Risks Particular to Self-Storage Properties.....   S-27
                                                    Risks of Subordinate Financing..................   S-28

                                                    Limited Recourse................................   S-29
                                                    Environmental Considerations....................   S-29
                                                    Limitations on Enforceability of
                                                      Cross-Collateralization.......................   S-29
                                                    Related Parties.................................   S-30
                                                    Geographic Concentration........................   S-30
                                                    Other Concentrations............................   S-31
                                                    Changes in Concentrations.......................   S-31
                                                    Prepayment Premiums.............................   S-31

                                                    Tax Considerations Related to Foreclosure.......   S-32
                                                    Leasehold Risks.................................   S-33
                                                    Limited Information.............................   S-33
                                                    Litigation......................................   S-33

                                                    Risks Related to Tenant Concentration...........   S-33
                                                    Certain Additional Risks Relating to Tenants....   S-34
                                                    Risk Related to Mortgaged Properties Leased to
                                                      Multiple Tenants..............................   S-34
                                                    Risks Related to Tenant Bankruptcy..............   S-34
                                                    Risks Relating to Affiliation with a Franchise
                                                      or Hotel Management Company...................   S-34
                                                    Risks Related to One Action Rules...............   S-35
                                                    Property Insurance..............................   S-35
                                                    Zoning Compliance and Use Restrictions..........   S-35
                                                    Risk Related to Lack of Skillful Property
                                                      Management....................................   S-36
                                                    Some Mortgaged Properties May Not Be Readily
                                                      Convertible to Alternative Uses...............   S-36
                                                    Limitations of Appraisals.......................   S-36
                                                    No Reunderwriting of the Mortgage Loans.........   S-36
                                                  Other Risks.......................................   S-37

                                                DESCRIPTION OF THE MORTGAGE POOL....................   S-38
                                                  General...........................................   S-38
                                                  Certain Terms and Conditions of the Mortgage
                                                    Loans...........................................   S-39
                                                    Due Dates.......................................   S-39
                                                    Mortgage Rates; Calculations of Interest........   S-39
                                                    Hyperamortization...............................   S-39
                                                    Amortization of Principal.......................   S-40
                                                    Prepayment Provisions...........................   S-40
                                                    Defeasance......................................   S-41
                                                    "Due-on-Sale" and "Due-on-Encumbrance"
                                                      Provisions....................................   S-41
                                                  Significant Mortgage Loans........................   S-42
                                                  Additional Mortgage Loan Information..............   S-46
                                                    General.........................................   S-46
                                                    Delinquencies...................................   S-46
                                                    Tenant Matters..................................   S-46
                                                    Ground Leases and Other Non-Fee Interests.......   S-46
                                                    Subordinate Financing...........................   S-46
                                                    Generally.......................................   S-47
                                                    Lender/Borrower Relationships...................   S-47
                                                  Certain Underwriting Matters......................   S-47
                                                    Environmental Assessments.......................   S-47
                                                    Generally.......................................   S-47
                                                    Property Condition Assessments..................   S-48
                                                    Appraisals and Market Studies...................   S-49
                                                    Zoning and Building Code Compliance.............   S-49
                                                    Hazard, Liability and Other Insurance...........   S-50
                                                  The Mortgage Loan Sellers.........................   S-50
                                                  Bridger Support Party.............................   S-51
                                                  Assignment of the Mortgage Loans; Repurchases.....   S-51
                                                  Representations and Warranties; Repurchases.......   S-53
                                                  Mortgage Loans....................................   S-53
                                                  Changes in Mortgage Pool Characteristics..........   S-55
                                                  Environmental Policy..............................   S-55
                                                SERVICING OF THE MORTGAGE LOANS.....................   S-56
                                                  General...........................................   S-56
                                                  The Master Servicer...............................   S-59
                                                  The Special Servicer..............................   S-59
                                                  Sub-Servicers.....................................   S-60
                                                  Servicing and Other Compensation and Payment of
                                                    Expenses........................................   S-60
                                                  Evidence as to Compliance.........................   S-63
                                                  Modifications, Waivers, Amendments and Consents...   S-63
                                                  REO Properties; Sale of Mortgage Loans............   S-65
                                                  REO Properties....................................   S-67
                                                  Inspections; Collection of Operating
                                                    Information.....................................   S-67
                                                  Termination of the Special Servicer...............   S-68
                                                DESCRIPTION OF THE CERTIFICATES.....................   S-69
                                                  General...........................................   S-69
                                                  Registration and Denominations....................   S-69
                                                  Certificate Balances and Notional Amount..........   S-70
                                                  Pass-Through Rates................................   S-71
                                                  Distributions.....................................   S-72
                                                    General.........................................   S-72
                                                    The Available Distribution Amount...............   S-72
                                                    Application of the Available Distribution
                                                      Amount........................................   S-73
                                                    Distributable Certificate Interest..............   S-77
                                                    Principal Distribution Amount...................   S-78
                                                    Excess Interest.................................   S-79
                                                    Distributions of Prepayment Premiums............   S-79
                                                    Treatment of REO Properties.....................   S-80

                                                  Subordination; Allocation of Losses and Certain
                                                    Expenses........................................   S-80
                                                  Excess Interest Distribution Account..............   S-81
                                                  Interest Reserve Account..........................   S-81
                                                  P&I Advances......................................   S-82
                                                  Appraisal Reductions..............................   S-83
                                                  Reports to Certificateholders; Certain Available
                                                    Information.....................................   S-84
                                                    Trustee Reports.................................   S-84
                                                    Servicer Reports................................   S-85
                                                    Other Information...............................   S-87
                                                  Voting Rights.....................................   S-87
                                                  Termination.......................................   S-88
                                                  The Trustee.......................................   S-88
                                                YIELD AND MATURITY CONSIDERATIONS...................   S-89
                                                  Yield Considerations..............................   S-89
                                                    General.........................................   S-89
                                                    Class X Certificate Pass-Through Rate...........   S-89
                                                    Rate and Timing of Principal Payments...........   S-89
                                                    Losses and Shortfalls...........................   S-90
                                                    Certain Relevant Factors........................   S-91
                                                  Weighted Average Lives............................   S-91
                                                  Yield Sensitivity of the Class X Certificates.....   S-96
                                                USE OF PROCEEDS.....................................   S-97
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.............   S-97
                                                  General...........................................   S-97
                                                  Discount and Premium; Prepayment Premiums.........   S-97
                                                  Characterization of Investments in Offered
                                                    Certificates....................................   S-98
                                                  Possible Taxes on Income From Foreclosure Property
                                                    and Other Taxes.................................   S-98
                                                  Reporting and Other Administrative Matters........   S-99
                                                CERTAIN ERISA CONSIDERATIONS........................   S-99
                                                LEGAL INVESTMENT....................................  S-101
                                                METHOD OF DISTRIBUTION..............................  S-102
                                                LEGAL MATTERS.......................................  S-102
                                                RATINGS.............................................  S-103
                                                INDEX OF PRINCIPAL DEFINITIONS......................  S-104
                                                ANNEX A.............................................    A-1
                                                ANNEX B.............................................    B-1
                                                ANNEX C.............................................    C-1

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

 (1) Subject to a variance of plus or minus 5%.
 (2) As of the Delivery Date, the "Assumed Final Distribution Date" with respect to any class of offered certificates (other than the Class X Certificates) is the Distribution Date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no Mortgage Loan (other than an ARD
     Loan) is prepaid, in whole or in part, prior to its stated maturity, any ARD Loan is not prepaid prior to, but is paid in its entirety on its Anticipated Repayment Date and otherwise based on the Maturity Assumptions (as described in this prospectus supplement), if any. As of the Delivery Date, the Assumed Final Distribution Date with respect to the Class X Certificates is the Distribution Date on which the final distribution would occur for such class of certificates based on the assumptions, among others, that there are no prepayments on the Mortgage Loans through their Lock-Out and Yield Maintenance Periods, as applicable, and prepayments occur at 100% CPR thereafter. It was also assumed with respect to the Class X Certificates that the Master Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described under "Description of the Certificates -- Termination" in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.
 (3) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc. ("Moody's") and/or Fitch, Inc. ("Fitch"; and together with Moody's, the "Rating Agencies") no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments).
 (4) The "Rated Final Distribution Date" for each class of offered certificates has been set at the first Distribution Date that follows two years after the end of the amortization term for the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.
 (5) The Class X Certificates will not have a Certificate Balance. The Class X Certificates will accrue interest on a Notional Amount that is equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time.
 (6) Approximate Initial Pass-Through Rate. The Pass-Through Rate for the Class X Certificates will equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans, over (b) the weighted average of the Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates from time to time. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
 (7) The Pass-Through Rate for any Class C, Class D, Class E, Class F and Class G Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. See "Description of the Certification -- Pass-Through Rates" in this prospectus supplement.
 (8) Approximate Pass-Through Rate as of the Delivery Date. The Pass-Through Rate applicable to the Class H Certificates for any Distribution Date will be equal to the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2001-1 and the trust in abbreviated form:

          Executive Summary, which begins on page S-6 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-9 of this prospectus supplement and gives a brief introduction of the key features of Series 2001-1 and the mortgage loans; and

          Risk Factors, which begins on page S-19 of this prospectus supplement and describes risks that apply to Series 2001-1 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-102 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 101 in the prospectus.

     In this prospectus supplement, "we" refers to the Depositor, and "you" refers to a prospective investor in the offered certificates.
                             ---------------------

     Until September [ ], 2001 all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                               EXECUTIVE SUMMARY

     The following Executive Summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the Executive Summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. Certain capitalized terms used in this Executive Summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of both this prospectus supplement and the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

---------------------------------------------------------------------------------------------------------------------
                                              APPROXI-
                          CERTIFICATE           MATE        APPROXI-                        PASS-THROUGH    WEIGHTED
                           BALANCE OR        PERCENTAGE       MATE                            RATE AS       AVERAGE
                            NOTIONAL           OF POOL       CREDIT                         OF DELIVERY       LIFE
  CLASS     RATINGS(1)     AMOUNT(2)         BALANCE(2)    SUPPORT(2)       RATE TYPE           DATE       (YEARS)(3)
---------------------------------------------------------------------------------------------------------------------
                                                Offered Certificates
---------------------------------------------------------------------------------------------------------------------
   A-1       Aaa/AAA      $161,603,149         17.04%        22.01%           Fixed                 %          5.75
---------------------------------------------------------------------------------------------------------------------
   A-2       Aaa/AAA      $577,811,659         60.94%        22.01%           Fixed                 %          9.40
---------------------------------------------------------------------------------------------------------------------
    X        Aaa/AAA      $948,131,109(5)         N/A           N/A      Variable Rate(6)           %(6)       8.64
---------------------------------------------------------------------------------------------------------------------
    B         Aa2/AA      $ 35,576,642          3.75%        18.26%           Fixed                 %          9.80
---------------------------------------------------------------------------------------------------------------------
    C         A1/A+       $ 21,345,985          2.25%        16.01%          Fixed(4)               %(4)       9.80
---------------------------------------------------------------------------------------------------------------------
    D          A2/A       $ 18,974,209          2.00%        14.01%          Fixed(4)               %(4)       9.80
---------------------------------------------------------------------------------------------------------------------
    E         A3/A-       $  9,487,105          1.00%        13.01%          Fixed(4)               %(4)       9.80
---------------------------------------------------------------------------------------------------------------------
    F       Baa1/BBB+     $  9,487,105          1.00%        12.01%          Fixed(4)               %(4)       9.80
---------------------------------------------------------------------------------------------------------------------
    G        Baa2/BBB     $ 18,974,209          2.00%        10.01%          Fixed(4)               %(4)       9.80
---------------------------------------------------------------------------------------------------------------------
    H       Baa3/BBB-     $ 14,230,657          1.50%         8.51%           WAC(7)                %(7)       9.80
---------------------------------------------------------------------------------------------------------------------
                                     Private Certificates -- Not Offered Hereby
---------------------------------------------------------------------------------------------------------------------
               (Not
    J        Offered)     $ 13,281,946          1.40%         7.10%           Fixed                 %          9.80
---------------------------------------------------------------------------------------------------------------------
               (Not
    K        Offered)     $ 23,480,584          2.48%         4.63%           Fixed           6.1250%          9.80
---------------------------------------------------------------------------------------------------------------------
               (Not
    L        Offered)     $  2,134,598          0.23%         4.40%           Fixed           6.1250%          9.80
---------------------------------------------------------------------------------------------------------------------
               (Not
    M        Offered)     $  5,538,842          0.58%         3.82%           Fixed           6.1250%          9.80
---------------------------------------------------------------------------------------------------------------------
               (Not
    N        Offered)     $  6,788,329          0.72%         3.10%           Fixed           6.1250%          9.80
---------------------------------------------------------------------------------------------------------------------
               (Not
    O        Offered)     $  5,883,218          0.62%         2.48%           Fixed           6.1250%          9.80
---------------------------------------------------------------------------------------------------------------------
               (Not
    P        Offered)     $ 23,532,872          2.48%           N/A           Fixed           6.1250%         10.17
---------------------------------------------------------------------------------------------------------------------

---------  ------------------

               PRINCIPAL
  CLASS        WINDOW(3)
---------  ------------------
                Offered
              Certificates
------------------------------------------------------------------------------------------------------------------------------------
   A-1      7/15/01-10/15/09
---------------------------------------------------------------------------------------------------------------------   ------------
------
   A-2      10/15/09-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    X             N/A
---------------------------------------------------------------------------------------------------------------------   ------------
------
    B       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    C       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    D       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    E       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    F       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    G       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    H       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
                Private
             Certificates --
               Not Offered
                  Hereby
---------------------------------------------------------------------------------------------------------------------   ------------
------
    J       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    K       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    L       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    M       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    N       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    O       4/15/11-4/15/11
---------------------------------------------------------------------------------------------------------------------   ------------
------
    P       4/15/11-2/15/16
---------------------------------------------------------------------------------------------------------------------   ------------
------

 (1) Ratings shown are those of Moody's and Fitch, respectively.
 (2) As of the Delivery Date. Subject to a variance of plus or minus 5%.
 (3) Based on the Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement). As of the Delivery Date, calculations for the Certificates (other than the Class X Certificates) assume no prepayments will be made on the Mortgage Loans prior to their related maturity dates (or, in the case of ARD Loans, their anticipated repayment dates). As of the Delivery Date, the calculations for the Class X Certificates assume that there are no prepayments on the Mortgage Loans through their Lock-Out and Yield Maintenance Periods, as applicable, and prepayments occur at 100% CPR thereafter. It was also assumed with respect to the Class X Certificates that the Master Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described under "Description of the Certificates -- Termination" in this prospectus supplement.
 (4) The Pass-Through Rate for any Class C, Class D, Class E, Class F and Class G Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
 (5) Notional Amount.
 (6) The Pass-Through Rate for the Class X Certificates for any Distribution Date will, in general, equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans, over (b) the weighted average of the Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, for such Distribution Date. The rate shown in the "Pass-Through Rate as of

     Delivery Date" column is the approximate Pass-Through Rate as of the Delivery Date for the Class X Certificates. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
 (7) The Pass-Through Rate for the Class H Certificates will, in general, equal the weighted average of the interest rates (net of the fee rate payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans.

     Below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date. All weighted averages set forth below are based on the respective Cut-off Date Balances (as defined herein) of the Mortgage Loans. Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is contained, under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

                                          ENTIRE MORTGAGE POOL
CHARACTERISTICS                               (APPROXIMATE)
---------------                          -----------------------
Initial Pool Balance(1)................             $948,131,109
Number of Mortgage Loans...............                      185
Number of Balloon Mortgage Loans(2)....                      176
Number of Mortgage Loans with
  Anticipated Repayment Dates..........                        6
Number of Fully Amortizing Mortgage
  Loans................................                        3
Number of Mortgaged Properties.........                      192
Average Cut-off Date Balance...........               $5,125,033
Range of Cut-off Date Balances.........  $313,897 to $87,200,000
Weighted Average Mortgage Rate.........                    7.696%
Weighted Average Remaining Lock-Out
  Period...............................                       97months
Range of Remaining Terms to
  Maturity(3)..........................                74 to 176months
Weighted Average Remaining Term to
  Maturity(3)..........................                      113months
Weighted Average Underwriting Debt
  Service Coverage Ratio(4)............                     1.35x
Weighted Average Cut-off Date
  Loan-to-Value Ratio(4)...............                     70.7%

---------------

(1) Subject to a variance of plus or minus 5%.
(2) Not including mortgage loans with Anticipated Repayment Dates.
(3) In the case of 6 mortgage loans, the Anticipated Repayment Dates.
(4) For purposes of determining the underwriting debt service coverage ratio for 6 mortgage loans (the "LOC Loans" as defined in Annex A to this prospectus supplement), the debt service payments were reduced by amounts available under letters of credit securing such mortgage loans. In addition, the principal balances of such mortgage loans were reduced by the amount of such letters of credit (or cash escrow) for determining the loan-to-value ratio of each such mortgage loan.

     "Cut-off Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

DEPOSITOR

     Banc of America Commercial Mortgage Inc. (formerly known as NationsLink Funding Corporation). The Depositor, a Delaware corporation, is a subsidiary of Bank of America, N.A. The Depositor maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" in this prospectus supplement. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates.

TRUSTEE

     Wells Fargo Bank Minnesota, N.A. The Trustee will also act as REMIC Administrator. See "Description of the Certificates -- The Trustee" in this prospectus supplement.

MASTER SERVICER

     GMAC Commercial Mortgage Corporation, a California corporation. See "Servicing of the Mortgage Loans -- The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     Lennar Partners, Inc. See "Servicing of the Mortgage Loans -- The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLERS

     Bank of America, N.A. is a national banking association. Bank of America, N.A. is the parent of the Depositor and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A. maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255.

     Bridger Commercial Realty Finance LLC is a limited liability company organized under the laws of the State of Missouri. Bridger Commercial Realty Finance LLC maintains its principal office at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. See "Description of the Mortgage Pool -- The Mortgage Loan Sellers" in this prospectus supplement.

CUT-OFF DATE

     June 1, 2001.

TRUST FORMATION DATE

     May 30, 2001.

ORIGINAL CUT-OFF DATE

     May 1, 2001.

DELIVERY DATE

     On or about June [  ], 2001.

RECORD DATE

     With respect to each Class of Offered Certificates and each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

DISTRIBUTION DATE

     The 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day. The first Distribution Date with respect to the Offered Certificates will occur in July 2001.

DETERMINATION DATE

     With respect to any Distribution Date, the fifth business day prior to such date.

COLLECTION PERIOD

     With respect to any Distribution Date, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Offered Certificates will begin immediately following the Determination Date in June 2001 and end on the Determination Date in July 2001.

                                 MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans (the "Mortgage Pool") consists of 185 conventional, multifamily and commercial mortgage loans. One hundred ten of these mortgage loans were (a) originated by Bank of America, N.A. ("Bank of America") or its conduit participants or (b) were acquired by Bank of America from various third party originators (other than Bridger Commercial Funding LLC ("Bridger"), the parent of BCRF such mortgage loans, the "BOA Originated Mortgage Loans"). Three mortgage loans were acquired by Bank of America from Bridger (such mortgage loans, the "BOA-Bridger Mortgage Loans" and together with the BOA Originated Mortgage Loans, the "Bank of America Mortgage Loans"). The Bank of America Mortgage Loans represent approximately 74.5% of the Initial Pool Balance. Seventy-two multifamily and commercial mortgage loans (which exclude the BOA-Bridger Mortgage Loans) were acquired by Bridger Commercial Realty Finance LLC ("BCRF") from Bridger who in turn either directly originated or acquired such Mortgage Loans from third party originators (generally comprised of commercial banks or affiliates of commercial banks) and represent 25.5% of the Initial Pool Balance (such mortgage loans, the "Bridger Mortgage Loans"; and together with the Bank of America Mortgage Loans, the "Mortgage Loans"). The Mortgage Loans have an aggregate Cut-off Date Balance of approximately $948,131,109 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%.

     All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. See "Description of the Mortgage Pool -- Changes in Mortgage Pool Characteristics" in this prospectus supplement.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $313,897 to $87,200,000, and the average Cut-off Date Balance is $5,125,033.

     As of the Cut-off Date, the Mortgage Loans had the following additional characteristics.

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

Range of Mortgage Rates..................  6.69% per annum to 10.30% per annum
Weighted Average Mortgage Rate...........  7.696% per annum
Range of Remaining Terms to Stated
  Maturity(1)............................  74 months to 176 months
Weighted Average Remaining Term to Stated
  Maturity(1)............................  113 months
Range of Remaining Amortization Terms....  94 months to 360 months
Weighted Average Remaining Amortization
  Term...................................  323 months
Range of Remaining Lock-Out Periods......  0 months to 174 months
Range of Cut-off Date Loan-to-Value
  Ratios(2)..............................  30.0% to 82.1%
Weighted Average Cut-off Date
  Loan-to-Value Ratio(2).................  70.7%
Range of Maturity Date Loan-to-Value
  Ratios of Balloon Loans(1).............  19.4% to 75.0%
Weighted Average Maturity Date
  Loan-to-Value Ratio of Balloon
  Loans(1)...............................  62.1%
Range of Underwriting Debt Service
  Coverage Ratios(2).....................  1.11x to 2.35x
Weighted Average Underwriting Debt
  Service Coverage Ratio(2)..............  1.35x

------------------

(1) In the case of ARD Loans the maturity is based on the related anticipated repayment date.

(2) For purposes of determining the Underwriting Debt Service Coverage Ratio for the LOC Loans (as defined in Annex A to this prospectus supplement), the debt service payments were recalculated based on original balances that were reduced by amounts available under letters of credit securing such mortgage loans. In addition, the Cut-off Date Balances of such mortgage loans were reduced by the amount of such letters of credit (or cash escrow) for determining the Cut-off Date Loan-to-Value Ratio of each such mortgage loan.

     "Cut-off Date Loan-to-Value Ratio," "Maturity Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are also each defined in Annex A to this prospectus supplement.

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, located in the five states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
STATE                                                         PROPERTIES      BALANCE
-----                                                         ----------   -------------
California..................................................      41           17.6%
Texas.......................................................      16           11.7
New York....................................................       7           11.0
Washington..................................................      10            6.5
Georgia.....................................................       8            6.0

     The remaining Mortgaged Properties are located throughout 30 other states, with no more than 5.9% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, operated for each indicated purpose:

                                 PROPERTY TYPE

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
                                                              PROPERTIES    BALANCE(1)
                                                              ----------   -------------
Office......................................................      37           36.3%
Multifamily.................................................      67           30.2
Industrial..................................................      29           13.0
Retail......................................................      30            9.9
Hotel.......................................................       3            4.2
Mobile Home.................................................      15            3.4
Self-Storage................................................      11            3.1

---------------

(1) The sum of the percentages in this column may not equal 100% due to rounding.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE ANNEX A HERETO.

     On or before the Trust Formation Date, the Mortgage Loan Sellers, at the direction of the Depositor, transferred all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). In connection with such transfer, Bank of America made certain representations and warranties regarding the characteristics of the Bank of America Mortgage Loans only, and BCRF made certain representations and warranties regarding the characteristics of the Bridger Mortgage Loans only. As described in more detail later in this prospectus supplement, Bank of America will be obligated to cure any material breach of any such representation or warranty made by it with respect to the Bank of America Mortgage Loans or repurchase the affected Bank of America Mortgage Loan, and BCRF will be obligated to cure any material breach of such representation or warranty made by BCRF with respect to the Bridger Mortgage Loans or repurchase the affected Bridger Mortgage Loan; provided that solely with respect to any Bridger Mortgage Loan that was required to be repurchased in connection with a material breach of any such representation or warranty (provided that BCRF failed to cure such material breach), Prudential Securities Credit Corp., LLC ("PSCC" or the "Bridger Support Party") will be jointly and severally liable with BCRF for the repurchase of such Bridger Mortgage Loan. See "Description of the Mortgage
Pool -- Representations and Warranties; Repurchases" and "-- Assignment of the Mortgage Loans; Repurchases" herein. See "Description of the Mortgage
Pool -- Assignment of the Mortgage Loan; Repurchases" and "-- Representations and Warranties; Repurchases" in this prospectus supplement.

     Bank of America and BCRF each sold its respective Mortgage Loans without recourse and have no obligations with respect to the Offered Certificates other than pursuant to such representations, warranties and repurchase obligations. The Depositor has made no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or replace Mortgage Loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The Master Servicer and, if circumstances require, the Special Servicer, will service and administer the Mortgage Loans pursuant to the Pooling Agreement (as defined below). See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the Master Servicer (including Master Servicing Fees) and the Special Servicer (including Standby Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage
Loans -- Servicing and Other Compensation and Payment of Expenses."

                               OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     We are offering ten classes of Commercial Mortgage Pass-Through Certificates (collectively, the "Offered Certificates") as part of Series 2001-1, namely the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. As of the Delivery Date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate (the "Pass-Through Rate") indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement. Interest on the Offered Certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2001-1 consists of a total of 23 classes of Certificates, the following 13 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class V, Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV (collectively, the "Private Certificates"). The Pass-Through Rates applicable to each of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for each Distribution Date are set forth on page S-6 hereof. The Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV Certificates (the "REMIC Residual Certificates") and the Class V Certificates will not have a Certificate Balance, a Notional Amount or a Pass-Through Rate.

     The Offered Certificates and the Private Certificates will represent beneficial ownership interests in a trust created by Banc of America Commercial Mortgage Inc. The trust's assets will primarily be 185 mortgage loans secured by first liens on commercial and multifamily properties.

CLASS X CERTIFICATES

     The notional amount of the Class X Certificates will generally be equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (the "Sequential Pay Certificates") outstanding from time to time. The notional amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such class of Certificates and does not represent the right to receive any distributions of principal.

     The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date will, in general, equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate, over (2) the weighted average of the Pass-Through Rates applicable to all the classes of Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date). The Pass-Through Rate on the Class X Certificates will be calculated without regard to any modification of the terms of any Mortgage Loan subsequent to the Delivery Date and will not be affected by any step up of the Mortgage Rate on the Anticipated Repayment Date for an ARD Loan.

     See "Description of the Certificates -- Pass-Through Rates" and "-- Distributions" in this prospectus supplement.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (but excluding Prepayment Premiums and Excess Interest) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

  A. Amount and Order of Distributions

     First, Class A-1, Class A-2 and Class X: To interest on Class A-1, Class A-2 and Class X, pro rata, in accordance with their interest entitlements.

     Second, Class A-1, Class A-2: To the extent of funds available for principal, sequentially on Class A-1, then Class A-2, until each class is reduced to zero.

     Third, Class A-1 and Class A-2: To reimburse Class A-1 and Class A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, Class C: To Class C in a manner analogous to the Class B allocations of the fourth step.

     Sixth, Class D: To Class D in a manner analogous to the Class B allocations of the fourth step.

     Seventh, Class E: To Class E in a manner analogous to the Class B allocations of the fourth step.

     Eighth: Class F: To Class F in a manner analogous to the Class B allocations of the fourth step.

     Ninth: Class G: To Class G in a manner analogous to the Class B allocations of the fourth step.

     Tenth: Class H: To Class H in a manner analogous to the Class B allocations of the fourth step.

     Finally, Private Certificates: In the amounts and order of priority provided for in the Pooling Agreement.

     The distributions referred to in priority Second above, will be made pro rata among the Class A-1 and Class A-2 Certificates when the Certificate Balances of the Subordinate Certificates have been reduced to zero and in any event on the final Distribution Date as described under "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

  B. Interest and Principal Entitlements

     A description of each Class's interest entitlement can be found in "Description of the Certificates -- Distributions -- Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount or notional amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates -- Principal Distribution Amount" in this prospectus supplement. If you invest in the Class X Certificates, you will not be entitled to distributions of principal on the Class X Certificates.

  C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular Collection Period will be allocated to one or more of the classes of Offered Certificates is described in "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

  A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any Distribution Date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order. No principal payments or loan losses will be allocated to the Class X Certificates. However, the Notional Amount on the Class X Certificates (which is used to calculate interest due on the Class X Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of Certificates, the principal balances of which correspond to the Notional Amount of the Class X Certificates.

(FLOW CHART)

     *The Class X Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     See "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

  B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

          - shortfalls resulting from additional compensation which the Master Servicer or Special Servicer is entitled to receive;

          - shortfalls resulting from interest on advances of principal and interest or property expenses made by the Master
            Servicer or the Trustee;

          - shortfalls resulting from extraordinary expenses of the trust; and

          - shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The Master Servicer is required to advance (each, a "P&I Advance") delinquent monthly mortgage loan payments if it determines that the advance will be recoverable. The Master Servicer will not be required to advance balloon payments due at maturity or interest in excess of a loan's regular interest rate. The Master Servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the Master Servicer will not advance its servicing fee, but will advance the Trustee's fee and the Special Servicer's standby fee.

  B. Property Protection Advances

     The Master Servicer may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents ("Servicing Advances," and collectively with P&I Advances, "Advances").

  C. Interest on Advances

     The Master Servicer and the Trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any Advances made. Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

  A. Denominations

     The Class A Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class X Certificates will be offered in minimum denominations of $1,000,000 initial notional amount. The Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

     Each class of Offered Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates.

     See "Description of the Certificates -- Registration and Denominations" in this prospectus supplement and in the accompanying prospectus.

OPTIONAL TERMINATION

     At its option, any holder or holders (other than the Depositor or the Mortgage Loan Sellers) of Certificates representing a majority interest in the Controlling Class may purchase, and if such holder or holders fail to purchase, the Master Servicer may purchase, and if the Master Servicer fails to purchase, the Special Servicer may purchase, all of the Mortgage Loans and REO Properties, and thereby effect a termination of the Trust and early retirement of the then-outstanding Certificates, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the aggregate outstanding principal balance of the Mortgage Loans as of the Trust Formation Date. See "Description of the Certificates -- Termination" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the Trust (other than the Excess Interest) as five separate REMICs -- REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV -- for federal income tax purposes. In addition, each of twenty- one individual Mortgage Loans will constitute the sole asset of separate REMICs and the "regular interest" in each of these REMICs will be an asset of REMIC I. In the opinion of counsel, such portions of the Trust will qualify for this treatment.

     Pertinent federal income tax consequences of an investment in the Offered Certificates include:

          - Each class of Offered Certificates will constitute "regular interests" in one of the REMICs.

          - The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

          - Beneficial owners will be required to report income on the Offered Certificates in accordance with the accrual method of accounting.

          - The Class X Certificates will, and one or more other classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes, which generally requires you to report income in advance of the related cash distributions.

          - The Class V Certificates will represent the right to receive Excess Interest, which portion of the Trust will be treated as a grantor trust for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Depositor expects that the Offered Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the Offered Certificates that they receive credit ratings no lower than the following credit ratings from Moody's and Fitch (together, the "Rating Agencies"):

                                                                MOODY'S   FITCH
                                                                -------   -----
Class A-1...................................................     Aaa      AAA
Class A-2...................................................     Aaa      AAA
Class X.....................................................     Aaa      AAA
Class B.....................................................     Aa2       AA
Class C.....................................................     A1        A+
Class D.....................................................     A2        A
Class E.....................................................     A3        A-
Class F.....................................................    Baa1      BBB+
Class G.....................................................    Baa2      BBB
Class H.....................................................    Baa3      BBB-

     The Rating Agencies' ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums or the collection of Excess Interest. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of Offered Certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       RISKS RELATED TO THE CERTIFICATES

LACK OF CONTROL OVER TRUST FUND

     You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the Pooling Agreement, by the Master Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The Special Servicer will have latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage
Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The Special Servicer or an affiliate has purchased certain of the Private Certificates (including the Controlling Class discussed in this prospectus supplement under "Servicing of the Mortgage Loans -- General"). This could cause a conflict between the Special Servicer's duties to the Trust under the Pooling Agreement and its interest as a holder of a certificate. However, the Pooling Agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the Master Servicer, the Special Servicer or any affiliate of the Special Servicer. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement.

     In addition, certain of the mortgage loans included in the Trust may have been refinancings of debt previously held by an affiliate of one of the Mortgage Loan Sellers.

     The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

        - a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

        - these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

        - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

YIELD CONSIDERATIONS

     The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

        - the Pass-Through Rate for such certificate;

        - the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of the class of certificates to which such certificate belongs;

        - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the Certificate Balance or Notional Amount of, the class of certificates to which such certificate belongs;

        - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the Distributable Certificate Interest payable on the class of certificates to which such certificate belongs; and

        - the extent to which Prepayment Premiums are collected and, in turn, distributed on the class of certificates to which such certificate belongs.

     It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Mortgage Pool", "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Because the Notional Amount of the Class X Certificates is equal to the aggregate of the Certificate Balances of the Sequential Pay Certificates outstanding from time to time, any payment of principal in respect of any Mortgage Loan that is applied in reduction of the Certificate Balance of any class of Sequential Pay Certificates will reduce such Notional Amount.

     In general, in the case of the Class X Certificates and any other class of offered certificates purchased at a premium, if principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different class of certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, in the case of any class of offered certificates purchased at a discount, if principal payments on the Mortgage Loans occur at a rate slower than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different class of certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Prepayment Premiums, even if available and distributable on the Class X Certificates or other classes of offered certificates, may not be sufficient to offset fully any loss in yield on such class or classes of certificates attributable to the related prepayments of the Mortgage Loans.

PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations, purchases or repurchases upon breaches of representations and warranties. Because the Notional Amount of the Class X Certificates is based upon the Certificate Balances of the certificates with principal balances, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Voluntary prepayments, if permitted, generally require payment of a Prepayment Premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

        - the terms of the mortgage loans;

        - the length of any prepayment lockout period;

        - the level of prevailing interest rates;

        - the availability of mortgage credit;

        - the applicable yield maintenance charges or prepayment premiums;

        - the Master Servicer's or Special Servicer's ability to enforce those charges or premiums;

        - the occurrence of casualties or natural disasters; and

        - economic, demographic, tax, legal or other factors.

     No yield maintenance charge or prepayment premium will be generally required for prepayments in connection with a casualty or condemnation. In addition, if Bank of America (as to the Bank of America Mortgage Loans only) or BCRF or PSCC (as to the Bridger Mortgage Loans only) repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

        - the aggregate amount of distributions on the offered certificates;

        - their yield to maturity;

        - the rate of principal payments; and

        - their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

BANKRUPTCY PROCEEDINGS

     Under the federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

ADVANCE INTEREST AND OTHER PAYMENTS

     To the extent described in this prospectus supplement, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the Special Servicer will be entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the Special Servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for your certificates. While the Underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2 or Class X Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

                      RISKS RELATED TO THE MORTGAGE LOANS

NATURE OF THE MORTGAGED PROPERTIES

     The Mortgaged Properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

        - the age, design and construction quality of the properties;

        - perceptions regarding the safety, convenience and attractiveness of the properties;

        - the proximity and attractiveness of competing properties;

        - the adequacy of the property's management and maintenance;

        - increases in operating expenses;

        - an increase in the capital expenditures needed to maintain the properties or make improvements;

        - a decline in the financial condition of a major tenant;

        - an increase in vacancy rates; and

        - a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

        - national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

        - local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

        - demographic factors;

        - consumer confidence;

        - consumer tastes and preferences; and

        - retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

        - the length of tenant leases;

        - the creditworthiness of tenants;

        - in the case of rental properties, the rate at which new rentals occur; and

        - the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

     Commercial and mobile home properties represent security for 69.8% of the Initial Pool Balance. Lending on commercial properties is generally perceived as involving greater risk than lending on the security of multifamily residential properties, certain types of commercial properties and mobile home properties are exposed to particular kinds of risks. See "-- Risks Particular to Retail Properties", "-- Risks Particular to Hotels", "-- Risks Particular to Office Properties", "-- Risks Particular to Self-Storage Facilities" and "-- Risks Particular to Mobile Home Properties" below.

MANAGEMENT

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

        - responding to changes in the local market;

        - planning and implementing the rental structure;

        - operating the property and providing building services;

        - managing operating expenses; and

        - assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

     There are 20 groups of Mortgaged Properties that have the same or related management. No such group represents security for more than 5.3% of the Initial Pool Balance.

BALLOON PAYMENTS AND ARD LOANS

     One hundred seventy-six of the Mortgage Loans, which represent 93.5% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. In addition, 6 of the Mortgage Loans, which represent 5.3% of the Initial Pool Balance, are ARD Loans which have substantial scheduled principal balances as of their respective Anticipated Repayment Dates, unless the Mortgage Loans are previously prepaid. One hundred thirty-three of the Mortgage Loans, representing in the aggregate 86.6% of the Initial Pool Balance, will have Balloon Payments (or, in the case of ARD Loans, substantial scheduled principal balances) due during the period from April 2010 through April 2011.

     Mortgage Loans with Balloon Payments or substantial scheduled principal balances involve a greater risk to the lender than fully amortizing loans, because the borrower's ability to repay a Mortgage Loan on its Maturity Date or Anticipated Repayment Date typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an "actual/360" basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of the borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

        - the prevailing mortgage rates;

        - the fair market value of the property;

        - the borrower's equity in the related property;

        - the financial condition of the borrower and operating history of the property;

        - the operating history of the property and occupancy levels of the property;

        - tax laws;

        - prevailing general and regional economic conditions; and

        - the availability of, and competition for, credit for multifamily or commercial properties, as the case may be.

     See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" and "-- Additional Mortgage Loan Information" in this prospectus supplement and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

RISKS PARTICULAR TO MULTIFAMILY PROPERTIES

     Multifamily properties secure 64 of the Mortgage Loans, representing 30.2% of the Initial Pool Balance.

     Several factors may adversely affect the value and successful operation of a multifamily property, including:

        - the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

        - the location of the property (e.g., a change in the neighborhood over time);

        - the ability and willingness of management to provide adequate maintenance and insurance;

        - the types of services or amenities the property provides;

        - the property's reputation;

        - the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

        - the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

        - the presence of competing properties;

        - adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

        - state and local regulations which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

RISKS PARTICULAR TO MOBILE HOME PROPERTIES

     Mobile home properties secure 15 of the Mortgage Loans representing 3.4% of the Initial Pool Balance. Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if such properties were readily adaptable to other uses.

RISKS PARTICULAR TO RETAIL PROPERTIES

     Retail properties secure 30 of the Mortgage Loans, representing 9.9% of the Initial Pool Balance.

     Several factors may adversely affect the value and successful operation of a retail property, including:

        - changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

        - alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

        - the quality and philosophy of management;

        - the safety, convenience and attractiveness of the property to tenants and their customers or clients;

        - the public perception of the safety of customers at shopping malls and shopping centers;

        - the need to make major repairs or improvements to satisfy the needs of major tenants; and

        - traffic patterns and access to major thoroughfares.

     The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

RISKS PARTICULAR TO OFFICE PROPERTIES

     Office properties secure 36 of the Mortgage Loans, representing approximately 36.3% of the Initial Pool Balance.

     A large number of factors may adversely affect the value of office properties, including:

        - the number and quality of an office building's tenants;

        - the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

        - the desirability of the area as a business location; and

        - the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

     In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

RISKS PARTICULAR TO INDUSTRIAL PROPERTIES

     Industrial Properties secure 27 of the Mortgage Loans representing 13.0% of the Initial Pool Balance.

     Significant factors determining the value of industrial properties include:

        - the quality of tenants;

        - building design and adaptability (E.G., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

        - the location of the property (E.G., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

     In addition, industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industrial space occasioned by a decline in a particular industry segment, and a particular industrial property may be difficult to release to another tenant or may become functionally obsolete relative to newer properties.

RISKS PARTICULAR TO HOTELS

     Properties operated as hotels secure 3 of the Mortgage Loans, representing approximately 4.2% of the Initial Pool Balance.

     Various factors may adversely affect the economic performance of a hotel, including:

        - adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

        - the construction of competing hotels or resorts;

        - continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

        - a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

        - changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the franchise license may be owned by an entity operating the hotel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable, and there can be no assurance that a new license could be obtained promptly or at all.

RISKS PARTICULAR TO SELF-STORAGE PROPERTIES

     Self-storage properties secure 11 of the mortgage loans, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date. Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to

        - decreased demand;

        - competition;

        - age of improvements; or

        - other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

     Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

RISKS OF SUBORDINATE FINANCING

     The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt.

     We are aware that 4 of the mortgaged properties relating to the Mortgage Loans, representing 1.5% of the Initial Pool Balance, were encumbered by secured subordinate debt as of the Cut-off Date. Although the Mortgage Loans generally either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. Fifteen of the mortgage loans, representing 5.7% of the Initial Pool Balance, expressly permit unsecured indebtedness subject to certain conditions. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

LIMITED RECOURSE

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     The mortgage loans are generally non-recourse loans. If a default occurs under any Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property. The Depositor has not undertaken an evaluation of the financial condition of such person.

ENVIRONMENTAL CONSIDERATIONS

     The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

     The existence of the environmental insurance policies described under "Description of the Mortgage Pool -- Environmental Policy" may mitigate this risk, but we cannot assure you they will do so. All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments except that any Mortgage Loans that had an original principal balance of less than $2,000,000 may have had a transaction screen performed in lieu of a Phase I site assessment. In some cases, Phase II site assessments also have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     None of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those which will be remediated by the Cut-off Date, for which an escrow for the remediation was established, for which an environmental insurance policy was obtained from a third party insurer or for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice. In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described under "Description of the Mortgage Pool -- General" herein, the Mortgage Pool includes one set of Cross-Collateralized Mortgage Loans, which represent 0.3% of the Initial Pool Balance. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such set of Cross-Collateralized Mortgage Loans (or any such Mortgage Loan with multiple Mortgaged Properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. In addition, one or more of the related Mortgaged Properties for the one set of Cross-Collateralized Mortgage Loans may be released from the lien of the applicable Mortgage under the circumstances described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

        - such borrower was insolvent when granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

        - such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

        - subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

        - recover payments made under that mortgage loan; or

        - take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

RELATED PARTIES

     Certain groups of borrowers under the Mortgage Loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on Mortgage Loans representing more than 5.3% of the Initial Pool Balance. In addition, tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

     In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the accompanying prospectus.

     In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

GEOGRAPHIC CONCENTRATION

     A concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the Mortgaged Properties securing the related Mortgage Loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard:

        - 41 of the Mortgaged Properties, which constitute security for 17.6% of the Initial Pool Balance, are located in California.

        - 16 of the Mortgaged Properties, which constitute security for 11.7% of the Initial Pool Balance, are located in Texas.

        - 7 of the Mortgaged Properties, which constitute security for 11.0% of the Initial Pool Balance, are located in New York.

        - 10 of the Mortgaged Properties, which constitute security for 6.5% of the Initial Pool Balance, are located in Washington.

        - 8 of the Mortgaged Properties, which constitute security for 6.0% of the Initial Pool Balance, are located in Georgia.

     No more than 3.6% of Initial Pool Balance is secured by Mortgaged Properties located in any particular county in California.

OTHER CONCENTRATIONS

     Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

        - 57 Mortgage Loans have Cut-off Date Balances that are higher than the average Cut-off Date Balance.

        - The largest single Mortgage Loan, by Cut-off Date Balance, represents approximately 9.2% of the Initial Pool Balance, and the group of Cross-Collateralized Mortgage Loans represents in the aggregate approximately 0.3% of the Initial Pool Balance.

        - The ten largest Mortgage Loans have Cut-off Date Balances that represent in the aggregate approximately 29.1% of the Initial Pool Balance.

CHANGES IN CONCENTRATIONS

     As payments in respect of principal (including payments in the form of voluntary principal prepayments, Liquidation Proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Sequential Pay Certificates is payable in sequential order, Classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

PREPAYMENT PREMIUMS

     Approximately 80.2% of the Mortgage Loans generally permit defeasance only, and prohibit any voluntary principal prepayment until 2 to 7 months prior to the maturity date of the Mortgage Loan or the Anticipated Repayment Date with respect to the ARD Loans. In addition, one Mortgage Loan representing 0.8% of the Initial Pool Balance permits defeasance after the expiration of an initial lock-out period, then permits voluntary principal prepayment subject (except during a final open period prior to maturity) to a Prepayment Premium. The remaining approximately 19.0% of the Mortgage Loans permit voluntary principal prepayments during certain periods only upon the payment of a Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" in this prospectus supplement. Any Prepayment Premiums actually collected on the remaining Mortgage Loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a Prepayment Premium with such prepayment, will be distributed among the respective Classes of Certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the
Certificates -- Distributions -- Distributions of Prepayment Premiums". The Depositor, however, makes no representation as to the collectibility of any Prepayment Premium.

     See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and
"-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the
Certificates -- Termination" in this prospectus supplement.

     Generally. Provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a Prepayment Premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable Prepayment Premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a Prepayment Premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

     We also note the following with respect to Prepayment Premiums:

        - Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding Advances prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan.

        - The Special Servicer may waive a Prepayment Premium in connection with obtaining a pay-off of a defaulted Mortgage Loan.

        - No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by Bank of America with respect to the Bank of America Mortgage Loans and/or BCRF or PSCC, with respect to the Bridger Mortgage Loans, for a material breach of representation or warranty on the part of Bank of America in the case of the Bank of America Mortgage Loans and/or BCRF or PSCC in the case of the Bridger Mortgage Loans or any failure to deliver documentation relating thereto.

        - No Prepayment Premium will be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust.

        - No Prepayment Premium will be payable in connection with the purchase of defaulted Mortgage Loans by the Master Servicer, Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class.

        - In general no Prepayment Premium is payable with respect to a prepayment due to casualty or condemnation.

     See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the Certificates -- Termination" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying "rents from real property" (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended (the "Code")), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust Fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders.

LEASEHOLD RISKS

     Six mortgage loans, representing approximately 3.8% of the Initial Pool Balance, are secured primarily by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

LIMITED INFORMATION

     The information set forth in this prospectus supplement with respect to the Mortgage Loans is derived principally from one or more of the following sources:

        - A review of the available credit and legal files relating to the Mortgage Loans.

        - Inspections of the Mortgaged Properties with respect to the Bank of America Mortgage Loans undertaken by or on behalf of Bank of America, and by or on behalf of BCRF with respect to the Bridger Mortgage Loans.

        - Unaudited operating statements for the Mortgaged Properties related to the Mortgage Loans supplied by the borrowers.

        - Appraisals for the Mortgaged Properties related to the Mortgage Loans that generally were performed at origination (which appraisals were used in presenting information regarding the values of such Mortgaged Properties as of the Cut-off Date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only).

        - Information supplied by entities from which Bank of America or BCRF acquired, or which currently service, certain of the Mortgage Loans.

     Also, several Mortgage Loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related Mortgaged Property. All of the Mortgage Loans were originated during the preceding 57 months.

LITIGATION

     Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

     There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to Certificateholders.

RISKS RELATED TO TENANT CONCENTRATION

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In

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this regard, see "-- Risks Related to Retail Properties" and "-- Risks Related
to Office Properties" in this prospectus supplement.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

        - space in the mortgaged properties could not be leased or re-leased;

        - tenants were unable to meet their lease obligations;

        - a significant tenant were to become a debtor in a bankruptcy case; or

        - rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, industrial and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

RISK RELATED TO MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

RISKS RELATED TO TENANT BANKRUPTCY

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three year's rent).

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Two of the mortgage loans secured by hotel properties, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

        - the continued existence and financial strength of the franchisor or hotel management company;

        - the public perception of the franchise or hotel chain service mark;
          and

        - the duration of the franchise licensing or management agreements.

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

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

RISKS RELATED TO ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 17.6%, 11.7%, 11.0% and 6.5% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, are located in California, Texas, New York and Washington, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements of the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property of favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISK RELATED TO LACK OF SKILLFUL PROPERTY MANAGEMENT

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

        - responding to changes in the local market;

        - planning and implementing the rental structure;

        - operating the property and providing building services;

        - managing operating expenses; and

        - assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "-- Zoning Compliance and Use Restrictions" above.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "-- Description of the Mortgage Pool -- Representations and Warranties; Repurchases" in this prospectus supplement.

                                  OTHER RISKS

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (the "Mortgage Pool") consists of 185 conventional, multifamily and commercial mortgage loans. One hundred ten of the Mortgage Loans were (a) originated by Bank of America, N.A. ("Bank of America") or its conduit participants or (b) were acquired by Bank of America from various third party originators (other than Bridger Commercial Funding LLC ("Bridger"), the parent of BCRF (such mortgage loans, the "BOA Originated Mortgage Loans"). Three mortgage loans were acquired by Bank of America from Bridger (such mortgage loans, the "BOA-Bridger Mortgage Loans" and together with the BOA Originated Mortgage Loans, the "Bank of America Mortgage Loans"). The Bank of America Mortgage Loans represent approximately 74.5% of the Initial Pool Balance. Seventy-two multifamily and commercial mortgage loans (which exclude the BOA-Bridger Mortgage Loans) were acquired by Bridger Commercial Realty Finance LLC ("BCRF") from Bridger who in turn either directly originated or acquired such Mortgage Loans from third party originators (generally comprised of commercial banks or affiliates of commercial banks) and represent 25.5% of the Initial Pool Balance (such mortgage loans, the "Bridger Mortgage Loans"; and together with the Bank of America Mortgage Loans, the "Mortgage Loans"). The Mortgage Loans have an aggregate Cut-off Date Balance of $948,131,109 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the prospectus.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of June 1, 2001 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the aggregate Cut-off Date Balance.

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by (i) a mobile home park or complex consisting of five or more rental living units or an apartment building (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (79 Mortgage Loans, representing 33.6% of the Initial Pool Balance), or (ii) a retail shopping mall or center, an office building or complex, a hotel, an industrial building or a self-storage facility (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (106 Mortgage Loans, representing 66.4% of the Initial Pool Balance).

     One set of Mortgage Loans contain Mortgage Loans (the "Cross-Collateralized Mortgage Loans") that are, solely as among such Mortgage Loans in such particular set, cross-defaulted and cross-collateralized with each other. The one set of related Cross-Collateralized Mortgage Loans represent 0.3% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, which may include a subordinate mortgage as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- Risks Related to the Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" in this prospectus supplement.

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors -- Risks Related to the Mortgage Loans -- Limited Recourse" in this prospectus supplement.

     Forty-one of the Mortgaged Properties, which constitute security for approximately 17.6% of the Initial Pool Balance, are located in California; 16 of the Mortgaged Properties, which constitute security for 11.7% of the Initial Pool Balance, are located in Texas; 7 of the Mortgaged Properties, which constitute security for 11.0% of the Initial Pool Balance, are located in New York; 10 of the Mortgaged Properties, which constitute security for 6.5% of the Initial Pool Balance, are located in Washington; and 8 of the Mortgaged Properties, which constitute security for 6.0% of the Initial Pool Balance, are located in Georgia. The remaining Mortgaged Properties are located throughout 30 other states, with no more than 5.9% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     On the Trust Formation Date, Bank of America transferred the Bank of America Mortgage Loans and BCRF transferred the Bridger Mortgage Loans to or at the direction of the Depositor, without recourse, to the Trustee for the benefit of the Certificateholders. See "-- The Mortgage Loan Sellers" and "-- Assignment of the Mortgage Loans; Repurchase" below.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date") except that, as described below, each ARD Loan may require that certain additional amounts be paid each month following its applicable Anticipated Repayment Date. In addition 12 Mortgage Loans representing 21.5% of the Initial Pool Balance provide for periods of interest only payments during a portion of their respective loan terms.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that, as described below, each of the ARD Loans will accrue interest at a higher rate after its respective Anticipated Repayment Date. As used in this prospectus supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on the ARD Loans after such date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.69% per annum to 10.30% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.696%. No Mortgage Loan, other than an ARD Loan, permits negative amortization or the deferral of accrued interest.

     One hundred eighty-five Mortgage Loans (the "Actual/360 Mortgage Loans"), which represent 100% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). The total amount of the Monthly Payment for each Actual/360 Mortgage Loan is determined as though the Mortgage Loan accrued interest on a 30/360 Basis, and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Hyperamortization. Six of the Mortgage Loans (each an "ARD Loan"), which represent 5.3% of the Initial Pool Balance, provide for changes in its payments and its accrual of interest if it is not paid in full by a specified date (the "Anticipated Repayment Date"). Commencing on the Anticipated Repayment Date, each ARD Loan generally will bear interest at a fixed per annum rate (the "Revised Rate") equal to its Mortgage Rate plus 1% in the first two years following the Anticipated Repayment Date and 2.5% thereafter until final maturity. Interest received on an ARD Loan after its Anticipated Repayment Date will be applied as follows: first, to the payment of all interest due but not yet paid at the Mortgage Rate in effect immediately prior to the Anticipated Repayment Date, second, to the payment of interest due but not yet payable at the Excess Interest Rate, third, to the payment of Default Interest, if any, due in respect of the amount described in priority first, and fourth, to the payment of Default Interest, if any, due in respect of the amount described in priority second. Amounts described in priorities second and fourth are referred to in this prospectus supplement as "Excess Interest". "Excess Interest Rate" shall mean the difference in rate of the Revised Rate over the Mortgage Rate. In addition to paying interest (at the Revised Rate) and principal (based on the amortization schedule), from and after the Anticipated Repayment Date, the borrower generally will be required to apply all remaining monthly cash flow ("Excess

Cash Flow") from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on such ARD Loan as called for in the related loan documents.

     Amortization of Principal. One hundred seventy-six Mortgage Loans, which represent 93.5% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan," and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Three Mortgage Loans, which represent 1.2% of the Initial Pool Balance, are fully amortizing loans. The remaining 6 Mortgage Loans, which represent 5.3% of the Initial Pool Balance, are ARD loans.

     The original term to stated maturity of each Mortgage Loan, or in the case of each ARD Loan, to its Anticipated Repayment Date was between 81 and 180 months. The original amortization schedules of the Mortgage Loans (calculated, in the case of Actual/360 Mortgage Loans on a 30/360 Basis for the purposes of the accrual of interest) ranged from 96 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans, or in the case of each ARD Loan, to its Anticipated Repayment Date will range from 74 to 176 months, and the weighted average remaining term to stated maturity of the Mortgage Loan, or in the case of each ARD Loan, to its Anticipated Repayment Date will be 113 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans (calculated on a 30/360 Basis for the accrual of interest) will range from 94 to 360 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 323 months. See "Risk Factors -- Risks Related to the Mortgage Loans -- Balloon Payments and ARD Loans" in this prospectus supplement.

     Prepayment Provisions. All of the Mortgage Loans provided as of origination either (a) that voluntary prepayments were prohibited until a period generally two to seven months before the final payment date of such Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

          (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

          (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, penalty, or fee (a "Prepayment Premium"), followed by

          (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 0 months to 174 months, with a weighted average remaining Lock-out Period of 97 months. As of the Cut-off Date, the Open Period for each Mortgage Loan ranged from 2 months to 7 months prior to stated maturity or, in the case of an ARD Loan, the Anticipated Repayment Date, with a weighted average Open Period of 3 months. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. Ninety-nine Mortgage Loans, representing 77.2% of the Cut-off Date principal balance of the Mortgage Loans, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which (except with respect to the Early Defeasance Loans discussed below) is at least two years from the Trust Formation Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). One Mortgage Loan, which represents 0.8% of the Initial Pool Balance, permits defeasance, then permits voluntary prepayment subject to a Prepayment Premium, and thereafter permits prepayment without penalty. The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

          (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith and

          (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, (b) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (c) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

     Except with respect to the Early Defeasance Loans, all of the Mortgage Loans that permit defeasance permit defeasance only after expiration of the related Defeasance Lock-out Period.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     Twenty-one of the Mortgage Loans each listed in Annex A to this prospectus supplement, representing 3.8% of the Initial Pool Balance (the "Early Defeasance Loans") permit the related borrower to defease the Early Defeasance Loans prior to the second anniversary of the Trust Formation Date. Each Early Defeasance Loan will constitute the primary asset of a single loan REMIC (each, a "Loan REMIC")

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage
Loans -- General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless it: (1) shall have provided, at least ten (10) Business Days prior to the granting of such waiver or consent, to the Directing Certificateholder and, in the case of the Master Servicer, to the Special Servicer written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver of the due-on-encumbrance or due-on-sale clause by the Directing Certificateholder or Special Servicer, as the case may be, and (2) upon request made within such ten (10) Business Day period, shall have discussed the matter with the Directing Certificateholder and/or, in the case of the Master Servicer, with the Special Servicer, and (3) in the case of the Master Servicer, shall have obtained the prior written approval of the Special Servicer of a waiver of the due-on-encumbrance or due-on-sale clause; and provided, further, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" or "due-on-sale" clause until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the anticipated repayment date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans or groups of Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

     The following table and summaries describe the 5 largest Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

                                                                                 CUT-OFF      LTV
                                                       CUT-OFF                     DATE     RATIO AT
                                                        DATE        PROPERTY       LTV      MATURITY   UNDERWRITING   MORTGAGE
                     LOAN NAME                         BALANCE        TYPE        RATIO      OR ARD        DSCR         RATE
                     ---------                       -----------   -----------   --------   --------   ------------   --------
315 Park Avenue....................................  $87,200,000   Office          66.1%      60.5%        1.70x        6.70%
701 Gateway Office Building........................  $33,952,359   Office          57.5%      50.5%        1.38x        7.14%
One Lake Park Office Building......................  $25,523,893   Office          79.8%      70.8%        1.28x        7.55%
PCS Holdings Corp Office Building..................  $24,573,859   Office          64.3%      53.4%        1.40x        8.00%
RCA-Royal St. Moritz Apartments....................  $20,800,000   Multifamily     80.0%      72.6%        1.24x        7.06%

  315 Park Avenue

     The Loan. The Mortgage Loan ("315 Park Avenue Loan") is secured by a first mortgage encumbering a 20-story office building in New York, New York. The 315 Park Avenue Loan represents approximately 9.2% of the Initial Pool Balance. Originated on March 28, 2001, the 315 Park Avenue Loan has a principal balance, as of the Cut-Off Date, of $87,200,000. The loan was made to TM Park Avenue, LLC, a special purpose entity.

     The loan has a remaining term of 118 months and matures on April 1, 2011. The loan may not be prepaid prior to, and including, January 1, 2011. The loan is subject to defeasance with United States government obligations beginning two years after the Trust Formation Date. In addition, the loan is interest only for the first 60 months of its term.

     The Property. Originally constructed in 1911 as a loft building, the 20-story, 319,766 net rentable square foot building was converted in 1966 to its present use as an office building. The property (also known as The Remington Rand Building) is located on 0.34 acres at the southeast corner of Park Avenue South and East 24th Street, across the street from the Credit Suisse First Boston Corporation ("CSFB") headquarters. As of the date of origination, the property was 100% leased to tenants including CSFB. On August 16, 2000, CSFB signed a 17-year, non-cancelable lease for 183,178 square feet (equivalent to approximately 57.3% of net rentable area). In

December 2000, CSFB signed an additional lease to take the retail and storage space equal to 20,100 square feet. As a result, CSFB will, in total, occupy 203,278 square feet or 63.6% of net rentable area. In addition, CSFB is required, by the terms of the lease, to rent floors nine, ten, eleven, sixteen and seventeen upon vacancy of the existing tenants at CSFB's then current lease rate. These floors total 76,163 square feet or an additional 24% of net rentable area.

     The second largest tenant is Vanguarde Media, which leases 45,963 square feet (equivalent to approximately 14.4% of net rentable area). Other tenants occupying the property include Leucadia National Corporation, Shapiro Shapses Block (a law firm), SonicNet (a subsidiary of Viacom), Women's American ORT, and Binder & Binder.

     Escrows. Tax, insurance and replacement reserve escrows are in place. In addition, the landlord's full obligations for tenant improvements and free rent period have been escrowed upfront and will be released once CSFB is in-place and paying rent on floors nine, ten, eleven, sixteen and seventeen. Prior to commencing the lease on the new floors, CSFB requires a "clean" floor. As a result the borrower has escrowed the estimated costs needed to demolish the space and the rent loss associated with the time required to complete the demolition. In all, the borrower will have deposited at closing, into an escrow account, a sum required for tenant improvements, the free rent period and certain of the costs associated with the demolition.

     Lock Box Account. A hard lock box was established at closing. All revenue from the tenants in excess of the amount necessary to pay debt service and required reserves/escrows will accrue for the benefit of the borrower and, provided no event of default shall have occurred, the excess will be returned to the borrower periodically.

     Property Management. The building is managed by CB Richard Ellis. Established in 1906, CB Richard Ellis has management interests in over 563,000,000 square feet of office properties including several assets located in New York City totaling approximately 1,300,000 square feet.

  701 Gateway Office Building

     The Loan. The Mortgage Loan ("701 Gateway Loan") is secured by a first mortgage encumbering a six-story office building located in South San Francisco, California. The subject is situated within a mixed-use business park known as The Gateway Business Park. The 701 Gateway Loan represents approximately 3.6% of the Initial Pool Balance. Originated on March 16, 2001, the 701 Gateway Loan has a principal balance, as of the Cut-off Date, of $33,952,359. The loan was made to CF Gateway, LLC, a special purpose entity.

     The loan has a remaining term of 118 months and matures on April 1, 2011. The loan may not be prepaid prior to, and including, February 1, 2011. The loan is subject to defeasance with United States government obligations beginning two years after the Trust Formation Date.

     The Property. Constructed in 1998 on 7.4 acres of land, the 170,081 square foot building is a steel frame structure with window glazing as the exterior shell of the structure. Situated within an 117-acre master-planned, mixed-use business park known as The Gateway Business Park (developed for office, research and development and hotel users), the property is approximately one mile north of the San Francisco International Airport and directly within the U.S. 101 corridor that serves the entire peninsula from San Francisco to Silicon Valley. The property is serviced by air, public rail, bus transportation and Bay Area Rapid Transit ("BART"). A free shuttle service from the property is provided to the nearby bay area rapid transit station and to the Southern San Francisco CalTrain station.

     At origination, the property was 100% leased to 11 tenants and, was 98.4% occupied. The majority of the building is occupied by the following tenants -- Actuate Corporation (43.4% of net rentable area) and HealthPlan of San Mateo (17.3% of net rentable area).

     Escrows. In addition to the escrows for taxes and insurance, a special tenant improvement/leasing commission reserve account has been established to address any potential retenanting of the Actuate space when the lease expires on February 14, 2008. The borrower is required to make monthly deposits in an escrow account subject to a cap.

     Lock Box Account. A hard lock box was established at closing. All revenue from the tenants in excess of the amount necessary to pay debt service and required reserves/escrows will accrue for the benefit of the borrower and, provided no event of default shall have occurred, the excess will be returned to the borrower each month.

     Property Management. The building is managed by Woodmont Real Estate Services, L.P. Established in 1963, Woodmont manages a portfolio of over 85 properties in the San Francisco Bay Area (office, retail, industrial and apartments), totaling in excess of 14.2 million square feet.

  One Lake Park Office Building

     The Loan. The Mortgage Loan (the "One Lake Park Loan") is secured by a first mortgage encumbering an eight-story office building and detached three-story above ground parking garage on 7.523 acres located in Richardson, Texas. The property is approximately 15 miles north of downtown Dallas, Texas. The One Lake Park Loan represents approximately 2.7% of the Initial Pool Balance. The One Lake Park Loan was originated on January 29, 2001 and has a principal balance as of the Cut-off Date of $25,523,893. The loan was made to One Lake Park, LLC, a special purpose entity.

     The loan has a remaining term of 116 months and matures on February 1, 2011. The loan may not be prepaid prior to, and including, December 1, 2010. The loan is subject to defeasance with United States government obligations beginning two years after the Trust Formation Date.

     The Property. The office building and garage were constructed in 1999. The building contains 192,213 square feet of net rentable area and is constructed of structural steel supported by reinforced concrete footings and a concrete slab on grade. A reinforced concrete floor supports each of the eight stories. The building exterior is finished with brick. The roof is flat and finished with rubber membrane materials which are covered with rock. The roof area drains via a central drainage system. The interior building areas are heated and cooled with roof mounted HVAC systems. Each floor has its own air-handling unit. The building has three passenger elevators and one freight elevator. The parking garage is made of reinforced concrete and has one hydraulic elevator. It contains 504 parking spaces and 5,058 square feet of storage space. In addition to the parking garage, there is a surface parking lot with 198 parking spaces.

     As of origination, the property was 99% leased with six tenants. The largest tenant is Lennox International ("Lennox") who occupies 125,032 square feet or approximately 65% of the net rentable area as its corporate headquarters. Lennox is an international provider of climate control solutions. It designs, manufactures and markets a broad range of products for the heating, ventilation, air conditioning and refrigeration markets employing over 22,000 people worldwide with operations on five continents. The second largest tenant is Philips Semiconductor, Inc. (a wholly owned subsidiary of Philips Electronics) who occupies 22,929 square feet or approximately 12% of the net rentable area.

     Escrows. In addition to the escrows for taxes and insurance, a special escrow has been established. Should one of the tenants, Philips Semiconductor, exercise an early termination clause in its lease, the borrower will escrow a termination fee that is equal to approximately 3 months rent and certain amounts designated for construction by such tenant, leasing commissions plus the amount of any additional leasehold improvements incurred by owner. The escrow will be released upon the releasing of the space on terms and conditions equal to the existing lease.

     Lock Box Account. A springing lox bock will take effect if the debt service coverage is less than 1.15x for any trailing three month period, at any time during the loan term. In such event, all monthly cash flow (after payment of operating expenses and debt service) shall be deposited in an escrow account to be governed by the cash management agreement. Such amounts will be disbursed once a minimum debt service coverage ratio of 1.25x is obtained.

     Property Management. Henson-Williams Realty is the property management company and an affiliate of the company owns 30% of the borrower. The property is located in a 130-acre office and retail park owned by Henson-Williams Realty. Over the past 13 years, Henson-Williams Realty has had management interests in up to 3,000,000 square feet of commercial real estate.

  PCS Holdings Corporate Office Building

     The Loan. The Mortgage Loan ("PCS Holdings Loan") is secured by a first mortgage encumbering two buildings, a two-story, 328,855 square foot office building and a 26,033 square foot recreation/conference center. The property is located at 9501 East Shea Boulevard in the northeast suburbs of Scottsdale, Arizona. The PCS Holdings Loan represents approximately 2.6% of the Initial Pool Balance. The PCS Holdings Loan was originated on December 6, 2000 and has a principal balance as of the Cut-off Date of $24,573,859. The PCS Holdings Loan was made to Drug (AZ) QRS 14-42, Inc., a special purpose entity.

     The loan has a remaining term of 115 months and will mature on January 1, 2011. The loan may not be prepaid prior to, and including, November 1, 2010. The loan is subject to defeasance with United States government obligations beginning two years after the Trust Formation Date.

     The Property. The PCS Health System Headquarters consists of two detached buildings. Both were constructed in 1976, with various additions to the main "office" building occurring as recently as 1994. The structures are concrete block and stucco and are comprised of five rectangular modules linked together by corridors and open-air porticos. The two floors of the main building account for a total floor plate of 328,855 square feet, while the recreation building has a single 26,033 square feet floor plate. The property resides next to residential development to the north and the east with additional commercial development to the south and the west. It contains 354,888 square feet of net rentable area and a one-story executive parking garage containing 26 spaces.

     The borrowing entity owns 100% of the interest in the building and is part of Corporate Property Associates 14 Incorporated, a publicly traded real estate investment trust. PCS Health Systems, Inc., which utilizes the facility as its corporate headquarters, is the sole tenant occupying 354,888 square feet. The term of the lease in place expires on November 30, 2021. The lease requires the tenant to pay all operating expenses directly and may not be cancelled during its term. The lease is further guaranteed by AdvancePCS which acquired PCS in September of 2000. AdvancePCS is traded on NASDAQ under the symbol "ADVP" and is an independent provider of health improvement services.

     Escrows. The loan documents provide for escrows of taxes and insurance and provide for replacement reserves.

     Property Management.  The property is self managed.

  Royal St. Moritz Apartments

     The Loan. The Mortgage Loan ("Royal St. Moritz Loan") is secured by a first mortgage encumbering a 336 unit multifamily apartment complex in Grapevine, Texas, a community within the Dallas-Fort Worth metroplex area. The Royal St. Moritz Loan represents approximately 2.2% of the Initial Pool Balance. Originated on March 5, 2001, the Royal St. Moritz Loan has a principal balance, as of the Cut-off Date, of $20,800,000. The loan was made to Royal St. Moritz I, Ltd., which is a special purpose entity.

     The loan has a remaining term of 118 months and matures on April 1, 2011. The loan may not be prepaid prior to, and including, February 1, 2011. The loan is subject to defeasance with United States government obligations beginning two years after the Trust Formation Date. In addition, the loan is interest only for the first 24 months of the term.

     The Property. Original construction of the property took place from 1997 to 1999 opening in phases and consists of 336 units with an average size of 949 square feet. Improvements consist of 152 one-bedroom units in three different floor plans, 176 two-bedroom units in two different floor plans, and 8 three-bedroom units.

     There are 20 two-story buildings plus the club house/office fitness center. The buildings are garden style, having exterior stairways and private balconies that overlook courtyards and parking areas. Incandescent fixtures and high-intensity discharge fixtures illuminate the grounds around the building. Project amenities include limited access gates, a swimming pool and outdoor spa, clubhouse with fitness center and executive office for tenant use, and reserved covered parking on a limited basis at additional charge (approximately 60 spaces out of 840 spaces).

Unit amenities include ceiling fans, washer/dryer connections, private patios, storage, large closets, microwaves and garden tubs.

     Although relatively new to the market, since stabilization, the property has had an average occupancy in excess of 90%. The property is located between the Dallas and Fort Worth Metroplex area and is within close driving proximity of DFW International Airport. The property is also in close proximity to major freeway arteries and retail shopping.

     The submarket is the entire northeast Tarrant County area east of I-35 W and north of I-820, and the Cities of Hurst, Euless, and Bedford. The subject is encompassed by multi-family residential development to the south, single family residential development to the west, and vacant sites to the north and across the street to the east. Warehouse industrial development is located further north.

     Escrows. The loan documents require escrows for taxes and insurance as well as replacement reserves and reserves for immediate repairs.

     Property Management. Effective November 2000, RCA Management Company, Inc. an affiliate of the borrower formally took management control of the numerous RCA Holdings, Ltd. Texas properties, including the Royal St. Moritz. The Management Company is staffed with personnel that includes an on-site manager, assistant manager, leasing specialist and a full maintenance staff.

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

     Delinquencies. As of the Cut-off Date, no Mortgage Loan will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the 57 months prior to the Cut-off Date.

     Tenant Matters. Eighty-two of the retail, office, and industrial Mortgaged Properties, which represent security for 53.3% of the Initial Pool Balance, are leased in large part to one or more Major Tenants. The three concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 2.5% (Saddle Creek), 1.2% (Winn Dixie) and 0.7% (U.S. Dept. of Agriculture) of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Six Mortgage Loans, which represent 3.8% of the Initial Pool Balance, are, in each such case, secured primarily by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. In each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing

     We are aware that 4 of the mortgaged properties relating to the Mortgage Loans, representing 1.5% of the Initial Pool Balance, were encumbered by subordinate debt as of the Cut-off Date. The Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. Fifteen of the Mortgage Loans, representing 5.7% of the Initial Pool Balance, expressly permit unsecured indebtedness subject to certain conditions.

     Generally. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Sellers, the Bridger Support Party or the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Sellers, the Bridger Support Party, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments

     Each of the Mortgaged Properties was subject to an environmental site assessment consisting of a "Phase I" or, in the case of certain Mortgage Loans having an initial principal balance under $2,000,000 a transaction screen or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except the potentially materially adverse conditions or circumstances as set forth below or in certain other cases in which environmental site assessments recommend corrective action to address environmental conditions, and which environmental conditions have been mitigated, or are expected to be addressed in the manner and within the time frames specified in third-party clean-up agreements or the related Mortgage Loan documents.

     The Mortgage Loan Sellers will not make any representation or warranty with respect to environmental conditions arising after the Trust Formation Date, and will not be obligated to repurchase any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In a few instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested for only Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In a few instances where related Mortgage Loan documents required ACM repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. (In the event a Phase I assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling Agreement. In the event a Phase I assessment already exists that is between 12 and 18 months old, only an updated data base will be required.) Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments

     Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain of the BOA Originated Mortgage Loans having an initial principal balance of $2,000,000 or less and each Bridger Mortgage Loan and/or BOA-Bridger Mortgage Loan having an initial principal balance of $2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000. In general, with limited exception, cash reserves were established to fund such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies

     An independent appraiser that is either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with or subsequent to the origination of each Mortgage Loan in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan, except that in connection with certain of the BOA Originated Mortgage Loans having an initial principal balance of $2,000,000 or less and each Bridger Mortgage Loan and/or BOA-Bridger Mortgage Loan having an initial principal balance of $2,000,000 or less, no independent market study was performed prior to origination of such Mortgage Loan. Such appraisal or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except for certain mortgaged properties involving operating businesses, conforms to the appraisal guidelines set forth in the Uniform Standards of Professional Appraisal Practice ("USPAP"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property (except for appraisals conducted with respect to some of the Mortgaged Properties at the time of origination by appraisers then in the employ of Bank of America).

       Zoning and Building Code Compliance. Bank of America, with respect to the Bank of America Mortgage Loans, and BCRF, with respect to the Bridger Mortgage Loans, have generally examined whether the use and operation of the Mortgaged Properties were in material compliance with all zoning, land-use, ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. The Mortgage Loan Sellers may have considered opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, but neither Bank of America, with respect to the Bank of America Mortgage Loans, nor Bridger, with respect to the Bridger Mortgage Loans, has notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans.

     In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, Bank of America, with respect to the Bank of America Mortgage Loans, and BCRF, with respect to the Bridger Mortgage Loans, have determined that in the event of a material casualty affecting the Mortgaged Property that either:

          (1) the extent of the nonconformity is not material,

          (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full,

          (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan, or

          (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the lender expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

       Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of

          (1) the outstanding principal balance of such Mortgage Loan,

          (2) the full insurable value of such Mortgaged Property,

          (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and

          (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than 100% of the gross rental income from the related Mortgaged Property for not less than six months.

     In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Sixty-two of the Mortgaged Properties, securing 28.5% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Oregon, Washington, Utah and Nevada. Mortgaged Properties with respect to 1 of the Mortgage Loans having a "probable maximum loss" (PML) in excess of 20%, representing 0.4% of the Initial Pool Balance, do not have earthquake insurance.

THE MORTGAGE LOAN SELLERS

     Bank of America is a national banking association. The principal office of Bank of America is in Charlotte, North Carolina. Bank of America is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     BCRF is a limited liability company organized under the laws of the State of Missouri. It is a wholly owned limited purpose finance subsidiary of Bridger Commercial Funding LLC ("Bridger") which is also a limited liability company organized under the laws of the State of Missouri. Bridger is a real estate financial services company which originates and acquires commercial and multifamily real estate loans and provides loan servicing.

Bridger is headquartered in Mill Valley, California (near San Francisco) and has offices in Chicago, Illinois, Westfield, New Jersey, Atlanta, Georgia, Fairfax, Virginia and Dallas, Texas. BCRF was organized for the purpose of acquiring loans originated or purchased by Bridger and holding them pending securitization or other disposition. The principal offices of both Bridger and BCRF are located at 100 Shoreline Highway, Suite 100 Mill Valley, California 94941. Its telephone number is (415) 331-3220.

     The information set forth herein concerning Bank of America has been provided by Bank of America. The information set forth herein concerning BCRF and Bridger has been provided by BCRF. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

BRIDGER SUPPORT PARTY

     PSCC is a limited liability company organized under the laws of the State of Delaware. The principal place of business of PSCC is in New York, New York.

     The information set forth herein concerning PSCC has been provided by PSCC. Neither the Depositor nor any Underwriter make any representation or warranty as to the accuracy or completeness of such information. In addition, PSCC makes no representation or warranty in connection with any of the information regarding the Mortgage Loans and its obligations are limited to the repurchase of certain Bridger Mortgage Loans under the conditions set forth herein. See "-- Assignment of the Mortgage Loan; Repurchases" and "-- Representations and Warranties; Repurchases".

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Trust Formation Date, by agreement with the Depositor, the Mortgage Loan Sellers (except as described in the next paragraph) assigned, sold and transferred the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, Bank of America was be required to deliver the following documents, among others, to the Trustee (and copies to the Master Servicer) with respect to each Bank of America Mortgage Loan, and BCRF was required to deliver the following documents among others to the Trustee with respect to each Bridger Mortgage Loan:

          (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee;

          (2) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

          (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and

          (8) in those cases where applicable, the original or a copy of the related ground lease.

     The Trustee is required to review the documents delivered thereto by Bank of America with respect to each Bank of America Mortgage Loan and by BCRF with respect to each Bridger Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents, where applicable, was not delivered with respect to any Mortgage Loan or that any such document is defective based on the Mortgage Loan review criteria set forth in the Pooling Agreement, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, then either Bank of America (if, but only if the affected Mortgage Loan is a Bank of America Mortgage Loan) or BCRF (if, but only if the affected Mortgage Loan is a Bridger Mortgage Loan) will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein), any interest on any Advances and any related unreimbursed Additional Trust Fund Expenses. However, with respect to Non-Specially Serviced Mortgage Loans only, if such defect or breach is capable of being cured but not within the 90 day period and Bank of America or BCRF, as the case may be, has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, then Bank of America or BCRF, as the case may be, shall have, with respect to Non-Specially Serviced Mortgage Loans only, an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance). Additionally, solely in connection with the repurchase of an affected Bridger Mortgage Loan required to be repurchased due to the failure of BCRF to cure such affected Mortgage Loan, the Bridger Support Party will be jointly and severally liable with BCRF to repurchase such Mortgage Loan at the Purchase Price. The Bridger Support Party will have no other obligation in connection with any Mortgage Loan other than the obligation described in the immediately preceding sentence and the obligation described under "-- Representations and Warranties; Repurchases" herein.

     With respect to any Cross-Collateralized Mortgage Loan, the repurchase obligations of Bank of America (with respect to the Bank of America Mortgage Loans only) and BCRF and the Bridger Support Party (with respect to the Bridger Mortgage Loans only) shall apply to any other Mortgage Loan with which such Mortgage Loan is cross-collateralized or cross-defaulted.

     The respective cure/repurchase obligations described in the two immediately preceding paragraphs will constitute the sole remedies available to the Certificateholders for any failure on the part of Bank of America or BCRF, as the case may be, to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if Bank of America, or BCRF (or the Bridger Support Party) as the case may be, defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then Bank of America, or BCRF or the Bridger Support Party will not be required to repurchase (or cause the repurchase of) the related affected Mortgage Loan on the basis of such missing document so long as the related Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling Agreement requires that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4) and (5) of the first paragraph under this heading be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Trust Formation Date at the expense of Bank of America (with respect to the Bank of America Mortgage Loans only) or BCRF or the Bridger Support Party (with respect to the Bridger Mortgage Loans only). See "The Pooling and Servicing Agreements -- Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Mortgage Loans. In the Pooling Agreement, Bank of America represented and warranted solely with respect to the Bank of America Mortgage Loans, and BCRF represented and warranted solely with respect to the Bridger Mortgage Loans, in each case as of the Trust Formation Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the Pooling and Servicing Agreement) among other things, substantially as follows:

          (1) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) is true and correct in all material respects as of May 1, 2001 (the "Original Cut-off Date");

          (2) each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) rights of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d), and (e) collectively, "Permitted Encumbrances"); such Permitted Encumbrances do not materially affect the value of the Mortgaged Property, materially interfere with the security intended to be provided by the related Mortgages, the current use of the related Mortgaged Property or the ability of the related borrower to timely pay in full the principal and interest on the Mortgage Loan.

          (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Mortgage Loan was as of the Original Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period;

          (5) there is no valid offset, defense or counterclaim to any Mortgage Loan;

          (6) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note;

          (7) it has not received actual notice that (a) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (b) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property;

          (8) all insurance coverage required under each Mortgage securing a Mortgage Loan is in full force and effect with respect to the related Mortgaged Property;

          (9) at origination, each Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Mortgage Loan;

          (10) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property; except that Mortgage Loans having a principal balance of

     $2,000,000 or less as of the Original Cut-off Date may have had a transaction screen in lieu of an environmental site assessment, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s);

          (11) the lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan);

          (12) the proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder;

          (13) the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File or indicated on the Mortgage Loan Schedule;

          (14) there are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to its actual knowledge, at the origination of such Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property;

          (15) The related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property;

          (16) no Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for an ARD Loan to the extent described under "-- Certain Terms and Conditions of the Mortgage Loans -- Hyperamortization"; and

          (17) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer).

     In the Pooling Agreement, Bank of America, as to the Bank of America Mortgage Loans only, and BCRF as to the Bridger Mortgage Loans only, have also represented, among other things, concerning the priority and certain terms of ground leases securing Mortgage Loans. Bank of America has also represented and warranted, as of the Trust Formation Date, that, immediately prior to the transfer of the Bank of America Mortgage Loans, Bank of America had good and marketable title to, and was the sole owner of, each Bank of America Mortgage Loan and had full right and authority to sell, assign and transfer such Bank of America Mortgage Loan. BCRF has also represented and warranted, as of the Trust Formation Date, that immediately prior to the transfer of the Bridger Mortgage Loans, BCRF had good and marketable title to the Bridger Mortgage Loans, and was the sole owner of each such Bridger Mortgage Loan and had the full right and authority to sell, assign and transfer such Bridger Mortgage Loan. Bank of America, as to the Bank of America Mortgage Loans only, and BCRF, as to the Bridger Mortgage Loans only, also represented that the Mortgage File relating to each Mortgage Loan contains an appraisal of the Mortgaged Property, and that such appraisal and the related appraisal satisfy the requirements of USPAP, in effect on the date the Mortgage Loan was originated.

     If Bank of America discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Bank of America Mortgage Loan, or BCRF discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Bridger Mortgage Loan, and in any case such breach materially and adversely affects the value of such Mortgage Loan or the interests of Certificate-holders therein, then either Bank of America (if, but only if, the affected Mortgage Loan is a Bank of America Mortgage Loan) or BCRF (if, but only if, the affected Mortgage Loan is a Bridger Mortgage Loan) will be obligated, within a period of 90 days following its discovery or receipt of notice of such defect or breach to repurchase such Mortgage Loan at the applicable Purchase Price. However, if such defect or breach is capable of being cured (but not within the 90 day period) and Bank of America or BCRF, as the case may be, has commenced and is diligently proceeding with cure of such defect or breach within 90 day period, Bank of America or BCRF, as the case may be, shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loans (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance). Additionally, solely in connection with the repurchase of an affected Bridger Mortgage Loan required to be repurchased due to the failure of BCRF to cure such affected Mortgage Loan, the Bridger Support Party will be jointly and severally liable with BCRF to purchase such Mortgage Loan at the Purchase Price. The Bridger Support Party will have no other obligation in connection with any Mortgage Loan other than the obligation described in the immediately preceding sentence described under "-- Assignment of the Mortgage Loans; Repurchases" herein.

     The foregoing cure/repurchase obligations described in the immediately preceding paragraph, will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if Bank of America or BCRF (or the Bridger Support Party) as applicable, defaults on its obligation to do so. Bank of America and BCRF will be the sole Warranting Parties (as defined in the accompanying prospectus) in respect of the Mortgage Loans, Bank of America being the sole Warranting Party with respect to the Bank of America Mortgage Loans and BCRF being the sole Warranting Party with respect to the Bridger Mortgage Loans. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by Bank of America or BCRF is made as of the Trust Formation Date or such earlier date specifically provided in the related representation and warranty, and Bank of America or BCRF (or the Bridger Support Party) as applicable will not be obligated to cure or repurchase any Mortgage Loan due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the proceeding paragraph, such removal will be noted in the Form 8-K.

ENVIRONMENTAL POLICY

     In the event of the existence of the pollution conditions set forth in the policies, the Trust may have the benefit of one or more environmental insurance policies (each such environmental insurance policy, an "Environmental Insurance Policy") issued by American International Specialty Lines Insurance Company (the "Environmental Insurer"). The first such policy will cover all Mortgage Loans except for (i) those Mortgage Loans that already are covered by an environmental insurance policy that was obtained by the original lender at origination and
(ii) Mortgage Loan Nos. 54059 and 54656. Mortgage Loan Nos. 54059 and 54656 will each be covered by the Environmental Insurance Policy described below. Coverage under each Environmental Insurance Policy will apply if a pollution condition exists and the Mortgage Loan is in default.

     The first Environmental Insurance Policy referenced above (the "Subgroup Environmental Policy") is generally equal to a maximum amount per occurrence of 125% of the outstanding principal balance of each such covered Mortgage Loan. The limit of all losses under such policy is generally equal to 30% of the aggregate principal balance of the Mortgage Loans covered under such policy. There is no deductible, and such policy's term is equal to the remaining term of each Mortgage Loan covered such policy plus seven years.

     The Environmental Insurance Policy covering Mortgage Loan No. 54656 (the "701 Gateway Environmental Policy") is for an amount generally equal to a maximum loss per occurrence and total maximum loss of 125% of the outstanding principal balance of such Mortgage Loan. There is no deductible, and the policy term is equal to the remaining term of the Mortgage Loan covered under such policy plus seven years.

     The Environmental Insurance Policy covering Mortgage Loan No. 54059 (the "315 Park Environmental Policy") is for an amount generally equal to a maximum loss per occurrence and total maximum loss of $20,000,000. There is no deductible, and the policy term is equal to the remaining term of the Mortgage Loan covered under such policy plus seven years.

     In the event a Mortgage Loan covered by an Environmental Policy referenced above is repurchased by Bank of America in connection with the Bank of America Mortgage Loans or BCRF or PSCC in connection with the Bridger Mortgage Loans for any reason, such repurchasing party will be entitled to the benefit of the applicable Environmental Insurance Policy with respect to such Mortgage Loan. Any claims paid to such repurchasing party will reduce the remaining coverage available for claims by the Trustee (or a servicer on its behalf) under the Subgroup Environmental Policy.

     Each of the following Mortgage Loans (each, a "Loan-Specific Policy Mortgage Loan") is not covered by an Environmental Policy, but is instead covered by an individual environmental insurance policy (each, a "Loan-Specific Environmental Policy" and obtained by the original lender in connection with the origination of such Mortgage Loan: Loan Nos. 52466 and 54277.

     The Environmental Insurer is a member of the AIG group of companies, which has been assigned a rating of "AAA" from Fitch, "A++" from A.M. Best and "Aaa" from Moody's.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer shall each service and administer the Mortgage Loans that it is obligated to service and administer pursuant to the Pooling Agreement on behalf of the Trustee and in the best interest of and for the benefit of the Certificateholders (as determined by each of the Master Servicer and Special Servicer, in its good faith and reasonable judgement), in accordance with applicable law, the terms of the Pooling Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, further as follows: (i) with the same skill, care and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues into default with a view to the maximization of the recovery of such Mortgage Loan on a Net Present Value (as defined herein) basis; and
(iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related mortgagor, (B) the ownership of any Certificate by the Master Service or the Special Servicer or by any Affiliate thereof, (C) the Master Servicer's or the Special Servicer's, as the case may be, obligation to make Advances and (D) the right of the Master Servicer or the Special Servicer as the case may be, (or any Affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction (the conditions set forth in the immediately foregoing clauses (i), (ii) and (iii), the "Servicing Standard").

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (1) the related borrower has failed to make when due any Balloon Payment and such borrower has not delivered to the Master Servicer on or before the due date of such Balloon Payment a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides such refinancing will occur within 60 days after the date of such Balloon Payment (provided that if such refinancing does not occur during such time, a Servicing Transfer Event will be deemed to have occurred); (2) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days; (3) there shall have occurred a default under the related loan documents, other than as described in clause (1) or (2) above, that may, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); (4) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (5) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (6) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;
(7) the Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or (8) the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur and would not be cured within 60 days or in the case of a Balloon Payment 30 days. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) with respect to the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the circumstances described in clauses (4), (5) and (6) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (3) of the preceding paragraph, such default is cured; and

          (z) with respect to the circumstances described in clause (7) of the preceding paragraph, such proceedings are terminated.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, will determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer, in accordance with the Servicing Standard makes a determination that (i) such objection is not in the best interests of the Certificateholders or (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling Agreement, including the Servicing Standard, or the REMIC Provisions.

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance. The Controlling Class as of the Delivery Date will be the Class P Certificates.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation will be responsible for servicing the Mortgage Loan as the Master Servicer pursuant to the Pooling Agreement.

     The Master Servicer is a corporation incorporated under the laws of the State of California. As of February 28, 2001, the Master Servicer and its affiliate were responsible for servicing commercial and multifamily mortgage loans, totalling approximately $94.9 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions.

     The registered office of the Master Servicer is 200 Witmer Road, Horsham, Pennsylvania, U.S.A., 19044.

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the Mortgage Loans. The principal executive offices of the Special Servicer are located at 760 NW 107th Avenue, Miami, Florida, 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities ("CMBS") as to which the Company has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of March 2001, the Special Servicer and its affiliates were managing a portfolio which included an original count of over 12,800 assets in most states with an original face value of over $59 billion, most of which are commercial real estate assets. Included in this managed portfolio are $55 billion of commercial real estate assets representing 73 securitization transactions, for which the Special Servicer is servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein concerning the Special Servicer has been provided by Lennar Partners, Inc. and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (1) assume such party's rights and obligations under such Sub-Servicing Agreement, (2) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or (3) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation to be paid by the successor Master Servicer, successor Special Servicer or Trustee, as applicable). The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "-- Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and will be computed on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment on the related Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law, and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. The "Master Servicing Fee Rate" will range from .071% to 2.331% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of .137% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan other than a Specially-Serviced Mortgage Loan (a "Non-Specially Serviced Mortgage Loan"), in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will cover, out of its own funds, any Prepayment

Interest Shortfalls incurred with respect to the Non-Specially Serviced Mortgage Loans during any Collection Period, but only to the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Distribution Date, which portion is, in the case of each and every Non-Specially Serviced Mortgage Loan, calculated at .02% per annum.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Standby Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Standby Fee" will accrue with respect to each Mortgage Loan (including a Specially Serviced Mortgage Loan and a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the Master Servicing Fee, and will be payable by the Master Servicer out of its Master Servicing Fees received or advanced with respect to such Mortgage Loan. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to .25% per annum (the "Special Servicing Fee Rate"), on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Loan and applicable law, and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below) and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the holder or holders of Certificates evidencing a majority interest in the Controlling Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), resigns or is replaced, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout
Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Sellers, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time required under the Pooling Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in

Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees, "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) (to the extent such Default Interest is not otherwise applied to cover interest on Advanced charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation. Additionally, Default Interest accrued in respect of any Mortgage Loan is to be applied to cover interest on Advances in respect of such Mortgage Loan. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the Master Servicer to make Servicing Advances (which include certain Servicing Advances that must be made within five Business Days in order to avoid a material adverse consequence to the Trust Fund (any such Advance, an "Emergency Advance")); provided that the Special Servicer may, at its option, make such Servicing Advance itself (including Emergency Advances). The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties which it fails to timely request the Master Servicer to make. The Special Servicer may from time to time require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer). The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer (or if applicable the Special Servicer) is required under the Pooling Agreement to make a Servicing Advance, but fails to do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the Master Servicer notice of such failure and, if such failure continues for five more business days, the Trustee will be required to make such Servicing Advance.

     The Master Servicer (or if applicable the Special Servicer) and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer (or if applicable the Special Servicer) or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). The Trustee will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special Servicer.

     The foregoing paragraph notwithstanding, the Master Servicer is required (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates -- P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2002 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer shall, or at its expense shall cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as the case may be) and that is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special Servicer, as the case may be, which includes an assertion that the Master Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Association Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling Agreement also requires that, on or before a specified date in each year, commencing in 2001, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "-- Sale of Defaulted Mortgage Loans" in this Prospectus Supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

          (i) with limited exception (including as described below with respect to Excess Interest), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, with respect to, any Mortgage Loan without the consent of the Special Servicer (which shall decide whether to withhold or grant such consent in accordance with the Servicing Standard) and neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, would materially alter the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (ii) neither the Master Servicer nor the Special Servicer may, in connection with any particular extension, extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or beyond a date which is 20 years prior to the expiration date of any related Ground Lease or, in the case of any Mortgage Loan having as of the Original Cut-off Date a related Ground Lease that did not have a term extending 20 years or more beyond the maturity date of such Mortgage Loan, beyond a date which is 10 years or more beyond the maturity date of such Mortgage Loan;

          (iii) unless the proviso to clause (i) above applies, neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

          (iv) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless (A) the Master Servicer or the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Master Servicer or the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) the Master Servicer or the Special Servicer, as the case may be, shall have obtained written confirmation from such Rating Agency that such addition or substitution will not result in the withdrawal, downgrade or qualification of any rating then assigned to any Class of Certificates;

          (v) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance" and specific releases contemplated by the terms of the mortgage loans in effect on the Trust Formation Date, neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan.

In addition, assumptions of Non-Specially Serviced Mortgage Loans will also require the consent of the Special Servicer (which consent shall not be unreasonably withheld). Notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     With respect to any ARD Loan, the Master Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Except as permitted by clauses (i) through (v) of the preceding paragraph, the Special Servicer will have no right to waive the payment of Excess Interest.

     The Master Servicer will not be required to seek the consent of the Special Servicer or any Certificateholder in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling Agreement.

REO PROPERTIES; SALE OF MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions regarding modification requiring the Special Servicer to follow the course of action with respect to a Defaulted Mortgage Loan which results in the highest estimated Net Present Value (as defined below) of proceeds to be realized from the alternative Asset Disposition Methods (as defined below).

     A "Defaulted Mortgage Loan" is a Specially Serviced Mortgage Loan which is in default under the terms of the applicable Mortgage Loan documents and for which any applicable grace period has expired.

     If any Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall estimate its Net Present Value pursuant to three separate asset disposition methods (each, an "Asset Disposition Method"). "Net Present Value" means an amount determined by the Special Servicer with respect to a Defaulted Mortgage Loan pursuant to an Asset Deposition Method, by (i) determining the cash flow stream expected to be generated by a particular Asset Disposition Method with respect to a Defaulted Mortgage Loan, (ii) subtracting the amount of expenses expected to be incurred by the Trust in pursuing such Asset Disposition Method and (iii) discounting such remainder at a rate equal to the Net Mortgage Rate of such Defaulted Mortgage Loan. In determining the cash flow stream expected from any Asset Disposition Method, the Special Servicer shall refer to all relevant information contained in the most recent appraisal with respect to the related Mortgaged Property or Properties. In addition, the Special Servicer shall consider objective third-party information obtained from generally available sources as well as information obtained from vendors providing real estate services to the Special Servicer concerning the market for distressed real estate loans and the real estate markets for the related property types in regions in which the Mortgaged Properties are located. The Special Servicer shall follow the Asset Disposition Method that has the highest Net Present Value. To the extent consistent with the Servicing Standard, the Special Servicer will be permitted to recalculate the Net Present Value of a Defaulted Mortgage Loan based upon changed circumstances or new information and utilize different Asset Disposition Methods to the extent warranted by such recalculated Net Present Value.

     The first Asset Disposition Method requires the Special Servicer to estimate the potential proceeds from the sale of the Defaulted Mortgage Loan. Each of the holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, the Special Servicer and the Master Servicer, in that order (each, in such capacity, a

"Defaulted Loan Purchaser") has been granted a right of first refusal to purchase the Defaulted Mortgage Loan from the Trust at a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase plus all accrued but unpaid interest and related fees and expenses, and, in the event that a Defaulted Loan Purchaser notifies the Special Servicer that it intends to exercise such option, then a sale of the Defaulted Mortgage Loan to the Defaulted Loan Purchaser pursuant to such option shall be deemed to be the Asset Disposition Method that has the highest Net Present Value. Otherwise, if and when the Special Servicer determines that the Net Present Value of a sale of a Defaulted Mortgage Loan is higher than the Net Present Value of either a Workout (as defined below) or a Foreclosure (as defined below), it shall offer the Defaulted Mortgage Loan for sale for cash. Such offering shall be made in a commercially reasonable manner for a period of not less than 20 days. The Special Servicer shall give the Directing Certificateholder, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell such Defaulted Mortgage Loan. The Special Servicer shall accept the highest cash bid received from any person for such Defaulted Mortgage Loan in an amount at least equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, all accrued but unpaid interest, and related fees and expenses; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any person that exceeds the greater of the Net Present Value of a Foreclosure or the Net Present Value of a Workout. In the absence of any such bid, the Special Servicer shall proceed to Foreclose or Workout such Defaulted Mortgage Loan, depending on which Asset Disposition Method yields the higher Net Present Value.

     The second Asset Disposition Method requires the Special Servicer to pursue negotiations with the related Mortgagor designed to workout the Defaulted Mortgage Loan in a manner that results in the Defaulted Mortgage Loan becoming:
(i) a Corrected Mortgage Loan with no modification of any Money Term, (ii) modified as to one or more Money Terms and becoming a Corrected Mortgage Loan, or (iii) paid off due to the acceptance of a discounted payoff from the Mortgagor (in each case, a "Workout"). "Money Term" shall mean any term of the related Mortgage Loan documents that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge.

     The third Asset Disposition Method requires the Special Servicer to estimate the potential proceeds derived from foreclosing upon or otherwise converting to ownership the related Mortgaged Property (a "Foreclosure"). If and when the Special Servicer determines that the Net Present Value of a Foreclosure is higher than the Net Present Value of either a Workout or a sale of the Defaulted Mortgage Loan, it shall proceed to foreclose on such Defaulted Mortgage Loan. If title to any Mortgaged Property is acquired by the Trustee (or its designee) on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer shall use its reasonable best efforts to sell any REO Property as soon as practicable and the servicing standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Directing Certificateholder, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the servicing standard described in the Pooling and Servicing Agreement; provided, however, that the Master Servicer, Special Servicer, the holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the fair market value set forth in such appraisal.

     Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary in the Pooling and Servicing Agreement, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property. Any sale of a Defaulted Mortgage Loan or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Mortgage Loan Sellers, the Bridger Support Party, the Special Servicer, the Master Servicer or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Mortgage Loan Sellers, the Bridger Support Party, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences --
REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2002, the Master Servicer or, in the case of any inspection required to be performed 60 days after delinquency, the Special Servicer, is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced

Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year) and 60 days after delinquency, provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, as described in the following sentence, the Special Servicer. In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

                        DESCRIPTION OF THE CERTIFICATES
GENERAL

     The Depositor originally issued its Commercial Mortgage Pass-Through Certificates, Series 2001-1, on May 30, 2001 (the "Trust Formation Date") pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2001, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Mortgage Loan Sellers (the "Original Pooling Agreement"). On the Trust Formation Date, interests corresponding to the Offered Certificates were issued to or at the direction of the Mortgage Loan Sellers as part of the consideration for the Mortgage Loans. On the Delivery Date, the Mortgage Loan Sellers will transfer or cause to be transferred interests corresponding to the Offered Certificates to the Depositor, the Depositor will transfer such interests to the Trustee in exchange for the Offered Certificates, and the Pooling Agreement will be amended and restated in accordance with its terms to enable the issuance of the Offered Certificates (the Original Pooling Agreement, as so amended and restated, the "Pooling Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Original Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Original Cut-off Date);
(ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Interest Reserve Account, and the Excess Interest Distribution Account (see "The Pooling and Servicing
Agreements -- Certificate Account" in the accompanying prospectus).

     The Certificates will consist of 23 classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates (collectively, the "Class A Certificates" and together with the Class X Certificates, the "Senior Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class V Certificates; and (v) the Class R-I Certificates, the Class R-II Certificates, the Class R-III Certificates, the Class R-IIIU Certificates and the Class R-IV Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class V Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates. The Offered Certificates will be issued in fully registered physical form.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date, the respective classes of Sequential Pay Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                                                      APPROXIMATE
                                                                       PERCENT OF     APPROXIMATE
                                                 CERTIFICATE              POOL          CREDIT
                   CLASS                           BALANCE              BALANCE         SUPPORT
                   -----                     -------------------      ------------    -----------
Class A-1..................................     $161,603,149             17.04%         22.01%
Class A-2..................................     $577,811,659             60.94%         22.01%
Class X....................................     $948,131,109(1)             N/A            N/A
Class B....................................     $ 35,576,642              3.75%         18.26%
Class C....................................     $ 21,345,985              2.25%         16.01%
Class D....................................     $ 18,974,209              2.00%         14.01%
Class E....................................     $  9,487,105              1.00%         13.01%
Class F....................................     $  9,487,105              1.00%         12.01%
Class G....................................     $ 18,974,209              2.00%         10.01%
Class H....................................     $ 14,230,657              1.50%          8.51%
Class J....................................     $ 13,281,946              1.40%          7.10%
Class K....................................     $ 23,480,584              2.48%          4.63%
Class L....................................     $  2,134,598              0.23%          4.40%
Class M....................................     $  5,538,842              0.58%          3.82%
Class N....................................     $  6,788,329              0.72%          3.10%
Class O....................................     $  5,883,218              0.62%          2.48%
Class P....................................     $ 23,532,872              2.48%            N/A

---------------

(1) Notional Amount.

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See "-- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" below.

     The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a notional amount ("Notional Amount") equal to the aggregate of the Certificate Balances of all of the Classes of Sequential Pay Certificates outstanding from time to time. The initial Notional Amount of the Class X Certificates will be $948,131,109.

     Neither the Class V nor the REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2 and Class B Certificates on any Distribution Date will be the pass-through rates indicated on the cover page of this prospectus supplement. The Pass-Through Rates applicable to the Class C, Class D, Class E, Class F and Class G Certificates will equal the pass-through rates set forth on the cover page of this prospectus supplement; provided, however, that the Pass-Through Rates applicable to the Class C, Class D, Class E, Class F and Class G Certificates for any Distribution Date will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to the Class H Certificates for any Distribution Date will equal the Weighted Average Net Mortgage Rate.

     The Pass-Through Rate applicable to the Class X Certificates for the July
2001 Distribution Date will equal approximately [       ]% per annum. The
Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate, over (ii) the weighted average of the Pass-Through Rates applicable to the Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date), such that the interest accrued at such Pass-Through Rate on the Notional Amount of the Class X Certificates will, in general, equal the sum of the amounts by which interest accrued at the Weighted Average Net Mortgage Rate on an amount equal to the Certificate Balance of each Class of Sequential Pay Certificates exceeds the interest accrued at the applicable Pass-Through Rate on such Class. The Pass-Through Rate on the Class X Certificates will not be affected by any step up in the Mortgage Rates on the Anticipated Repayment Dates of each of the ARD Loans.

     The Pass-Through Rate applicable to the Class J Certificates for any
Distribution Date will be equal to [       ]% per annum. The Pass-Through Rate
applicable to the Class K, Class L, Class M, Class N, Class O and Class P Certificates will, for any Distribution Date, each be equal to 6.125% per annum.

     The Class V Certificates will only be entitled to receive distributions in respect of Excess Interest and will not have a Pass-Through Rate or Certificate Balance.

     "Weighted Average Net Mortgage Rate" for any Distribution Date, means the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances (as defined herein) immediately following the preceding Distribution Date).

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate (including the Standby Fee rate) and the per annum rate at which the monthly Trustee Fee is calculated (such sum, the "Administrative Fee Rate"); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC Regular Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans, the Mortgage Rate for the one month period prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described in the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans ranged from 6.546% per annum to 9.116% per annum, with a weighted average Net Mortgage Rate of 7.556% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" for each Distribution Date will be the 5th business day prior to such Distribution Date.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to the Offered Certificates will occur in July 2001. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "-- Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal

     (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

          (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iv) Excess Interest (which is separately distributable to the Class V Certificates as hereinafter described);

          (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Standby Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges) (to the extent not otherwise applied to cover interest on Advances), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

          (vi) amounts deposited in the Certificate Account in error; and

          (vii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount.

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates -- Interest Reserve Account."

     See "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal sequentially first to the holders of the Class A-1 Certificates and second to the Class A-2 Certificates up to an amount equal to the lesser of (a) the then-outstanding Certificate Balance of such Class and (b) the remaining portion of the Principal Distribution Amounts (as defined below) for such Distribution Date;

          (3) to reimburse the holders of the Class A-1 Certificates and Class A-2 Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

          (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "-- Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates and Class A-2 Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect or such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A-1 Certificates and Class A-2 Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holder of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (33) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (34) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (36) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (37) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (39) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (40) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (42) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

          (43) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38) and (41) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     To the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Non-Specially Serviced Mortgage Loan, calculated at .02% per annum, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Class A-1, Class A-2 and Class X Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A-1 Certificates, Class A-2 Certificates and Class X Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity

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date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V Certificates to the extent set forth in the Pooling Agreement, and will not be available for distribution to holders of the Offered Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

     Distributions of Prepayment Premiums. On any Distribution Date, Prepayment Premiums collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates as described below.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans during the related Prepayment Period will be distributed by the Trustee to the following Classes of Offered Certificates: to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums collected on such principal prepayments during the related Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class O, or Class P Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to the holders of the Class X Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" and "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement.

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     Treatment of REO Properties.  Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Pass-Through Rate for the Class X Certificates and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see
"-- P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates and Class A-2 Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property,

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to the extent not covered by insurance. The Realized Loss in respect of any defaulted Mortgage Loan (or REO Loan) as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO
Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus
(iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan (REO Loan) during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax
Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax
Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (v) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Class V Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

INTEREST RESERVE ACCOUNT

     The Trustee will be required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan which accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance

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is made in respect thereof (all amounts so withdrawn in any consecutive January
(if applicable) and February, the "Withheld Amount"). The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. Amounts on deposit in the Interest Reserve Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Interest Reserve Account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees (other than the portion thereof corresponding to the Standby Fee) and Workout Fees, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the Business Day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See
"-- Appraisal Reductions" below. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "-- The Trustee" below.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"). The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for Excess Interest. The Master Servicer and the Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Interest collected on the related Mortgage Loan, and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts

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then on deposit in the Certificate Account. To the extent not offset by Default
Interest accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Within 60 days (or within such longer period as the Special Servicer is diligently and in good faith proceeding to obtain such appraisal) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months; provided, however, an appraisal may, in the case of any Mortgage Loan with an outstanding principal balance of $2,000,000 or less, consist solely of an internal valuation performed by the Special Servicer. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined by the Special Servicer as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date and as of each Determination Date following each anniversary of such loan becoming a Required Appraisal Loan thereafter) equal to the excess, if any, of
(a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan,
(ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest (other than Excess Interest) on the Required Appraisal Loan, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated,
(iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves or other reserves held by the Master Servicer or Special Servicer to cover any such item and net of any reserves for debt service coverage, capital expenditures and replacement reserves, including in each case reserves posted with letters of credit), over
(b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been received within the time period contemplated by such sentence, then until (but just until) such appraisal is obtained the Appraisal Reduction Amount for the subject Required Appraisal Loan will be deemed to equal 25% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

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

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to deliver or make available electronically each month to each Certificateholder and Certificate Owner (so long as such Certificate Owner provides the Trustee with a certification which discloses such Certificate Owner's status as a holder), the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information below:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Determination Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties); (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

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          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the second Business Day prior to each Distribution Date (beginning in June 2001), and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates, on each Distribution Date, a "CMSA Loan Periodic Update File" containing certain information regarding the Mortgage Loans and the Mortgaged Properties and the following five reports (the "Servicer Reports") all of which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling Agreement, via the Master Servicer's Website, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling Agreement; provided that the Rating Agencies, the Underwriters and parties to the Pooling Agreement will not be required to provide such certification:

          (1) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the end of the Collection Period for the related Distribution Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not an REO Property, or as to which the related borrower has filed for bankruptcy.

          (2) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Original Cut-off Date, showing the original and the revised terms thereof.

          (3) An "Historical Liquidation Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of net Liquidation Proceeds received during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (4) A "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property and (ii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (5) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer; provided however, that such information may be shown as part of the reports described above and other Commercial Mortgage Securities Association ("CMSA") form reports in lieu of in a separate report.

     In addition, on the second Business Day prior to each Distribution Date (beginning in June 2001), the Master Servicer will deliver to the Trustee, the Special Servicer and the Rating Agencies a list of all Mortgage Loans the

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Master Servicer has determined are in jeopardy of becoming Specially Serviced
Mortgage Loans based on criteria described in the Pooling Agreement.

     None of the Distribution Date Statement or the Servicer Reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Following the end of each calendar quarter, commencing with the calendar quarter ending March 31, 2002, but excluding each first calendar quarter thereafter, within 105 days (or 180 days, in the case of annual year end operating information, commencing with the year end 2001) of receipt by the Master Servicer, as to Non-Specially Serviced Mortgage Loans, or within 30 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual, quarterly or other periodic operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, will deliver to the Trustee, upon its request, copies (or imaged copies) of such operating statements and rent rolls. Based upon such operating statements or rent rolls, the Master Servicer (based upon operating statements, rent rolls, written reports and data fields collected or prepared by the Special Servicer and furnished to the Master Servicer by the Special Servicer in the case of Specially Serviced Mortgage Loans) shall prepare (or, if previously prepared, update, inclusive of trailing 12-month or year-to-date data) the written analysis of the operations of the Mortgaged Property or REO Property by completing a report (the "Operating Statement Analysis Report") and worksheets showing computations made to normalize annual net operating income and debt service coverage numbers ("NOI Adjustment Worksheets"). All Operating Statement Analysis Reports and NOI Adjustment Worksheets will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward copies (or imaged copies) thereof, upon request, to the Trustee, the Directing Certificateholder, each Rating Agency and, upon written request any Certificateholder, or to the extent the Trustee or a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each Operating Statement Analysis Report and NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Sellers and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee's Website. In addition, the Trustee will make available to any interested party each month the Servicer Reports on the Trustee's Website. The Trustee's Website will initially be located at "www.ctslink.com/cmbs". The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. In addition, the Trustee will also make Mortgage Loan information as presented in the CMSA loan setup file and CMSA Loan Periodic Update File format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Website. In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

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     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Trust Formation Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "-- Reports to Certificateholders; Certain Available Information -- Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 95% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 5% of the Voting Rights shall be allocated to the holders of the Class X Certificates in proportion to their Notional Amounts. No Voting Rights will be assigned to the Class V and REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the accompanying prospectus. LNR is the initial holder of one or more classes of the Private Certificates, and as such, is entitled to Voting Rights.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or Mortgage Loan Sellers) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the aggregate outstanding principal balance of the Mortgage Loans as of the Trust Formation Date. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo Bank") will act as Trustee pursuant to the Pooling Agreement. Wells Fargo Bank, a direct, wholly-owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank's principal office is located at Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Wells Fargo Bank's offices in Minneapolis. Wells Fargo otherwise conducts its trustee and securities administration services, including administration of the Trust Fund, at its offices in Columbia, Maryland. Such office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Wells Fargo Bank maintains a trust office in New York City located at 45 Broadway, 12th Floor, New York, New York 10006. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt is rated not less than "Aa" by Moody's and "AA" by Fitch (or such lower rating as would not result, as confirmed in writing by each Rating Agency, in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the Certificates). See "The Pooling and Servicing Agreements -- The Trustee", "-- Duties of the Trustee", "-- Certain Matters Regarding the Trustee" and "-- Resignation and Removal of the Trustee" in the accompanying prospectus.

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     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee (including the Standby Fee), the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the accompanying prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Class X Certificate Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the weighted average of the Net Mortgage Rates on the Mortgage Loans from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Pass-Through Rate and yield to maturity of the Class X Certificates will be adversely affected if Mortgage Loans with relatively higher Mortgage Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Rates. See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool" herein and "-- Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates will be extremely sensitive to, and the yield to holders of any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balances or Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 and Class A-2 Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A-1 and Class A-2 Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate Certificate Balances of the Classes of Sequential Pay Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and

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other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under each ARD Loan to repay its respective Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although the ARD Loans include incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the Mortgage Loan in full. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing
Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the notional amount of a Class X Certificate or the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates and Class A-2 Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificate will cause a corresponding reduction of the Notional Amount of the Class X Certificates.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, between the Class A-1 Certificates and Class A-2 Certificates up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of the ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, in the case of a ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loan, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that an ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates and Class A-2 Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1 Certificates and Class A-2 Certificates may be shorter, and the weighted average lives of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. The indicated prepayment speeds were assumed for each Mortgage Loan for any period for which a fixed prepayment premium would apply under such Mortgage Loan.

     There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance or Notional Amount (such initial Certificate Balance or Notional Amount referred to herein for purposes of the Maturity Assumptions as the "Initial Certificate Balance"), as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the Certificates -- Interest Reserve Account"), (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, commencing in July 2001, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or, yield maintenance period ("YMP"), if any, and, an ARD Loan is paid in full on its Anticipated Repayment Date, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by either Mortgage Loan Seller or the Bridger Support Party, as applicable, (ix) no Prepayment Interest Shortfalls are incurred and all Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 15th day of each month, commencing in July 2001, (xii) the Offered Certificates are settled on June [ ], 2001 (the "Settlement Date") and (xiii) there are no prepayments other than those actually received prior to the Cut-off Date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for any period for which a fixed prepayment premium would apply under such Mortgage Loan. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
June 15, 2002....................................
June 15, 2003....................................
June 15, 2004....................................
June 15, 2005....................................
June 15, 2006....................................
June 15, 2007....................................
June 15, 2008....................................
June 15, 2009....................................
June 15, 2010....................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
June 15, 2002....................................
June 15, 2003....................................
June 15, 2004....................................
June 15, 2005....................................
June 15, 2006....................................
June 15, 2007....................................
June 15, 2008....................................
June 15, 2009....................................
June 15, 2010....................................
June 15, 2011....................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
June 15, 2002....................................
June 15, 2003....................................
June 15, 2004....................................
June 15, 2005....................................
June 15, 2006....................................
June 15, 2007....................................
June 15, 2008....................................
June 15, 2009....................................
June 15, 2010....................................
June 15, 2011....................................
Weighted Average Life (years)....................

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                 CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
June 15, 2002....................................
June 15, 2003....................................
June 15, 2004....................................
June 15, 2005....................................
June 15, 2006....................................
June 15, 2007....................................
June 15, 2008....................................
June 15, 2009....................................
June 15, 2010....................................
June 15, 2011....................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
June 15, 2002....................................
June 15, 2003....................................
June 15, 2004....................................
June 15, 2005....................................
June 15, 2006....................................
June 15, 2007....................................
June 15, 2008....................................
June 15, 2009....................................
June 15, 2010....................................
June 15, 2011....................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS E CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                               PREPAYMENT ASSUMPTION (CPR)
                                                        ------------------------------------------
                         DATE                             0%      25%      50%      75%      100%
                         ----                           ------   ------   ------   ------   ------
Initial Percentage....................................  100.00%  100.00%  100.00%  100.00%  100.00%
June 15, 2002.........................................
June 15, 2003.........................................
June 15, 2004.........................................
June 15, 2005.........................................
June 15, 2006.........................................
June 15, 2007.........................................
June 15, 2008.........................................
June 15, 2009.........................................
June 15, 2010.........................................
June 15, 2011.........................................
Weighted Average Life (years).........................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS F CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                               PREPAYMENT ASSUMPTION (CPR)
                                                        ------------------------------------------
                         DATE                             0%      25%      50%      75%      100%
                         ----                           ------   ------   ------   ------   ------
Initial Percentage....................................  100.00%  100.00%  100.00%  100.00%  100.00%
June 15, 2002.........................................
June 15, 2003.........................................
June 15, 2004.........................................
June 15, 2005.........................................
June 15, 2006.........................................
June 15, 2007.........................................
June 15, 2008.........................................
June 15, 2009.........................................
June 15, 2010.........................................
June 15, 2011.........................................
Weighted Average Life (years).........................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS G CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                               PREPAYMENT ASSUMPTION (CPR)
                                                        ------------------------------------------
                         DATE                             0%      25%      50%      75%      100%
                         ----                           ------   ------   ------   ------   ------
Initial Percentage....................................  100.00%  100.00%  100.00%  100.00%  100.00%
June 15, 2002.........................................
June 15, 2003.........................................
June 15, 2004.........................................
June 15, 2005.........................................
June 15, 2006.........................................
June 15, 2007.........................................
June 15, 2008.........................................
June 15, 2009.........................................
June 15, 2010.........................................
June 15, 2011.........................................
Weighted Average Life (years).........................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS H CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                               PREPAYMENT ASSUMPTION (CPR)
                                                        ------------------------------------------
                         DATE                             0%      25%      50%      75%      100%
                         ----                           ------   ------   ------   ------   ------
Initial Percentage....................................  100.00%  100.00%  100.00%  100.00%  100.00%
June 15, 2002.........................................
June 15, 2003.........................................
June 15, 2004.........................................
June 15, 2005.........................................
June 15, 2006.........................................
June 15, 2007.........................................
June 15, 2008.........................................
June 15, 2009.........................................
June 15, 2010.........................................
June 15, 2011.........................................
Weighted Average Life (years).........................

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i) that the purchase price of the Class X Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, without accrued interest and (ii) the Master Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described under "Description of the Certificates -- Termination" in this prospectus supplement.

     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

                        PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X CERTIFICATES
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

ASSUMED         PREPAYMENT ASSUMPTION (CPR)
PURCHASE   -------------------------------------
 PRICE      0%      25%     50%     75%    100%
--------   -----   -----   -----   -----   -----
        %       %       %       %       %       %

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the interests in the Trust from the Mortgage Loan Sellers as described under "Description of the Certificates -- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, five separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I", "REMIC II", "REMIC III", "REMIC IIIU" and "REMIC IV" respectively. The assets of REMIC I will generally include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II, REMIC III, REMIC IIIU and REMIC IV will consist of certain uncertificated "regular interests" in each numerically preceding REMIC and amounts in the Certificate Account with respect thereto. In addition, each of twenty-one individual mortgage loans will constitute the sole asset of a separate REMIC (each, a "Loan REMIC"), and the "regular interest" in each Loan REMIC (instead of the related Mortgage Loan and any related REO Property) will be an asset of REMIC I. For federal income tax purposes, (i) the REMIC Regular Certificates evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC IV and (ii) the REMIC Residual Certificates represent the sole class of "residual interests" in the related REMICs. The Class R-I Certificates will also represent the "residual interest" in each Loan REMIC. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each of the Loan REMICs, REMIC I and REMIC II will continue to qualify as a REMIC and REMIC III, REMIC IIIU and REMIC IV will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Loan REMIC Residual Interests, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code. See "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The Startup Day of REMIC I and REMIC II is the Trust Formation Date. The Startup Day of each of REMIC III, REMIC IIIU and REMIC IV is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. One or more of the Classes of Offered Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax

Consequences -- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" and "-- Premium" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the Prepayment Assumption (as described below)), over their issue price (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations may be promulgated with respect to the Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the accompanying prospectus.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates the Prepayment Assumption will be 0% CPR (except that an ARD Loan will be assumed to be repaid in full on its Anticipated Repayment Date).

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(4)(A) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property. As of the Cut-off Date, 30.2% and 3.4%, of the Initial Pool Balance represented Mortgage Loans secured by multifamily properties and mobile home properties, respectively. In addition, none of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to

Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under "-- Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

     The U.S. Department of Labor issued to NationsBank Corporation (predecessor in interest to Bank of America Corporation) an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 93-31, as amended by PTE 97-34 and PTE 2000-58 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include (a) Bank of America Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC), and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody's or Standard & Poor's Rating Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Sellers, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing a any Class of Offered in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificate.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Sellers or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and
(iii) the continued holding of the Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of an Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. No representation is made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among the Depositor, Banc of America Securities LLC ("Banc of America") and Salomon Smith Barney Inc. ("Salomon Smith Barney" and together with Banc of America, the "Underwriters"), each Underwriter has agreed to purchase the aggregate principal balance or notional amount, as the case may be, of each Class of Offered Certificate as indicated in the following table:

     Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately
[     ]% of the initial aggregate Certificate Balance of the Offered
Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- Risks Related to the Certificates -- Limited Liquidity and Market Value" in this prospectus supplement and "Risk Factors -- Limited Liquidity of Certificates" in the accompanying prospectus.

     The Depositor has agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Mortgage Loans sold by such Mortgage Loan Seller. BCRF has agreed to indemnify the Underwriters with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Bridger Mortgage Loans, and Bank of America has agreed to indemnify BCRF with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Bank of America Mortgage Loans.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch"; and, together with Moody's, the "Rating Agencies"):

CLASS                                                           MOODY'S    FITCH
-----                                                           -------    -----
Class A-1...................................................      Aaa       AAA
Class A-2...................................................      Aaa       AAA
Class X.....................................................      Aaa       AAA
Class B.....................................................      Aa2       AA
Class C.....................................................      A1        A+
Class D.....................................................      A2         A
Class E.....................................................      A3        A-
Class F.....................................................     Baa1      BBB+
Class G.....................................................     Baa2       BBB
Class H.....................................................     Baa3      BBB-

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in April 15, 2036 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X Certificates are subject to reduction in connection with each reduction in the Certificate Balance of a Class of Sequential Pay Certificates, whether as a result of principal payments or the allocation of Realized Losses. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch and/or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors -- Limited Nature of Ratings" in the accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                    PAGE
                                    ----
315 Park Environmental
  Policy.....................             S-56
315 Park Avenue Loan.........             S-42
701 Gateway Environmental
  Policy.....................             S-56
701 Gateway Loan.............             S-43
Accrued Certificate
  Interest...................             S-77
ACMs.........................             S-47
Actual/360 Basis.............             S-39
Actual/360 Mortgage Loans....             S-39
Actual Fiscal Year Ending....              A-3
Additional Trust Fund
  Expenses...................             S-81
Administrative Fee Rate......        S-71, A-1
Administrative Fees..........             S-89
Advances.....................       S-16, S-62
Annual Debt Service..........              A-1
Annualized Most Recent.......              A-3
Anticipated Repayment Date...             S-39
Appraisal Reduction Amount...             S-83
Appraisal Value..............              A-1
ARD Loan.....................             S-39
Asset Disposition Method.....             S-65
Asset Status Report..........             S-58
Assumed Monthly Payment......             S-78
Available Distribution
  Amount.....................       S-13, S-72
Balloon......................              A-1
Balloon Loan.................             S-40
Balloon Payment..............             S-40
Banc of America..............            S-102
Bank of America..............       S-10, S-38
Bank of America Mortgage
  Loans......................       S-10, S-38
BART.........................             S-43
Base Interest Fraction.......             S-79
BCRF.........................       S-10, S-38
Beds.........................              A-4
BOA-Bridger Mortgage Loans...       S-10, S-38
BOA Originated Mortgage
  Loans......................       S-10, S-38
Bridger...................... S-10, S-38, S-50
Bridger Mortgage Loans.......       S-10, S-38
Bridger Support Party........             S-12
Cash Flow....................              A-1
CBE..........................             S-96
Certificate Balance..........             S-70
Certificate Owner............       S-69, S-86
Certificate Registrar........             S-70
Certificateholders...........             S-12
Certificates.................             S-68
Class........................             S-69
Class A Certificates.........             S-69
Class X Certificates.........             S-69

                                    PAGE
                                    ----
CMBS.........................             S-59
CMSA.........................             S-85
CMSA Loan Period Update
  File.......................             S-85
Code.........................             S-32
Collateral Substitution
  Deposit....................             S-41
Collection Period............       S-10, S-72
Commercial Loan..............             S-38
Commercial Mortgaged
  Property...................             S-38
Controlling Class............             S-58
Controlling Class
  Certificateholder..........             S-58
Corrected Mortgage Loan......             S-57
Cross-Collateralized Mortgage
  Loans......................             S-38
CSFB.........................             S-42
Cut-off Date.................        S-9, S-38
Cut-off Date Balance.........       S-10, S-38
Cut-off Date Loan-to-Value
  Ratio......................              A-2
Cut-off Date LTV.............              A-2
Cut-off Date LTV Ratio.......              A-2
Default Interest.............             S-62
Defaulted Loan Purchaser.....             S-66
Defaulted Mortgage Loan......             S-65
Defeasance...................              A-2
Defeasance Lock-Out Period...             S-41
Defeasance Option............             S-41
Definitive Certificate.......             S-69
Delinquent Loan Status
  Report.....................             S-85
Delivery Date................        S-9, S-68
Delivery Date Pool Balance...             S-69
Depositor....................              S-9
Determination Date...........       S-10, S-72
Directing
  Certificateholder..........             S-58
Discount Rate................              A-2
Distributable Certificate
  Interest...................             S-77
Distribution Date............       S-10, S-72
Distribution Date
  Statement..................             S-84
DTC..........................       S-17, S-69
Due Date.....................             S-39
Early Defeasance Loans.......        S-41, A-2
Emergency Advance............             S-62
Environmental Insurance
Policy.......................             S-55
Environmental Insurer........             S-55
ERISA........................             S-99
Excess Cash Flow.............             S-39
Excess Interest..............             S-39
Excess Interest Rate.........             S-39
Excluded Plan................            S-100
Exemption-Favored Party......             S-99
Exemption....................             S-99

                                    PAGE
                                    ----
Expenses.....................              A-1
Fitch........................       S-4, S-103
Foreclosure..................             S-66
Fully Amortizing.............              A-2
Full Year Cash Flow..........              A-2
Full Year End Date...........              A-2
Full Year Expenses...........              A-2
Full Year Revenues...........              A-2
GAAP.........................              A-2
Historical Liquidation
  Report.....................             S-85
Historical Loan Modification
  Report.....................             S-85
Hyper........................              A-2
Initial Certificate
  Balance....................             S-92
Initial Pool Balance.........       S-10, S-38
Interest Reserve Account.....             S-81
Interest Diff................              A-2
Leasable Square Footage......              A-3
Lennox.......................             S-44
Liquidation Fee..............             S-61
Liquidation Fee Rate.........             S-61
LNR..........................             S-59
Loan REMIC...................       S-41, S-97
Loan-Specific Environmental
  Policy.....................             S-56
Loan-Specific Policy Mortgage
  Loan.......................             S-56
LOC Loans....................         S-8, A-4
Lock-out Period..............             S-40
LOP..........................             S-92
MAI..........................             S-49
Major Tenants................             S-46
Master Servicer..............              S-9
Master Servicer Remittance
  Date.......................             S-82
Master Servicing Fee.........             S-60
Master Servicing Fee Rate....             S-60
Maturity.....................              A-3
Maturity Assumptions.........             S-92
Maturity Date................              A-3
Maturity Date Balance........              A-3
Maturity Date Loan-to-Value
  Ratio......................              A-2
Maturity Date LTV............              A-2
Monthly Discount Rate........              A-3
Modified Mortgage Loan.......             S-84
Money Term...................             S-66
Monthly Payments.............             S-39
Moody's......................       S-4, S-103
Mortgage.....................             S-32
Mortgage Loan Schedule.......             S-53
Mortgage Loan Sellers........              S-9

                                    PAGE
                                    ----
Mortgage Loans...............       S-10, S-38
Mortgage Note................             S-38
Mortgage Pool................       S-10, S-38
Mortgage Rate................             S-39
Mortgaged Property...........             S-38
Most Recent Cash Flow........              A-3
Most Recent DSCR.............              A-3
Most Recent End Date.........              A-3
Most Recent Expenses.........              A-3
Most Recent Revenues.........              A-3
Most Recent Statement Type...              A-3
Multifamily Loan.............             S-38
Multifamily Mortgaged
  Property...................             S-38
Net Aggregate Prepayment
  Interest Shortfall.........             S-78
Net Mortgage Rate............             S-71
Net Present Value............             S-65
Net Rentable Area (SF).......              A-3
NOI Adjustment Worksheets....             S-86
Nonrecoverable Advances......             S-82
Nonrecoverable P&I Advance...             S-82
Nonrecoverable Servicing
  Advance....................             S-62
Non-Specially Serviced
  Mortgage Loan..............             S-60
Notional Amount..............             S-70
NPV..........................              A-3
Occupancy....................              A-3
Occupancy Percent............              A-3
Offered Certificates.........       S-13, S-69
One Lake Park Loan...........             S-44
OPEN.........................              A-4
Open Period..................             S-40
Operating Statement Analysis
  Report.....................             S-86
Original Cut-off Date........         S-9, S-5
Original Pooling Agreement...             S-69
P&I Advance..................       S-16, S-82
Participants.................             S-70
Party in Interest............            S-100
Pass-Through Rate............             S-13
PCS Holdings Loan............             S-45
Permitted Encumbrances.......             S-53
Permitted Investments........             S-60
Placement Agent..............             S-47
Plan.........................             S-99
Plan Assets..................             S-99
Pooling Agreement............             S-69
Prepayment Interest Excess...             S-60
Prepayment Interest
  Shortfall..................             S-60
Prepayment Premium...........             S-40
Prepayment Premium Period....             S-40

                                    PAGE
                                    ----
Principal Distribution
  Amount.....................             S-78
Private Certificates.........       S-13, S-69
PSCC.........................             S-12
PTE..........................             S-99
Purchase Price...............             S-52
Rated Final Distribution
  Date.......................            S-103
Rating Agencies.............. S-4, S-18, S-100
Realized Losses..............             S-80
Reimbursement Rate...........             S-82
Record Date..................       S-10, S-72
Related Loans................              A-4
Related Proceeds.............             S-62
Release Date.................       S-41, S-79
REMIC........................             S-97
REMIC Administrator..........             S-89
REMIC I......................             S-95
REMIC II.....................             S-95
REMIC Regular Certificates...             S-69
REMIC Residual
  Certificates...............       S-13, S-69
REO Extension................             S-66
REO Property.................             S-57
REO Status Report............             S-85
REO Tax......................             S-98
Required Appraisal Date......             S-83
Required Appraisal Loan......             S-83
Restricted Group.............            S-100
Revenues.....................              A-1
Revised Rate.................             S-39
Rooms........................              A-4
Royal St. Moritz Loan........             S-45
S&P..........................            S-100
Salomon Smith Barney.........            S-102
Senior Certificates..........             S-69
Sequential Pay
  Certificates...............       S-13, S-69
Servicer Reports.............             S-85
Servicing Advances...........       S-16, S-62
Servicing Standard...........             S-55
Servicing Transfer Event.....             S-57
Settlement Date..............             S-92
Similar Law..................            S-101
SMMEA........................             S-18
Special Servicer.............              S-9
Special Servicer Loan Status
  Report.....................             S-85

                                    PAGE
                                    ----
Special Servicing Fee........             S-61
Special Servicing Fee Rate...             S-61
Specially Serviced Mortgage
  Loan.......................             S-57
Standby Fee..................             S-61
Stated Principal Balance.....             S-72
Subgroup Environmental
  Policy.....................             S-56
Subordinate Certificates.....             S-73
Sub-Servicer.................             S-60
Sub-Servicing Agreement......             S-60
Sub-Servicing Fee Rate.......              A-1
Trailing 12..................              A-3
Trust........................             S-69
Trust Formation Date.........             S-69
Trust Fund...................             S-69
Trustee......................              S-9
Trustee Fee..................             S-89
Underwriters.................            S-102
Underwriting Agreement.......            S-102
Underwriting Cash Flow.......              A-4
Underwriting Debt Service
  Coverage Ratio.............              A-4
Underwriting DSCR............              A-4
Units........................              A-4
UPB..........................              A-4
USPAP........................             S-49
UST..........................             S-48
U/W Cash Flow................              A-4
U/W DSCR.....................              A-4
U/W Expenses.................              A-4
U/W Reserves.................              A-5
U/W Reserves Per Unit........              A-5
U/W Revenues.................              A-4
Voting Rights................             S-87
Weighted Average Net Mortgage
  Rate.......................             S-71
Wells Fargo Bank.............             S-88
Withheld Amount..............             S-82
Workout......................             S-66
Workout Fee..................             S-61
Workout Fee Rate.............             S-61
YM...........................              A-5
YMP..........................             S-92

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Placement Agent, or any of their respective affiliates or any other person.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate") and the Standby Fee is payable to the Special Servicer), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in this Annex A by twelve.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means Balloon Loan.

          5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

             (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties (other than hotel Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for the hotel and Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

             (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

          In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

           6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property; provided that with respect to the LOC Loans (as defined herein) the Cut-off Date Balance was reduced by the amounts available under the applicable letter of credit serving as additional collateral for such Mortgage Loan. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

           7. "DEFEASANCE" means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

           8. "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

           9. "Early Defeasance Loan" shall mean Mortgage Loans Nos: 51933, 51935, 51937, 51938, 51941, 51942, 51943, 51944, 51945, 51946, 51947,
     51948, 51949, 51950, 51951, 51952, 51953, 51954, 51955, 51956 and 51957.

          10. "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Full Year End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          11. "Full Year Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Recent Revenues less Full Year Recent Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

             (ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          12. "Fully Amortizing" means fully amortizing Mortgage Loan.

          13. "Hyper" means ARD Loan.

          14. "Interest Diff." refers to the Interest Rate Differential method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to the product obtained by multiplying (a) the amount of principal balance being prepaid, times (b) the difference obtained by subtracting from the Mortgage Rate the Discount Rate, times (c) the present value factor calculated using the following formula:

                                  1-(1+r)(-n)
                                  ------------
                                       r

     where r is equal to the Discount Rate, and n is equal to the number of years (or fraction thereof) remaining between the prepayment date and the maturity date.

          In all cases, it has been assumed that the prepaid amount constitutes a full prepayment and that a Prepayment Premium will be collected only to the extent the Interest Rate Differential is positive.

          15. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, the square footage of the net leasable area.

          16. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date or in the case of an ARD Loan, the Anticipated Repayment Date.

          17. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity or in the case of an ARD Loan, the Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

          18. "Most Recent Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

             (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

          19. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent Cash Flow for the related Mortgaged Property, divided by
     (b) the Annual Debt Service for such Mortgage Loan.

          20. "Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the Most Recent End Date with respect to such Mortgage Loan.

          21. "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

             (i) "Actual Fiscal Year Ending" means certain financial information regarding the Mortgaged Properties presented as of the fiscal year ending October 31, 2000.

             (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

             (iii) "Trailing 12" means certain financial information regarding a Mortgaged Properties which is presented for the trailing 12 months prior to the Most Recent End Date.

          22. "NPV" refers to the net present value method of calculation of a yield maintenance premium. Under this method, prepayment Premiums are generally equal to the product of (a) the amount of principal being prepaid (expressed as a percentage of the principal balance outstanding assuming no prepayments have been made) and (b) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date determined by discounting such payments at the Discount Rate in the case of loans indicated as "NPV(BEY)" or, in the case of loans indicated as "NPV(MEY)," at the "Monthly Discount Rate", less the amount of principal being prepaid. The term "Monthly Discount Rate" means the rate which, when compounded monthly, is equivalent to the Discount Rate.

          23. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

          24. "OPEN" means, with respect to any Mortgage Loan that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

          25. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          26. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          27. "Units" "Rooms" and "Beds" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds").

          28. "U/W DSCR", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan; provided however with respect to Mortgage Loan Nos. 53406, 53407, 53410, 53411, 53412 and 53414 representing 5.3% of the Initial Pool Balance (the "LOC Loans"), the debt service was calculated after reducing the applicable principal balances with such Mortgage Loans by amounts available for payment of debt service under certain letters with credit pledged as additional collateral to secure such Mortgage Loans (provided that such letters of credit may be released if certain minimum debt service coverage costs are met.

          29. "U/W Cash Flow" or "Underwriting Cash Flow" means, with respect of any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and
        (b) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

             (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property

        (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

          Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

          In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

          30. "U/W Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          31. "U/W Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Leasable Square Feet, Rooms or Beds, as applicable.

          32. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

          33. For purposes of loan numbers 51979, 52533 and 300980019, the discount rate assumed for purposes of the Base Interest Fraction was the Discount Rate.

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                   BASED ON OUTSTANDING PRINCIPAL BALANCE(1)
                               ALL MORTGAGE LOANS

                                                  JUNE-2001   JUNE-2002   JUNE-2003   JUNE-2004   JUNE-2005   JUNE-2006   JUNE-2007
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Locked Out......................................     99.79%      99.80%      98.21%      95.08%      84.29%      81.12%      81.10%
Yield Maintenance...............................      0.00%       0.00%       1.61%       4.70%      14.11%      17.44%      17.25%
 5%.............................................      0.00%       0.00%       0.00%       0.00%       1.39%       0.00%       0.00%
 4%.............................................      0.00%       0.00%       0.00%       0.00%       0.00%       1.39%       0.00%
 3%.............................................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       1.39%
 2%.............................................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 1%.............................................      0.21%       0.20%       0.19%       0.22%       0.20%       0.04%       0.04%
                                                   -------     -------     -------     -------     -------     -------     -------

No Penalty......................................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.21%
Total...........................................    100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                                   =======     =======     =======     =======     =======     =======     =======
Total Beginning Balance (in millions)              $948.13     $939.70     $930.50     $919.92     $907.96     $894.81     $879.47
Percent of Initial Balance(2)...................    100.00%      99.11%      98.14%      97.02%      95.76%      94.38%      92.76%

                                                  JUNE-2008   JUNE-2009   JUNE-2010   JUNE-2011   JUNE-2012   JUNE-2013   JUNE-2014
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Locked Out......................................     81.12%      79.28%      74.00%      38.37%      62.30%      57.40%      48.92%
Yield Maintenance...............................     17.45%      17.94%      13.69%      20.22%      37.70%      42.60%      51.08%
 5%.............................................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 4%.............................................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 3%.............................................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 2%.............................................      1.39%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 1%.............................................      0.04%       1.46%       0.00%       0.00%       0.00%       0.00%       0.00%
                                                   -------     -------     -------     -------     -------     -------     -------
No Penalty......................................      0.00%       1.33%      12.32%      41.41%       0.00%       0.00%       0.00%
Total...........................................    100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                                   =======     =======     =======     =======     =======     =======     =======
Total Beginning Balance (in millions)              $859.75     $800.98     $706.15     $  3.86     $  1.94     $  1.59     $  1.21
Percent of Initial Balance(2)...................     90.68%      84.48%      74.48%       0.41%       0.20%       0.17%       0.13%

                                                  JUNE-2015
                                                  ---------
Locked Out......................................     30.64%
Yield Maintenance...............................     69.36%
 5%.............................................      0.00%
 4%.............................................      0.00%
 3%.............................................      0.00%
 2%.............................................      0.00%
 1%.............................................      0.00%
                                                   -------
No Penalty......................................      0.00%
Total...........................................    100.00%
                                                   =======
Total Beginning Balance (in millions)              $  0.79
Percent of Initial Balance(2)...................      0.08%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, (except that an ARD Loan will be repaid in full on its Anticipated Repayment
    Date), if any.
(2) As of the Cut-off Date.

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  SE-        LOAN
QUENCE      NUMBER                               PROPERTY NAME                                       PROPERTY ADDRESS
------      ------                               -------------                                       ----------------
A1            51084     Ballantyne Commons East                                          15007 John J. Delaney Dr.
A2            52597     Marlboro Village Center                                          Old Marlboro Pike and Brown Station Road
A3            52466     Frankford Pavilion Shopping Center                               4520 Frankford Rd, 18149 Dallas Pkwy,
                                                                                          and 18111 Dallas Pkwy
A4            53343     Aiea Shopping Center                                             99-115 Aiea Heights Road
A5            54536     Arabi Shopping Center - Winn Dixie #1434                         7400 West Judge Perez Drive
A6            51020     Premier Plaza Shopping Center                                    1301-1321 W Government Road
A7            51674     Shady Grove Shopping Center                                      2200 West Shady Grove Road
A8            53894     Merchants Row Mall                                               2061-2071 Washington Street (Route 53)
A9            54141     Sav-On Drug Store No. 96BT                                       702-704 North Azusa Avenue
A10           54473     Crowfield Plaza Shopping Center                                  971 Crowfield Blvd
A11           51935     Park Plaza Shopping Center                                       789 Hebron Road
A12           52506     Minyard's Property                                               11445 Garland Road
A13           53965     Spring Park Shopping Center                                      19770 North Freeway
B1        303000144     Southpoint Shopping Center                                       7900 Florin Road
B2        318000251     Kingston Pike                                                    7212 Kingston Pike
B3        308000248     Quality Stores Inc - Battle Creek, MI                            6360 B Drive North
A14           54297     Sam's Club - Yuma AZ                                             1800 East Palo Verde Street
A15           54134     Holland Boone Shopping Center                                    15030 North Tatum Blvd.
B4        306000170     Mangrove Square                                                  1722 Mangrove Avenue
A16           54322     Vintage Plaza                                                    3424 & 3416 Dale Road,
                                                                                          and 2936 Veneman Avenue
B5        302000146     Pico Boulevard                                                   8771 W Pico Boulevard
B6        275000145     Rite Aid, Highland Falls                                         188 Main Street
A17          600012     38-40 Colorado Blvd.                                             38-40 East Colorado Blvd.
A18           53623     CVS - Trenton, TN                                                2058 US Highway 45 Bypass South
B7        415000207     Diamond Bar Plaza                                                1195 South Diamond Bar Boulevard
A19           51958     Fashion Bug/ Wonder Bread                                        2605 East Main Street
A20           51981     The Fur Plaza                                                    4830-4848 Sunrise Highway
A21           51984     Freeway VIII Center                                              20007 44th Avenue West
A22           51979     Broadway Shoppette                                               5553-5555 S. Broadway
A23           51987     Prime Commercial Partners
                        - Burley Honk's 99 Cent Retail Store                             645 North Overland Avenue
A24           54816     RCA - Royal St. Moritz Apartments                                2050 Grayson Drive
A25           54781     Keswick Village Apartments                                       2811 Keswick Village Court
B8        100000268     Forest Park Apartments                                           580 Dewdrop Circle
A26           54813     RCA - Regency Arms                                               6363 San Felipe Road

A27.1         53169     Columbia Apartment Portfolio-Gatehouse Apts.                     2401 West Broadway
A27.2         53169     Columbia Apartment Portfolio-Holiday House Apts.                 109 N. Stadium Boulevard
A27.3         53169     Columbia Apartment Portfolio-Tiger Village Apts.                 301 Tiger Lane
A27           53169     Columbia Apartment Portfolio (Roll-Up)

A28           53411     Colonial Pines Apartments                                        550 Bilper Avenue
B9        400000262     Lake Jasmine Apartments                                          1182 Redman Street
A29           54503     Gough & Fell Apartments                                          300 Gough Street and 280 Fell Street
A30           53414     Eastampton Gardens Apartments                                    A1 Bentley Road
A31           54812     RCA - Lexington Apartments                                       2620 LeJuene Drive
A32           54814     RCA - Royal Pheonician Apartments                                16900 Northchase Drive
A33           53406     Cedar Gardens Apartments                                         3701 North Rolling Road
A34           53410     Colonial Apartments                                              836 Cooper Landing Road
A35           53247     Fountain Court Apartments                                        15415 35th Ave. West
A36           54277     Quarterfield Crossing Apartments                                 400 - 442 Pamela Road
B10       820000196     Vernon Stables                                                   305-327 East Vernon Drive
A37           53412     Country Village Apartments                                       453 Country Drive
B11       800000218     Whipple Creek Apartments                                         2019 NE 179th Street
B12       302000148     Lake Meridian Apartments                                         14901 S E 272nd Street
B13       415000222     Bascom Square Apartments                                         222 North Muller Street
A38           53079     Colony Apartments                                                2206 Whitegate Drive
A39           53407     Cedar Towers Apartments                                          3701 Twin Lakes Court
A40           54625     Lake Park Tower Apartments                                       13855 Superior Road
A41           54226     Westport Commons Apartments                                      1545 Spruce Terrace
A42           53509     Goose Creek Apartments                                           2 Goose Creek Drive
B14       415000242     La Quinta Springs Apartments                                     46896 Jefferson Street
B15       415000195     Westbay Apartments                                               2000 Parson Street
A43           51944     Woodland Apartments I & II                                       2909 Burroughs Drive #7
A44           51955     Cherry Glen Apartments I & II                                    2752 Cherry Glen Way
A45           51973     Desertbrook Apartments                                           3703 West Kennewick Avenue
B16       400000201     Autumn Wood Apartments                                           3015B Autumn Wood Drive
A46           54029     Westwood Apartments                                              4834 East Gettysburg Avenue
B17       400000228     Carson Crest Apartments                                          1401 Carson Road
A47           54109     Sandalwood Apartments                                            5070 E. Ashlan Ave.
A48           51945     Sky Pines Apartments                                             4990 North Lane # 902
A49           54448     Vogue Apartments                                                 3585-3595 Central Avenue
A50           51950     King's Colony Apartments                                         1425 King George Blvd.
A51           51977     Arda Jean Apartments                                             2860 & 2862 South 200 East Street
A52           51954     Cedarwood Apartments I & II                                      1306 Cedarbrook Drive
A53           54449     French Quarter                                                   6400 North Armenia Avenue


  SE-
QUENCE            COUNTY                   CITY
------            ------                   ----
A1              Mecklenburg            Charlotte
A2              Prince Georges         Upper Marlboro
A3              Dallas                 Dallas
A4              Honolulu               Aiea
A5              St. Bernard Parish     Arabi
A6              Rankin                 Brandon
A7              Dallas                 Irving
A8              Plymouth               Hanover
A9              Los Angeles            West Covina
A10             Berkeley               Goose Creek
A11             Licking                Heath
A12             Dallas                 Dallas
A13             Harris                 Spring
B1              Sacramento             Sacramento
B2              Knox                   Knoxville
B3              Calhoun                Battle Creek
A14             Yuma                   Yuma
A15             Maricopa               Phoenix
B4              Butte                  Chico
A16             Stanislaus             Modesto
B5              Los Angeles            Los Angeles
B6              Orange                 Highland Falls
A17             Los Angeles            Pasadena
A18             Gibson                 Trenton
B7              Los Angeles            Diamond Bar
A19             Hendricks              Plainfield
A20             Suffolk                Sayville
A21             Snohomish              Lynnwood
A22             Arapahoe               Littleton
A23             Minidoka               Burley
A24             Tarrant                Grapevine
A25             Rockdale               Conyers
B8              Hamilton               Forest Park
A26             Harris                 Houston

A27.1           Boone                  Columbia
A27.2           Boone                  Columbia
A27.3           Boone                  Columbia
A27

A28             Camden                 Lindenwold
B9              Orange                 Orlando
A29             San Francisco          San Francisco
A30             Burlington             Eastampton
A31             Harrison               Biloxi
A32             Harris                 Houston
A33             Baltimore              Baltimore
A34             Camden                 Cherry Hill Township
A35             Snohomish              Lynnwood
A36             Anne Arundel           Glen Burnie
B10             McLean                 Normal
A37             Kent                   Dover
B11             Clark                  Ridgefield
B12             King                   Kent
B13             Orange                 Anaheim
A38             Boone                  Columbia
A39             Baltimore              Baltimore
A40             Cuyahoga               East Cleveland
A41             Hillsborough           Tampa
A42             McLean                 Bloomington
B14             Riverside              Indio
B15             Orange                 Costa Mesa
A43             Orange                 Orlando
A44             Marion                 Indianapolis
A45             Benton                 Kennewick
B16             Madison                Huntsville
A46             Fresno                 Fresno
B17             Jefferson              Birmingham
A47             Fresno                 Fresno
A48             Orange                 Orlando
A49             Lee                    Fort Myers
A50             Chatham                Savannah
A51             Salt Lake              South Salt Lake
A52             Elkhart                Goshen
A53             Hillsborough           Tampa

                                                              MATURITY OR
                                                             ANTICIPATION                                    ADMINI-
                                                 CUT-OFF       REPAYMENT                                    STRATIVE     SUB-
        ZIP      PROPERTY         ORIGINAL        DATE           DATE           LOAN             MORTGAGE     FEE      SERVICING
STATE  CODE        TYPE           BALANCE        BALANCE        BALANCE         TYPE               RATE      RATE(1)   FEE RATE
-----  ----      --------         --------       -------     ------------       ----             --------   --------   ---------
NC     28277     Retail         $14,750,000    $14,552,572   $12,777,026     Balloon              6.690%     0.144%     0.100%
MD     20772     Retail          10,400,000     10,385,641     9,131,477     Balloon              7.200%     0.144%     0.100%
TX     75287     Retail           7,012,500      6,975,305     6,348,194     Balloon              8.480%     0.144%     0.100%
HI     96701     Retail           6,068,066      5,977,522                   Fully Amortizing     7.950%     0.144%     0.100%
LA     70032     Retail           5,550,000      5,538,242     4,506,286     Balloon              7.400%     0.144%     0.100%
MS     39042     Retail           5,544,000      5,462,232     4,871,194     Balloon              7.210%     0.144%     0.100%
TX     75060     Retail           5,200,000      5,173,055     4,683,063     Balloon              8.260%     0.144%     0.100%
MA     02339     Retail           4,195,000      4,183,415     3,747,156     Balloon              7.920%     0.144%     0.100%
CA     91791     Retail           3,600,000      3,595,505     3,192,826     Balloon              7.600%     0.144%     0.100%
SC     29202     Retail           3,160,000      3,150,512     2,794,143     Balloon              7.500%     0.144%     0.100%
OH     43056     Retail           2,900,000      2,813,890     2,394,813     Balloon              7.990%     0.144%     0.100%
TX     75218     Retail           2,610,000      2,592,606     2,175,066     Balloon              8.320%     0.144%     0.100%
TX     77373     Retail           2,300,000      2,291,377     2,053,718     Balloon              7.880%     0.094%     0.050%
CA     95828     Retail           2,250,000      2,225,559     1,885,019     Balloon              8.500%     0.134%     0.090%
TN     37919     Retail           2,000,000      1,994,486     1,651,639     Balloon              7.950%     0.134%     0.090%
MI     49014     Retail           1,850,000      1,835,946     1,249,237     Balloon              8.000%     0.134%     0.090%
AZ     85365     Retail           1,850,000      1,834,692     1,539,560     Balloon              8.100%     0.144%     0.100%
AZ     85032     Retail           1,725,000      1,722,195     1,542,338     Balloon              7.900%     0.144%     0.100%
CA     95926     Retail           1,500,000      1,492,603     1,374,038     Balloon              9.000%     0.134%     0.090%
CA     95356     Retail           1,500,000      1,489,445     1,054,949     Balloon              7.800%     0.144%     0.100%
CA     90035     Retail           1,307,000      1,300,273     1,203,007     Balloon              9.250%     0.134%     0.090%
NY     10928     Retail           1,225,000      1,215,585     1,097,296     Balloon              8.000%     0.134%     0.090%
CA     91105     Retail           1,120,000      1,082,733       562,217     Balloon              8.500%     0.244%     0.200%
TN     38382     Retail           1,072,000      1,068,086       944,978     Balloon              7.370%     0.144%     0.100%
CA     91765     Retail           1,050,000      1,045,102       943,035     Balloon              8.125%     0.134%     0.090%
IN     46168     Retail           1,025,000      1,002,517       857,195     Balloon              8.400%     0.144%     0.100%
NY     11782     Retail             750,000        732,060       634,466     Balloon              8.800%     0.144%     0.100%
WA     98036     Retail             700,000        666,112       503,623     Balloon              8.450%     0.144%     0.100%
CO     80121     Retail             430,000        419,814       364,247     Balloon              8.850%     0.144%     0.100%
ID     83318     Retail             320,000        313,897       269,184     Balloon              8.640%     0.144%     0.100%
TX     76051     Multifamily     20,800,000     20,800,000     18,882,164    Balloon              7.060%     0.074%     0.030%
GA     30013     Multifamily     15,900,000     15,900,000     14,619,161    Balloon              6.880%     0.144%     0.100%
OH     45240     Multifamily     12,500,000     12,461,491     11,017,075    Balloon              7.370%     0.194%     0.150%
TX     77057     Multifamily     11,080,000     11,080,000     10,058,384    Balloon              7.060%     0.074%     0.030%

MO     65203     Multifamily
MO     65203     Multifamily
MO     65203     Multifamily
                 Multifamily     11,100,000     11,061,025     9,828,646     Balloon              7.550%     0.144%     0.100%

NJ     08021     Multifamily     11,059,635     11,059,635     9,900,351     Hyper Amortizing     8.327%     0.144%     0.100%
FL     32839     Multifamily     11,000,000     10,959,222     9,679,504     Balloon              7.300%     0.214%     0.170%
CA     94102     Multifamily     10,000,000      9,979,713     8,764,086     Balloon              7.100%     0.144%     0.100%
NJ     08060     Multifamily      9,977,812      9,977,812     8,931,926     Hyper Amortizing     8.327%     0.144%     0.100%
MS     39531     Multifamily      9,520,000      9,520,000     8,642,221     Balloon              7.060%     0.074%     0.030%
TX     77060     Multifamily      9,163,350      9,163,350     8,318,455     Balloon              7.060%     0.074%     0.030%
MD     21244     Multifamily      8,304,867      8,304,867     7,434,342     Hyper Amortizing     8.327%     0.144%     0.100%
NJ     08002     Multifamily      7,907,688      7,907,688     7,078,795     Hyper Amortizing     8.327%     0.144%     0.100%
WA     98037     Multifamily      7,600,000      7,585,617     6,705,374     Balloon              7.360%     0.144%     0.100%
MD     21601     Multifamily      7,600,000      7,573,021     6,721,219     Balloon              7.500%     0.144%     0.100%
IL     61761     Multifamily      7,400,000      7,363,510     6,611,063     Balloon              7.900%     0.134%     0.090%
DE     19901     Multifamily      7,366,340      7,366,340     6,594,192     Hyper Amortizing     8.327%     0.144%     0.100%
WA     98642     Multifamily      6,950,000      6,924,685     6,223,473     Balloon              8.000%     0.134%     0.090%
WA     98042     Multifamily      6,800,000      6,761,942     6,168,217     Balloon              8.550%     0.134%     0.090%
CA     92801     Multifamily      5,750,000      5,729,682     5,163,993     Balloon              8.125%     0.134%     0.090%
MO     65202     Multifamily      5,550,000      5,530,512     4,914,323     Balloon              7.550%     0.144%     0.100%
MD     21244     Multifamily      5,338,171      5,338,171     4,778,618     Hyper Amortizing     8.327%     0.144%     0.100%
OH     44118     Multifamily      4,080,000      4,071,982     3,586,877     Balloon              7.220%     0.144%     0.100%
FL     33607     Multifamily      4,000,000      3,978,855     3,284,666     Balloon              7.800%     0.144%     0.100%
IL     61701     Multifamily      3,960,000      3,951,987     3,471,483     Balloon              7.110%     0.144%     0.100%
CA     92201     Multifamily      3,620,000      3,609,131     3,200,885     Balloon              7.500%     0.164%     0.120%
CA     92627     Multifamily      3,500,000      3,483,711     3,110,635     Balloon              7.700%     0.134%     0.090%
FL     32818     Multifamily      3,525,000      3,423,807     2,861,582     Balloon              7.370%     0.144%     0.100%
IN     46227     Multifamily      3,200,000      3,108,137     2,597,748     Balloon              7.370%     0.144%     0.100%
WA     99336     Multifamily      3,197,000      3,102,267     2,581,198     Balloon              7.190%     0.144%     0.100%
AL     35816     Multifamily      2,600,000      2,588,158     2,340,273     Balloon              8.220%     0.234%     0.190%
CA     93726     Multifamily      2,593,000      2,583,736     2,326,298     Balloon              8.080%     0.144%     0.100%
AL     35215     Multifamily      2,425,000      2,417,206     2,168,056     Balloon              7.950%     0.234%     0.190%
CA     93727     Multifamily      2,300,000      2,295,982     2,044,008     Balloon              7.650%     0.144%     0.100%
FL     32808     Multifamily      2,325,000      2,258,256     1,887,426     Balloon              7.370%     0.144%     0.100%
FL     33901     Multifamily      2,175,000      2,167,279     1,923,506     Balloon              7.500%     0.144%     0.100%
GA     31419     Multifamily      2,100,000      2,039,715     1,704,771     Balloon              7.370%     0.144%     0.100%
UT     84115     Multifamily      1,949,000      1,904,802     1,513,279     Balloon              8.170%     0.144%     0.100%
IN     46526     Multifamily      1,950,000      1,894,021     1,583,003     Balloon              7.370%     0.144%     0.100%
FL     33604     Multifamily      1,850,000      1,843,433     1,636,086     Balloon              7.500%     0.144%     0.100%


           NET                     FIRST      INTEREST
         MORTGAGE      NOTE       PAYMENT      ACCRUAL
STATE      RATE        DATE        DATE        METHOD
----- -  --------    --------     -------     --------
NC        6.546%      1/28/00      3/1/00     ACT/360
MD        7.056%      3/26/01      5/1/01     ACT/360
TX        8.336%      7/21/00      9/1/00     ACT/360
HI        7.806%       3/1/01      5/1/01     ACT/360
LA        7.256%       3/9/01      5/1/01     ACT/360
MS        7.066%      9/28/99     11/1/99     ACT/360
TX        8.116%      8/10/00     10/1/00     ACT/360
MA        7.776%      1/16/01      3/1/01     ACT/360
CA        7.456%      3/13/01      5/1/01     ACT/360
SC        7.356%       1/9/01      3/1/01     ACT/360
OH        7.846%      1/22/99      3/1/99     ACT/360
TX        8.176%      10/3/00     12/1/00     ACT/360
TX        7.786%     11/15/00      1/1/01     ACT/360
CA        8.366%       5/1/00      7/1/00     ACT/360
TN        7.816%      2/26/01      4/1/01     ACT/360
MI        7.866%      1/30/01      3/1/01     ACT/360
AZ        7.956%     12/26/00      2/1/01     ACT/360
AZ        7.756%      2/20/01      4/1/01     ACT/360
CA        8.866%       6/7/00      8/1/00     ACT/360
CA        7.656%      1/24/01      3/1/01     ACT/360
CA        9.116%      5/11/00      7/1/00     ACT/360
NY        7.866%      4/20/00      6/1/00     ACT/360
CA        8.256%      5/31/00      7/1/00     ACT/360
TN        7.226%     12/15/00      2/1/01     ACT/360
CA        7.991%      9/14/00     11/1/00     ACT/360
IN        8.256%      6/21/99      8/1/99     ACT/360
NY        8.656%      2/18/99      4/1/99     ACT/360
WA        8.306%     12/10/98      2/1/99     ACT/360
CO        8.706%      2/25/99      4/1/99     ACT/360
ID        8.496%       8/9/99     10/1/99     ACT/360
TX        6.986%       3/5/01      5/1/01     ACT/360
GA        6.736%      3/16/01      5/1/01     ACT/360
OH        7.176%       2/1/01      3/1/01     ACT/360
TX        6.986%       3/5/01      5/1/01     ACT/360

MO
MO
MO
          7.406%     12/22/00      2/1/01     ACT/360

NJ        8.183%       9/8/00     11/1/00     ACT/360
FL        7.086%     12/21/00      2/1/01     ACT/360
CA        6.956%      2/23/01      4/1/01     ACT/360
NJ        8.183%       9/8/00     11/1/00     ACT/360
MS        6.986%       3/5/01      5/1/01     ACT/360
TX        6.986%       3/5/01      5/1/01     ACT/360
MD        8.183%       9/8/00     11/1/00     ACT/360
NJ        8.183%       9/8/00     11/1/00     ACT/360
WA        7.216%      2/15/01      4/1/01     ACT/360
MD        7.356%     12/19/00      2/1/01     ACT/360
IL        7.766%      9/20/00     11/1/00     ACT/360
DE        8.183%       9/8/00     11/1/00     ACT/360
WA        7.866%      11/3/00      1/1/01     ACT/360
WA        8.416%      6/12/00      8/1/00     ACT/360
CA        7.991%     11/29/00      1/1/01     ACT/360
MO        7.406%     12/22/00      2/1/01     ACT/360
MD        8.183%       9/8/00     11/1/00     ACT/360
OH        7.076%       2/9/01      4/1/01     ACT/360
FL        7.656%     12/21/00      2/1/01     ACT/360
IL        6.966%      2/14/01      4/1/01     ACT/360
CA        7.336%       1/8/01      3/1/01     ACT/360
CA        7.566%      10/4/00     12/1/00     ACT/360
FL        7.226%      4/28/99      6/1/99     ACT/360
IN        7.226%      4/28/99      6/1/99     ACT/360
WA        7.046%      4/27/99      6/1/99     ACT/360
AL        7.986%      9/19/00     11/1/00     ACT/360
CA        7.936%      11/8/00      1/1/01     ACT/360
AL        7.716%     12/21/00      2/1/01     ACT/360
CA        7.506%       2/7/01      4/1/01     ACT/360
FL        7.226%      4/28/99      6/1/99     ACT/360
FL        7.356%     12/21/00      2/1/01     ACT/360
GA        7.226%      4/28/99      6/1/99     ACT/360
UT        8.026%      6/30/99      8/1/99     ACT/360
IN        7.226%      4/28/99      6/1/99     ACT/360
FL        7.356%     12/21/00      2/1/01     ACT/360

                                                        REMAINING
              TERM TO    ORIGINAL                        TERM TO      MATURITY OR   CROSS-
             MATURITY/ AMORTIZATION  INTEREST           MATURITY/     ANTICIPATED  COLLATE-                            LOCKOUT
MONTHLY         ARD        TERM        ONLY   SEASONING    ARD         REPAYMENT   RALIZED        RELATED             EXPIRATION
PAYMENT       (MONTHS) (MONTHS)(II)   PERIOD   (MONTHS)  (MONTHS)         DATE       LOANS         LOANS                 DATE
--------     --------- ------------   ------  --------- ---------     -----------  -------        -------             ----------
$ 95,081        120        360                    16       104          2/1/10        No        No                      10/1/09
  70,594        120        360                     2       118          4/1/11        No        No                       2/1/11
  53,821        120        360                    10       110          8/1/10        No        No                       6/1/10
  85,986         96        96                      2        94          4/1/09        No        No                       2/1/09
  40,654        120        300                     2       118          4/1/11        No        Yes(BACM 01-1-I)         2/1/11
  37,670        120        360                    20       100         10/1/09        No        No                       6/1/09
  39,102        120        360                     9       111          9/1/10        No        No                       7/1/10
  30,548        120        360                     4       116          2/1/11        No        No                      12/1/10
  25,419        120        360                     2       118          4/1/11        No        No                       2/1/11
  22,095        120        360                     4       116          2/1/11        No        No                      12/1/10
  22,363        120        300                    28        92          2/1/09        No        No                     10/31/08
  20,701        120        300                     7       113         11/1/10        No        No                       9/1/10
  16,685        120        360                     6       114         12/1/10        No        No                      10/1/10
  18,118        120        300                    12       108          6/1/10        No        No                       5/1/03
  15,370        120        300                     3       117          3/1/11        No        No                       2/1/05
  15,808        120        228                     4       116          2/1/11        No        Yes(BACM 01-1-M)        10/1/10
  15,589         81        240                     5        76         10/2/07        No        No                       8/2/07
  12,537        120        360                     3       117          3/1/11        No        No                       1/1/11
  12,069        120        360                    11       109          7/1/10        No        No                       6/1/05
  12,361        120        240                     4       116          2/1/11        No        No                      12/1/10
  10,752        120        360                    12       108          6/1/10        No        No                       5/1/05
   8,989        120        360                    13       107          5/1/10        No        No                       4/1/05
  11,029        120        180                    12       108          6/1/10        No        No                       4/1/10
   7,400        120        360                     5       115          1/1/11        No        No                      11/1/10
   7,796        120        360                     8       112         10/1/10        No        No                       9/1/03
   8,185        120        300                    23        97          7/1/09        No        No                      3/31/09
   6,192        120        300                    27        93          3/1/09        No        No                      3/31/04
   6,053        120        240                    29        91          1/1/09        No        No                      1/31/04
   3,565        120        300                    27        93          3/1/09        No        No                      3/31/04
   2,607        120        300                    21        99          9/1/09        No        No                      9/30/04
 139,222        120        360        24           2       118          4/1/11        No        Yes(BACM 01-1-K)         2/1/11
 104,505        120        360        36           2       118          4/1/11        No        No                       1/1/11
  86,292        120        360                     4       116          2/1/11        No        No                      10/1/10
  74,163        120        360        24           2       118          4/1/11        No        Yes(BACM 01-1-K)         2/1/11




  77,993        120        360                     5       115          1/1/11        No        Yes(BACM 01-1-C)         9/1/10

  88,215        120        295        36           8       112         10/1/10        No        Yes(BACM 01-1-A)         8/1/04
  75,413        120        360                     5       115          1/1/11        No        No                       9/1/10
  67,203        120        360                     3       117          3/1/11        No        No                       1/1/11
  79,586        120        295        36           8       112         10/1/10        No        Yes(BACM 01-1-A)         8/1/04
  63,721        120        360        24           2       118          4/1/11        No        Yes(BACM 01-1-K)         2/1/11
  61,334        120        360        24           2       118          4/1/11        No        Yes(BACM 01-1-K)         2/1/11
  66,242        120        295        36           8       112         10/1/10        No        Yes(BACM 01-1-A)         8/1/04
  63,074        120        295        36           8       112         10/1/10        No        Yes(BACM 01-1-A)         8/1/04
  52,414        120        360                     3       117          3/1/11        No        No                       1/1/11
  53,140        120        360                     5       115          1/1/11        No        No                      11/1/10
  53,784        120        360                     8       112         10/1/10        No        No                       6/1/10
  58,756        120        295        36           8       112         10/1/10        No        Yes(BACM 01-1-A)         8/1/04
  50,997        120        360                     6       114         12/1/10        No        No                       8/1/10
  52,527        120        360                    11       109          7/1/10        No        No                       3/1/10
  42,694        120        360                     6       114         12/1/10        No        No                       8/1/10
  38,997        120        360                     5       115          1/1/11        No        Yes(BACM 01-1-C)         9/1/10
  42,579        120        295        36           8       112         10/1/10        No        Yes(BACM 01-1-A)         8/1/04
  27,750        120        360                     3       117          3/1/11        No        No                       1/1/11
  30,345        120        300                     5       115          1/1/11        No        No                      11/1/10
  26,639        120        360                     3       117          3/1/11        No        No                       1/1/11
  25,312        120        360                     4       116          2/1/11        No        No                      10/1/10
  24,954        120        360                     7       113         11/1/10        No        No                      10/1/04
  25,752        120        300                    25        95          5/1/09        No        Yes(BACM 01-1-G)        1/31/09
  23,378        120        300                    25        95          5/1/09        No        Yes(BACM 01-1-G)        1/31/09
  22,985        120        300                    25        95          5/1/09        No        No                      5/31/03
  19,478        120        360                     8       112         10/1/10        No        No                       6/1/10
  19,171        120        360                     6       114         12/1/10        No        Yes(BACM 01-1-L)        10/1/10
  17,709        120        360                     5       115          1/1/11        No        No                       9/1/10
  16,319        120        360                     3       117          3/1/11        No        Yes(BACM 01-1-L)         1/1/11
  16,985        120        300                    25        95          5/1/09        No        Yes(BACM 01-1-G)        1/31/09
  15,208        120        360                     5       115          1/1/11        No        Yes(BACM 01-1-B)        11/1/10
  15,342        120        300                    25        95          5/1/09        No        Yes(BACM 01-1-G)        1/31/09
  15,263        144        300                    23       121          7/1/11        No        No                      7/31/03
  14,246        120        300                    25        95          5/1/09        No        Yes(BACM 01-1-G)        1/31/09
  12,935        120        360                     5       115          1/1/11        No        Yes(BACM 01-1-B)        11/1/10

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                    YIELD
                                    MAIN-
PREPAYMENT                         TENANCE        SE-         LOAN                                             APPRAISAL   APPRAISAL
PENALTY DESCRIPTION (MONTHS)         TYPE        QUENCE       NUMBER            PROPERTY NAME                    VALUE        DATE
----------------------------       -------       ------       ------            -------------                  ---------   ---------
LO(116)/OPEN(4)/DEFEASANCE                          A1           51084   Ballantyne Commons East              $23,200,000   12/15/99
LO(118)/OPEN(2)/DEFEASANCE                          A2           52597   Marlboro Village Center               13,000,000     1/5/01
LO(118)/OPEN(2)/DEFEASANCE                          A3           52466   Frankford Pavilion Shopping Center     8,850,000    11/1/00
LO(94)/OPEN(2)/DEFEASANCE                           A4           53343   Aiea Shopping Center                   9,600,000    9/18/00
LO(118)/OPEN(2)/DEFEASANCE                          A5           54536   Arabi Shopping Center
                                                                          - Winn Dixie #1434                    7,000,000     1/3/01
LO(116)/OPEN(4)/DEFEASANCE                          A6           51020   Premier Plaza Shopping Center          6,930,000    7/12/99
LO(118)/OPEN(2)/DEFEASANCE                          A7           51674   Shady Grove Shopping Center            6,500,000     7/1/00
LO(118)/OPEN(2)/DEFEASANCE                          A8           53894   Merchants Row Mall                     6,080,000    6/27/00
LO(118)/OPEN(2)/DEFEASANCE                          A9           54141   Sav-On Drug Store No. 96BT             4,700,000   10/13/00
LO(118)/OPEN(2)/DEFEASANCE                          A10          54473   Crowfield Plaza Shopping Center        3,950,000   11/21/00
LO(116)/OPEN(4)/DEFEASANCE                          A11          51935   Park Plaza Shopping Center             3,900,000     4/1/99
LO(118)/OPEN(2)/DEFEASANCE                          A12          52506   Minyard's Property                     3,900,000    3/21/00
LO(118)/OPEN(2)/DEFEASANCE                          A13          53965   Spring Park Shopping Center            3,100,000    9/13/00
LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)   NPV(BEY)        B1       303000144   Southpoint Shopping Center             3,200,000    3/29/00
LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)   NPV(BEY)        B2       318000251   Kingston Pike                          2,750,000   12/18/00
LO(116)/OPEN(4)/DEFEASANCE                          B3       308000248   Quality Stores Inc-Battle Creek, MI    2,625,000   11/28/00
LO(79)/OPEN(2)/DEFEASANCE                           A14          54297   Sam's Club - Yuma AZ                   3,450,000    11/2/00
LO(118)/OPEN(2)/DEFEASANCE                          A15          54134   Holland Boone Shopping Center          2,300,000   11/27/00
LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)   NPV(BEY)        B4       306000170   Mangrove Square                        2,650,000     5/1/00
LO(118)/OPEN(2)/DEFEASANCE                          A16          54322   Vintage Plaza                          3,200,000   11/14/00
LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)   NPV(BEY)        B5       302000146   Pico Boulevard                         2,390,000    3/15/00
LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)   NPV(BEY)        B6       275000145   Rite Aid, Highland Falls               1,725,000     3/6/00
LO(118)/OPEN(2)/DEFEASANCE                          A17         600012   38-40 Colorado Blvd.                   2,900,000    3/16/00
LO(118)/OPEN(2)/DEFEASANCE                          A18          53623   CVS - Trenton, TN                      1,400,000   11/29/00
LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)   NPV(BEY)        B7       415000207   Diamond Bar Plaza                      3,150,000     8/7/00
LO(116)/OPEN(4)/DEFEASANCE                          A19          51958   Fashion Bug/ Wonder Bread              1,450,000     4/5/99
LO(60)/GRTR1%orYMNPV(56)/OPEN(4)    NPV(MEY)        A20          51981   The Fur Plaza                          2,000,000   12/12/98
LO(60)/GRTR1%orYMNPV(56)/OPEN(4)    NPV(MEY)        A21          51984   Freeway VIII Center                    1,290,000    10/6/99
LO(60)/1%PPMT(56)/OPEN(4)                           A22          51979   Broadway Shoppette                       840,000    1/21/99
LO(60)/GRTR1%orYMNPV(56)/OPEN(4)    NPV(MEY)        A23          51987   Prime Commercial Partners - Burley
                                                                          Honk's 99 Cent Retail Store             494,000     3/1/99
LO(118)/OPEN(2)/DEFEASANCE                          A24          54816   RCA - Royal St. Moritz Apartments     26,000,000    1/19/01
LO(117)/OPEN(3)/DEFEASANCE                          A25          54781   Keswick Village Apartments            19,900,000    2/13/01
LO(116)/OPEN(4)/DEFEASANCE                          B8       100000268   Forest Park Apartments                16,225,000     1/5/01
LO(118)/OPEN(2)/DEFEASANCE                          A26          54813   RCA - Regency Arms                    13,850,000    1/19/01

                                                    A27.1        53169   Columbia Apartment Portfolio
                                                                          - Gatehouse Apts.                     6,300,000   10/31/00
                                                    A27.2        53169   Columbia Apartment Portfolio
                                                                          - Holiday House Apts.                 3,900,000   10/31/00
                                                    A27.3        53169   Columbia Apartment Portfolio
                                                                          - Tiger Village Apts.                 3,700,000   10/31/00
LO(116)/OPEN(4)/DEFEASANCE                          A27          53169   COLUMBIA APARTMENT PORTFOLIO(ROLL-UP) 13,900,000
LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)   Interest Diff   A28          53411   Colonial Pines Apartments             14,600,000    7/13/00
LO(116)/OPEN(4)/DEFEASANCE                          B9       400000262   Lake Jasmine Apartments               14,300,000    11/3/00
LO(118)/OPEN(2)/DEFEASANCE                          A29          54503   Gough & Fell Apartments               14,230,000   12/11/00
LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)   Interest Diff   A30          53414   Eastampton Gardens Apartments         12,300,000    7/13/00
LO(118)/OPEN(2)/DEFEASANCE                          A31          54812   RCA - Lexington Apartments            11,900,000    1/22/01
LO(118)/OPEN(2)/DEFEASANCE                          A32          54814   RCA - Royal Pheonician Apartments     13,000,000    1/19/01
LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)   Interest Diff   A33          53406   Cedar Gardens Apartments              10,300,000    7/12/00
LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)   Interest Diff   A34          53410   Colonial Apartments                   10,000,000    7/14/00
LO(118)/OPEN(2)/DEFEASANCE                          A35          53247   Fountain Court Apartments              9,500,000    7/12/00
LO(118)/OPEN(2)/DEFEASANCE                          A36          54277   Quarterfield Crossing Apartments       9,500,000    11/6/00
LO(116)/OPEN(4)/DEFEASANCE                          B10      820000196   Vernon Stables                         9,275,000     8/3/00
LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)   Interest Diff   A37          53412   Country Village Apartments             8,800,000    7/17/00
LO(116)/OPEN(4)/DEFEASANCE                          B11      800000218   Whipple Creek Apartments               9,000,000   10/12/00
LO(116)/OPEN(4)/DEFEASANCE                          B12      302000148   Lake Meridian Apartments               9,500,000    3/21/00
LO(116)/OPEN(4)/DEFEASANCE                          B13      415000222   Bascom Square Apartments               7,800,000    9/28/00
LO(116)/OPEN(4)/DEFEASANCE                          A38          53079   Colony Apartments                      6,740,000   10/31/00
LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)   Interest Diff   A39          53407   Cedar Towers Apartments                6,600,000    7/12/00
LO(118)/OPEN(2)/DEFEASANCE                          A40          54625   Lake Park Tower Apartments             5,100,000     1/3/01
LO(118)/OPEN(2)/DEFEASANCE                          A41          54226   Westport Commons Apartments            5,000,000     1/1/01
LO(118)/OPEN(2)/DEFEASANCE                          A42          53509   Goose Creek Apartments                 4,950,000    12/6/00
LO(116)/OPEN(4)/DEFEASANCE                          B14      415000242   La Quinta Springs Apartments           4,525,000    12/1/00
LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)   NPV(BEY)        B15      415000195   Westbay Apartments                     5,600,000     6/8/00
LO(116)/OPEN(4)/DEFEASANCE                          A43          51944   Woodland Apartments I & II             4,700,000    3/18/99
LO(116)/OPEN(4)/DEFEASANCE                          A44          51955   Cherry Glen Apartments I & II          4,400,000    3/15/99
LO(48)/GRTR1%orYMNPV(68)/OPEN(4)    NPV(MEY)        A45          51973   Desertbrook Apartments                 5,160,000     9/8/99
LO(116)/OPEN(4)/DEFEASANCE                          B16      400000201   Autumn Wood Apartments                 3,300,000     5/1/00
LO(118)/OPEN(2)/DEFEASANCE                          A46          54029   Westwood Apartments                    3,275,000    9/27/00
LO(116)/OPEN(4)/DEFEASANCE                          B17      400000228   Carson Crest Apartments                3,215,000   11/21/00
LO(118)/OPEN(2)/DEFEASANCE                          A47          54109   Sandalwood Apartments                  2,935,000   10/25/00
LO(116)/OPEN(4)/DEFEASANCE                          A48          51945   Sky Pines Apartments                   3,100,000    3/18/99
LO(118)/OPEN(2)/DEFEASANCE                          A49          54448   Vogue Apartments                       2,820,000   11/11/00
LO(116)/OPEN(4)/DEFEASANCE                          A50          51950   King's Colony Apartments               2,810,000    3/15/99
LO(48)/GRTR1%orYMNPV(89)/OPEN(7)    NPV(MEY)        A51          51977   Arda Jean Apartments                   2,675,000    4/15/99
LO(116)/OPEN(4)/DEFEASANCE                          A52          51954   Cedarwood Apartments I & II            2,600,000    3/17/99
LO(118)/OPEN(2)/DEFEASANCE                          A53          54449   French Quarter                         2,330,000   11/11/00


                                                LOAN                                                                           U/W
CUT-OFF             TOTAL   SF/                BALANCE  OCCU-   OCCU-                                                          RE-
 DATE     YEAR      UNITS  UNIT/      NET        PER    PANCY   PANCY                                                         SERVES
 LTV     BUILT/     ROOM   ROOM     RENTABLE   SF/UNIT/ PER-    AS OF        U/W         U/W         U/W      U/W     U/W      PER
RATIO   RENOVATED    BED    BED     AREA (SF)  ROOM/BED CENT     DATE     REVENUES     EXPENSES   CASH FLOW   DSCR  RESERVES   UNIT
-----   ---------   -----  -----    ---------  -------- -----   -----     --------     --------   ---------   ----  --------  ------
63%        1999   130,000   SF      130,000       112    88%    12/1/00  $2,411,759  $  616,370  $1,714,900   1.50   19,500     0.15
80%        1999   104,285   SF      104,285       100    94%    2/21/01   1,496,620     360,754   1,075,991   1.27   14,802     0.14
79%        1998    48,897   SF       48,897       143    95%   12/31/00   1,184,673     331,290     811,888   1.26    4,890     0.10
62%        1965   105,233   SF      105,233        57    88%   12/20/00   2,691,073   1,460,910   1,146,626   1.11   19,447     0.18
79%        1999    62,053   SF       62,053        89    98%    2/26/01     715,688     118,054     592,359   1.21    5,275     0.09
79%        1999    75,839   SF       75,839        72   100%     3/1/01     785,323     161,855     577,600   1.28   11,376     0.15
80%   1973/1995    92,353   SF       92,353        56   100%   11/30/00     877,432     246,937     587,968   1.25   13,853     0.15
69%        1972    75,040   SF       75,040        56   100%   12/18/00     833,724     320,949     458,234   1.25   30,016     0.40
77%        1999    16,197   SF       16,197       222   100%    3/22/01     450,149      64,988     382,731   1.25    2,430     0.15
80%        1991    50,740   SF       50,740        62    95%   12/13/00     500,432     139,495     343,173   1.29    7,611     0.15
72%   1965/1985    71,806   SF       71,806        39    96%    8/24/00     503,998     136,255     326,133   1.22   17,952     0.25
66%   1970/1999    58,695   SF       58,695        44   100%   12/25/00     356,866      20,778     312,831   1.26    8,804     0.15
74%        1996    19,878   SF       19,878       115    95%    11/8/00     386,706     103,528     258,308   1.29    2,982     0.15
70%   1988/1999    60,422   SF       60,422        37    83%   12/31/00     511,996     166,432     310,081   1.43   12,689     0.21
73%   1967/1998    32,857   SF       32,857        61   100%     1/1/01     369,664     110,564     241,286   1.31    5,586     0.17
70%        2000    39,557   SF       39,557        46   100%    1/31/01     332,566      74,853     246,309   1.30    3,956     0.10
53%   1993/1997    73,064   SF       73,064        25   100%    12/1/00     478,666     213,460     240,761   1.29    7,306     0.10
75%        2000     9,826   SF        9,826       175   100%    2/13/01     248,238      43,232     196,326   1.30    1,474     0.15
56%        1988    23,000   SF       23,000        65   100%    1/12/01     313,495      88,808     209,210   1.44    4,830     0.21
47%   1978/1999    41,000   SF       41,000        36   100%    1/19/01     313,737      59,700     224,547   1.51   13,660     0.33
54%   1937/1999     9,032   SF        9,032       144   100%    3/30/00     225,610      37,127     178,941   1.39    1,355     0.15
71%        1999    11,180   SF       11,180       109   100%    3/22/00     163,610       6,585     149,297   1.38    1,677     0.15
37%   1893/1989    10,760   SF       10,760       101   100%    4/30/00     328,305      75,627     230,760   1.74    2,905     0.27
76%        1999    10,195   SF       10,195       105   100%    12/1/00     148,003      27,952     118,420   1.33    1,631     0.16
33%   1986/1999    10,200   SF       10,200       102   100%   12/31/00     304,318      71,983     220,240   2.35    2,040     0.20
69%   1993/1998    15,700   SF       15,700        64   100%    1/11/01     162,846      43,136     111,303   1.13    1,570     0.10
37%   1984/1992    22,140   SF       22,140        33    83%   12/31/00     278,397     100,932     136,374   1.84    3,375     0.15
52%        1981     8,166   SF        8,166        82   100%    12/1/00     132,100      32,402      91,182   1.26    1,225     0.15
50%        1968    12,287   SF       12,287        34   100%   12/29/00     102,803      19,703      74,892   1.75    3,072     0.25
64%        1998     4,225   SF        4,225        74   100%   12/31/00      49,261       6,485      38,549   1.23      634     0.15
80%        1997       336   Units   318,800    61,905    96%    2/23/01   3,301,606   1,148,382   2,066,536   1.24   86,688   258.00
80%        1996       284   Units   326,094    55,986    91%    2/14/01   2,812,927   1,158,096   1,590,931   1.27   63,900   225.00
77%        1965       412   Units   416,257    30,246    97%    1/29/01   2,820,241   1,476,026   1,344,215   1.30  123,600   300.00
80%   1970/1995       296   Units   247,564    37,432    96%    2/23/01   2,156,388     989,839   1,092,549   1.23   74,000   250.00

           1965       245   Units   183,048              99%     3/5/01
      1965/1990       183   Units   117,328              95%     3/5/01
      1962/1995       164   Units    95,049              92%     3/5/01
80%                   592   Units   395,425    18,684                     2,651,640   1,249,936   1,179,704   1.26  222,000   375.00

64%        1972       412   Units   350,600    26,844    95%    1/22/01   2,663,381   1,436,803   1,123,578   1.25  103,000   250.00
77%   1974/1999       336   Units   283,928    32,617    95%   12/18/00   2,226,162     974,875   1,251,287   1.38   84,000   250.00
70%        2000        34   Units    42,564   293,521   100%     2/7/01   1,330,146     268,501   1,053,519   1.31    8,126   239.00
69%        1967       240   Units   184,800    41,574    96%    1/22/01   1,846,927     773,254   1,013,673   1.25   60,000   250.00
80%        1995       190   Units   155,000    50,105    95%    2/23/01   1,473,742     499,650     926,592   1.21   47,500   250.00
70%   1978/1996       384   Units   274,032    23,863    96%    2/23/01   1,928,508     940,337     892,171   1.21   96,000   250.00
69%        1972       228   Units   222,372    36,425    99%    1/22/01   1,455,921     555,207     843,714   1.25   57,000   250.00
67%        1962       188   Units   173,322    42,062    98%    1/22/01   1,796,889     946,527     803,362   1.25   47,000   250.00
80%        1989       148   Units   129,202    51,254    98%   12/23/00   1,396,052     553,058     803,774   1.28   39,220   265.00
80%   1964/2000       203   Units   137,228    37,306    95%   12/12/00   1,494,199     667,213     786,386   1.23   40,600   200.00
79%        2000       176   Units   132,000    41,838   100%    1/22/01   1,282,671     463,979     818,692   1.27   61,600   350.00
71%        1968       212   Units   185,336    34,747    93%    1/22/01   1,314,079     512,712     748,367   1.25   53,000   250.00
77%   1996/1999       114   Units   163,716    60,743    98%   12/20/00   1,127,327     395,913     731,414   1.20   28,500   250.00
71%        1986       175   Units   153,672    38,640    98%   12/31/00   1,464,427     634,541     829,886   1.32   45,500   260.00
73%   1971/2000       104   Units    84,390    55,093    97%    11/7/00   1,000,054     368,710     631,344   1.23   26,000   250.00
82%   1965/1995       282   Units   230,624    19,612    96%     3/5/01   1,260,240     580,401     595,239   1.27   84,600   300.00
69%        1972       172   Units   125,455    31,036    94%    1/22/01   1,090,610     505,290     542,320   1.25   43,000   250.00
80%   1963/2000       274   Units   226,837    14,861    92%    1/30/01   1,743,387   1,257,717     417,170   1.25   68,500   250.00
80%   1964/2000       135   Units   110,416    29,473    96%   11/28/00     785,429     307,997     438,012   1.20   39,420   292.00
80%        1990       100   Units    83,092    39,520    91%    1/29/01     720,688     303,956     391,732   1.23   25,000   250.00
80%        1987        80   Units    86,880    45,114    95%    12/6/00     657,383     289,784     367,599   1.21   27,001   337.51
62%   1968/2000        60   Units    42,738    58,062    95%    1/29/01     696,250     202,083     494,168   1.65   15,000   250.00
73%        1984       169   Units   100,800    20,259    92%   12/31/00     944,433     394,201     507,896   1.64   42,336   250.51
71%   1986/1987       139   Units    73,728    22,361    96%   12/31/00     730,450     326,922     366,128   1.31   37,400   269.06
60%        1995       110   Units    93,088    28,202    95%   12/20/00     703,888     318,472     357,916   1.30   27,500   250.00
78%   1984/2000       120   Units   122,536    21,568    99%    9/30/00     654,094     358,015     296,079   1.27   30,000   250.00
79%        1972        90   Units    82,080    28,708   100%   12/31/00     526,456     226,963     276,093   1.20   23,400   260.00
75%   1974/2000        96   Units    92,983    25,179   100%   10/26/00     513,974     245,406     268,568   1.26   24,167   251.74
78%        1979       112   Units    58,644    20,500    97%    1/25/01     508,955     236,304     240,140   1.23   32,511   290.28
73%        1986       140   Units    73,728    16,130    80%   12/31/00     737,071     342,901     357,910   1.76   36,260   259.00
77%        1974        84   Units    70,916    25,801    98%    12/1/00     501,156     247,205     231,187   1.27   22,764   271.00
73%        1987        89   Units    44,928    22,918    90%   12/31/00     465,101     192,386     250,715   1.36   22,000   247.19
71%        1975        72   Units    48,359    26,456    99%     1/1/01     369,526     136,652     211,346   1.15   21,528   299.00
73%   1983/1984        90   Units    53,568    21,045    90%   12/31/00     444,877     159,318     263,309   1.54   22,250   247.22
79%        1968        57   Units    40,120    32,341    97%    12/1/00     351,648     134,176     200,372   1.29   17,100   300.00


      MOST                   MOST
     RECENT                 RECENT          MOST          MOST          MOST      MOST     FULL           FULL        FULL
    STATEMENT                END           RECENT        RECENT        RECENT    RECENT    YEAR           YEAR        YEAR
      TYPE                   DATE         REVENUES      EXPENSES     CASH FLOW    DSCR    END DATE      REVENUES     EXPENSES
    ---------               ------        --------      --------     ---------   ------   --------      --------     --------
                                                                                          12/31/00    $2,369,311    $  646,381
                                                                                          12/31/00     1,340,779       114,014
                                                                                          12/31/00     1,173,723       391,069
                                                                                          12/31/00     5,465,703     1,521,497
                                                                                          12/31/00       708,155        23,665
                                                                                          12/31/00       795,281       160,433
Annualized Most Recent    11/30/2000       810,483       303,736       501,620    1.07    12/31/99       767,271       191,239
Annualized Most Recent    11/30/2000       826,640       216,252       610,388    1.67    12/31/99       800,209       214,988

Annualized Most Recent    11/30/2000       515,918       121,904       390,815    1.47    12/31/99       501,125       113,548
Annualized Most Recent     6/30/2000       564,888        82,308       482,580    1.80    12/31/99       524,452        78,060
                                                                                          12/31/00       377,248        38,071
Annualized Most Recent     9/30/2000       369,668       106,585       259,777    1.30    12/31/99       300,481        73,507
Annualized Most Recent    12/31/2000       493,596       147,665       345,931    1.59    12/31/99       437,292       142,179
Annualized Most Recent    10/31/2000       389,527        84,983       265,644    1.44    12/31/99       367,130        87,733

Annualized Most Recent    10/31/2000       278,436                     278,436    1.49    12/31/99       208,824

Annualized Most Recent    12/31/2000       321,216        82,752       204,730    1.41    12/31/99       256,190        77,994
Annualized Most Recent    11/30/2000       405,083        26,214       367,226    2.48    12/31/99       404,043        36,417
Annualized Most Recent     9/30/2000       245,959        14,738       215,768    1.67    12/31/99       156,596        13,951
Annualized Most Recent    12/31/2000       172,221                     172,221    1.60
Annualized Most Recent     4/30/2000       361,860        49,551       312,309    2.36    12/31/99       327,713        55,882

Annualized Most Recent    12/31/2000       307,969        33,957       274,012    2.93
                                                                                          12/31/00       165,604        30,877
                                                                                          12/31/00       147,154        80,600
                                                                                          12/31/00       156,863        20,343
                                                                                          12/31/00       121,881         7,240
Annualized Most Recent    12/31/2000        50,701         2,343        48,358    1.55    12/31/99        50,700         6,389
                                                                                          12/31/00     3,367,282       924,823
Annualized Most Recent     1/31/2001     2,664,540       680,748     1,830,708    1.46    12/31/00     2,908,970     1,101,703
                                                                                          12/31/00     2,812,831     1,349,699
                                                                                          12/31/00     2,166,408       894,742




                                                                                          12/31/00     2,619,446     1,190,176


Annualized Most Recent    12/31/2000     2,701,852     1,395,272     1,203,580    1.20    12/31/99     2,483,425     1,379,702
Annualized Most Recent    10/31/2000     1,252,754       696,411       389,008    0.43    12/31/99       231,942       382,582
Annualized Most Recent    12/31/2000     1,380,219        87,613     1,292,606    1.60
Annualized Most Recent    12/31/2000     1,934,192       791,956     1,082,236    1.19    12/31/99     1,800,891       716,354
                                                                                          12/31/00     1,483,334       464,840
                                                                                          12/31/00     1,887,108       901,968
Annualized Most Recent    12/31/2000     1,443,124       515,144       870,980    1.15    12/31/99     1,392,673       509,306
Annualized Most Recent    12/31/2000     1,822,900       876,908       898,992    1.25    12/31/99     1,762,024       898,433
Annualized Most Recent    12/31/2000     1,529,160       392,712     1,103,376    1.75    12/31/99     1,354,279       498,172
Annualized Most Recent    11/30/2000     1,381,712       641,510       693,260    1.09    12/31/98     1,095,101       671,040
Annualized Most Recent    12/31/2000     1,186,636       628,064       505,340    0.76    12/31/99     1,170,485       451,083
                                                                                          12/31/00     1,072,679       376,572
Annualized Most Recent    12/31/2000     1,430,588       531,360       699,973    1.11    12/31/99     1,252,371       518,943
Annualized Most Recent     6/30/2000       918,851       317,120       548,570    1.07    12/31/99       798,082       339,944
                                                                                          12/31/00     1,258,862       537,835
Annualized Most Recent    12/31/2000     1,019,292       510,060       466,232    0.96    12/31/99     1,045,084       438,960
                                                                                          12/31/00     1,646,741     1,134,419
Annualized Most Recent     9/30/2000       775,831       188,825       587,005    1.61    12/31/99       730,949       183,538
                                                                                          12/31/00       708,644       308,894
Annualized Most Recent    11/30/2000       635,164       266,880       337,201    1.11    12/31/99       564,115       269,149
                                                                                          12/31/00       534,417       256,955
                                                                                          12/31/00     1,003,687       386,372
                                                                                          12/31/00       739,436       303,620
                                                                                          12/31/00       777,861       306,004
Annualized Most Recent     9/30/2000       611,705       343,359        70,051    0.30
Annualized Most Recent    12/31/2000       575,088       149,532       396,792    1.72    12/31/99       489,765       209,904
Annualized Most Recent    10/31/2000       514,633       218,785       245,481    1.16    12/31/99       516,423       263,217
Annualized Most Recent     9/30/2000       494,300       242,449       206,767    1.06    12/31/99       463,773       208,031
                                                                                          12/31/00       763,525       322,701
Annualized Most Recent    10/31/2000       476,029       228,574       216,896    1.19    12/31/99       386,215       264,912
                                                                                          12/31/00       466,111       187,047
                                                                                          12/31/00       431,060       106,928
                                                                                          12/31/00       484,595       168,089
Annualized Most Recent    11/30/2000       333,275       116,872       216,403    1.39


      MOST
     RECENT                   FULL       FULL
    STATEMENT                 YEAR       YEAR
      TYPE                  CASH FLOW    DSCR      LARGEST TENANT
    ---------               ---------    ----      --------------
                           $1,722,931    1.51    Harris Teeter
                            1,192,294    1.41    Lauer's
                              780,612    1.21    Fuddruckers
                            3,944,206    3.82    Times Supermarket
                              684,490    1.40    Winn Dixie
                              634,848    1.40    Winn Dixie
Annualized Most Recent        555,731    1.18    Minyards
Annualized Most Recent        573,201    1.56    Back Bay Restaurant
                                                 Sav-on Drugs (Albertson's)
Annualized Most Recent        387,577    1.46    Food Lion
Annualized Most Recent        446,392    1.66    Furniture and Mattress Distrib.
                              339,177    1.37    Sac N Save
Annualized Most Recent         94,274    0.47    Dollar Tree
Annualized Most Recent        295,114    1.36    Thrifty Corporation (Rite Aid)
Annualized Most Recent        235,819    1.28    Bell South Personal Communications, Inc.
                                                 Quality Stores, Inc.
Annualized Most Recent        208,824    1.12    Sam's Club
                                                 Holland Boone Pewter
Annualized Most Recent        164,287    1.13    Kinkos
Annualized Most Recent        367,626    2.48    Ross Dress for Less
Annualized Most Recent        142,645    1.11    Pipi's Petunia Patch
Annualized Most Recent                           Rite-Aid
Annualized Most Recent        271,831    2.05    Old Town Music
                                                 REVCO (CVS)
Annualized Most Recent                           Hollywood Video
                              134,727    1.37    Fashion Bug
                               66,554    0.90    John Pappas Furs, Inc.
                              136,521    1.88    Supercuts
                              114,641    2.68    NAPA Auto Parts
Annualized Most Recent         44,311    1.42    Honks 99-Cent Retail Store
                            2,433,276    1.46
Annualized Most Recent      1,729,700    1.38
                            1,279,976    1.24
                            1,271,666    1.43




                            1,429,270    1.53


Annualized Most Recent      1,103,723    1.10
Annualized Most Recent       -187,570   -0.21
Annualized Most Recent
Annualized Most Recent      1,084,537    1.20
                            1,018,494    1.33
                              985,140    1.34
Annualized Most Recent        883,367    1.17
Annualized Most Recent        863,591    1.20
Annualized Most Recent        559,873    0.89
Annualized Most Recent        424,061    0.67
Annualized Most Recent        719,402    1.08
                              696,107    1.14
Annualized Most Recent        714,657    1.13
Annualized Most Recent        354,745    0.69
                              721,027    1.54
Annualized Most Recent        606,124    1.25
                              512,322    1.54
Annualized Most Recent        547,411    1.50
                              399,750    1.25
Annualized Most Recent        237,720    0.78
                              179,300    0.60
                              617,315    2.00
                              435,816    1.55
                              461,747    1.67
Annualized Most Recent
Annualized Most Recent        240,341    1.04
Annualized Most Recent        164,307    0.77
Annualized Most Recent        237,196    1.21
                              440,824    2.16
Annualized Most Recent        100,303    0.55
                              279,064    1.52
                              324,132    1.77
                              316,506    1.85
Annualized Most Recent

                                                                                  SECOND      SECOND
           LARGEST    LARGEST                                           SECOND    LARGEST     LARGEST
LARGEST    TENANT     TENANT                                            LARGEST   TENANT      TENANT
TENANT      % OF      LEASE                                             TENANT    % OF        LEASE
LEASED      TOTAL    EXPIRA-          SECOND LARGEST                    LEASED    TOTAL      EXPIRA-
SF          SF        TION                TENANT                          SF        SF        TION
------     ------    -------          --------------                    -------   -------    -------
35,439      27%       6/8/19     Eckerd Drug                            10,908      8%      6/30/2019
50,484      48%      3/24/19     CVS                                    10,125     10%      3/31/2012
 6,125      13%     11/30/08     Kinkos                                  6,000     12%     12/31/2008
23,005      22%          MTM     Aiea Bowl                              22,530     21%      3/31/2007
58,553      94%       4/1/19     Tandy Corp (Radio Shack)                2,250      4%       3/1/2002
59,051      78%      5/31/19     Dollar Tree                             4,550      6%      3/31/2004
47,953      52%      7/31/20     Aaron Rents                            12,000     13%      4/30/2005
30,000      40%      11/6/08     Rugged Bear                             4,500      6%     10/31/2002
16,197     100%     10/30/25
29,000      57%      10/6/12     Smart Mart (fka Kerr Drugs)             6,720     13%      10/6/2002
15,300      21%     12/31/03     Fabri-Centers of America, Inc.         15,300     21%      6/30/2005
58,695     100%      4/30/20
 4,000      20%     10/31/02     Abraham Karoush                         2,800     14%      9/30/2004
19,120      32%      5/31/13     Hancock Fabrics                        12,250     20%       5/1/2010
12,743      39%       4/1/06     Metz/House of International Beauty      7,250     22%      11/1/2001
39,557     100%      1/31/15
73,064     100%      10/2/07
 3,952      40%      9/30/15     Paradise Tile & Stone                   1,936     20%      9/24/2005
 4,750      21%     12/31/03     Mt. Mikes Pizza                         3,000     13%      7/31/2004
30,000      73%       1/1/06     Wells Fargo Bank                        6,000     15%      9/30/2001
 2,182      24%      1/31/02     Greenblatt Janollari Studio, Inc        1,800     20%       3/3/2001
11,180     100%     11/30/19
 4,200      39%      9/30/03     Urquiza Group                           2,565     24%      7/31/2003
10,195     100%      1/31/21
 5,000      49%      4/21/09     Cathay Bank                             2,530     25%      1/21/2008
12,500      80%      1/31/05     Wonder Bread Thrift Store               3,200     20%      2/28/2009
 7,500      34%      8/31/04     Eva's of Sayville Ltd.                  2,000      9%      8/31/2004
 1,455      18%      8/31/01     98 cent Plus Store                      1,455     18%      7/28/2005
 8,200      67%      2/28/05     P.C. Lan'd, Inc.                        4,087     33%      4/14/2002
 4,225     100%     11/22/03

 SE-       LOAN
QUENCE    NUMBER                      PROPERTY NAME                                      PROPERTY ADDRESS
------    ------                      -------------                                      ----------------


 B18     302000163      The Sierras                                             7158 Winton Way
 B19     245990128      Cedarwood Apartments                                    2411 Cedarwood Avenue
 A54       51956        Sherbrook Apartments                                    8026 McFarland Court
 A55       51953        Harvest Grove Apartments                                5239 Harvestwood Lane
 A56       51952        Woodlands Apartments of Columbus II                     5354 Deerbrook Lane
 A57       51957        Elmtree Park Apartments                                 11023 Elmtree Park Dr
 A58       51943        Elmwood Apartments II                                   5111 Elmhurst Road #3
 A59       51949        Sunnyside Apartments                                    909 West 20th Street
 A60       54321        Parkside I & II                                         951 SW 11th Street and 1020 SW Depot Avenue
 B20     410990032      President & Bel Air Apts.                               523-529 West Chelten Avenue
 A61       51948        Pine Knoll Apartments of Clayton County                 7393 Tara Road

B21.1    820000210      Willedrob Apartments                                    2 Willedrob
B21.2    820000210      Hershey Apartments                                      1104 Hershey Street
 B21     820000210      Hershey & Willedrob Apts. (Roll-Up)

 B22     440000198      Baycrest Apartments                                     2707-2709 Wildwood Circle & 2714-2718
                                                                                  Arlington Avenue
 A62       51933        Courtright Lane Apartments                              2269 Courtright Road
 A63       51951        Laurel Court Apartments                                 125 St. Paul Drive
 B23     410990031      Morris Manor Apts.                                      5721-45 Morris Street
 A64       51942        Clearlake Pines Apartments II                           2600 Clearlake Road #15A
 A65       51946        Deerwood Apartments                                     611 Mt. Homer Road
 B24     410990033      Chelten Arms Apartments                                 500-502 West Chelten Avenue
 A66       51989        Parkside Manor Apartments                               800-820 Montie Road
 A67       53630        Westwood Heights Apartments                             445 SW 27th Avenue
 A68       51982        Lantern Arms Apartments                                 848 Riverview Terrace
 A69       51947        Brandywyne Apartments East                              418 19th Street, SE
 A70       51986        Windmill Courts Apartments                              Clark Street
 A71       54059        315 Park Avenue                                         315 Park Avenue South
 A72       54656        701 Gateway Office Building                             701 Gateway Boulevard
 A73       53531        One Lake Park Office Building                           2140 Lake Park Boulevard
 A74       53967        PCS Holdings Corp Office Building                       9501 E. Shea Boulevard
 A75       53879        Talley Plaza                                            2702, 2800, 2828 North 44th Street
 A76       54748        Northwest-Hidden Valley                                 1750 112th Avenue, NE
 B25     260000223      Calverton Office Building #5                            11785 Beltsville Drive
 A77       54664        Freeport Office Center IV                               3660 Regent Boulevard
 B26     312000213      Stealth II                                              501 Technology Drive
 B27     800000214      Willows Corporate Center                                11261 Willows Road
 A78       54742        Northwest-Plaza West                                    9600 SW Oak Street
 A79       52141        Tech Center Plaza                                       2901, 2911, 2921 and 2931 North Tenya Way
 A80       54745        Northwest-Cascade Building                              520 SW Sixth Avenue
 A81       54606        Severn Place Office Building                            2450 Severn Avenue
 A82       54746        Northwest-Spalding Building                             319 SW Washington Street
 B28     304000155      800 California Street                                   800 California Street
 A83       51225        2815 Camino Del Rio Building                            2815 Camino Del Rio South
 B29     800000173      Westside Center                                         33301-33309 1st Avenue South
 A84       54739        Northwest-Beaverton Center                              14155-14255 SW Brigadoon Court
 B30     310000202      High Street Office                                      849 High Street
 B31     240000220      Acacia Court                                            20250 Acacia Street

B32.1    100000215      Prudential Office Building                              8 Lafayette Place
B32.2    100000215      Carswell Office Building                                1 Park Lane
B32.3    100000215      Stoneworks Showroom                                     28 Hunter Road
 B32     100000215      Prudential, Stoneworks & Carswell Buildings
                         (Roll-Up)

 A85       53749        Caledon Woods Professional Park Bldgs 3 & 11            3 & 11 Caledon Court
 B33     290990122      Pyramid Plaza                                           7434 Louis Pasteur Drive
 B34     275990124      Dickinson Square                                        1500 S. Christopher Columbus Boulevard
 B35     311000208      Enterprise Court                                        41715, 41743 and 41769 Enterprise Circle
 B36     240000187      North Broadway Office                                   2333 North Broadway
 A86       51941        Real Property Services Office Building                  818 W. Brooks Avenue
 A87       52387        Magna Post Office                                       8470 West 2700 South
 B37     400000275      Soaring Gulls Office Building                           3200 Soaring Gulls Drive
 B38     415000188      Glendale Office                                         815 - 819 E. Colorado Street
 B39     309000203      Patrick Professional Plaza                              3950 - 3960 East Patrick Lane
 B40     815000171      API Facility                                            6620 Lakeside Road
 A88       600055       Prospect Office Building                                857 Tenacity Drive
 A89       51978        Renaissance Plaza                                       1644-1684 SW Willamette Falls
 A90       51990        Lakemont Office Bldg.                                   11901 W. 48th Ave.
 A91       54674        Historic Mission Inn                                    3649 Mission Inn Avenue
 A92       52533        Marriott Courtyard - Embassy Row                        1600 Rhode Island Ave, NW
 A93       51872        Comfort Suites-BWI Airport                              815 Elkridge Landing Road
 B41     820000190      Waretech Industrial Park                                3085 Reid Road
 A94       54221        Eagle One Distribution Warehouse                        105 Eagle Vista Parkway
 A95       54222        Eagle Two Distribution Warehouse                        100 Eagle Vista Parkway


     COUNTY                    CITY
     ------                    ----


      Merced                 Winton
      Douglas                Lawrence
      Marion                 Indianapolis
      Franklin               Gahanna
      Franklin               Columbus
      Marion                 Indianapolis
      Palm Beach             West Palm Beach
      Tift                   Tifton
      Alachua                Gainesville
      Philadelphia           Philadelphia
      Clayton                Jonesboro

      McLean                 Bloomington
      McLean                 Bloomington



      Canyon                 Caldwell
      Franklin               Columbus
      Sandusky               Fremont
      Philadelphia           Philadelphia
      Brevard                Cocoa
      Lake                   Eustis
      Philadelphia           Philadelphia
      Wayne                  Lincoln Park
      Broward                Ft. Lauderdale
      Montgomery             Dayton
      Polk                   Winter Haven
      Madison                Cazenovia
      New York               New York
      San Mateo              South San Francisco
      Dallas                 Richardson
      Maricopa               Scottsdale
      Maricopa               Phoenix
      King                   Bellevue
      Prince George's        Beltsville
      Dallas                 Irving
      Washington             Cecil Township
      King                   Redmond
      Washington             Tigard
      Clark                  Las Vegas
      Multnomah              Portland
      Jefferson Parish       Metairie
      Multnomah              Portland
      Santa Clara            Mountain View
      San Diego              San Diego
      King                   Federal Way
      Washington             Beaverton
      Santa Clara            Palo Alto
      Orange                 Newport Beach

      Beaufort               Hilton Head Island
      Beaufort               Hilton Head Island
      Beaufort               Hilton Head Island



      Greenville             Greenville
      Bexar                  San Antonio
      Philadelphia           Philadelphia
      Riverside              Temecula
      Orange                 Santa Ana
      Clark                  North Las Vegas
      Salt Lake              Magna
      Clark                  Las Vegas
      Los Angeles            Glendale
      Clark                  Las Vegas
      Palm Beach             West Palm Beach
      Boulder                Longmont
      Clackamas              West Linn
      Jefferson              Wheat Ridge
      Riverside              Riverside
      District of Columbia   Washington
      Anne Arundel           Linthicum
      Genesee                Grand Blanc
      Fulton                 Atlanta
      Fulton                 Atlanta

                                                                               MATURITY OR
                                                                               ANTICIPATED
                                                            CUT-OFF             REPAYMENT
             ZIP       PROPERTY          ORIGINAL             DATE                DATE                  LOAN           MORTGAGE
  STATE     CODE         TYPE            BALANCE            BALANCE              BALANCE                TYPE             RATE
  -----     ----         ----            --------           -------              -------                ----             ----

    CA      95388     Multifamily        1,850,000          1,840,239            1,675,495             Balloon           8.500%
    KS      66046     Multifamily        1,800,000          1,786,686            1,630,369             Balloon           8.500%
    IN      46227     Multifamily        1,686,250          1,637,843            1,368,892             Balloon           7.370%
    OH      43230     Multifamily        1,650,000          1,602,633            1,339,465             Balloon           7.370%
    OH      43213     Multifamily        1,575,000          1,529,786            1,278,579             Balloon           7.370%
    IN      46229     Multifamily        1,500,000          1,456,939            1,217,694             Balloon           7.370%
    FL      33417     Multifamily        1,350,000          1,311,241            1,095,924             Balloon           7.370%
    GA      31794     Multifamily        1,342,500          1,303,961            1,089,837             Balloon           7.370%
    FL      32601     Multifamily        1,280,000          1,275,466            1,132,275             Balloon           7.510%
    PA      19144     Multifamily        1,240,000          1,224,812            1,105,222             Balloon           7.800%
    GA      30236     Multifamily        1,230,000          1,194,690             998,509              Balloon           7.370%

    IL      61704     Multifamily
    IL      61704     Multifamily
                      Multifamily        1,190,000          1,184,449            1,068,773             Balloon           8.125%

    ID      83605     Multifamily        1,110,877          1,106,466            1,003,009             Balloon           8.375%
    OH      43232     Multifamily        1,140,000          1,104,752             945,767              Balloon           8.130%
    OH      43420     Multifamily        1,125,000          1,092,705             913,272              Balloon           7.370%
    PA      19144     Multifamily        1,100,000          1,084,247             979,463              Balloon           7.750%
    FL      39222     Multifamily         900,000            874,161              730,617              Balloon           7.370%
    FL      32726     Multifamily         881,250            855,952              715,396              Balloon           7.370%
    PA      19144     Multifamily         855,000            843,938              765,738              Balloon           8.000%
    MI      48146     Multifamily         750,000            736,422              635,482              Balloon           8.910%
    FL      33312     Multifamily         600,000            597,944              540,408              Balloon           8.250%
    OH      45407     Multifamily         600,000            584,052              499,944              Balloon           8.250%
    FL      33884     Multifamily         600,000            582,776              487,077              Balloon           7.370%
    NY      13035     Multifamily         500,000            488,518              422,904              Balloon           8.830%
    NY      10010       Office          87,200,000          87,200,000           79,807,076            Balloon           6.700%
    CA      94080       Office          34,000,000          33,952,359           29,806,822            Balloon           7.140%
    TX      75080       Office          25,600,000          25,523,893           22,664,017            Balloon           7.550%
    AZ      85260       Office          24,700,000          24,573,859           20,399,141            Balloon           8.000%
    AZ      85008       Office          18,000,000          17,945,954           15,916,007            Balloon           7.500%
    WA      98004       Office          16,500,000          16,490,787           14,552,029            Balloon           7.362%
    MD      20705       Office          16,000,000          15,972,832           14,254,017            Balloon           7.750%
    TX      75063       Office          14,900,000          14,854,242           12,433,080            Balloon           7.420%
    PA      15317       Office          10,900,000          10,817,504           9,070,128             Balloon           8.250%
    WA      98052       Office          10,500,000          10,484,382           9,454,803             Balloon           8.200%
    OR      97223       Office           7,370,000          7,360,076            6,487,761             Balloon           7.301%
    NV      89128       Office           7,000,000          6,968,178            6,236,593             Balloon           7.802%
    OR      97204       Office           6,900,000          6,891,149            6,103,558             Balloon           7.494%
    LA      70001       Office           6,500,000          6,491,526            5,740,551             Balloon           7.430%
    OR      97204       Office           5,780,000          5,772,331            5,095,700             Balloon           7.360%
    CA      94040       Office           5,000,000          4,966,778            4,467,950             Balloon           7.900%
    CA      92108       Office           3,950,000          3,848,012            3,463,187             Balloon           7.142%
    WA      98003       Office           3,600,000          3,579,575            3,261,878             Balloon           8.500%
    OR      97005       Office           3,300,000          3,295,629            2,909,823             Balloon           7.367%
    CA      94301       Office           3,100,000          3,037,409            1,523,688             Balloon           8.000%
    CA      92660       Office           3,000,000          2,988,443            2,716,298             Balloon           8.500%

    SC      29926       Office
    SC      29928       Office
    SC      29926     Industrial
                        Various          2,925,000          2,913,677            2,647,210             Balloon           8.480%

    SC      29615       Office           2,922,360          2,913,196            2,619,469             Balloon           8.060%
    TX      78229       Office           2,900,000          2,846,758            2,098,674             Balloon           8.625%
    PA      19147       Office           2,843,500          2,827,936            2,581,347             Balloon           8.560%
    CA      92590       Office           2,800,000          2,791,265            2,543,258             Balloon           8.625%
    CA      92706       Office           2,800,000          2,784,319            2,522,734             Balloon           8.270%
    NV      89030       Office           2,562,000          2,495,404            2,113,773             Balloon           7.920%
    UT      84044       Office           2,450,000          2,429,331            1,732,423             Balloon           7.950%
    NV      89128       Office           2,315,000          2,311,246            2,070,357             Balloon           7.910%
    CA      91205       Office           2,235,000          2,223,743            2,018,080             Balloon           8.375%
    NV      89120       Office           1,500,000          1,493,978            1,365,079             Balloon           8.710%
    FL      33411       Office           1,285,000          1,278,959            1,167,406             Balloon           8.650%
    CO      80504       Office            862,635            856,990              720,867              Balloon           8.420%
    OR      97068       Office            750,000            724,481              612,602              Balloon           7.590%
    CO      80033       Office            733,000            719,020              616,601              Balloon           8.640%
    CA      92501        Hotel          18,000,000          17,912,607           14,987,142            Balloon           8.290%
    DC      20036        Hotel          13,500,000          13,324,256           11,545,015            Balloon           9.200%
    MD      21090        Hotel           8,550,000          8,498,406            7,230,140             Balloon           8.860%
    MI      48439     Industrial        15,700,000          15,642,813           14,058,780            Balloon           8.000%
    GA      30336     Industrial        12,917,500          12,891,152           10,550,638            Balloon           7.600%
    GA      30336     Industrial        11,225,000          11,202,104           9,168,255             Balloon           7.600%


   ADMINI-
  STRATIVE        SUB-          NET                       FIRST       INTEREST
     FEE       SERVICING     MORTGAGE      NOTE          PAYMENT       ACCRUAL
   RATE(1)     FEE RATE        RATE        DATE           DATE         METHOD
   -------     --------        ----        ----           ----         ------

    0.134%       0.090%        8.366%      7/19/2000     9/1/2000      ACT/360
    0.134%       0.090%        8.366%      3/27/2000     5/1/2000      ACT/360
    0.144%       0.100%        7.226%      4/28/1999     6/1/1999      ACT/360
    0.144%       0.100%        7.226%      4/28/1999     6/1/1999      ACT/360
    0.144%       0.100%        7.226%      4/28/1999     6/1/1999      ACT/360
    0.144%       0.100%        7.226%      4/28/1999     6/1/1999      ACT/360
    0.144%       0.100%        7.226%      4/28/1999     6/1/1999      ACT/360
    0.144%       0.100%        7.226%      4/28/1999     6/1/1999      ACT/360
    0.144%       0.100%        7.366%      12/20/2000    2/1/2001      ACT/360
    0.134%       0.090%        7.666%      10/1/1999     12/1/1999     ACT/360
    0.144%       0.100%        7.226%      4/28/1999     6/1/1999      ACT/360



    0.134%       0.090%        7.991%      9/28/2000     11/1/2000     ACT/360

    0.134%       0.090%        8.241%      10/5/2000     12/1/2000     ACT/360
    0.144%       0.100%        7.986%      11/25/1998    1/1/1999      ACT/360
    0.144%       0.100%        7.226%      4/28/1999     6/1/1999      ACT/360
    0.134%       0.090%        7.616%      7/28/1999     9/1/1999      ACT/360
    0.144%       0.100%        7.226%      4/28/1999     6/1/1999      ACT/360
    0.144%       0.100%        7.226%      4/28/1999     6/1/1999      ACT/360
    0.134%       0.090%        7.866%      8/20/1999     10/1/1999     ACT/360
    0.144%       0.100%        8.766%      8/12/1999     10/1/1999     ACT/360
    0.144%       0.100%        8.106%      11/9/2000     1/1/2001      ACT/360
    0.144%       0.100%        8.106%       2/2/1999     4/1/1999      ACT/360
    0.144%       0.100%        7.226%      4/28/1999     6/1/1999      ACT/360
    0.144%       0.100%        8.686%       3/1/1999     5/1/1999      ACT/360
    0.079%       0.035%        6.621%      3/28/2001     5/1/2001      ACT/360
    0.144%       0.100%        6.996%      3/16/2001     5/1/2001      ACT/360
    0.094%       0.050%        7.456%      1/29/2001     3/1/2001      ACT/360
    0.144%       0.100%        7.856%      12/6/2000     2/1/2001      ACT/360
    0.094%       0.050%        7.406%       1/4/2001     3/1/2001      ACT/360
    0.144%       0.100%        7.218%       4/6/2001     6/1/2001      ACT/360
    0.134%       0.090%        7.616%      2/13/2001     4/1/2001      ACT/360
    0.144%       0.100%        7.276%      2/21/2001     4/1/2001      ACT/360
    0.134%       0.090%        8.116%      9/29/2000     11/1/2000     ACT/360
    0.134%       0.090%        8.066%      2/14/2001     4/1/2001      ACT/360
    0.144%       0.100%        7.157%       3/6/2001     5/1/2001      ACT/360
    0.144%       0.100%        7.658%      10/13/2000    12/1/2000     ACT/360
    0.144%       0.100%        7.350%       3/6/2001     5/1/2001      ACT/360
    0.144%       0.100%        7.286%       3/9/2001     5/1/2001      ACT/360
    0.144%       0.100%        7.216%       3/6/2001     5/1/2001      ACT/360
    0.134%       0.090%        7.766%      6/21/2000     8/1/2000      ACT/360
    0.144%       0.100%        6.998%       8/3/1998     10/1/1998     ACT/360
    0.134%       0.090%        8.366%      6/21/2000     8/1/2000      ACT/360
    0.144%       0.100%        7.223%       3/6/2001     5/1/2001      ACT/360
    0.134%       0.090%        7.866%      10/27/2000    12/1/2000     ACT/360
    0.134%       0.090%        8.366%      10/17/2000    12/1/2000     ACT/360




    0.194%       0.150%        8.286%      10/6/2000     12/1/2000     ACT/360

    0.144%       0.100%        7.916%      12/4/2000     2/1/2001      ACT/360
    0.134%       0.090%        8.491%      5/26/2000     7/1/2000      ACT/360
    0.134%       0.090%        8.426%       6/2/2000     8/1/2000      ACT/360
    0.134%       0.090%        8.491%      11/8/2000     1/1/2001      ACT/360
    0.134%       0.090%        8.136%      7/21/2000     9/1/2000      ACT/360
    0.144%       0.100%        7.776%      4/30/1999     6/1/1999      ACT/360
    0.144%       0.100%        7.806%      12/13/2000    2/1/2001      ACT/360
    0.234%       0.190%        7.676%      2/23/2001     4/1/2001      ACT/360
    0.134%       0.090%        8.241%      8/17/2000     10/1/2000     ACT/360
    0.134%       0.090%        8.576%      9/25/2000     11/1/2000     ACT/360
    0.134%       0.090%        8.516%       8/4/2000     10/1/2000     ACT/360
    0.244%       0.200%        8.176%      10/4/2000     12/1/2000     ACT/360
    0.144%       0.100%        7.446%      11/24/1998    1/1/1999      ACT/360
    0.144%       0.100%        8.496%      8/27/1999     10/1/1999     ACT/360
    0.144%       0.100%        8.146%      12/21/2000    2/1/2001      ACT/360
    0.144%       0.100%        9.056%      1/11/2000     3/1/2000      ACT/360
    0.144%       0.100%        8.716%      10/27/2000    12/1/2000     ACT/360
    0.134%       0.090%        7.866%      11/30/2000    1/1/2001      ACT/360
    0.144%       0.100%        7.456%       3/2/2001     5/1/2001      ACT/360
    0.144%       0.100%        7.456%       3/2/2001     5/1/2001      ACT/360

                                                                               REMAINING
              ORIGINAL           ORIGINAL                                       TERM TO      MATURITY OR
              TERM TO          AMORTIZATION     INTEREST                       MATURITY/     ANTICIPATED                CROSS-
MONTHLY     MATURITY/ARD           TERM           ONLY         SEASONING          ARD         REPAYMENT             COLLATERALIZED
PAYMENT       (MONTHS)         (MONTHS)(ii)      PERIOD         (MONTHS)       (MONTHS)         DATE                    LOANS
-------       --------         ------------      ------         --------       --------         ----                    -----

  14,225         120                360                            10             110           8/1/2010                  No
  13,840         120                360                            14             106           4/1/2010                  No
  12,319         120                300                            25              95           5/1/2009                  No
  12,054         120                300                            25              95           5/1/2009                  No
  11,506         120                300                            25              95           5/1/2009                  No
  10,958         120                300                            25              95           5/1/2009                  No
   9,863         120                300                            25              95           5/1/2009                  No
   9,808         120                300                            25              95           5/1/2009                  No
   8,959         120                360                             5             115           1/1/2011                  No
   8,926         120                360                            19             101          11/1/2009                  No
   8,986         120                300                            25              95           5/1/2009                  No



   8,836         120                360                             8             112          10/1/2010                  No

   8,443         120                360                             7             113          11/1/2010                  No
   8,897         120                300                            30              90          12/1/2008                  No
   8,219         120                300                            25              95           5/1/2009                  No
   7,881         120                360                            22              98           8/1/2009                  No
   6,575         120                300                            25              95           5/1/2009                  No
   6,438         120                300                            25              95           5/1/2009                  No
   6,274         120                360                            21              99           9/1/2009                  No
   6,248         120                300                            21              99           9/1/2009                  No
   4,508         120                360                             6             114          12/1/2010                  No
   4,731         120                300                            27              93           3/1/2009                  No
   4,383         120                300                            25              95           5/1/2009                  No
   4,138         120                300                            26              94           4/1/2009                  No
 599,725         120                300              60             2             118           4/1/2011                  No
 229,409         120                360                             2             118           4/1/2011                  No
 179,876         120                360                             4             116           2/1/2011                  No
 190,639         120                300                             5             115           1/1/2011                  No
 125,859         120                360                             4             116           2/1/2011                  No
 113,815         120                360                             1             119           5/1/2011                  No
 114,626         120                360                             3             117           3/1/2011                  No
 109,336         110                300                             3             107           5/1/2010                  No
  85,941         120                300                             8             112          10/1/2010                  No
  78,514         120                360                             3             117           3/1/2011                  No
  50,532         120                360                             2             118           4/1/2011                  No
  50,401         120                360                             7             113          11/1/2010                  No
  48,217         120                360                             2             118           4/1/2011                  No
  45,138         120                360                             2             118           4/1/2011                  No
  39,862         120                360                             2             118           4/1/2011                  No
  36,340         120                360                            11             109           7/1/2010                  No
  26,657         120                360                            33              87           9/1/2008                  No
  27,681         120                360                            11             109           7/1/2010                  No
  22,774         120                360                             2             118           4/1/2011                  No
  29,625         120                180                             7             113          11/1/2010                  No
  23,067         120                360                             7             113          11/1/2010                  No




  22,449         120                360                             7             113          11/1/2010                  No

  21,566         120                360                             5             115           1/1/2011                  No
  25,397         120                240                            12             108           6/1/2010                  No
  21,998         119                360                            11             108           6/1/2010                  No
  21,778         120                360                             6             114          12/1/2010                  No
  21,075         120                360                            10             110           8/1/2010                  No
  19,638         120                300                            25              95           5/1/2009                  No
  20,417         120                240                             5             115           1/1/2011                  No
  16,842         120                360                             3             117           3/1/2011                  No
  16,988         120                360                             9             111           9/1/2010                  No
  11,758         120                360                             8             112          10/1/2010                  No
  10,017         120                360                             9             111           9/1/2010                  No
   6,900         120                300                             7             113          11/1/2010                  No
   5,586         120                300                            30              90          12/1/2008                  No
   5,972         120                300                            21              99           9/1/2009                  No
 142,402         120                300                             5             115           1/1/2011                  No
 115,146         119                300                            16             103           1/1/2010                  No
  70,933         120                300                             7             113          11/1/2010                  No
 115,201         120                360                             6             114          12/1/2010                  No
  96,301         120                300                             2             118           4/1/2011                  No
  83,683         120                300                             2             118           4/1/2011                  No



                                 LOCKOUT
              RELATED          EXPIRATION
               LOANS              DATE
               -----              ----

                 No               7/1/05
                 No               3/1/03
          Yes(BACM 01-1-G)       1/31/09
          Yes(BACM 01-1-G)       1/31/09
          Yes(BACM 01-1-G)       1/31/09
          Yes(BACM 01-1-G)       1/31/09
          Yes(BACM 01-1-G)       1/31/09
          Yes(BACM 01-1-G)       1/31/09
                 No              11/1/10
          Yes(BACM 01-1-N)        9/1/04
          Yes(BACM 01-1-G)       1/31/09



                 No               6/1/10

                 No              10/1/03
                 No              8/31/08
                 No              1/31/09
          Yes(BACM 01-1-N)        7/1/04
          Yes(BACM 01-1-G)       1/31/09
          Yes(BACM 01-1-G)       1/31/09
          Yes(BACM 01-1-N)        8/1/04
                 No              9/30/04
                 No              8/31/10
                 No              3/31/04
          Yes(BACM 01-1-G)       1/31/09
                 No              4/30/04
                 No               1/1/11
                 No               2/1/11
                 No              12/1/10
                 No              11/1/10
                 No              12/1/10
          Yes(BACM 01-1-J)        1/1/11
                 No               2/1/06
                 No               3/1/10
                 No               5/1/10
                 No              11/1/10
          Yes(BACM 01-1-J)       12/1/10
                 No               9/1/10
          Yes(BACM 01-1-J)       12/1/10
          Yes(BACM 01-1-I)        2/1/11
          Yes(BACM 01-1-J)       12/1/10
                 No               3/1/10
                 No               7/2/08
                 No               7/1/05
          Yes(BACM 01-1-J)       12/1/10
                 No               4/1/10
                 No              10/1/05




                 No               7/1/10

                 No              11/1/10
                 No               5/1/04
                 No               2/1/10
                 No               8/1/10
                 No               4/1/10
                 No              1/31/09
                 No              11/1/10
                 No              11/1/10
                 No               8/1/04
                 No               9/1/05
                 No               8/1/04
                 No               9/1/10
                 No             12/31/03
                 No              9/30/04
                 No              11/1/10
                 No               2/1/05
                 No               8/1/10
                 No               5/1/10
          Yes(BACM 01-1-H)        2/1/11
          Yes(BACM 01-1-H)        2/1/11

                                                                   YIELD
                                                                MAINTENANCE                        SE-          LOAN
          PREPAYMENT PENALTY DESCRIPTION (MONTHS)                   TYPE                         QUENCE        NUMBER
          ---------------------------------------                   ----                         ------        ------
                LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)                  NPV(BEY)                        B18        302000163
                LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                  NPV(BEY)                        B19        245990128
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A54          51956
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A55          51953
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A56          51952
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A57          51957
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A58          51943
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A59          51949
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A60          54321
                LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)                  NPV(BEY)                        B20        410990032
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A61          51948

                                                                                                  B21.1       820000210
                                                                                                  B21.2       820000210
                    LO(116)/OPEN(4)/DEFEASANCE                                                     B21        820000210

                LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                  NPV(BEY)                        B22        440000198
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A62          51933
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A63          51951
                LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)                  NPV(BEY)                        B23        410990031
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A64          51942
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A65          51946
                LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)                  NPV(BEY)                        B24        410990033
                 LO(60)/GRTR1%orYMNPV(56)/OPEN(4)                  NPV(MEY)                        A66          51989
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A67          53630
                 LO(60)/GRTR1%orYMNPV(56)/OPEN(4)                  NPV(MEY)                        A68          51982
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A69          51947
                 LO(60)/GRTR1%orYMNPV(56)/OPEN(4)                  NPV(MEY)                        A70          51986
                    LO(117)/OPEN(3)/DEFEASANCE                                                     A71          54059
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A72          54656
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A73          53531
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A74          53967
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A75          53879
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A76          54748
                LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)                  NPV(BEY)                        B25        260000223
                    LO(108)/OPEN(2)/DEFEASANCE                                                     A77          54664
                    LO(115)/OPEN(5)/DEFEASANCE                                                     B26        312000213
                    LO(116)/OPEN(4)/DEFEASANCE                                                     B27        800000214
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A78          54742
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A79          52141
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A80          54745
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A81          54606
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A82          54746
                    LO(116)/OPEN(4)/DEFEASANCE                                                     B28        304000155
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A83          51225
                LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)                  NPV(BEY)                        B29        800000173
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A84          54739
                    LO(113)/OPEN(7)/DEFEASANCE                                                     B30        310000202
                LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)                  NPV(BEY)                        B31        240000220

                                                                                                  B32.1       100000215
                                                                                                  B32.2       100000215
                                                                                                  B32.3       100000215
                    LO(116)/OPEN(4)/DEFEASANCE                                                     B32        100000215

                    LO(118)/OPEN(2)/DEFEASANCE                                                     A85          53749
                LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                  NPV(BEY)                        B33        290990122
                    LO(115)/OPEN(4)/DEFEASANCE                                                     B34        275990124
                    LO(116)/OPEN(4)/DEFEASANCE                                                     B35        311000208
                    LO(116)/OPEN(4)/DEFEASANCE                                                     B36        240000187
                    LO(116)/OPEN(4)/DEFEASANCE                                                     A86          51941
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A87          52387
                    LO(116)/OPEN(4)/DEFEASANCE                                                     B37        400000275
                LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                  NPV(BEY)                        B38        415000188
                LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)                  NPV(BEY)                        B39        309000203
                LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                  NPV(BEY)                        B40        815000171
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A88          600055
                 LO(60)/GRTR1%orYMNPV(56)/OPEN(4)                  NPV(MEY)                        A89          51978
                 LO(60)/GRTR1%orYMNPV(56)/OPEN(4)                  NPV(MEY)                        A90          51990
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A91          54674
         LO(60)/5%(12)/4%(12)/3%(12)/2%(12)/1%(8)/OPEN(3)                                          A92          52533
                    LO(117)/OPEN(3)/DEFEASANCE                                                     A93          51872
                    LO(113)/OPEN(7)/DEFEASANCE                                                     B41        820000190
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A94          54221
                    LO(118)/OPEN(2)/DEFEASANCE                                                     A95          54222

                                                                    APPRAISAL  APPRAISAL
             PROPERTY NAME                                            VALUE       DATE
             -------------                                            -----       ----
  The Sierras                                                       2,500,000    5/11/00
  Cedarwood Apartments                                              2,250,000    1/13/00
  Sherbrook Apartments                                              2,400,000    3/15/99
  Harvest Grove Apartments                                          2,200,000    3/18/99
  Woodlands Apartments of Columbus II                               2,100,000    3/18/99
  Elmtree Park Apartments                                           2,300,000    3/15/99
  Elmwood Apartments II                                             1,825,000    3/16/99
  Sunnyside Apartments                                              1,790,000    3/22/99
  Parkside I & II                                                   1,600,000    11/6/00
  President & Bel Air Apts.                                         1,550,000    3/11/99
  Pine Knoll Apartments of Clayton County                           1,640,000    3/22/99

  Willedrob Apartments                                                980,000    8/24/00
  Hershey Apartments                                                  560,000    8/24/00
  Hershey & Willedrob Apts. (Roll-Up)                               1,540,000    8/24/00

  Baycrest Apartments                                               1,550,000    8/15/00
  Courtright Lane Apartments                                        1,425,000    7/2/98
  Laurel Court Apartments                                           1,450,000    3/23/99
  Morris Manor Apts.                                                1,425,000    3/11/99
  Clearlake Pines Apartments II                                     1,200,000    3/18/99
  Deerwood Apartments                                               1,175,000    3/18/99
  Chelten Arms Apartments                                           1,070,000    3/11/99
  Parkside Manor Apartments                                         1,000,000    6/23/99
  Westwood Heights Apartments                                         810,000    8/16/00
  Lantern Arms Apartments                                             875,000    1/7/99
  Brandywyne Apartments East                                          800,000    3/18/99
  Windmill Courts Apartments                                          800,000    2/19/99
  315 Park Avenue                                                 132,000,000    1/9/01
  701 Gateway Office Building                                      59,020,000    1/16/01
  One Lake Park Office Building                                    32,000,000    9/29/00
  PCS Holdings Corp Office Building                                38,200,000    8/20/00
  Talley Plaza                                                     24,000,000    12/5/00
  Northwest-Hidden Valley                                          21,500,000    1/29/01
  Calverton Office Building #5                                     31,000,000   10/17/00
  Freeport Office Center IV                                        20,700,000    5/1/01
  Stealth II                                                       15,450,000    8/16/00
  Willows Corporate Center                                         14,100,000    1/15/01
  Northwest-Plaza West                                              9,150,000    1/15/01
  Tech Center Plaza                                                10,500,000    8/22/00
  Northwest-Cascade Building                                        8,550,000    1/12/01
  Severn Place Office Building                                      8,200,000    1/11/01
  Northwest-Spalding Building                                       8,500,000    1/11/01
  800 California Street                                             7,950,000    4/13/00
  2815 Camino Del Rio Building                                      5,500,000    6/15/98
  Westside Center                                                   5,300,000    4/26/00
  Northwest-Beaverton Center                                        4,600,000    1/16/01
  High Street Office                                                5,200,000    8/15/00
  Acacia Court                                                      4,600,000    9/15/00

  Prudential Office Building                                        1,760,000    9/5/00
  Carswell Office Building                                          1,175,000    9/8/00
  Stoneworks Showroom                                               1,040,000    9/18/00
  Prudential, Stoneworks & Carswell Buildings (Roll-Up)             3,975,000

  Caledon Woods Professional Park Bldgs 3 & 11                      4,000,000   10/17/00
  Pyramid Plaza                                                     5,350,000    1/19/00
  Dickinson Square                                                  4,100,000    1/27/00
  Enterprise Court                                                  4,600,000    8/29/00
  North Broadway Office                                             5,250,000    7/5/00
  Real Property Services Office Building                            3,935,000    1/27/99
  Magna Post Office                                                 3,760,000    10/1/00
  Soaring Gulls Office Building                                     3,375,000    1/10/01
  Glendale Office                                                   3,020,000    6/12/00
  Patrick Professional Plaza                                        2,200,000    8/3/00
  API Facility                                                      2,000,000    8/1/00
  Prospect Office Building                                          1,200,000    9/1/00
  Renaissance Plaza                                                 1,280,000    10/1/98
  Lakemont Office Bldg.                                             1,325,000    4/20/99
  Historic Mission Inn                                             28,500,000    10/3/00
  Marriott Courtyard - Embassy Row                                 22,000,000    1/1/01
  Comfort Suites-BWI Airport                                       12,500,000    12/8/99
  Waretech Industrial Park                                         21,000,000    8/1/00
  Eagle One Distribution Warehouse                                 16,850,000   11/21/00
  Eagle Two Distribution Warehouse                                 14,500,000   11/21/00

                                  TOTAL       SF/                         LOAN
    CUT-OFF                       UNITS/     UNIT/                     BALANCE PER                      OCCUPANCY
   DATE LTV       YEAR BUILT/     ROOM/      ROOM/       NET RENTABLE   SF/UNIT/        OCCUPANCY          AS OF              U/W
     RATIO        RENOVATED        BED        BED          AREA (SF)    ROOM/BED         PERCENT           DATE             REVENUES
     -----        -----------      ---        ---          ---------    --------         -------           ----             --------
      74%            1985           88       Units           63,800      20,912             92%           9/30/00            378,212
      79%          1964/2000       122       Units           77,158      14,645             96%          10/30/00            530,903
      68%            1986           77       Units           40,032      21,271             93%          12/31/00            381,868
      73%            1986           73       Units           37,440      21,954             97%          12/31/00            339,791
      73%            1984           70       Units           42,336      21,854             94%          12/31/00            358,421
      63%            1986           73       Units           35,136      19,958             97%          12/31/00            356,330
      72%            1984           50       Units           32,832      26,225             94%          12/31/00            323,146
      73%            1984           72       Units           42,624      18,111             92%          12/31/00            326,414
      80%            1981           28       Units           21,040      45,552            100%          11/14/00            219,748
      79%          1920/1999        62       Units           29,978      19,755             86%           9/30/00            318,641
      73%            1985           46       Units           29,376      25,972             98%          12/31/00            276,160

                   1979/2000        30       Units           22,272                         97%          12/31/00
                     1986           12       Units           13,500                         92%          12/31/00
      77%                           42       Units           35,772      28,201                                              250,516

      71%            1999           30       Units           27,000      36,882            100%          10/31/00            204,096
      78%            1973           47       Units           45,044      23,505             94%           9/30/00            261,479
      75%            1978           69       Units           40,032      15,836             97%          12/31/00            281,337
      76%            1930           54       Units           28,042      20,079             94%           9/30/00            294,474
      73%            1985           51       Units           31,968      17,140             98%          12/31/00            260,221
      73%            1982           50       Units           30,528      17,119             98%          12/31/00            256,726
      79%            1930           32       Units           25,984      26,373             97%           9/30/00            214,697
      74%            1956           32       Units           23,760      23,013            100%          12/31/00            182,914
      74%            1968           22       Units           20,854      27,179            100%          10/26/00            161,076
      67%            1965           49       Units           22,340      11,919             98%           5/18/00            208,209
      73%            1981           38       Units           23,328      15,336             95%          12/31/00            180,207
      61%            1963           32       Units           21,662      15,266            100%           3/19/01            157,651
      66%          1911/2001     319,766       SF           319,766        273             100%           3/23/01         15,396,936
      58%            1998        170,081       SF           170,081        200              98%           3/5/01           6,082,710
      80%            1999        192,213       SF           192,213        133              99%          12/31/00          4,476,979
      64%          1976/1994     354,888       SF           354,888        69              100%          11/30/00          6,108,988
      75%            1980        223,400       SF           223,400        80               95%           1/4/01           4,042,078
      77%            1979        119,098       SF           119,098        138              94%           3/19/01          2,677,412
      52%            1989        210,522       SF           210,522        76               99%           1/19/01          4,096,696
      72%            2000        159,000       SF           159,000        93              100%           2/22/01          2,899,842
      70%            2000         96,046       SF            96,046        113             100%           8/16/00          1,822,819
      74%            2001         53,000       SF            53,000        198             100%           3/2/01           1,607,891
      80%            1985         66,132       SF            66,132        111             100%           3/2/01           1,279,817
      66%            1997         58,389       SF            58,389        119              92%           10/2/00          1,166,439
      81%          1925/1990      90,026       SF            90,026        77              100%           3/1/01           1,293,077
      79%            1982         85,386       SF            85,386        76               96%           2/27/01          1,294,616
      68%          1910/1986      91,341       SF            91,341        63               84%           3/2/01           1,217,969
      63%            2000         21,776       SF            21,776        228             100%          10/30/00            934,642
      70%          1979/1997      56,276       SF            56,276        68               95%          12/19/00            729,438
      68%          1983/2000      57,260       SF            57,260        63               94%           2/7/01             989,006
      72%            1982         48,674       SF            48,674        68              100%           3/2/01             569,747
      59%          1924/2000      4,997        SF             4,997        608             100%           2/8/01             547,204
      65%            1990         27,056       SF            27,056        110             100%          10/18/00            596,005

                     1997         10,730       SF            10,730                        100%           9/10/00
                     1985         8,152        SF             8,152                        100%           9/10/00
                     1998         14,071       SF            14,071                        100%           9/10/00
      73%                         32,953       SF            32,953        88                                                473,002

      73%            1997         27,800       SF            27,800        105              90%          12/30/00            449,911
      53%          1985/2000      47,078       SF            47,078        60               86%           9/30/00            713,896
      69%          1922/1994      40,000       SF            40,000        71              100%           6/30/00            564,259
      61%            1990         79,343       SF            79,343        35               96%           9/8/00             697,210
      53%            1967         56,224       SF            56,224        50               84%           1/31/01            796,656
      63%            1999         32,900       SF            32,900        76              100%           9/30/00            488,352
      65%            1998         16,007       SF            16,007        152             100%          11/30/00            336,511
      69%            1997         19,467       SF            19,467        119             100%           1/30/01            384,593
      74%            1995         17,438       SF            17,438        128             100%           4/30/00            410,542
      68%            1998         16,095       SF            16,095        93              100%          12/31/00            267,910
      64%          1966/2000      23,828       SF            23,828        54              100%           6/2/00             300,233
      71%            2000         9,609        SF             9,609        89              100%           9/13/00            132,265
      57%          1992/1994      9,334        SF             9,334        78              100%          12/31/00            143,712
      54%            1998         13,807       SF            13,807        52              100%          12/31/00            179,181
      63%          1876/1992       235       Rooms          320,000      76,224             76%          11/30/00         18,165,155
      61%          1956/1998       156       Rooms          126,185      85,412             74%          12/31/00          5,933,252
      68%            1997          137       Rooms           75,510      62,032             82%          12/31/00          3,467,554
      75%          1955/1985     673,396       SF           673,396        23               93%           10/1/00          2,567,125
      77%            1999        545,778       SF           545,778        24              100%           1/2/01           1,841,365
      77%            1999        481,300       SF           481,300        23              100%           1/2/01           1,578,848


                                                                U/W
          U/W            U/W        U/W             U/W       RESERVES
        EXPENSES      CASH FLOW    DSCR           RESERVES    PER UNIT
        --------      ---------    ----           --------    --------
        165,690        212,522     1.25            22,000      250.00
        318,222        212,681     1.28            31,110      255.00
        172,546        190,572     1.29            18,750      243.51
        141,342        176,882     1.22            21,567      295.44
        138,694        198,027     1.43            21,700      310.00
        169,597        167,203     1.27            19,530      267.53
        122,026        187,470     1.58            13,650      273.00
        124,314        184,350     1.57            17,750      246.53
         75,402        135,946     1.26             8,400      300.00
        191,416        127,225     1.19            15,500      250.00
        111,246        148,534     1.38            16,380      356.09



        122,020        128,496     1.21            11,148      265.43

         80,151        123,945     1.22             5,250      175.00
        102,312        147,417     1.38            11,750      250.00
        123,378        140,064     1.42            17,895      259.35
        163,574        130,900     1.38            14,148      262.00
        121,420        121,551     1.54            17,250      338.24
        103,688        140,788     1.82            12,250      245.00
        112,288        102,409     1.36             8,000      250.00
         72,037        102,877     1.37             8,000      250.00
         87,306         68,270     1.26             5,500      250.00
        115,611         80,348     1.42            12,250      250.00
         83,726         86,232     1.64            10,249      269.71
         83,551         63,188     1.27            10,912      341.00
      3,783,499     11,475,764     1.70            32,407       0.10
      1,926,704      3,793,803     1.38            25,512       0.15
      1,515,667      2,764,166     1.28            19,221       0.10
      2,521,982      3,198,876     1.40            56,191       0.16
      1,737,443      1,908,617     1.26            44,680       0.20
        842,447      1,660,453     1.22            17,865       0.15
      1,592,656      2,028,643     1.47            42,104       0.20
      1,153,567      1,610,568     1.23            23,850       0.15
        394,033      1,348,856     1.31            15,367       0.16
        373,931      1,144,000     1.21             7,950       0.15
        414,220        759,423     1.25            11,904       0.18
        212,492        847,361     1.40             8,765       0.15
        455,193        726,563     1.26             9,303       0.10
        494,355        689,033     1.27            21,773       0.25
        467,200        598,636     1.25            18,002       0.20
        166,162        717,602     1.65             3,266       0.15
        251,624        416,847     1.30             5,628       0.10
        404,955        519,389     1.56             8,827       0.15
        162,090        353,864     1.29            10,201       0.21
         17,166        507,563     1.43               750       0.15
        206,332        347,089     1.25             5,411       0.20




        114,685        335,578     1.25             4,944       0.15

         94,446        323,484     1.25             2,780       0.10
        264,846        389,790     1.28             7,062       0.15
        163,484        359,302     1.36            10,400       0.26
        272,882        342,511     1.31            17,805       0.22
        372,526        356,027     1.41            14,056       0.25
        139,256        323,322     1.37             6,416       0.20
         14,830        310,468     1.27             1,601       0.10
         69,149        290,428     1.44             3,005       0.15
        120,190        263,933     1.29             4,185       0.24
         66,856        175,315     1.24             2,414       0.15
        127,261        150,455     1.25             5,004       0.21
         23,455        103,495     1.25               837       0.09
         44,014         84,440     1.26             1,400       0.15
         69,049         90,802     1.27             2,761       0.20
     14,899,512      2,629,863     1.54           635,780     2,705.45
      3,869,637      1,859,890     1.35           203,725     1,305.93
      2,132,598      1,196,254     1.41           138,702     1,012.42
        661,504      1,782,468     1.29            69,966       0.10
        332,162      1,419,818     1.23            27,289       0.05
        267,011      1,233,012     1.23            24,065       0.05

          MOST                   MOST
         RECENT                 RECENT             MOST          MOST            MOST      MOST       FULL              FULL
       STATEMENT                 END              RECENT        RECENT          RECENT    RECENT      YEAR              YEAR
          TYPE                   DATE            REVENUES      EXPENSES        CASH FLOW   DSCR     END DATE          REVENUES
          ----                   ----            --------      --------        ---------   ----     --------          --------
   Annualized Most Recent      9/30/2000          373,751       118,393         255,357    1.50     12/31/1999         362,500
   Actual Fiscal Year Ending   10/31/2000         529,094       293,471         112,552    0.68     10/31/1999         515,704
                                                                                                    12/31/2000         388,207
                                                                                                    12/31/2000         410,056
                                                                                                    12/31/2000         370,291
                                                                                                    12/31/2000         358,624
                                                                                                    12/31/2000         329,988
                                                                                                    12/31/2000         304,542
   Annualized Most Recent      10/31/2000         224,215        59,173         151,588    1.41     12/31/1999         212,245
   Annualized Most Recent      9/30/2000          285,846       172,738         113,108    1.06     12/31/1999         304,190
                                                                                                    12/31/2000         307,751



                                                                                                    12/31/2000          90,234

   Annualized Most Recent      9/30/2000          192,494        68,699         119,660    1.18     12/31/1999         159,629
   Annualized Most Recent      9/30/2000          264,223       136,024         128,199    1.20     12/31/1999         275,603
                                                                                                    12/31/2000         304,399
   Annualized Most Recent      9/30/2000          247,197       129,195         104,669    1.11     12/31/1999         259,948
                                                                                                    12/31/2000         294,780
                                                                                                    12/31/2000         280,453
   Annualized Most Recent      9/30/2000          191,080       111,487          76,593    1.02     12/31/1999         165,452
                                                                                                    12/31/2000         190,699
   Annualized Most Recent      9/30/2000          161,449        59,047         102,403    1.89     12/31/1999         156,279
   Annualized Most Recent      3/31/2000          182,400        61,820          94,904    1.67     12/31/1998         127,275
                                                                                                    12/31/2000         195,496
                                                                                                    12/31/2000         182,566
   Annualized Most Recent      1/31/2001       13,428,648     4,745,568       8,683,080    1.29     12/31/2000       8,844,792
   Annualized Most Recent      10/31/2000       5,648,764     1,378,888       4,262,536    1.55     12/31/1999       1,408,225
   Annualized Most Recent      11/30/2000       3,191,120     1,387,246       1,803,874    0.84

   Annualized Most Recent      10/31/2000       3,559,444     1,592,311       1,929,440    1.28     12/31/1999       3,459,912
                                                                                                    12/31/2000       2,449,255
   Annualized Most Recent      9/30/2000        4,478,145     1,501,302       2,867,688    2.08     12/31/1999       4,008,906



                                                                                                    12/31/2000       1,250,698
   Annualized Most Recent      9/30/2000        1,092,870       185,127         907,744    1.50     12/31/1999         804,227
                                                                                                    12/31/2000       1,232,140
   Annualized Most Recent      11/30/2000       1,179,496       407,561         685,795    1.27     12/31/1999       1,099,261
                                                                                                    12/31/2000       1,250,961
   Annualized Most Recent      9/30/2000          733,339       122,137         611,202    1.40
                                                                                                    12/31/2000         829,030
                                                                                                    12/31/2000         899,909
                                                                                                    12/31/2000         578,367

         Trailing 12           9/30/2000          585,001       178,988         406,013    1.47      3/31/2000         541,728




   Annualized Most Recent      8/31/2000          211,998        11,911         200,087    0.74     12/31/1999         220,437

                                                                                                    12/31/2000         333,592
   Annualized Most Recent      12/31/2000         776,134       260,186         515,948    1.69     12/31/1999         785,779
                                                                                                    12/31/2000         490,798
   Annualized Most Recent      9/30/2000          701,737       226,404         408,582    1.56     12/31/1999         486,696
   Annualized Most Recent      9/30/2000          728,763       368,032         355,686    1.41     12/31/1999         794,075
   Annualized Most Recent      9/30/2000          419,098         3,005         416,092    1.77     12/31/1999         397,540
   Annualized Most Recent      9/30/2000          350,225         5,245         344,980    1.41     12/31/1999         211,785
                                                                                                    12/31/2000         420,412
                                                                                                    12/31/1999         407,379
   Annualized Most Recent      12/31/2000         230,872        41,000         188,432    1.34     12/31/1999          86,966

   Annualized Most Recent      7/17/2000          119,064        10,927         103,178    1.25
                                                                                                    12/31/2000         186,198
                                                                                                    12/31/2000         247,440
   Annualized Most Recent      11/30/2000      18,176,584    14,597,812       3,578,772    2.09     12/31/1999      16,652,394
                                                                                                    12/31/2000       6,214,515
                                                                                                    12/31/2000       3,951,773
   Annualized Most Recent      9/30/2000        2,196,178       561,216       1,570,924    1.14     12/31/1999       2,810,209
   Annualized Most Recent      10/31/2000       1,746,489       205,855       1,540,634    1.33
   Annualized Most Recent      10/31/2000       1,516,096       157,350       1,358,746    1.35


      FULL           FULL      FULL
      YEAR           YEAR      YEAR
     EXPENSES      CASH FLOW   DSCR             LARGEST TENANT
     --------      ---------   -----             --------------
      125,372        237,128   1.39
      281,891        233,813   1.41
      179,511        208,696   1.41
      139,219        249,270   1.72
      116,714        253,577   1.84
      153,016        205,608   1.56
      121,774        208,214   1.76
      135,957        168,585   1.43
       69,763        132,852   1.24
      175,305        128,885   1.20
      104,025        203,726   1.89



       37,131         49,889   0.47

       46,593        113,036   1.12
      120,463        155,140   1.45
      118,513        167,942   1.70
      130,600        129,348   1.37
      121,184        173,596   2.20
      108,430        172,023   2.23
       78,398         87,054   1.16
       81,227        101,684   1.36
       76,901         79,378   1.47
      111,289         15,986   0.28
       78,952        116,544   2.22
       85,561         72,325   1.46
    3,635,623      5,071,496   0.75    Credit Suisse First Boston
      959,229        409,901   0.15    Actuate Corporation
                                       Lennox
                                       PCS Health Systems, Inc.
    1,674,129      1,737,881   1.15    Intergroup Health Services
      712,006      1,550,696   1.14    Nextel Communications
    1,482,180      2,452,726   1.78    Macro International, Inc.
                                       Ford Motor Credit Corp
                                       VA Tech America Corporation
                                       AT&T Wireless Service
      410,306        796,460   1.31    Travelers
      163,724        596,056   0.99    Mountain View Exec. Suites
      469,429        739,485   1.28    GST Telecom/Time Warner
      441,472        657,789   1.21    Progressive Casualty
      465,544        737,418   1.54    Grady Britton Advertising
                                       Honda R & D Americas Inc.
      108,780        687,089   2.15    Polexis
      354,067        389,332   1.17    Alaska Airlines
      160,336        392,317   1.44    Cascade Microtech (AT&T)
                                       WorldView Management Corp.
      171,167        370,561   1.34    Sunscope International

                                       Melrose Real Estate
                                       Lighthouse Financial
                                       Stoneworks
       51,211        169,226   0.63    Stoneworks

       78,676        254,916   0.99    Metropolitan Life Insurance
      254,039        531,740   1.74    Biomedical Applications
      125,162        363,061   1.38    Magee Rehabilitation
      237,712        248,984   0.95    American Media
      330,041        464,034   1.83    Orco Credit Union
                     397,540   1.69    Real Property Services Corp.
       33,447        178,338   0.73    US Postal Service
       52,372        355,840   1.76    Capital Pacific
      112,023        295,356   1.45    Cornerstone Animation
       22,151         62,362   0.44    Starbase-1 Coffee Company
                                       USDA
                                       Cafe Loi-Beh
       28,179        158,019   2.36    Renaissance Development Corp.
       58,701        188,739   2.63    Orten & Hindman
   13,480,936      1,989,532   1.16
    3,966,384      2,248,131   1.63
    2,355,980      1,595,793   1.87
      616,630      2,019,902   1.46    Security Packaging
                                       Saddle Creek
                                       Saddle Creek

                                                                                                     SECOND     SECOND
                LARGEST     LARGEST                                                        SECOND    LARGEST    LARGEST
      LARGEST   TENANT      TENANT                                                         LARGEST   TENANT     TENANT
      TENANT    % OF         LEASE                                                         TENANT    % OF       LEASE
      LEASED    TOTAL       EXPIRA-             SECOND LARGEST                             LEASED    TOTAL      EXPIRA-
        SF       SF          TION                   TENANT                                   SF        SF         SF
        --       --          ----                   ------                                   --        --         --
      203,278     64%       1/1/2017         Vanguarde Media                                45,963     14%     12/31/10
       73,853     43%      2/14/2008         Health Plan of San Mateo                       29,379     17%      12/6/06
      125,032     65%      6/25/2024         Philips Semiconductor                          22,929     12%      4/30/07
      354,888    100%     11/30/2021
       53,412     24%     12/13/2003         CDI                                            44,326     20%      2/15/03
       31,294     26%      8/31/2002         Aris Corporation                               23,569     20%      2/28/03
       93,134     44%     11/30/2006         O'Malley, Miles, Nylen & Gilmore               13,485      6%      4/26/03
      159,000    100%      5/14/2010
       96,046    100%      6/30/2010
       53,000    100%      1/14/2011
       10,593     16%      4/30/2002         Alpha Engineering                               9,900     15%      6/30/06
       14,005     24%     12/31/2006         Dahan Institute                                 7,401     13%      2/28/06
       18,750     21%      6/30/2007         Red Shield Insurance                           11,435     13%      3/31/04
       15,117     18%      1/31/2003         M.S. Benbow & Assoc.                           10,927     13%      1/31/03
       14,927     16%      6/30/2003         Dull Olson Weeks Architects                    12,521     14%     10/31/02
        8,001     37%      3/31/2005         Moai Technologies                               6,095     28%      3/31/05
       20,000     36%      9/30/2005         The Lenders Group                               5,400     10%     12/31/04
        8,020     14%      5/31/2003         Volt Information Sciences, Inc.                 5,275     9%       6/30/03
       33,750     69%      3/31/2002         Applied Laser Technology                       10,724     22%      8/31/05
        4,997    100%      5/31/2010
        5,064     19%      1/31/2005         Newport Back & Sport                            3,344     12%      4/26/04

        2,850     27%      8/31/2001         Prudential                                      2,215     21%      8/31/03
        8,152    100%      9/30/2015
       14,071    100%      9/30/2005
       14,071     43%      9/30/2005         Lighthouse Financial                            8,152     25%      9/30/15

        7,783     28%      3/31/2005         Banyan Retirement Services                      6,250     22%      5/31/05
        8,712     19%      3/31/2003         Renal Associates, PA                            4,505     10%      8/31/03
       11,576     29%     10/31/2004         Crime Prevention                               11,037     28%      9/30/03
        5,730     7%       8/31/2001         RDP                                             4,898     6%       7/31/02
        7,050     13%     10/31/2005         MTI College                                     6,622     12%      7/31/05
       32,900    100%     12/31/2013
       10,633     66%      3/31/2018         USPS (training center)                          5,374     34%     12/31/04
       10,050     52%     11/19/2003         B. Chamberlain, DDS                             2,879     15%      8/31/04
        3,500     20%      2/28/2003         Rehab Design                                    1,893     11%      1/14/01
        2,079     13%     12/31/2002         Hallmark Trading Company                        2,079     13%      6/30/03
       23,828    100%      3/31/2007
        1,682     18%      5/14/2001         One Source                                      1,400     15%     10/30/02
        6,000     64%      6/30/2002         Edward Jones                                    1,080     12%     10/31/02
       13,807    100%      3/19/2005


      215,342     32%      7/31/2002         Metokote Corporation                          172,174     26%      3/31/04
      545,778    100%      9/30/2020
      481,300    100%      9/30/2020


      SE-         LOAN
    QUENCE       NUMBER                                       PROPERTY NAME                                       PROPERTY ADDRESS
    ------       ------                                       -------------                                       ----------------

   A96.1          53806        Ball Plastics Warehouse                                    2900 McLane Drive
   A96.2          53806        Motts Warehouse                                            200 Dunn Road
    A96           53806        BALL PLASTICS/MOTTS WAREHOUSE-SUMMARY (ROLL-UP)

    B42         308000246      Quality Distribution Center                                130 West Jones Road
    B43         100000225      Industrial Park South                                      1160 and 1234 Palmour Drive
    B44         415000152      Center Pointe Business Park                                1280, 1300, 1400 North Johnson Avenue
    B45         240000204      ABI Distribution Center                                    4701 West Pointe Boulevard
    B46         400000169      Airport Commerce Center                                    11840, 11860, 11904-11954 La Cienega Blvd.
    A97           54740        Northwest-Vancouver Business Park                          3315 NE 112th Avenue
    B47         311000219      Buchanan Visual Communications                             12400 Ford Road
    A98           54055        Keystone Industrial Park                                   2558 Pearl Buck Road
    B48         315000232      Canoga Avenue Industrial                                   9667 Canoga Avenue
    B49         430990121      Electric Machinery Enterprises                             2515 East Hanna Avenue
    B50         430000217      Balboa Boulevard Building                                  9944 Balboa Avenue
    A99           54700        EDS Customer Relationship Management Inc. Building         300 10th Street
    A100          53675        Nation's Capital Archives                                  14811 Farm Creek Drive
    B51         275000160      McNulty Road                                               12285 McNulty Road
    B52         400000141      Premier Distribution                                       4013 Premier Avenue
    A101          53529        Hackensack Industrial                                      100 Commerce Way
    B53         415000192      Morally Wholesale Design Center                            456 East Mission Road

   B54.1        430990126      Bee Street Office Warehouse Building                       13777 Bee Street
   B54.2        430990126      Grissom Lane Office Warehouse Building                     11038 Grissom Lane
    B54         430990126      GRISSOM-BEE STREET WAREHOUSES (ROLL-UP)

    A102          51980        Southtown Blvd. Commercial Building                        1881 Southtown Blvd.
    A103          51983        ImageMax Warehouse                                         1040 Wabash Avenue
    B55         415000149      Saddleback Technology Park #2                              26631 Cabot Road
    B56         415990127      Saddleback Technology Park #1                              26621 Cabot Road
    B57         400000162      Suburban Acres-Rapid Estates                               6763 Minnick Road, 6773 Rapids Road
    B58         400000255      Indian Creek MHC                                           643 Indian Creek Road
    B59         400000181      Hollywood MHP                                              7230 4th Street North
    B60         400000229      Marlboro Courts MHP                                        4261 Hillary Circle
    B61         400000267      Mariposa Manor MHC                                         945 W. Manor Drive
    B62         400000183      Snug Harbor MHP                                            560 30th Avenue
    B63         300980019      Kimberly Gardens MHP                                       24922 Muirlands Blvd.
    B64         400000186      Country Homes Village MHP                                  FM 741/Towns Road
    B65         400990118      Sunrise MHP                                                3900 Lenore Drive
    B66         400000231      Holiday Rancho MHP                                         34184 County Line Road
    B67         400000154      Country Hills Mobile Estates                               11901 W McDowell Road
    B68         400000233      Flinn Springs MHP                                          14595 Olde Highway 80
    B69         415000221      Mountain View Villa MHC                                    21621 Sandia Avenue
    A104          51985        Mountain View Mobile Home Park                             3109 East Mulberry Street
    B70         400000143      Keystone MHP                                               303 Gordy Road
    A105          53552        A-1 Self Storage                                           2900 Monterey Road
    B71         302000168      Alum Rock Self Storage                                     2487 Alum Rock Avenue
    B72         415990105      Vanguard Self Storage                                      325 Trousdale Drive
    A106          52336        Downtown Mini Storage                                      1050 West Washington Blvd.
    B73         302000206      Torrance Self Storage                                      2515 Maricopa Street

    A107          51937        Capitol Mini-Storage #2                                    410 58th Street
    A108          51938        South Charleston Mini-Storage                              4126-4200 Kanawha Turnpike
                               SUB-TOTAL CROSSED LOANS

    A109          51974        Seattle Mini Storage                                       1100 Poplar Place South
    A110          53127        Elliot & Price Mini Storage                                2880 W. Elliot Road
    B74         440000205      Intermountain Self Storage                                 3960 2nd Avenue
    B75         295000135      US Storage Centers, Newport                                1652 Newport Blvd.
            ------------------------------------------------------------------------------------------------------------------------
                               TOTALS/WEIGHTED AVERAGE                                    185 LOANS
            ========================================================================================================================

                       COUNTY                  CITY
                       ------                  ----

A96.1             Onondaga                Lysander
A96.2             Wayne                   Lyons
  A96

  B42             Seneca                  Fostoria
  B43             Hall                    Gainesville
  B44             San Diego               El Cajon
  B45             Oklahoma                Oklahoma City
  B46             Los Angeles             Del Aire
  A97             Clark                   Vancouver
  B47             Dallas                  Farmers Branch
  A98             Bucks                   Bristol
  B48             Los Angeles             Chatsworth
  B49             Hillsborough            Tampa
  B50             San Diego               San Diego
  A99             Wright                  Clarion
 A100             Prince William          Woodbridge
  B51             Philadelphia            Philadelphia
  B52             Shelby                  Memphis
 A101             Bergen                  Hackensack
  B53             San Diego               San Marcos

B54.1             Dallas                  Farmers Branch
B54.2             Dallas                  Dallas
  B54

 A102             Montgomery              Moraine (Dayton)
 A103             Porter                  Chesterton
  B55             Orange                  Mission Viejo
  B56             Orange                  Mission Viejo
  B57             Niagra                  Lockport
  B58             Henry                   Locust Grove
  B59             Pinellas                St Petersburg
  B60             Palm Beach              West Palm Beach
  B61             Santa Cruz              Nogales
  B62             Santa Cruz              Santa Cruz
  B63             Orange                  Lake Forest
  B64             Williamson              Weir
  B65             Wichita                 Wichita Falls
  B66             San Bernardino          Yucaipa
  B67             Maricopa                Avondale
  B68             San Diego               Flinn Springs
  B69             San Bernardino          Apple Valley
 A104             Larimer                 Fort Collins
  B70             Galveston               Bacliff
 A105             Santa Clara             San Jose
  B71             Santa Clara             San Jose
  B72             San Diego               Chula Vista
 A106             Los Angeles             Los Angeles
  B73             Los Angeles              Torrance

 A107             Kanawha                 Charleston
 A108             Kanawha                 South Charleston


 A109             King                    Seattle
 A110             Maricopa                Chandler
  B74             Bannock                 Pocatello
  B75             Orange                  Costa Mesa

         (i)      Administrative Fee Rate includes the Sub-Servicing Fee Rate.

         (ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                                                                      MATURITY OR
                                                                      ANTICIPATED                                     ADMINI-
                                                    CUT-OFF            REPAYMENT                                      STRATIVE
           ZIP      PROPERTY       ORIGINAL          DATE                DATE               LOAN          MORTGAGE      FEE
 STATE     CODE       TYPE         BALANCE          BALANCE            BALANCE              TYPE            RATE      RATE (i)
 -----     -----   ----------    ------------     ------------       ------------     ----------------    --------    --------
   NY      13027   Industrial
   NY      14489   Industrial
                   Industrial       9,000,000        8,970,312          6,324,159          Balloon         7.750%      0.144%

   OH      44830   Industrial       8,250,000        8,172,130          5,547,950          Balloon         7.875%      0.134%
   GA      30503   Industrial       8,000,000        7,970,079          7,145,070          Balloon         7.890%      0.174%
   CA      92020   Industrial       6,665,000        6,627,083          6,037,652          Balloon         8.490%      0.134%
   OK      73279   Industrial       5,600,000        5,579,602          5,014,596          Balloon         8.000%      0.134%
   CA      90250   Industrial       5,400,000        5,370,297          4,873,045          Balloon         8.340%      0.214%
   WA      98682   Industrial       4,600,000        4,593,889          4,054,889          Balloon         7.355%      0.144%
   TX      75234   Industrial       4,275,000        4,254,098          3,555,497          Balloon         8.250%      0.134%
   PA      19007   Industrial       4,148,635        4,133,304          3,709,690          Balloon         7.940%      0.144%
   CA      91311   Industrial       3,520,000        3,509,426          3,169,036          Balloon         8.250%      0.134%
   FL      33610   Industrial       3,080,000        3,046,659          2,607,905          Balloon         8.875%      0.134%
   CA      92123   Industrial       2,700,000        2,686,211          2,229,865          Balloon         8.000%      0.134%
   IA      50525   Industrial       2,600,000        2,577,382          1,440,303          Balloon         7.500%      0.144%
   VA      22191   Industrial       2,400,000        2,387,786          1,983,227          Balloon         8.020%      0.144%
   PA      19116   Industrial       2,250,000        2,236,796          2,032,933          Balloon         8.375%      0.134%
   TN      38118   Industrial       2,100,000        2,075,346          1,739,415          Balloon         8.090%      0.184%
   NJ      07601   Industrial       1,800,000        1,791,137          1,495,385          Balloon         8.210%      0.144%
   CA      92079   Industrial       1,500,000        1,489,426          1,261,114          Balloon         8.625%      0.134%

   TX      75234   Industrial
   TX      75229   Industrial
                   Industrial       1,420,000        1,408,080          1,201,665          Balloon         8.875%      0.134%

   OH      45439   Industrial       1,087,500        1,057,777            914,339          Balloon         8.630%      0.144%
   IN      46304   Industrial         900,000          881,019            765,229          Balloon         9.010%      0.144%
   CA      92653   Industrial         755,000          749,037            679,988          Balloon         8.250%      0.134%
   CA      92653   Industrial         745,000          739,274            667,335          Balloon         8.000%      0.134%
   NY      14094   Mobile Home      5,430,000        5,396,757          4,931,709          Balloon         8.625%      0.214%
   GA      30248   Mobile Home      4,000,000        3,992,202          3,519,258          Balloon         7.250%      0.224%
   FL      33702   Mobile Home      3,500,000        3,480,921          3,160,961          Balloon         8.375%      0.224%
   FL      33406   Mobile Home      2,750,000        2,739,220          2,445,733          Balloon         7.875%      0.234%
   AZ      85621   Mobile Home      2,550,000        2,545,756          2,275,593          Balloon         7.820%      0.234%
   CA      95062   Mobile Home      2,300,000        2,287,864          2,083,048          Balloon         8.500%      0.234%
   CA      92630   Mobile Home      2,400,000        1,978,725                        Fully Amortizing    10.300%      2.334%
   TX      78627   Mobile Home      1,950,000        1,939,711          1,838,641          Balloon         8.500%      0.234%
   TX      76306   Mobile Home      1,550,000        1,530,466          1,300,413          Balloon         8.550%      0.234%
   CA      92399   Mobile Home      1,500,000        1,495,494          1,350,441          Balloon         8.250%      0.234%
   AZ      85323   Mobile Home      1,400,000        1,385,762          1,183,672          Balloon         8.840%      0.234%
   CA      92021   Mobile Home      1,350,000        1,346,511          1,215,150          Balloon         8.250%      0.234%
   CA      92307   Mobile Home      1,000,000          996,822            895,096          Balloon         8.000%      0.134%
   CO      80524   Mobile Home        615,000          597,236            505,882          Balloon         7.800%      0.144%
   TX      77518   Mobile Home        550,000          542,832            459,226          Balloon         8.375%      0.234%
   CA      95111  Self-Storage      5,100,000        5,077,591          4,187,080          Balloon         7.800%      0.144%
   CA      95116  Self-Storage      4,900,000        4,868,398          4,103,692          Balloon         8.500%      0.134%
   CA      92138  Self-Storage      4,050,000        3,999,275          3,359,864          Balloon         8.130%      0.134%
   CA      90015  Self-Storage      3,340,000        3,299,572                        Fully Amortizing     7.850%      0.144%
   CA      90503  Self-Storage      2,925,000        2,909,079          2,462,872          Balloon         8.725%      0.134%

   WV      25304  Self-Storage      2,175,000        2,123,285          1,830,731          Balloon         8.650%      0.144%
   WV      25309  Self-Storage      1,221,000        1,191,968          1,027,735          Balloon         8.650%      0.144%
                                    ---------------------------------------------
                                    3,396,000        3,315,253          2,858,466

   WA      98144  Self-Storage      1,873,000        1,840,554          1,584,345          Balloon         8.830%      0.144%
   AZ      85224  Self-Storage      1,600,000        1,595,770          1,328,865          Balloon         8.150%      0.144%
   ID      83204  Self-Storage      1,100,000        1,089,144            528,148          Balloon         9.250%      0.134%
   CA      92627  Self-Storage        983,000          973,073            831,908          Balloon         8.875%      0.134%
 ------------------------------------------------------------------------------------------------------------------------------
                                 $953,320,436     $948,131,109       $819,042,772                          7.696%
 ==============================================================================================================================


    SUB         NET                   FIRST     INTEREST
 SERVICING    MORTGAGE     NOTE      PAYMENT    ACCRUAL
 FEE RATE       RATE       DATE       DATE       METHOD
 ---------    --------  ----------  ---------   --------
 0.100%       7.606%     3/12/2001   5/1/2001   ACT/360

 0.090%       7.741%    12/13/2000   2/1/2001   ACT/360
 0.130%       7.716%    11/28/2000   1/1/2001   ACT/360
 0.090%       8.356%     6/19/2000   8/1/2000   ACT/360
 0.090%       7.866%    11/20/2000   1/1/2001   ACT/360
 0.170%       8.126%     7/20/2000   9/1/2000   ACT/360
 0.100%       7.211%      3/6/2001   5/1/2001   ACT/360
 0.090%       8.116%    12/22/2000   2/1/2001   ACT/360
 0.100%       7.796%    11/28/2000   1/1/2001   ACT/360
 0.090%       8.116%    12/13/2000   2/1/2001   ACT/360
 0.090%       8.741%     4/24/2000   6/1/2000   ACT/360
 0.090%       7.866%    12/11/2000   2/1/2001   ACT/360
 0.100%       7.356%      2/8/2001   4/1/2001   ACT/360
 0.100%       7.876%     12/7/2000   2/1/2001   ACT/360
 0.090%       8.241%     6/27/2000   8/1/2000   ACT/360
 0.140%       7.906%     5/12/2000   7/1/2000   ACT/360
 0.100%       8.066%     12/1/2000   2/1/2001   ACT/360
 0.090%       8.491%      9/5/2000  11/1/2000   ACT/360



 0.090%       8.741%     7/21/2000   9/1/2000   ACT/360

 0.100%       8.486%    12/22/1998   2/1/1999   ACT/360
 0.100%       8.866%      4/2/1999   6/1/1999   ACT/360
 0.090%       8.116%     3/30/2000   5/1/2000   ACT/360
 0.090%       7.866%     4/11/2000   6/1/2000   ACT/360
 0.170%       8.411%     5/17/2000   7/1/2000   ACT/360
 0.180%       7.026%     2/27/2001   4/1/2001   ACT/360
 0.180%       8.151%     7/26/2000   9/1/2000   ACT/360
 0.190%       7.641%    12/18/2000   2/1/2001   ACT/360
 0.190%       7.586%     2/21/2001   4/1/2001   ACT/360
 0.190%       8.266%      7/6/2000   9/1/2000   ACT/360
 2.290%       7.966%     9/10/1996  12/1/1996   ACT/360
 0.190%       8.266%     7/12/2000   9/1/2000   ACT/360
 0.190%       8.316%     3/14/2000   5/1/2000   ACT/360
 0.190%       8.016%    12/29/2000   2/1/2001   ACT/360
 0.190%       8.606%     5/15/2000   7/1/2000   ACT/360
 0.190%       8.016%      1/3/2001   3/1/2001   ACT/360
 0.090%       7.866%    12/21/2000   2/1/2001   ACT/360
 0.100%       7.656%      2/1/1999   4/1/1999   ACT/360
 0.190%       8.141%     3/29/2000   5/1/2000   ACT/360
 0.100%       7.656%      1/9/2001   3/1/2001   ACT/360
 0.090%       8.366%    10/30/2000  12/1/2000   ACT/360
 0.090%       7.996%     4/13/2000   6/1/2000   ACT/360
 0.100%       7.706%     1/31/2001   3/1/2001   ACT/360
 0.090%       8.591%     11/9/2000   1/1/2001   ACT/360

 0.100%       8.506%     3/1/1999    5/1/1999   ACT/360
 0.100%       8.506%     3/1/1999    5/1/1999   ACT/360



 0.100%       8.686%      9/7/1999  11/1/1999   ACT/360
 0.100%       8.006%     2/20/2001   4/1/2001   ACT/360
 0.090%       9.116%     11/1/2000  12/1/2000   ACT/360
 0.090%       8.741%      5/9/2000   7/1/2000   ACT/360
-------------------------------------------------------
              7.556%
=======================================================

                                                          REMAINING
            ORIGINAL        ORIGINAL                       TERM TO  MATURITY OR
             TERM TO     AMORTIZATION  INTEREST           MATURITY/ ANTICIPATED      CROSS-                            LOCKOUT
 MONTHLY   MATURITY/ARD      TERMS       ONLY   SEASONING   ARD      REPAYMENT   COLLATERALIZED         RELATED       EXPIRATION
 PAYMENT     (MONTHS)    (MONTHS)(ii)   PERIOD   (MONTHS) (MONTHS)     DATE          LOANS               LOANS           DATE
---------- ------------  ------------- -------- --------- --------- ----------- ----------------    ----------------  -----------
    73,885     120            240                    2       118      4/1/2011         No                  No            2/1/11

    69,865     120            228                    5       115      1/1/2011         No           Yes(BACM 01-1-M)     9/1/10
    58,089     120            360                    6       114     12/1/2010         No                  No           11/1/08
    51,201     120            360                   11       109      7/1/2010         No                  No            6/1/03
    41,091     120            360                    6       114     12/1/2010         No                  No           11/1/03
    40,911     120            360                   10       110      8/1/2010         No                  No            5/1/10
    31,708     120            360                    2       118      4/1/2011         No           Yes(BACM 01-1-J)    12/1/10
    33,706     120            300                    5       115      1/1/2011         No                  No            9/1/10
    30,268     120            360                    6       114     12/1/2010         No                  No           10/1/10
    26,445     120            360                    5       115      1/1/2011         No                  No           12/1/05
    25,584     120            300                   13       107      5/1/2010         No                  No            4/1/05
    20,839     120            300                    5       115      1/1/2011         No                  No           12/1/05
    24,102     108            180                    3       105      3/1/2010         No                  No            1/1/10
    18,555     120            300                    5       115      1/1/2011         No                  No            7/1/10
    17,102     120            360                   11       109      7/1/2010         No                  No            3/1/10
    16,334     120            300                   12       108      6/1/2010         No                  No            5/1/05
    14,144     120            300                    5       115      1/1/2011         No                  No           11/1/10
    12,205     120            300                    8       112     10/1/2010         No                  No            9/1/03



    11,795     120            300                   10       110      8/1/2010         No                  No            7/1/05

     8,852     120            300                   29       91       1/1/2009         No                  No           1/31/04
     7,559     120            300                   25       95       5/1/2009         No                  No           5/31/04
     5,672     120            360                   14       106      4/1/2010         No           Yes(BACM 01-1-O)     3/1/04
     5,467     120            360                   13       107      5/1/2010         No           Yes(BACM 01-1-O)     4/1/04
    42,234     120            360                   12       108      6/1/2010         No                  No            2/1/10
    27,287     120            360                    3       117      3/1/2011         No                  No           11/1/10
    26,603     120            360                   10       110      8/1/2010         No                  No            7/1/03
    19,941     120            360                    5       115      1/1/2011         No                  No           12/1/04
    18,392     120            360                    3       117      3/1/2011         No           Yes(BACM 01-1-P)     2/1/05
    17,685     120            360                   10       110      8/1/2010         No                  No            8/1/04
    26,233     180            180                   55       125     11/1/2011         No                  No           10/1/00
    14,994     84             360                   10       74       8/1/2007         No           Yes(BACM 01-1-P)     2/1/04
    12,533     120            300                   14       106      4/1/2010         No                  No            3/1/03
    11,269     120            360                    5       115      1/1/2011         No                  No           12/1/04
    11,596     120            300                   12       108      6/1/2010         No                  No            5/1/04
    10,142     120            360                    4       116      2/1/2011         No                  No            1/1/05
     7,338     120            360                    5       115      1/1/2011         No                  No           12/1/03
     4,665     120            300                   27       93       3/1/2009         No                  No           3/31/04
     4,383     120            300                   14       106      4/1/2010         No                  No            3/1/04
    38,689     120            300                    4       116      2/1/2011         No                  No           12/1/10
    39,456     120            300                    7       113     11/1/2010         No                  No            7/1/10
    31,608     120            300                   13       107      5/1/2010         No                  No            1/1/10
    31,850     180            180                    4       176      2/1/2016         No                  No           12/1/15
    24,005     120            300                    6       114     12/1/2010         No                  No            8/1/10

    17,734     120            300                   26       94       4/1/2009  Yes(BACM 01-1-E)    Yes(BACM 01-1-E)   12/31/08
     9,956     120            300                   26       94       4/1/2009  Yes(BACM 01-1-E)    Yes(BACM 01-1-E)   12/31/08


    15,501     120            300                   20       100     10/1/2009         No                  No           6/30/09
    12,508     120            300                    3       117      3/1/2011         No                  No            1/1/11
    10,075     180            240                    7       173     11/1/2015         No                  No            4/1/08
     8,165     120            300                   12       108      6/1/2010         No                  No            5/1/05
-------------------------------------------------------------------------------------------------------------------------------
$7,045,074     120            329                    7       113
===============================================================================================================================

                                                  YIELD
                                               MAINTENANCE         SE-        LOAN
    PREPAYMENT PENALTY DESCRIPTION (MONTHS)       TYPE           QUENCE      NUMBER
--------------------------------------------   ----------        ------    ---------
                                                                 A96.1       53806
                                                                 A96.2       53806
         LO(118)/OPEN(2)/DEFEASANCE                               A96        53806

         LO(116)/OPEN(4)/DEFEASANCE                               B42      308000246
LO(95)/GRTR1%PPMTorYM(21)/OPEN(4)/DEFEASANCE   NPV(BEY)           B43      100000225
      LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)        NPV(BEY)           B44      415000152
      LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)        NPV(BEY)           B45      240000204
         LO(116)/OPEN(4)/DEFEASANCE                               B46      400000169
         LO(116)/OPEN(4)/DEFEASANCE                               A97        54740
         LO(116)/OPEN(4)/DEFEASANCE                               B47      311000219
         LO(118)/OPEN(2)/DEFEASANCE                               A98        54055
      LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)        NPV(BEY)           B48      315000232
      LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)        NPV(BEY)           B49      430990121
      LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)        NPV(BEY)           B50      430000217
         LO(106)/OPEN(2)/DEFEASANCE                               A99        54700
         LO(114)/OPEN(6)/DEFEASANCE                              A100        53675
         LO(116)/OPEN(4)/DEFEASANCE                               B51      275000160
      LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)        NPV(BEY)           B52      400000141
         LO(118)/OPEN(2)/DEFEASANCE                              A101        53529
      LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)        NPV(BEY)           B53      415000192

                                                                 B54.1     430990126
                                                                 B54.2     430990126
      LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)        NPV(BEY)           B54      430990126

      LO(60)/GRTR1%orYMNPV(56)/OPEN(4)         NPV(MEY)          A102        51980
      LO(60)/GRTR1%orYMNPV(56)/OPEN(4)         NPV(MEY)          A103        51983
      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)        NPV(BEY)           B55      415000149
      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)        NPV(BEY)           B56      415990127
         LO(116)/OPEN(4)/DEFEASANCE                               B57      400000162
         LO(116)/OPEN(4)/DEFEASANCE                               B58      400000255
      LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)        NPV(BEY)           B59      400000181
      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)        NPV(BEY)           B60      400000229
      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)        NPV(BEY)           B61      400000267
      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)        NPV(BEY)           B62      400000183
  LO(47)/1%(60)/GRTR1%PPMTorYM(67)/OPEN(6)     Interest Diff      B63      300980019
      LO(42)/GRTR1%PPMTorYM(38)/OPEN(4)        NPV(BEY)           B64      400000186
      LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)        NPV(BEY)           B65      400990118
      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)        NPV(BEY)           B66      400000231
      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)        NPV(BEY)           B67      400000154
      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)        NPV(BEY)           B68      400000233
      LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)        NPV(BEY)           B69      415000221
      LO(60)/GRTR1%orYMNPV(56)/OPEN(4)         NPV(MEY)          A104        51985
      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)        NPV(BEY)           B70      400000143
         LO(118)/OPEN(2)/DEFEASANCE                              A105        53552
         LO(116)/OPEN(4)/DEFEASANCE                               B71      302000168
         LO(116)/OPEN(4)/DEFEASANCE                               B72      415990105
         LO(178)/OPEN(2)/DEFEASANCE                              A106        52336
         LO(116)/OPEN(4)/DEFEASANCE                               B73      302000206

         LO(116)/OPEN(4)/DEFEASANCE                              A107        51937
         LO(116)/OPEN(4)/DEFEASANCE                              A108        51938



         LO(116)/OPEN(4)/DEFEASANCE                              A109        51974
         LO(118)/OPEN(2)/DEFEASANCE                              A110        53127
      LO(89)/GRTR1%PPMTorYM(87)/OPEN(4)        NPV(BEY)           B74      440000205
      LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)        NPV(BEY)           B75      295000135
------------------------------------------------------------------------------------

====================================================================================


                                                          APPRAISAL   APPRAISAL
                     PROPERTY NAME                          VALUE       DATE
  ---------------------------------------------------    ----------   ---------
  Ball Plastics Warehouse                                 7,000,000    6/19/00
  Motts Warehouse                                         5,500,000    6/19/00
  BALL PLASTICS/MOTTS WAREHOUSE-SUMMARY (ROLL-UP)        12,500,000    6/19/00

  Quality Distribution Center                            11,000,000    12/1/00
  Industrial Park South                                  10,700,000   10/27/00
  Center Pointe Business Park                             9,100,000     4/3/00
  ABI Distribution Center                                 8,100,000    8/31/00
  Airport Commerce Center                                 7,490,000     5/3/00
  Northwest-Vancouver Business Park                       6,000,000    1/18/01
  Buchanan Visual Communications                          5,700,000    10/9/00
  Keystone Industrial Park                                5,200,000    10/2/00
  Canoga Avenue Industrial                                5,000,000    11/3/00
  Electric Machinery Enterprises                          4,800,000    11/3/99
  Balboa Boulevard Building                               5,900,000   10/13/00
  EDS Customer Relationship Management Inc. Building      3,250,000    12/1/00
  Nation's Capital Archives                               3,550,000    8/24/00
  McNulty Road                                            3,000,000     4/6/00
  Premier Distribution                                    3,000,000     1/1/00
  Hackensack Industrial                                   2,400,000    11/2/00
  Morally Wholesale Design Center                         2,020,000    7/16/00

  Bee Street Office Warehouse Building                    1,280,000    1/18/00
  Grissom Lane Office Warehouse Building                    615,000    1/18/00
  GRISSOM-BEE STREET WAREHOUSES (ROLL-UP)                 1,895,000    1/18/00

  Southtown Blvd. Commercial Building                     1,450,000   11/17/98
  ImageMax Warehouse                                      1,205,000     1/5/99
  Saddleback Technology Park #2                           1,150,000     1/7/00
  Saddleback Technology Park #1                           1,190,000     1/7/00
  Suburban Acres-Rapid Estates                            7,050,000     3/3/00
  Indian Creek MHC                                        5,900,000   11/29/00
  Hollywood MHP                                           4,600,000    5/26/00
  Marlboro Courts MHP                                     3,450,000   10/26/00
  Mariposa Manor MHC                                      3,390,000   12/19/00
  Snug Harbor MHP                                         3,250,000    5/30/00
  Kimberly Gardens MHP                                    6,600,000     8/1/96
  Country Homes Village MHP                               2,450,000    6/13/00
  Sunrise MHP                                             2,150,000    12/7/99
  Holiday Rancho MHP                                      2,070,000    11/1/00
  Country Hills Mobile Estates                            1,915,000     3/8/00
  Flinn Springs MHP                                       2,070,000   10/25/00
  Mountain View Villa MHC                                 1,905,000    11/1/00
  Mountain View Mobile Home Park                          1,050,000    1/13/99
  Keystone MHP                                              690,000     3/1/00
  A-1 Self Storage                                        7,980,000    11/8/00
  Alum Rock Self Storage                                  6,810,000    8/24/00
  Vanguard Self Storage                                   5,835,000    2/23/00
  Downtown Mini Storage                                   6,800,000    8/20/00
  Torrance Self Storage                                   3,900,000    8/11/00

  Capitol Mini-Storage #2                                 2,900,000   11/12/98
  South Charleston Mini-Storage                           1,645,000   11/12/98
                                                      -------------
  SUB-TOTAL CROSSED LOANS                                 4,545,000

  Seattle Mini Storage                                    2,950,000    4/23/99
  Elliot & Price Mini Storage                             2,800,000     9/5/00
  Intermountain Self Storage                              1,600,000     8/7/00
  US Storage Centers, Newport                             1,500,000    2/23/00
------------------------------------------------------------------------------
  TOTALS/WEIGHTED AVERAGE
==============================================================================

                              TOTAL       SF                      LOAN
  CUT-OFF                     UNITS/     UNIT/                   BALANCE                     OCCUPANCY
  DATE LTV      YEAR BUILT/   ROOM/      ROOM/    NET RENTABLE   SF/UNIT/     OCCUPANCY        AS OF          U/W
   RATIO        RENOVATED     BED        BED        AREA (SF)    ROOM/BED      PERCENT         DATE         REVENUES
  --------      -----------  -------     ----     ------------   --------     ---------      ---------      --------
                  1989       240,000     SF          240,000                     100%         3/20/01
                  1988       240,000     SF          240,000                     100%         3/20/01
     72%                     480,000     SF          480,000       19                                       1,650,367

     74%        1984/2000    588,000     SF          588,000       14            100%         12/1/00       1,445,788
     75%        1991/1999    319,027     SF          319,027       25            100%        10/20/00       1,216,584
     73%          1999       106,506     SF          106,506       62            100%        10/30/00         971,309
     69%          2000       115,416     SF          115,416       48            100%        12/31/00         714,840
     72%          2000        62,685     SF           62,685       86             93%        10/25/00         836,967
     77%          1991       108,000     SF          108,000       43             96%          3/2/01         651,884
     75%          1998        75,517     SF           75,517       56            100%         10/9/00         703,162
     79%          1977       100,032     SF          100,032       41            100%        11/28/00         695,376
     70%          1977        83,239     SF           83,239       42            100%         11/3/00         580,438
     64%        1956/1994    136,992     SF          136,992       22            100%         9/30/00         662,318
     46%        1967/2000     45,530     SF           45,530       59            100%        10/31/00         622,850
     79%          1997       126,900     SF          126,900       20            100%        12/27/00         434,859
     67%          1988        53,625     SF           53,625       45            100%        12/15/00         431,950
     75%        1988/1999     75,000     SF           75,000       30            100%        12/31/00         414,788
     69%        1964/1999    181,064     SF          181,064       11            100%        10/12/00         398,456
     75%        1963/1970     39,782     SF           39,782       45            100%        12/31/00         345,033
     74%        1977/2000     22,800     SF           22,800       65            100%         9/30/00         237,107

                  1982        43,000     SF           43,000                     100%        12/31/00
                1971/1998     19,880     SF           19,880                     100%        12/31/00
     74%                      62,880     SF           62,880       22                                         283,844

     73%        1960/1978     46,000     SF           46,000       23             90%        12/31/00         221,782
     73%          1979        41,145     SF           41,145       21            100%         8/23/00         152,081
     65%          1989         9,988     SF            9,988       75            100%        11/15/99         116,451
     62%          1989        10,350     SF           10,350       71            100%        11/16/99         120,506
     77%        1959/1999        326    Pads                     16,554           95%        10/26/00       1,112,240
     68%        1970/1994        288    Pads                     13,862           97%        11/27/00         901,173
     76%        1949/1995        236    Pads                     14,750           98%         9/30/00         668,299
     79%        1985/2000         96    Pads                     28,534           99%         2/28/01         476,539
     75%        1971/1995        140    Pads                     18,184           99%         1/15/01         467,742
     70%        1962/1972        120    Pads                     19,066          100%         9/30/00         464,394
     30%          1972           159    Pads                     12,445          100%         9/30/00       1,293,210
     79%          1999           121    Pads                     16,031           95%         9/30/00         374,233
     71%        1971/1999        243    Pads                      6,298           94%          7/1/00         369,594
     72%          1957           132    Pads                     11,329           74%         10/2/00         356,422
     72%        1976/1999        106    Pads                     13,073           95%         9/30/00         329,596
     65%          1960            50    Pads                     26,930           94%          9/8/00         301,552
     52%          1989           107    Pads                      9,316           79%         11/1/00         324,433
     57%          1970            36    Pads                     16,590          100%        12/31/00         125,001
     79%          1975            51    Pads                     10,644           96%        12/31/00         152,114
     64%          1998           838   Units          83,780      6,059           94%        12/27/00       1,053,814
     72%          2000           639   Units          58,690      7,619           99%         10/5/00         865,824
     69%          1999           827   Units          90,294      4,836           93%         9/30/00         982,901
     49%        1978/1988        778   Units          98,642      4,241           99%          2/1/01       1,124,727
     75%        1976/1998        474   Units          42,831      6,137           95%        12/31/00         605,265

     73%        1978/1995        700   Units          80,483      3,033           74%        12/31/00         461,559
     72%        1976/1978        516   Units          56,193      2,310           70%        12/31/00         285,194


     62%        1955/1986        507   Units          32,806      3,630           71%         9/30/00         411,409
     57%          1986           609   Units          57,675      2,620           69%         2/28/01         386,197
     68%        1984/1998        476   Units          75,880      2,288           93%         10/1/00         226,985
     65%        1970/1999        52    Units          16,402     18,713          100%        10/31/00         184,620
-----------------------------------------------------------------------------------------------------------------------
     71%
=======================================================================================================================


                                                        U/W
     U/W           U/W       U/W            U/W       RESERVES
   EXPENSES     CASH FLOW    DSCR         RESERVES    PER UNIT
   --------     ---------    ----         --------   ---------
    428,739     1,099,733    1.24          48,000      0.10

    235,231     1,134,746    1.35         108,359      0.18
    193,066       940,958    1.35          31,903      0.10
    182,832       749,126    1.22          15,976      0.15
     25,839       649,630    1.32          11,542      0.10
    158,845       633,042    1.29           9,403      0.15
    130,975       480,849    1.26          10,800      0.10
    151,059       524,412    1.30           7,552      0.10
    191,916       454,018    1.25          20,006      0.20
    117,175       436,398    1.38           8,324      0.10
    134,232       492,256    1.60          20,549      0.15
    118,585       449,592    1.80           6,830      0.15
     81,891       332,918    1.15           6,345      0.05
    107,027       299,949    1.35          11,219      0.21
    125,454       264,255    1.29           7,500      0.10
    100,663       270,505    1.38          18,106      0.10
    106,487       223,930    1.32           7,956      0.20
     32,585       188,971    1.29           3,420      0.15



     84,831       182,879    1.29          12,576      0.20

     41,226       151,116    1.42           7,988      0.17
     29,091       101,874    1.12           6,146      0.15
     26,101        84,603    1.24           1,898      0.19
     26,911        88,034    1.34           2,018      0.19
    477,572       634,668    1.25          16,300     50.00
    376,761       524,412    1.60          20,160     70.00
    257,867       410,432    1.29          11,800     50.00
    162,509       314,030    1.31           4,800     50.00
    197,647       270,095    1.22           7,000     50.00
    206,631       257,763    1.21           6,000     50.00
    681,246       611,964    1.94           7,950     50.00
    146,642       227,591    1.26           6,050     50.00
    199,777       169,817    1.13          12,150     50.00
    177,547       178,875    1.32           6,600     50.00
    138,714       190,882    1.37           5,300     50.00
    116,217       185,335    1.52           2,500     50.00
    200,609       123,824    1.41           5,350     50.00
     27,907        95,294    1.70           1,800     50.00
     84,749        67,365    1.28           2,550     50.00
    364,806       676,441    1.46          12,567     15.00
    235,189       630,635    1.33           8,804     13.78
    374,904       607,997    1.60          13,529     16.36
    479,369       630,523    1.65          14,835     19.07
    216,304       388,961    1.35           6,425     13.55

    139,056       311,580    1.46          10,923     15.60
    134,745       142,179    1.19           8,270     16.03


    167,444       239,026    1.29           4,939      9.74
    166,203       210,859    1.40           9,135     15.00
     63,883       163,102    1.35          11,381     23.91
     60,003       124,617    1.27           2,444     47.00
-----------------------------------------------------------------
                             1.35
=================================================================

         MOST                 MOST
        RECENT               RECENT         MOST         MOST         MOST      MOST       FULL            FULL
       STATEMENT              END          RECENT       RECENT       RECENT     RECENT     YEAR            YEAR
         TYPE                 DATE        REVENUES     EXPENSES     CASH FLOW   DSCR     END DATE        REVENUES
  ----------------------   ----------     --------     --------     ---------  -------   ---------       --------

  Annualized Most Recent   10/31/00      1,517,842      240,691     1,277,150    1.44


  Annualized Most Recent   10/31/00      1,173,127      108,458     1,060,270    1.52    12/31/00        880,210
  Annualized Most Recent   12/31/00      1,018,514      162,558       855,956    1.39

  Annualized Most Recent    9/30/00        549,485       85,945       437,096    0.89
                                                                                         12/31/00        643,822



  Annualized Most Recent    9/30/00        624,313       50,911       573,403    1.87    12/31/99        427,946
  Annualized Most Recent   10/31/00        261,522       46,039    -1,443,651   -5.77    12/31/99         78,722
                                                                                         12/31/00        449,299

  Annualized Most Recent   12/31/00        467,369      114,507       352,862    1.72    12/31/99        346,580
  Annualized Most Recent    9/30/00        422,059       84,522       335,351    1.71    12/31/99        345,296
  Annualized Most Recent   12/31/00        387,080                    387,080    2.28




                                                                                         12/31/99         78,300

                                                                                         12/31/00        224,043

                                                                                         12/31/00        136,800
                                                                                         12/31/00        122,300
  Annualized Most Recent    9/30/00      1,067,743      527,164       414,690    0.82    12/31/99        951,643
  Annualized Most Recent   11/30/00        936,338      330,372       599,176    1.83    12/31/99        872,320
  Annualized Most Recent    9/30/00        756,481      221,705       534,776    1.68    12/31/99        641,401
  Annualized Most Recent    9/30/00        411,069      133,111       264,225    1.10    12/31/99        350,271
                                                                                         12/31/00        476,745
                                                                                         12/31/00        426,124
  Annualized Most Recent    9/30/00      1,289,399      617,352       672,047    2.13
  Annualized Most Recent    9/30/00        340,937      114,157       226,780    1.26
  Annualized Most Recent    9/30/00        371,086      174,262       181,121    1.20    12/31/99        348,492
  Annualized Most Recent    9/30/00        327,185      183,967       143,218    1.06    12/31/99        329,075
  Annualized Most Recent   10/31/00        335,971      118,864       200,786    1.44    12/31/99        302,913
  Annualized Most Recent    9/30/00        275,306      120,960       154,346    1.27    12/31/99        265,093
  Annualized Most Recent    8/31/00        311,724      178,100       133,624    1.52
                                                                                         12/31/00        131,850
                                                                                         12/31/00        184,241
  Annualized Most Recent   10/31/00        985,954      354,326       631,627    1.36    12/31/99        779,263
  Annualized Most Recent   11/30/00        732,159      234,787       497,371    1.05
  Annualized Most Recent    9/30/00        873,631      361,727       511,904    1.35
                                                                                         12/31/00      1,166,243
                                                                                         12/31/00        494,972

                                                                                         12/31/00        421,507
                                                                                         12/31/00        281,953


                                                                                         12/31/00        429,534
                                                                                         12/31/00        413,510
  Annualized Most Recent    9/30/00        235,262       60,142       175,120    1.45    12/31/99        222,311
                                                                                         12/31/00        191,467
---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================


    FULL         FULL     FULL
    YEAR         YEAR     YEAR
  EXPENSES     CASH FLOW  DSCR                  LARGEST TENANT
  --------     --------- -----  --------------------------------------------
                                Ball Corporation
                                Mott's


                                Quality Farm & Fleet, Inc.
  91,815       779,796   1.12   Siemens Automotive Corporation
                                Gateway Church
                                Anheuser-Busch, Incorporated
                                USDA
 127,964       466,897   1.23   Vancouver Indoor Sports
                                DWJ Enterprises, Inc., dba Buchanan Visual
                                Proctor & Gamble
                                George B. Woodcock & Co.
               427,946   1.39   Electric Machinery Enterprises
  28,132      -567,060  -2.27   Maxwell Technologies, Inc.
  64,095       385,204   1.33   EDS Customer Relationship Mngt. Inc.
                                Nation's Capital Archives
 111,317       211,322   1.03   Pepsi Cola Bottling Group, LLC
  28,468       316,827   1.62   Pyramid Distribution, Inc.
                                TimePlex, LLC
                                Morally Wholesale, Inc.

                                Combined Metal
                                Complete Tire
  11,466        66,834   0.47

  93,821       130,222   1.23   M&R Flexible Packaging
                                ImageMax
  18,205       118,595   1.74   Gymnastics For Kids
  18,765       103,535   1.58   South Central Pool Supply
 527,748         4,050   0.01
 310,035       556,375   1.70
 213,854       427,547   1.34
 137,799       199,629   0.83
 192,763       273,981   1.24
 160,649       265,475   1.25


 145,893       146,675   0.98
 188,868       140,207   1.04
 115,543       146,115   1.05
 124,972       140,121   1.15

  22,913       108,937   1.95
  87,229        85,111   1.62
 333,782       445,481   0.96


 539,635       612,744   1.60
 184,461       310,511   1.08

 212,765       208,742   0.98
 116,270       165,683   1.39


 216,045       213,489   1.15
 160,272       253,238   1.69
  42,540       179,771   1.49
  59,301       121,404   1.24
----------------------------------------------------------------------------

============================================================================

                                                                                  SECOND   SECOND
             LARGEST    LARGEST                                         SECOND    LARGEST  LARGEST
             TENANT     TENANT                                          LARGEST   TENANT   TENANT
    LARGEST   % OF      LEASE                                           TENANT     % OF    LEASE
    TENANT    TOTAL     EXPIRA-        SECOND LARGEST                   LEASED    TOTAL    EXPIRA-
    LEASED     SF        TION             TENANT                          SF        SF      TION
    -------  -------  ---------   ---------------------------           -------  --------  -------
    240,000   100%     5/31/06
    240,000   100%     4/15/06


    588,000   100%    12/18/14
    161,543    51%     4/30/10   Techmer PM, LLC                        60,624    19%      5/31/05
     16,640    16%    11/30/06   Dept of Corrections                    14,840    14%      6/30/07
    115,416   100%      9/7/10
     15,258    24%     7/31/09   Eagle Rider                             7,213    12%       6/9/10
     20,000    19%     1/31/04   KVL Company, Inc                       18,000    17%      1/31/05
     75,517   100%    11/30/20
     50,000    50%    10/31/05   Impact Transportation, Inc.            25,032    25%     10/31/10
     83,239   100%    11/30/15
    136,992   100%     7/22/15
     45,530   100%     7/31/07
    126,900   100%    12/31/09
     53,625   100%     10/1/15
     25,000    33%    11/30/03   Vega Computer Industries, Inc.         11,250    15%     10/30/02
    181,064   100%     8/31/02
     39,782   100%      9/1/15
     22,800   100%     7/30/15

     24,000    56%      9/1/02   ERICO Industries                       19,000    44%     12/31/15
      8,600    43%     2/29/04   Van Nest                                6,000    30%      4/30/10


     20,554    45%     6/30/23   Concept Imaging                        19,758    43%         MTM
     41,145   100%    12/31/17
      6,915    69%     9/30/01   Revco Solar Engineering, Inc.           3,073    31%       3/1/12
     10,350   100%    12/31/05

                                PROPERTY TYPE(1)

                                                           % OF         WEIGHTED                      WEIGHTED
                           NUMBER OF     AGGREGATE       INITIAL        AVERAGE        MIN/MAX        AVERAGE        MIN/MAX
                           MORTGAGED    CUT-OFF DATE       POOL       UNDERWRITING   UNDERWRITING   CUT-OFF DATE   CUT-OFF DATE
      PROPERTY TYPE        PROPERTIES     BALANCE        BALANCE          DSCR           DSCR        LTV RATIO      LTV RATIO
      -------------        ----------   ------------   ------------   ------------   ------------   ------------   ------------
Office...................      37       $343,862,905       36.3%          1.42x       1.21/1.70x        67.8%       51.5/80.6%
Multifamily..............      67        286,371,425       30.2%          1.28x       1.15/1.82x        75.0%       60.1/82.1%
Industrial...............      29        122,804,541       13.0%          1.30x       1.12/1.80x        73.2%       45.5/79.5%
Retail...................      30         94,132,981        9.9%          1.33x       1.11/2.35x        70.1%       33.2/79.9%
    Anchored.............      11         59,330,667        6.3%          1.31x       1.11/1.50x        72.0%       53.2/79.9%
    Unanchored...........      16         29,786,225        3.1%          1.38x       1.22/2.35x        65.7%       33.2/78.8%
    Shadow Anchored......       3          5,016,089        0.5%          1.26x       1.13/1.30x        73.3%       69.1/74.9%
Hotel....................       3         39,735,269        4.2%          1.45x       1.35/1.54x        63.2%       60.6/68.0%
Mobile Home..............      15         32,256,279        3.4%          1.37x       1.13/1.94x        70.2%       30.0/79.4%
Self-Storage.............      11         28,967,709        3.1%          1.43x       1.19/1.65x        65.8%       48.5/74.6%
                              ---       ------------      -----           ----        ---------         ----        ---------
                              192       $948,131,109      100.0%          1.35x       1.11/2.35x        70.7%       30.0/82.1%
                              ===       ============      =====           ====        =========         ====        =========

                           WEIGHTED
                           AVERAGE
                           MORTGAGE
      PROPERTY TYPE          RATE
      -------------        --------
Office...................   7.443%
Multifamily..............   7.601%
Industrial...............   7.977%
Retail...................   7.705%
    Anchored.............   7.382%
    Unanchored...........   8.300%
    Shadow Anchored......   7.991%
Hotel....................   8.717%
Mobile Home..............   8.321%
Self-Storage.............   8.334%
                            -----
                            7.696%
                            =====

---------------

(1) For Mortgage Loans secured by multiple properties, the Cut-Off Date Balance is allocated.

                             CUT-OFF DATE BALANCES

                                                                         % OF         WEIGHTED       WEIGHTED     WEIGHTED
                RANGE OF                  NUMBER OF    AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
              CUT-OFF DATE                MORTGAGE    CUT-OFF DATE       POOL       UNDERWRITING   CUT-OFF DATE   MORTGAGE
                BALANCES                    LOANS       BALANCE        BALANCE          DSCR        LTV RATIO       RATE
              ------------                ---------   ------------   ------------   ------------   ------------   --------
  $313,897 --   $999,999................      22      $ 15,475,430        1.6%         1.40x           64.4%       8.252%
 $1,000,000 --  $1,999,999..............      47        68,376,297        7.2%         1.36x           68.0%       8.189%
 $2,000,000 --  $2,999,999..............      32        80,367,808        8.5%         1.33x           69.8%       8.131%
 $3,000,000 --  $3,999,999..............      19        66,492,593        7.0%         1.41x           69.9%       7.721%
 $4,000,000 --  $4,999,999..............       7        31,071,864        3.3%         1.34x           73.0%       7.880%
 $5,000,000 --  $7,499,999..............      22       135,675,791       14.3%         1.27x           74.2%       7.942%
 $7,500,000 --  $9,999,999..............      12       103,622,994       10.9%         1.28x           72.6%       7.774%
$10,000,000 -- $14,999,999..............      13       155,133,227       16.4%         1.29x           72.7%       7.664%
$15,000,000 -- $19,999,999..............       6        99,864,994       10.5%         1.34x           70.0%       7.639%
$20,000,000 -- $29,999,999..............       3        70,897,753        7.5%         1.31x           74.5%       7.562%
$30,000,000 -- $87,200,000..............       2       121,152,359       12.8%         1.61x           63.7%       6.823%
                                             ---      ------------      -----           ----           ----        -----
                                             185      $948,131,109      100.0%         1.35x           70.7%       7.696%
                                             ===      ============      =====           ====           ====        =====

                           GEOGRAPHIC DISTRIBUTION(1)

                                        NUMBER                     % OF       WEIGHTED       WEIGHTED     WEIGHTED
                                          OF        AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
                                      MORTGAGED    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         PROPERTY LOCATION            PROPERTIES     BALANCE      BALANCE       DSCR        LTV RATIO       RATE
         -----------------            ----------   ------------   -------   ------------   ------------   --------
CA..................................      41       $166,661,508     17.6%       1.41x          64.1%       7.924%
  San Mateo County..................       1         33,952,359      3.6%       1.38x          57.5%       7.140%
  Los Angeles County................       9         24,335,730      2.6%       1.42x          65.5%       8.247%
  Riverside County..................       3         24,313,003      2.6%       1.46x          65.1%       8.211%
  San Diego County..................       6         19,996,518      2.1%       1.42x          67.3%       8.087%
  Santa Clara County................       4         17,950,176      1.9%       1.47x          64.6%       8.051%
  Orange County.....................       8         19,426,265      2.0%       1.41x          61.6%       8.386%
  San Francisco County..............       1          9,979,713      1.1%       1.31x          70.1%       7.100%
  Fresno County.....................       2          4,879,719      0.5%       1.21x          78.6%       7.878%
  San Bernardino County.............       2          2,492,315      0.3%       1.36x          64.3%       8.150%
  Santa Cruz County.................       1          2,287,864      0.2%       1.21x          70.4%       8.500%
  Other Counties....................       4          7,047,845      0.7%       1.40x          62.9%       8.458%
TX..................................      16        110,975,773     11.7%       1.25x          76.4%       7.573%
NY..................................       7        104,003,232     11.0%       1.63x          66.9%       6.930%
WA..................................      10         62,029,810      6.5%       1.26x          74.1%       7.816%
GA..................................       8         56,493,903      6.0%       1.30x          76.4%       7.395%
MD..................................       6         56,072,939      5.9%       1.34x          67.2%       7.923%
AZ..................................       7         51,603,989      5.4%       1.34x          68.4%       7.845%
FL..................................      16         40,674,151      4.3%       1.41x          74.9%       7.696%
OH..................................      10         34,491,197      3.6%       1.31x          75.5%       7.600%
NJ..................................       4         30,736,272      3.2%       1.25x          67.2%       8.320%
OR..................................       5         24,043,667      2.5%       1.26x          75.6%       7.388%
PA..................................       7         23,168,537      2.4%       1.30x          73.1%       8.188%
MI..................................       3         18,215,181      1.9%       1.29x          74.0%       8.037%
MO..................................       4         16,591,537      1.7%       1.26x          80.4%       7.550%
MS..................................       2         14,982,232      1.6%       1.24x          79.6%       7.115%
NC..................................       1         14,552,572      1.5%       1.50x          62.7%       6.690%
DC..................................       1         13,324,256      1.4%       1.35x          60.6%       9.200%
NV..................................       4         13,268,807      1.4%       1.38x          66.4%       7.945%
IL..................................       4         12,499,947      1.3%       1.25x          79.3%       7.672%
LA..................................       2         12,029,769      1.3%       1.25x          79.1%       7.416%
IN..................................       6          9,980,475      1.1%       1.31x          69.7%       7.618%
SC..................................       5          8,977,385      0.9%       1.26x          75.4%       8.000%
DE..................................       1          7,366,340      0.8%       1.25x          71.2%       8.327%
HI..................................       1          5,977,522      0.6%       1.11x          62.3%       7.950%
OK..................................       1          5,579,602      0.6%       1.32x          68.9%       8.000%
TN..................................       3          5,137,918      0.5%       1.34x          72.0%       7.886%
AL..................................       2          5,005,363      0.5%       1.27x          76.9%       8.090%
UT..................................       2          4,334,133      0.5%       1.22x          67.5%       8.047%
MA..................................       1          4,183,415      0.4%       1.25x          68.8%       7.920%
WV..................................       2          3,315,253      0.3%       1.37x          72.9%       8.650%
CO..................................       4          2,593,061      0.3%       1.44x          59.8%       8.408%
IA..................................       1          2,577,382      0.3%       1.15x          79.3%       7.500%
ID..................................       3          2,509,507      0.3%       1.28x          69.0%       8.788%
VA..................................       1          2,387,786      0.3%       1.35x          67.3%       8.020%
KS..................................       1          1,786,685      0.2%       1.28x          79.4%       8.500%
                                         ---       ------------    -----        ----           ----        -----
Total/Weighted Average..............     192       $948,131,109    100.0%       1.35x          70.7%       7.696%
                                         ===       ============    =====        ====           ====        =====

---------------

(1) States or counties in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-off Date Balance is allocated.

                    UNDERWRITING DEBT SERVICE COVERAGE RATIO

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
           RANGE OF              NUMBER OF    AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
         UNDERWRITING            MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
             DSCRS                 LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
         ------------            ---------   ------------   -------   ------------   ------------   --------
1.11x -- 1.19x.................       8      $ 16,290,488      1.7%       1.14x          69.9%        8.086%
1.20x -- 1.24x.................      29       188,366,705     19.9%       1.22x          76.2%        7.551%
1.25x -- 1.29x.................      64       308,100,934     32.5%       1.27x          74.7%        7.833%
1.30x -- 1.34x.................      19        80,958,269      8.5%       1.31x          71.4%        7.834%
1.35x -- 1.39x.................      21       102,577,550     10.8%       1.37x          66.1%        7.849%
1.40x -- 1.49x.................      17        81,922,199      8.6%       1.43x          62.2%        8.059%
1.50x -- 1.59x.................       9        44,264,095      4.7%       1.53x          63.9%        7.651%
1.60x -- 1.69x.................       8        26,794,780      2.8%       1.63x          64.1%        7.837%
1.70x -- 1.79x.................       5        91,558,039      9.7%       1.70x          65.8%        6.755%
1.80x -- 1.89x.................       3         4,274,223      0.5%       1.81x          49.5%        8.011%
1.90x -- 1.99x.................       1         1,978,725      0.2%       1.94x          30.0%       10.300%
2.00x -- 2.35x.................       1         1,045,102      0.1%       2.35x          33.2%        8.125%
                                    ---      ------------    -----        ----           ----        ------
Total/Wtd Avg..................     185      $948,131,109    100.0%       1.35x          70.7%        7.696%
                                    ===      ============    =====        ====           ====        ======

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
           RANGE OF              NUMBER OF    AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
         CUT-OFF DATE            MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         LTV RATIO(S)              LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
         ------------            ---------   ------------   -------   ------------   ------------   --------
30.0% -- 49.9%.................       7      $ 12,313,849      1.3%       1.79x          41.7%       8.407%
50.0% -- 59.9%.................      15        68,940,501      7.3%       1.40x          55.4%       7.617%
60.0% -- 64.9%.................      21       121,884,674     12.9%       1.41x          63.0%       8.060%
65.0% -- 69.9%.................      28       188,449,473     19.9%       1.51x          67.1%       7.499%
70.0% -- 74.9%.................      60       234,529,686     24.7%       1.30x          72.6%       7.914%
75.0% -- 79.9%.................      48       260,831,188     27.5%       1.26x          78.4%       7.580%
80.0% -- 82.1%.................       6        61,181,738      6.5%       1.24x          80.3%       7.182%
                                    ---      ------------    -----        ----           ----        -----
Total/Wtd Avg..................     185      $948,131,109    100.0%       1.35x          70.7%       7.696%
                                    ===      ============    =====        ====           ====        =====

                      MATURITY DATE LOAN-TO-VALUE RATIO(1)

                                                                                       WEIGHTED
                                                             % OF       WEIGHTED       AVERAGE      WEIGHTED
           RANGE OF              NUMBER OF    AGGREGATE     INITIAL     AVERAGE        MATURITY     AVERAGE
         MATURITY DATE           MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
         LTV RATIO(S)              LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
         -------------           ---------   ------------   -------   ------------   ------------   --------
   0% -- 24.9%.................       4      $ 12,338,553      1.3%       1.44x           1.7%       8.348%
25.0% -- 49.9%.................      20        46,079,887      4.9%       1.45x          42.7%       8.001%
50.0% -- 59.9%.................      41       218,956,399     23.1%       1.40x          54.2%       7.906%
60.0% -- 64.9%.................      49       244,085,466     25.7%       1.45x          61.6%       7.403%
65.0% -- 69.9%.................      34       175,960,529     18.6%       1.27x          67.2%       7.847%
70.0% -- 74.9%.................      36       248,770,564     26.2%       1.26x          71.6%       7.598%
75.0% -- 75.0%.................       1         1,939,711      0.2%       1.26x          75.0%       8.500%
                                    ---      ------------    -----        ----           ----        -----
Total/Wtd Avg..................     185      $948,131,109    100.0%       1.35x          61.9%       7.696%
                                    ===      ============    =====        ====           ====        =====

---------------

(1) With respect to the ARD Loans, the Maturity Date Loan-to-Value Ratio was calculated as of the related Anticipated Repayment Date.

                                 MORTGAGE RATES

                                                                                              WEIGHTED
                                                                    % OF       WEIGHTED       AVERAGE      WEIGHTED
          RANGE OF                      NUMBER OF    AGGREGATE     INITIAL     AVERAGE        CUT-OFF      AVERAGE
          MORTGAGE                      MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
            RATES                         LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
          --------                      ---------   ------------   -------   ------------   ------------   --------
 6.690% --  6.999%...................        3      $117,652,572     12.4%       1.62x          67.5%        6.723%
 7.000% --  7.249%...................       12       125,317,544     13.2%       1.28x          71.6%        7.116%
 7.250% --  7.499%...................       30       133,521,112     14.1%       1.32x          75.2%        7.370%
 7.500% --  7.749%...................       17       116,450,545     12.3%       1.27x          77.6%        7.551%
 7.750% --  7.999%...................       27       115,189,931     12.1%       1.35x          67.8%        7.853%
 8.000% --  8.499%...................       56       243,072,316     25.6%       1.32x          69.2%        8.209%
 8.500% --  8.999%...................       34        76,861,069      8.1%       1.35x          68.5%        8.644%
 9.000% --  9.499%...................        5        18,087,295      1.9%       1.35x          60.8%        9.181%
10.000% -- 10.300%...................        1         1,978,725      0.2%       1.94x          30.0%       10.300%
                                           ---      ------------    -----        ----           ----        ------
                                           185      $948,131,109    100.0%       1.35x          70.7%        7.696%
                                           ===      ============    =====        ====           ====        ======

                         ORIGINAL TERM TO MATURITY (1)

                                                                                             WEIGHTED
                                                                   % OF       WEIGHTED       AVERAGE      WEIGHTED
            ORIGINAL TERM              NUMBER OF    AGGREGATE     INITIAL     AVERAGE        CUT-OFF      AVERAGE
             TO MATURITY               MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
              (MONTHS)                   LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
            -------------              ---------   ------------   -------   ------------   ------------   --------
60 -- 83.............................       1      $  1,834,692      0.2%       1.29x          53.2%       8.100%
84 -- 99.............................       2         7,917,233      0.8%       1.15x          66.4%       8.085%
100 -- 119...........................       4        33,583,816      3.5%       1.28x          67.7%       8.228%
120..................................     174       896,523,123     94.6%       1.36x          71.1%       7.663%
121 -- 179...........................       1         1,904,802      0.2%       1.15x          71.2%       8.170%
180..................................       3         6,367,442      0.7%       1.69x          46.1%       8.851%
                                          ---      ------------    -----        ----           ----        -----
                                          185      $948,131,109    100.0%       1.35x          70.7%       7.696%
                                          ===      ============    =====        ====           ====        =====

---------------

(1) With respect to the ARD Loans, the Original Term to Maturity was calculated as of the Anticipated Repayment Date.

                         ORIGINAL AMORTIZATION TERM (1)

              ORIGINAL                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
            AMORTIZATION               NUMBER OF    AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
                TERM                   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
              (MONTHS)                   LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
            ------------               ---------   ------------   -------   ------------   ------------   --------
  0 -- 179...........................       1      $  5,977,522      0.6%       1.11x          62.3%       7.950%
180..................................       5        11,975,822      1.3%       1.54x          53.6%       8.276%
181 -- 239...........................       2        10,008,076      1.1%       1.34x          73.5%       7.898%
240..................................       7        19,325,794      2.0%       1.28x          63.5%       8.050%
241 -- 299...........................       6        49,954,513      5.3%       1.25x          67.9%       8.327%
300..................................      68       311,482,215     32.9%       1.46x          68.0%       7.682%
360..................................      96       539,407,167     56.9%       1.30x          73.2%       7.614%
                                          ---      ------------    -----        ----           ----        -----
                                          185      $948,131,109    100.0%       1.35x          70.7%       7.696%
                                          ===      ============    =====        ====           ====        =====

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                         REMAINING TERM TO MATURITY(1)

         RANGE OF
        REMAINING                                            % OF       WEIGHTED       WEIGHTED     WEIGHTED
         TERMS TO                NUMBER OF    AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
         MATURITY                MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         (MONTHS)                  LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
        ---------                ---------   ------------   -------   ------------   ------------   --------
74 -- 79.......................       2      $  3,774,403      0.4%       1.28x          66.5%       8.306%
80 -- 99.......................      39        59,674,834      6.3%       1.38x          68.6%       7.730%
100 -- 109.....................      30       113,224,839     11.9%       1.36x          67.8%       8.107%
110 -- 119.....................     110       763,184,789     80.5%       1.35x          71.5%       7.619%
120 -- 139.....................       2         3,883,528      0.4%       1.56x          50.2%       9.255%
160 -- 176.....................       2         4,388,717      0.5%       1.58x          53.4%       8.197%
                                    ---      ------------    -----        ----           ----        -----
Total/Wtd Avg..................     185      $948,131,109    100.0%       1.35x          70.7%       7.696%
                                    ===      ============    =====        ====           ====        =====

---------------

(1) With respect to the ARD Loans, the Remaining Term to Maturity was calculated as of the related Anticipated Repayment Date.

                      REMAINING STATED AMORTIZATION TERMS

        REMAINING                                            % OF       WEIGHTED       WEIGHTED     WEIGHTED
          STATED                 NUMBER OF    AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
       AMORTIZATION              MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      TERMS (MONTHS)               LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      --------------             ---------   ------------   -------   ------------   ------------   --------
94 -- 149......................       2      $  7,956,248      0.8%       1.32x          54.2%       8.534%
150 -- 174.....................       2         4,120,141      0.4%       1.51x          52.9%       8.131%
175 -- 199.....................       2         5,876,955      0.6%       1.43x          62.0%       7.697%
200 -- 224.....................       3        10,674,189      1.1%       1.34x          72.1%       7.932%
225 -- 249.....................       6        18,659,682      2.0%       1.28x          63.9%       8.035%
250 -- 274.....................      11        11,837,833      1.2%       1.39x          67.5%       8.339%
275 -- 299.....................      62       262,398,895     27.7%       1.34x          68.7%       8.101%
300 -- 324.....................       1        87,200,000      9.2%       1.70x          66.1%       6.700%
325 -- 349.....................      19        66,696,140      7.0%       1.38x          69.4%       7.866%
350 -- 360.....................      77       472,711,027     49.9%       1.29x          73.7%       7.579%
                                    ---      ------------    -----        ----           ----        -----
Total/Wtd Avg..................     185      $948,131,109    100.0%       1.35x          70.7%       7.696%
                                    ===      ============    =====        ====           ====        =====

                                   SEASONING

                                                              % OF       WEIGHTED       WEIGHTED     WEIGHTED
                                  NUMBER OF    AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
         SEASONING                MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         (MONTHS)                   LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
         ---------                ---------   ------------   -------   ------------   ------------   --------
1 -- 12.........................     132      $840,536,031     88.7%       1.35x          71.2%        7.671%
13 -- 24........................      20        56,619,083      6.0%       1.39x          66.6%        8.017%
25 -- 36........................      32        48,997,270      5.2%       1.42x          69.2%        7.647%
49 -- 55........................       1         1,978,725      0.2%       1.94x          30.0%       10.300%
                                     ---      ------------    -----        ----           ----        ------
Total/Wtd Avg...................     185      $948,131,109    100.0%       1.35x          70.7%        7.696%
                                     ===      ============    =====        ====           ====        ======

                          YEAR OF MORTGAGE ORIGINATION

                                                            % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
           YEAR OF             MORTGAGE     CUT-OFF-DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         ORIGINATION             LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
         -----------           ---------    ------------   -------   ------------   ------------   --------
1996.........................       1       $  1,978,725      0.2%       1.94x          30.0%       10.300%
1998.........................       5          7,401,135      0.8%       1.32x          68.6%        7.664%
1999.........................      37         56,728,576      6.0%       1.39x          70.4%        7.717%
2000.........................      95        419,091,859     44.2%       1.34x          69.9%        8.146%
2001.........................      47        462,930,814     48.8%       1.36x          71.7%        7.276%
                                  ---       ------------    -----        ----           ----        ------
                                  185       $948,131,109    100.0%       1.35x          70.7%        7.696%
                                  ===       ============    =====        ====           ====        ======

                          YEAR OF MORTGAGE MATURITY(1)

                                                            % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
           YEAR OF             MORTGAGE     CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          MATURITY               LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
          --------             ---------    ------------   -------   ------------   ------------   --------
2007.........................       2       $  3,774,403      0.4%       1.28x          66.5%       8.306%
2008.........................       3          5,677,245      0.6%       1.31x          69.7%       7.391%
2009.........................      39         62,525,187      6.6%       1.37x          69.4%       7.749%
2010.........................      71        307,924,514     32.5%       1.32x          69.6%       8.212%
2011.........................      68        563,841,044     59.5%       1.37x          71.6%       7.404%
2015.........................       1          1,089,144      0.1%       1.35x          68.1%       9.250%
2016.........................       1          3,299,572      0.3%       1.65x          48.5%       7.850%
                                  ---       ------------    -----        ----           ----        -----
                                  185       $948,131,109    100.0%       1.35x          70.7%       7.696%
                                  ===       ============    =====        ====           ====        =====

---------------

(1) With respect to the ARD Loans, the Year of Mortgage Maturity was calculated as of the year of the Anticipated Repayment Date.

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS


                                                                                                 INITIAL DEPOSIT     CURRENT BALANCE
                                                                                                    TO CAPITAL           IN CAPITAL
                                                                                                   IMPROVEMENT         IMPROVEMENT
SEQUENCE   LOAN NUMBER     PROPERTY NAME                                   PROPERTY TYPE             RESERVES            RESERVES
--------   -----------     -------------                                   -------------         ---------------     ---------------
A1         51084           Ballantyne Commons East.....................       Retail
A2         52597           Marlboro Village Center.....................       Retail
A3         52466           Frankford Pavilion Shopping Center..........       Retail
A4         53343           Aiea Shopping Center........................       Retail
A5         54536           Arabi Shopping Center -- Winn Dixie #1434...       Retail
A6         51020           Premier Plaza Shopping Center...............       Retail
A7         51674           Shady Grove Shopping Center.................       Retail                 128,125             132,736
A8         53894           Merchants Row Mall..........................       Retail                  46,500              47,051
A9         54141           Sav-On Drug Store No. 96BT..................       Retail
A10        54473           Crowfield Plaza Shopping Center.............       Retail
A11        51935           Park Plaza Shopping Center..................       Retail
A12        52506           Minyard's Property..........................       Retail
A13        53965           Spring Park Shopping Center.................       Retail
B1         303000144       Southpoint Shopping Center..................       Retail
B2         318000251       Kingston Pike...............................       Retail                  43,875              43,875
B3         308000248       Quality Stores Inc -- Battle Creek, MI......       Retail
A14        54297           Sam's Club -- Yuma, AZ......................       Retail
A15        54134           Holland Boone Shopping Center...............       Retail
B4         306000170       Mangrove Square.............................       Retail
A16        54322           Vintage Plaza...............................       Retail
B5         302000146       Pico Boulevard..............................       Retail                   9,750               9,750
B6         275000145       Rite Aid, Highland Falls....................       Retail
A17        600012          38-40 Colorado Blvd.........................       Retail
A18        53623           CVS -- Trenton, TN..........................       Retail
B7         415000207       Diamond Bar Plaza...........................       Retail
A19        51958           Fashion Bug/Wonder Bread....................       Retail                   1,250
A20        51981           The Fur Plaza...............................       Retail
A21        51984           Freeway VIII Center.........................       Retail
A22        51979           Broadway Shoppette..........................       Retail                   3,438
A23        51987           Prime Commercial Partners -- Burley Honk's
                            99 Cent Retail Store.......................       Retail
A24        54816           RCA -- Royal St. Moritz Apartments..........       Multifamily              7,750               7,752
A25        54781           Keswick Village Apartments..................       Multifamily
B8         100000268       Forest Park Apartments......................       Multifamily             47,063              47,063
A26        54813           RCA -- Regency Arms.........................       Multifamily             18,875              18,881
A27        53169           Columbia Apartment Portfolio (Roll-Up)......       Multifamily             33,688              34,250
A28        53411           Colonial Pines Apartments...................       Multifamily             44,050
B9         400000262       Lake Jasmine Apartments.....................       Multifamily              3,563               3,573
A29        54503           Gough & Fell Apartments.....................       Multifamily
A30        53414           Eastampton Gardens Apartments...............       Multifamily             59,250              52,264
A31        54812           RCA -- Lexington Apartments.................       Multifamily            105,625             105,664
A32        54814           RCA -- Royal Pheonician Apartments..........       Multifamily             45,000              45,014


                                                                             INITIAL          ANNUAL        CURRENT
                                                                             DEPOSIT         DEPOSIT        BALANCE
                                                                                TO              TO            IN          TAX AND
                                                                           REPLACEMENT     REPLACEMENT    REPLACEMENT    INSURANCE
SEQUENCE   LOAN NUMBER     PROPERTY NAME                                     RESERVES        RESERVES       RESERVES       ESCROW
--------   -----------     -------------                                   -----------     -----------    -----------    ---------
A1         51084           Ballantyne Commons East.....................                     13,000          16,727           Yes
A2         52597           Marlboro Village Center.....................                      7,966             664           Yes
A3         52466           Frankford Pavilion Shopping Center..........                      3,028           2,308           Yes
A4         53343           Aiea Shopping Center........................     55,000          19,452          55,401         Tax Only
A5         54536           Arabi Shopping Center -- Winn Dixie #1434...                      5,280             440           No
A6         51020           Premier Plaza Shopping Center...............                     11,376          18,695           Yes
A7         51674           Shady Grove Shopping Center.................                     13,860           9,370           Yes
A8         53894           Merchants Row Mall..........................                     30,012           7,531           Yes
A9         54141           Sav-On Drug Store No. 96BT..................                      2,268             189           No
A10        54473           Crowfield Plaza Shopping Center.............                      7,611           1,911           Yes
A11        51935           Park Plaza Shopping Center..................        229           2,750           3,801           Yes
A12        52506           Minyard's Property..........................                                                      No
A13        53965           Spring Park Shopping Center.................                      2,982           1,243           Yes
B1         303000144       Southpoint Shopping Center..................                     12,744           1,062           Yes
B2         318000251       Kingston Pike...............................                      5,604             467           Yes
B3         308000248       Quality Stores Inc -- Battle Creek, MI......                      3,000             500           Yes
A14        54297           Sam's Club -- Yuma, AZ......................                                                      No
A15        54134           Holland Boone Shopping Center...............                      1,500             250           Yes
B4         306000170       Mangrove Square.............................                      4,836           3,224           Yes
A16        54322           Vintage Plaza...............................                                                      No
B5         302000146       Pico Boulevard..............................                      1,356           1,130           Yes
B6         275000145       Rite Aid, Highland Falls....................                      1,680           1,540           Yes
A17        600012          38-40 Colorado Blvd.........................      2,000           2,905           4,812           Yes
A18        53623           CVS -- Trenton, TN..........................                                                      No
B7         415000207       Diamond Bar Plaza...........................                                                      Yes
A19        51958           Fashion Bug/Wonder Bread....................         59             713           1,429           Yes
A20        51981           The Fur Plaza...............................                                                      Yes
A21        51984           Freeway VIII Center.........................                                                      Yes
A22        51979           Broadway Shoppette..........................                                                      Yes
A23        51987           Prime Commercial Partners -- Burley Honk's
                            99 Cent Retail Store.......................                                                      Yes
A24        54816           RCA -- Royal St. Moritz Apartments..........                     67,200           5,600           Yes
A25        54781           Keswick Village Apartments..................                     53,960                           Yes
B8         100000268       Forest Park Apartments......................                    123,600          20,600           Yes
A26        54813           RCA -- Regency Arms.........................                     59,200           4,933           Yes
A27        53169           Columbia Apartment Portfolio (Roll-Up)......                    222,000          55,864         Tax Only
A28        53411           Colonial Pines Apartments...................                    103,000          33,799         Tax Only
B9         400000262       Lake Jasmine Apartments.....................                     84,000          21,009           Yes
A29        54503           Gough & Fell Apartments.....................                      5,486             916           Yes
A30        53414           Eastampton Gardens Apartments...............                     60,000          30,383         Tax Only
A31        54812           RCA -- Lexington Apartments.................                     38,000           3,167           Yes
A32        54814           RCA -- Royal Pheonician Apartments..........                     76,800           6,400           Yes




                                                                             INITIAL         ANNUAL        CURRENT
                                                                             DEPOSIT         DEPOSIT       BALANCE
                                                                               TO              TO            IN
                                                                              TI/LC           TI/LC         TI/LC         REPORT
SEQUENCE   LOAN NUMBER     PROPERTY NAME                                      ESCROW          ESCROW        ESCROW         DATE
--------   -----------     -------------                                     -------         -------       -------        ------
A1         51084           Ballantyne Commons East.....................      1,421,732                     791,052        05/07/01
A2         52597           Marlboro Village Center.....................                                                   05/07/01
A3         52466           Frankford Pavilion Shopping Center..........                                                   05/07/01
A4         53343           Aiea Shopping Center........................                                                   05/07/01
A5         54536           Arabi Shopping Center -- Winn Dixie #1434...                                                   05/04/01
A6         51020           Premier Plaza Shopping Center...............                                                   05/07/01
A7         51674           Shady Grove Shopping Center.................                                                   05/07/01
A8         53894           Merchants Row Mall..........................                                                   05/07/01
A9         54141           Sav-On Drug Store No. 96BT..................                                                   05/07/01
A10        54473           Crowfield Plaza Shopping Center.............                                                   05/07/01
A11        51935           Park Plaza Shopping Center..................          2,083        24,996        50,022        05/07/01
A12        52506           Minyard's Property..........................
A13        53965           Spring Park Shopping Center.................                                                   05/04/01
B1         303000144       Southpoint Shopping Center..................                       38,352        31,960        05/01/01
B2         318000251       Kingston Pike...............................                       49,296         4,108        05/01/01
B3         308000248       Quality Stores Inc -- Battle Creek, MI......                        8,496         1,416        05/01/01
A14        54297           Sam's Club -- Yuma, AZ......................                       24,000         8,042        05/07/01
A15        54134           Holland Boone Shopping Center...............                        7,286         1,214        05/04/01
B4         306000170       Mangrove Square.............................                       15,264         8,904        05/01/01
A16        54322           Vintage Plaza...............................
B5         302000146       Pico Boulevard..............................                       13,680        11,400        05/01/01
B6         275000145       Rite Aid, Highland Falls....................                        7,728         7,084        05/01/01
A17        600012          38-40 Colorado Blvd.........................                                                   05/07/01
A18        53623           CVS -- Trenton, TN..........................
B7         415000207       Diamond Bar Plaza...........................                                                   05/01/01
A19        51958           Fashion Bug/Wonder Bread....................                        6,000        12,002        05/07/01
A20        51981           The Fur Plaza...............................
A21        51984           Freeway VIII Center.........................
A22        51979           Broadway Shoppette..........................                                                   05/07/01
A23        51987           Prime Commercial Partners -- Burley Honk's
                            99 Cent Retail Store.......................
A24        54816           RCA -- Royal St. Moritz Apartments..........                                                   05/04/01
A25        54781           Keswick Village Apartments..................                                                   05/07/01
B8         100000268       Forest Park Apartments......................                                                   05/01/01
A26        54813           RCA -- Regency Arms.........................                                                   05/04/01
A27        53169           Columbia Apartment Portfolio (Roll-Up)......                                                   05/07/01
A28        53411           Colonial Pines Apartments...................                                                   05/07/01
B9         400000262       Lake Jasmine Apartments.....................                                                   05/01/01
A29        54503           Gough & Fell Apartments.....................                                                   05/07/01
A30        53414           Eastampton Gardens Apartments...............                                                   05/07/01
A31        54812           RCA -- Lexington Apartments.................                                                   05/04/01
A32        54814           RCA -- Royal Pheonician Apartments..........                                                   05/04/01

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS



                                                                                       INITIAL DEPOSIT   CURRENT BALANCE
                                                                                         TO CAPITAL        IN CAPITAL
                                                                                         IMPROVEMENT       IMPROVEMENT
SEQUENCE   LOAN NUMBER    PROPERTY NAME                               PROPERTY TYPE       RESERVES          RESERVES
--------   -----------    -------------                              ----------------  ---------------   ---------------
  A33         53406       Cedar Gardens Apartments.................     Multifamily          13,750            14,197
  A34         53410       Colonial Apartments......................     Multifamily           9,700             3,406
  A35         53247       Fountain Court Apartments................     Multifamily
  A36         54277       Quarterfield Crossing Apartments.........     Multifamily          21,875            22,265
  B10       820000196     Vernon Stables...........................     Multifamily
  A37         53412       Country Village Apartments...............     Multifamily          26,500            27,361
  B11       800000218     Whipple Creek Apartments.................     Multifamily
  B12       302000148     Lake Meridian Apartments.................     Multifamily           8,125
  B13       415000222     Bascom Square Apartments.................     Multifamily          35,000            35,000
  A38         53079       Colony Apartments........................     Multifamily         254,375           258,765
  A39         53407       Cedar Towers Apartments..................     Multifamily          26,750            27,619
  A40         54625       Lake Park Tower Apartments...............     Multifamily          26,750            27,046
  A41         54226       Westport Commons Apartments..............     Multifamily
  A42         53509       Goose Creek Apartments...................     Multifamily
  B14       415000242     La Quinta Springs Apartments.............     Multifamily
  B15       415000195     Westbay Apartments.......................     Multifamily
  A43         51944       Woodland Apartments I & II...............     Multifamily          13,875             1,181
  A44         51955       Cherry Glen Apartments I & II............     Multifamily
  A45         51973       Desertbrook Apartments...................     Multifamily
  B16       400000201     Autumn Wood Apartments...................     Multifamily
  A46         54029       Westwood Apartments......................     Multifamily          72,683             9,325
  B17       400000228     Carson Crest Apartments..................     Multifamily
  A47         54109       Sandalwood Apartments....................     Multifamily
  A48         51945       Sky Pines Apartments.....................     Multifamily
  A49         54448       Vogue Apartments.........................     Multifamily           4,000             4,070
  A50         51950       King's Colony Apartments.................     Multifamily
  A51         51977       Arda Jean Apartments.....................     Multifamily          76,043
  A52         51954       Cedarwood Apartments I & II..............     Multifamily
  A53         54449       French Quarter...........................     Multifamily
  B18       302000163     The Sierras..............................     Multifamily
  B19       245990128     Cedarwood Apartments.....................     Multifamily           8,750
  A54         51956       Sherbrook Apartments.....................     Multifamily
  A55         51953       Harvest Grove Apartments.................     Multifamily          14,288
  A56         51952       Woodlands Apartments of Columbus II......     Multifamily
  A57         51957       Elmtree Park Apartments..................     Multifamily
  A58         51943       Elmwood Apartments II....................     Multifamily
  A59         51949       Sunnyside Apartments.....................     Multifamily
  A60         54321       Parkside I & II..........................     Multifamily
  B20       410990032     President & Bel Air Apts.................     Multifamily          70,375
  A61         51948       Pine Knoll Apartments of Clayton County..     Multifamily
  B21       820000210     Hershey & Willedrob Apts. (Roll-Up)......     Multifamily           2,500             2,500

                                                                      INITIAL DEPOSIT  ANNUAL DEPOSIT TO  CURRENT BALANCE   TAX AND
                                                                        REPLACEMENT       REPLACEMENT      IN REPLACEMENT  INSURANCE
SEQUENCE   LOAN NUMBER    PROPERTY NAME                                  RESERVES          RESERVES           RESERVES      ESCROW
--------   -----------    -------------                               ---------------  -----------------  --------------- ----------
  A33         53406       Cedar Gardens Apartments.................                         57,000             28,864      Tax Only
  A34         53410       Colonial Apartments......................                         47,000             23,800      Tax Only
  A35         53247       Fountain Court Apartments................                         39,220              3,277      Tax Only
  A36         54277       Quarterfield Crossing Apartments.........                         40,600             10,215        Yes
  B10       820000196     Vernon Stables...........................         5,867           70,404             35,202        Yes
  A37         53412       Country Village Apartments...............                         53,004             26,841      Tax Only
  B11       800000218     Whipple Creek Apartments.................                         28,500              9,500        Yes
  B12       302000148     Lake Meridian Apartments.................                         45,500             19,266        Yes
  B13       415000222     Bascom Square Apartments.................                         26,000              8,667        Yes
  A38         53079       Colony Apartments........................                         84,600             21,289      Tax Only
  A39         53407       Cedar Towers Apartments..................                         43,000             19,537      Tax Only
  A40         54625       Lake Park Tower Apartments...............                         66,856             11,162        Yes
  A41         54226       Westport Commons Apartments..............                                                          Yes
  A42         53509       Goose Creek Apartments...................                         24,996              2,090        Yes
  B14       415000242     La Quinta Springs Apartments.............                         27,000              4,500        Yes
  B15       415000195     Westbay Apartments.......................                                                          Yes
  A43         51944       Woodland Apartments I & II...............                                                        Tax Only
  A44         51955       Cherry Glen Apartments I & II............                                                        Tax Only
  A45         51973       Desertbrook Apartments...................         1,773           21,270             42,525        Yes
  B16       400000201     Autumn Wood Apartments...................         2,500           30,000             10,105        Yes
  A46         54029       Westwood Apartments......................                         23,400              7,871        Yes
  B17       400000228     Carson Crest Apartments..................         2,014           24,168             10,070        Yes
  A47         54109       Sandalwood Apartments....................                         32,511              2,718        Yes
  A48         51945       Sky Pines Apartments.....................                                                        Tax Only
  A49         54448       Vogue Apartments.........................                         22,764              5,727        Yes
  A50         51950       King's Colony Apartments.................                                                        Tax Only
  A51         51977       Arda Jean Apartments.....................         1,561           18,738              4,729        Yes
  A52         51954       Cedarwood Apartments I & II..............                                                        Tax Only
  A53         54449       French Quarter...........................                         17,100              4,302        Yes
  B18       302000163     The Sierras..............................        22,594           22,008             33,598        Yes
  B19       245990128     Cedarwood Apartments.....................                         36,600              6,100        Yes
  A54         51956       Sherbrook Apartments.....................                                                        Tax Only
  A55         51953       Harvest Grove Apartments.................                                                        Tax Only
  A56         51952       Woodlands Apartments of Columbus II......                                                        Tax Only
  A57         51957       Elmtree Park Apartments..................                                                        Tax Only
  A58         51943       Elmwood Apartments II....................                                                        Tax Only
  A59         51949       Sunnyside Apartments.....................                                                        Tax Only
  A60         54321       Parkside I & II..........................                          7,420              1,868        Yes
  B20       410990032     President & Bel Air Apts.................                         15,504             12,579        Yes
  A61         51948       Pine Knoll Apartments of Clayton County..                                                        Tax Only
  B21       820000210     Hershey & Willedrob Apts. (Roll-Up)......                         11,157              5,578        Yes

                                                                                           ANNUAL DEPOSIT    CURRENT
                                                                      INITIAL DEPOSIT TO      TO TI/LC       BALANCE
SEQUENCE   LOAN NUMBER    PROPERTY NAME                                 TI/LC ESCROW           ESCROW      TI/LC ESCROW  REPORT DATE
--------   -----------    -------------                               ------------------   --------------  ------------  -----------
  A33         53406       Cedar Gardens Apartments.................                                                       05/07/01
  A34         53410       Colonial Apartments......................                                                       05/07/01
  A35         53247       Fountain Court Apartments................                                                       05/07/01
  A36         54277       Quarterfield Crossing Apartments.........                                                       05/07/01
  B10       820000196     Vernon Stables...........................                                                       05/01/01
  A37         53412       Country Village Apartments...............                                                       05/07/01
  B11       800000218     Whipple Creek Apartments.................                                                       05/01/01
  B12       302000148     Lake Meridian Apartments.................                                                       05/01/01
  B13       415000222     Bascom Square Apartments.................                                                       05/01/01
  A38         53079       Colony Apartments........................                                                       05/07/01
  A39         53407       Cedar Towers Apartments..................                                                       05/07/01
  A40         54625       Lake Park Tower Apartments...............                                                       05/07/01
  A41         54226       Westport Commons Apartments..............
  A42         53509       Goose Creek Apartments...................                                                       05/07/01
  B14       415000242     La Quinta Springs Apartments.............                                                       05/01/01
  B15       415000195     Westbay Apartments.......................                                                       05/01/01
  A43         51944       Woodland Apartments I & II...............                                                       05/07/01
  A44         51955       Cherry Glen Apartments I & II............
  A45         51973       Desertbrook Apartments...................                                                       05/07/01
  B16       400000201     Autumn Wood Apartments...................                                                       05/01/01
  A46         54029       Westwood Apartments......................                                                       05/07/01
  B17       400000228     Carson Crest Apartments..................                                                       05/01/01
  A47         54109       Sandalwood Apartments....................                                                       05/07/01
  A48         51945       Sky Pines Apartments.....................
  A49         54448       Vogue Apartments.........................                                                       05/07/01
  A50         51950       King's Colony Apartments.................
  A51         51977       Arda Jean Apartments.....................                                                       05/07/01
  A52         51954       Cedarwood Apartments I & II..............
  A53         54449       French Quarter...........................                                                       05/07/01
  B18       302000163     The Sierras..............................                                                       05/01/01
  B19       245990128     Cedarwood Apartments.....................                                                       05/01/01
  A54         51956       Sherbrook Apartments.....................
  A55         51953       Harvest Grove Apartments.................                                                       05/07/01
  A56         51952       Woodlands Apartments of Columbus II......
  A57         51957       Elmtree Park Apartments..................
  A58         51943       Elmwood Apartments II....................
  A59         51949       Sunnyside Apartments.....................
  A60         54321       Parkside I & II..........................                                                       05/07/01
  B20       410990032     President & Bel Air Apts.................                                                       05/01/01
  A61         51948       Pine Knoll Apartments of Clayton County..
  B21       820000210     Hershey & Willedrob Apts. (Roll-Up)......                                                       05/01/01

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS



                                                                                       INITIAL DEPOSIT      CURRENT BALANCE
                                                                                         TO CAPITAL           IN CAPITAL
                                                                                        IMPROVEMENT          IMPROVEMENT
SEQUENCE  LOAN NUMBER  PROPERTY NAME                                PROPERTY TYPE         RESERVES             RESERVES
--------  -----------  -------------                                -------------      ---------------      ---------------
  B22      440000198   Baycrest Apartments........................   Multifamily
  A62        51933     Courtright Lane Apartments.................   Multifamily
  A63        51951     Laurel Court Apartments....................   Multifamily
  B23      410990031   Morris Manor Apts..........................   Multifamily           4,375                 4,375
  A64        51942     Clearlake Pines Apartments II..............   Multifamily
  A65        51946     Deerwood Apartments........................   Multifamily
  B24      410990033   Chelten Arms Apartments....................   Multifamily          34,200                 5,250
  A66        51989     Parkside Manor Apartments..................   Multifamily           4,375
  A67        53630     Westwood Heights Apartments................   Multifamily           6,750
  A68        51982     Lantern Arms Apartments....................   Multifamily
  A69        51947     Brandywyne Apartments East.................   Multifamily
  A70        51986     Windmill Courts Apartments.................   Multifamily
  A71        54059     315 Park Avenue............................     Office
  A72        54656     701 Gateway Office Building................     Office
  A73        53531     One Lake Park Office Building..............     Office
  A74        53967     PCS Holdings Corp Office Building..........     Office
  A75        53879     Talley Plaza...............................     Office
  A76        54748     Northwest-Hidden Valley....................     Office
  B25      260000223   Calverton Office Building #5...............     Office
  A77        54664     Freeport Office Center IV..................     Office
  B26      312000213   Stealth II.................................     Office
  B27      800000214   Willows Corporate Center...................     Office
  A78        54742     Northwest-Plaza West.......................     Office              2,500                 2,517
  A79        52141     Tech Center Plaza..........................     Office
  A80        54745     Northwest-Cascade Building.................     Office              1,050                 1,057
  A81        54606     Severn Place Office Building...............     Office
  A82        54746     Northwest-Spalding Building................     Office
  B28      304000155   800 California Street......................     Office
  A83        51225     2815 Camino Del Rio Building...............     Office
  B29      800000173   Westside Center............................     Office              8,750
  A84        54379     Northwest-Beaverton Center.................     Office
  B30      310000202   High Street Office.........................     Office
  B31      240000220   Acacia Court...............................     Office
  B32      100000215   Prudential, Stoneworks & Carswell
                         Buildings (Roll-Up)......................     Various
  A85        53749     Caledon Woods Professional Park
                         Bldgs 3 & 11.............................     Office
  B33      290990122   Pyramid Plaza..............................     Office
  B34      275990124   Dickinson Square...........................     Office
  B35      311000208   Enterprise Court...........................     Office
  B36      240000187   North Broadway Office......................     Office              4,375                 4,375
  A86        51941     Real Property Services Office Building.....     Office
  A87        52387     Magna Post Office..........................     Office


                                                                    INITIAL DEPOSIT TO   ANNUAL DEPOSIT TO    CURRENT BALANCE
                                                                        REPLACEMENT         REPLACEMENT       IN REPLACEMENT
SEQUENCE  LOAN NUMBER  PROPERTY NAME                                     RESERVES            RESERVES            RESERVES
--------  -----------  -------------                                ------------------   -----------------    ---------------
  B22      440000198   Baycrest Apartments........................                              5,256              2,190
  A62        51933     Courtright Lane Apartments.................         769                  9,233                804
  A63        51951     Laurel Court Apartments....................
  B23      410990031   Morris Manor Apts..........................                             14,148             13,500
  A64        51942     Clearlake Pines Apartments II..............
  A65        51946     Deerwood Apartments........................
  B24      410990033   Chelten Arms Apartments....................                              8,004              2,069
  A66        51989     Parkside Manor Apartments..................
  A67        53630     Westwood Heights Apartments................
  A68        51982     Lantern Arms Apartments....................
  A69        51947     Brandywyne Apartments East.................
  A70        51986     Windmill Courts Apartments.................
  A71        54059     315 Park Avenue............................                             31,977              2,665
  A72        54656     701 Gateway Office Building................
  A73        53531     One Lake Park Office Building..............
  A74        53967     PCS Holdings Corp Office Building..........                            106,466             35,573
  A75        53879     Talley Plaza...............................                             58,512              9,799
  A76        54748     Northwest-Hidden Valley....................                             17,865
  B25      260000223   Calverton Office Building #5...............                             42,000              7,000
  A77        54664     Freeport Office Center.....................
  B26      312000213   Stealth II.................................                             15,360              7,680
  B27      800000214   Willows Corporate Center...................                              7,950                663
  A78        54742     Northwest-Plaza West.......................                             11,904                992
  A79        52141     Tech Center Plaza..........................
  A80        54745     Northwest-Cascade Building.................                             10,803                900
  A81        54606     Severn Place Office Building...............                             21,780              1,815
  A82        54746     Northwest-Spalding Building................                             24,662              2,055
  B28      304000155   800 California Street......................
  A83        51225     2815 Camino Del Rio Building...............                              5,628             15,064
  B29      800000173   Westside Center............................                              8,592              1,432
  A84        54379     Northwest-Beaverton Center.................                             14,359              1,197
  B30      310000202   High Street Office.........................                                756                378
  B31      240000220   Acacia Court...............................                              5,412              2,255
  B32      100000215   Prudential, Stoneworks & Carswell
                         Buildings (Roll-Up)......................                              4,932              2,055
  A85        53749     Caledon Woods Professional Park
                         Bldgs 3 & 11.............................                              2,780                700
  B33      290990122   Pyramid Plaza..............................
  B34      275990124   Dickinson Square...........................         855                 10,260              8,550
  B35      311000208   Enterprise Court...........................                             17,802              5,934
  B36      240000187   North Broadway Office......................                             14,056              9,371
  A86        51941     Real Property Services Office Building.....         133                  1,590              3,335
  A87        52387     Magna Post Office..........................                              1,601                403

                                                                                                  ANNUAL
                                                                     TAX AND                     DEPOSIT     CURRENT
                                                                    INSURANCE  INITIAL DEPOSIT   TO TI/LC   BALANCE IN
SEQUENCE  LOAN NUMBER  PROPERTY NAME                                 ESCROW    TO TI/LC ESCROW    ESCROW   TI/LC ESCROW  REPORT DATE
--------  -----------  -------------                                ---------  ---------------   --------  ------------  -----------
  B22      440000198   Baycrest Apartments........................     Yes                                                05/01/01
  A62        51933     Courtright Lane Apartments.................     Yes                                                05/07/01
  A63        51951     Laurel Court Apartments....................   Tax Only                                             05/07/01
  B23      410990031   Morris Manor Apts..........................     Yes                                                05/01/01
  A64        51942     Clearlake Pines Apartments II..............   Tax Only
  A65        51946     Deerwood Apartments........................   Tax Only
  B24      410990033   Chelten Arms Apartments....................     Yes                                                05/01/01
  A66        51989     Parkside Manor Apartments..................     Yes                                                05/07/01
  A67        53630     Westwood Heights Apartments................     Yes                                                05/07/01
  A68        51982     Lantern Arms Apartments....................     Yes
  A69        51947     Brandywyne Apartments East.................   Tax Only
  A70        51986     Windmill Courts Apartments.................     Yes
  A71        54059     315 Park Avenue............................     Yes        2,175,624                   434,620     05/07/01
  A72        54656     701 Gateway Office Building................     Yes           45,000       540,000      90,245     05/07/01
  A73        53531     One Lake Park Office Building..............     Yes                                                05/07/01
  A74        53967     PCS Holdings Corp Office Building..........     Yes                                                05/04/01
  A75        53879     Talley Plaza...............................     Yes                         50,004       8,375     05/07/01
  A76        54748     Northwest-Hidden Valley....................     Yes           67,562        73,000      59,849     05/07/01
  B25      260000223   Calverton Office Building #5...............     Yes                        174,000      29,000     05/01/01
  A77        54664     Freeport Office Center.....................      No
  B26      312000213   Stealth II.................................     Yes                         48,000      24,000     05/01/01
  B27      800000214   Willows Corporate Center...................     Yes                         30,000       5,000     05/01/01
  A78        54742     Northwest-Plaza West.......................     Yes                                                05/07/01
  A79        52141     Tech Center Plaza..........................      No
  A80        54745     Northwest-Cascade Building.................     Yes                                                05/07/01
  A81        54606     Severn Place Office Building...............     Yes           50,000       120,000      60,000     05/04/01
  A82        54746     Northwest-Spalding Building................     Yes                                                05/07/01
  B28      304000155   800 California Street......................     Yes            4,320        51,840      47,250     05/01/01
  A83        51225     2815 Camino Del Rio Building...............     Yes                         55,339      96,364     05/07/01
  B29      800000173   Westside Center............................     Yes                         59,940      34,449     05/01/01
  A84        54379     Northwest-Beaverton Center.................     Yes          170,000                   171,149     05/07/01
  B30      310000202   High Street Office.........................     Yes                         14,400       6,000     05/01/01
  B31      240000220   Acacia Court...............................     Yes           35,000        42,480      52,700     05/01/01
  B32      100000215   Prudential, Stoneworks & Carswell
                         Buildings (Roll-Up)......................     Yes                         22,750       9,518     05/01/01
  A85        53749     Caledon Woods Professional Park
                         Bldgs 3 & 11.............................     Yes           72,325        29,201      81,121     05/07/01
  B33      290990122   Pyramid Plaza..............................     Yes                         25,000      20,083     05/01/01
  B34      275990124   Dickinson Square...........................     Yes                         44,400      33,300     05/01/01
  B35      311000208   Enterprise Court...........................     Yes                         79,968      26,656     05/01/01
  B36      240000187   North Broadway Office......................     Yes                         31,968      22,711     05/01/01
  A86        51941     Real Property Services Office Building.....      No                                                05/07/01
  A87        52387     Magna Post Office..........................  Insurance                                             05/07/01


                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS



                                                                                                  INITIAL DEPOSIT   CURRENT BALANCE
                                                                                                    TO CAPITAL        IN CAPITAL
                                                                                                    IMPROVEMENT       IMPROVEMENT
SEQUENCE  LOAN NUMBER  PROPERTY NAME                                            PROPERTY TYPE        RESERVES          RESERVES
--------  -----------  -------------                                            -------------     ---------------   ---------------
  B37      400000275   Soaring Gulls Office Building ........................       Office
  B38      415000188   Glendale Office ......................................       Office
  B39      309000203   Patrick Professional Plaza ...........................       Office
  B40      815000171   API Facility .........................................       Office
  A88       600055     Prospect Office Building .............................       Office             1,000             1,027
  A89        51978     Renaissance Plaza ....................................       Office
  A90        51990     Lakemont Office Bldg. ................................       Office
  A91        54674     Historic Mission Inn .................................       Hotel
  A92        52533     Marriott Courtyard - Embassy Row .....................       Hotel
  A93        51872     Comfort Suites - BWI Airport .........................       Hotel
  B41      820000190   Waretech Industrial Park .............................     Industrial
  A94        54221     Eagle One Distribution Warehouse .....................     Industrial
  A95        54222     Eagle Two Distribution Warehouse .....................     Industrial
  A96        53806     Ball Plastics/Motts Warehouse-Summary (Roll-Up) ......     Industrial
  B42      308000246   Quality Distribution Center ..........................     Industrial
  B43      100000225   Industrial Park South ................................     Industrial
  B44      415000152   Center Pointe Business Park ..........................     Industrial
  B45      240000204   ABI Distribution Center ..............................     Industrial
  B46      400000169   Airport Commerce Center ..............................     Industrial
  A97        54740     Northwest-Vancouver Business Park ....................     Industrial           4,000             4,027
  B47      311000219   Buchanan Visual Communications .......................     Industrial
  A98        54055     Keystone Industrial Park .............................     Industrial
  B48      315000232   Canoga Avenue Industrial .............................     Industrial           2,550             2,550
  B49      430990121   Electric Machinery Enterprises .......................     Industrial
  B50      430000217   Balboa Boulevard Building ............................     Industrial
  A99        54700     EDS Customer Relationship Management Inc. Building ...     Industrial
  A100       53675     Nation's Capital Archives ............................     Industrial
  B51      275000160   McNulty Road .........................................     Industrial
  B52      400000141   Premier Distribution .................................     Industrial          87,250            19,165
  A101       53529     Hackensack Industrial ................................     Industrial          40,208             7,888
  B53      415000192   Morally Wholesale Design Center ......................     Industrial
  B54      430990126   Grissom-Bee Street Warehouse (Roll-Up) ...............     Industrial           1,625             1,625
  A102       51980     Southtown Blvd. Commercial Building ..................     Industrial
  A103       51983     ImageMax Warehouse ...................................     Industrial
  B55      415000149   Saddleback Technology Park #2 ........................     Industrial
  B56      415990127   Saddleback Technology Park #1 ........................     Industrial
  B57      400000162   Suburban Acres-Rapid Estates .........................  Mobile Home Park       22,500                52
  B58      400000255   Indian Creek MHC .....................................  Mobile Home Park
  B59      400000181   Hollywood MHP ........................................  Mobile Home Park
  B60      400000229   Marlboro Courts MHP ..................................  Mobile Home Park
  B61      400000267   Mariposa Manor MHC ...................................  Mobile Home Park       16,000            16,000


                                                                              INITIAL DEPOSIT TO  ANNUAL DEPOSIT TO  CURRENT BALANCE
                                                                                 REPLACEMENT         REPLACEMENT      IN REPLACEMENT
SEQUENCE  LOAN NUMBER  PROPERTY NAME                                               RESERVES            RESERVES          RESERVES
--------  -----------  -------------                                          ------------------  -----------------  ---------------
  B37      400000275   Soaring Gulls Office Building ........................                            3,000                250
  B38      415000188   Glendale Office ......................................                            4,199              2,449
  B39      309000203   Patrick Professional Plaza ...........................          202               2,424              1,010
  B40      815000171   API Facility .........................................      250,000               5,076              2,961
  A88       600055     Prospect Office Building .............................                              837                423
  A89        51978     Renaissance Plaza ....................................
  A90        51990     Lakemont Office Bldg. ................................
  A91        54674     Historic Mission Inn .................................                          596,016            139,177
  A92        52533     Marriott Courtyard - Embassy Row .....................                          237,324             77,657
  A93        51872     Comfort Suites - BWI Airport .........................                          121,364             56,263
  B41      820000190   Waretech Industrial Park .............................      350,000                                350,000
  A94        54221     Eagle One Distribution Warehouse .....................                           27,289              2,274
  A95        54222     Eagle Two Distribution Warehouse .....................                           24,065              2,006
  A96        53806     Ball Plastics/Motts Warehouse-Summary (Roll-Up) ......                           48,000              4,000
  B42      308000246   Quality Distribution Center ..........................                          108,360             27,090
  B43      100000225   Industrial Park South ................................                           31,903             10,660
  B44      415000152   Center Pointe Business Park ..........................
  B45      240000204   ABI Distribution Center ..............................
  B46      400000169   Airport Commerce Center ..............................
  A97        54740     Northwest-Vancouver Business Park ....................                            7,020                585
  B47      311000219   Buchanan Visual Communications .......................                            7,548              1,887
  A98        54055     Keystone Industrial Park .............................                           13,004              5,456
  B48      315000232   Canoga Avenue Industrial .............................                            8,328              2,082
  B49      430990121   Electric Machinery Enterprises .......................                           20,544             18,832
  B50      430000217   Balboa Boulevard Building ............................
  A99        54700     EDS Customer Relationship Management Inc. Building ...                            6,345              1,059
  A100       53675     Nation's Capital Archives ............................                           11,268              3,777
  B51      275000160   McNulty Road .........................................                            7,500              5,625
  B52      400000141   Premier Distribution .................................                            9,048              7,553
  A101       53529     Hackensack Industrial ................................                            7,956              2,666
  B53      415000192   Morally Wholesale Design Center ......................                            3,366              1,683
  B54      430990126   Grissom-Bee Street Warehouse (Roll-Up) ...............                           12,372              1,983
  A102       51980     Southtown Blvd. Commercial Building ..................
  A103       51983     ImageMax Warehouse ...................................
  B55      415000149   Saddleback Technology Park #2 ........................          162               1,948              2,110
  B56      415990127   Saddleback Technology Park #1 ........................          168               2,016              2,022
  B57      400000162   Suburban Acres-Rapid Estates .........................                           16,308             13,684
  B58      400000255   Indian Creek MHC .....................................
  B59      400000181   Hollywood MHP ........................................          511               6,136              4,110
  B60      400000229   Marlboro Courts MHP ..................................
  B61      400000267   Mariposa Manor MHC ...................................        1,000               7,020              1,585



                                                                                  TAX AND                            ANNUAL DEPOSIT
                                                                                 INSURANCE    INITIAL DEPOSIT TO        TO TI/LC
SEQUENCE  LOAN NUMBER  PROPERTY NAME                                               ESCROW        TI/LC ESCROW            ESCROW
--------  -----------  -------------                                             ---------    ------------------     --------------
  B37      400000275   Soaring Gulls Office Building ........................        Yes             125,000             25,020
  B38      415000188   Glendale Office ......................................        Yes                                 26,208
  B39      309000203   Patrick Professional Plaza ...........................        Yes               2,130             25,560
  B40      815000171   API Facility .........................................        Yes                                 12,000
  A88       600055     Prospect Office Building .............................        Yes
  A89        51978     Renaissance Plaza ....................................        Yes
  A90        51990     Lakemont Office Bldg. ................................        Yes
  A91        54674     Historic Mission Inn .................................        Yes
  A92        52533     Marriott Courtyard - Embassy Row .....................        Yes
  A93        51872     Comfort Suites - BWI Airport .........................        Yes
  B41      820000190   Waretech Industrial Park .............................        Yes             400,000
  A94        54221     Eagle One Distribution Warehouse .....................        Yes
  A95        54222     Eagle Two Distribution Warehouse .....................        Yes
  A96        53806     Ball Plastics/Motts Warehouse-Summary (Roll-Up) ......        No
  B42      308000246   Quality Distribution Center ..........................        Yes                                 65,004
  B43      100000225   Industrial Park South ................................    Taxes only
  B44      415000152   Center Pointe Business Park ..........................        Yes               3,295             39,540
  B45      240000204   ABI Distribution Center ..............................        No
  B46      400000169   Airport Commerce Center ..............................        Yes               1,500             18,000
  A97        54740     Northwest-Vancouver Business Park ....................        Yes
  B47      311000219   Buchanan Visual Communications .......................        Yes                                 27,696
  A98        54055     Keystone Industrial Park .............................        Yes
  B48      315000232   Canoga Avenue Industrial .............................        Yes                                 26,880
  B49      430990121   Electric Machinery Enterprises .......................        Yes                                 34,320
  B50      430000217   Balboa Boulevard Building ............................        Yes
  A99        54700     EDS Customer Relationship Management Inc. Building ...        No
  A100       53675     Nation's Capital Archives ............................        Yes
  B51      275000160   McNulty Road .........................................        Yes                                 13,980
  B52      400000141   Premier Distribution .................................        Yes                                 26,412
  A101       53529     Hackensack Industrial ................................        Yes             150,000             30,000
  B53      415000192   Morally Wholesale Design Center ......................        Yes                                 18,499
  B54      430990126   Grissom-Bee Street Warehouse (Roll-Up) ...............        Yes                                 15,780
  A102       51980     Southtown Blvd. Commercial Building ..................        Yes
  A103       51983     ImageMax Warehouse ...................................        Yes
  B55      415000149   Saddleback Technology Park #2 ........................        Yes                 479              5,747
  B56      415990127   Saddleback Technology Park #1 ........................        Yes                 456              5,472
  B57      400000162   Suburban Acres-Rapid Estates .........................        Yes
  B58      400000255   Indian Creek MHC .....................................        Yes
  B59      400000181   Hollywood MHP ........................................        Yes
  B60      400000229   Marlboro Courts MHP ..................................        Yes
  B61      400000267   Mariposa Manor MHC ...................................        Yes


                                                                                        CURRENT
                                                                                      BALANCE IN
SEQUENCE  LOAN NUMBER  PROPERTY NAME                                                 TI/LC ESCROW       REPORT DATE
--------  -----------  -------------                                                 ------------       -----------
  B37      400000275   Soaring Gulls Office Building ........................           127,085           05/01/01
  B38      415000188   Glendale Office ......................................            15,288           05/01/01
  B39      309000203   Patrick Professional Plaza ...........................            14,910           05/01/01
  B40      815000171   API Facility .........................................             6,925           05/01/01
  A88       600055     Prospect Office Building .............................                             05/07/01
  A89        51978     Renaissance Plaza ....................................
  A90        51990     Lakemont Office Bldg. ................................
  A91        54674     Historic Mission Inn .................................                             05/15/01
  A92        52533     Marriott Courtyard - Embassy Row .....................                             05/07/01
  A93        51872     Comfort Suites - BWI Airport .........................                             05/07/01
  B41      820000190   Waretech Industrial Park .............................           408,063           05/01/01
  A94        54221     Eagle One Distribution Warehouse .....................                             05/07/01
  A95        54222     Eagle Two Distribution Warehouse .....................                             05/07/01
  A96        53806     Ball Plastics/Motts Warehouse-Summary (Roll-Up) ......                             05/07/01
  B42      308000246   Quality Distribution Center ..........................            21,668           05/01/01
  B43      100000225   Industrial Park South ................................                             05/01/01
  B44      415000152   Center Pointe Business Park ..........................            32,950           05/01/01
  B45      240000204   ABI Distribution Center ..............................                             05/01/01
  B46      400000169   Airport Commerce Center ..............................            12,052           05/01/01
  A97        54740     Northwest-Vancouver Business Park ....................                             05/07/01
  B47      311000219   Buchanan Visual Communications .......................             9,456           05/01/01
  A98        54055     Keystone Industrial Park .............................                             05/07/01
  B48      315000232   Canoga Avenue Industrial .............................             8,960           05/01/01
  B49      430990121   Electric Machinery Enterprises .......................            31,460           05/01/01
  B50      430000217   Balboa Boulevard Building ............................                             05/01/01
  A99        54700     EDS Customer Relationship Management Inc. Building ...                             05/07/01
  A100       53675     Nation's Capital Archives ............................                             05/07/01
  B51      275000160   McNulty Road .........................................            10,485           05/01/01
  B52      400000141   Premier Distribution .................................            22,049           05/01/01
  A101       53529     Hackensack Industrial ................................           163,070           05/07/01
  B53      415000192   Morally Wholesale Design Center ......................             9,249           05/01/01
  B54      430990126   Grissom-Bee Street Warehouse (Roll-Up) ...............            10,520           05/01/01
  A102       51980     Southtown Blvd. Commercial Building ..................
  A103       51983     ImageMax Warehouse ...................................
  B55      415000149   Saddleback Technology Park #2 ........................             6,226           05/01/01
  B56      415990127   Saddleback Technology Park #1 ........................             5,449           05/01/01
  B57      400000162   Suburban Acres-Rapid Estates .........................                             05/01/01
  B58      400000255   Indian Creek MHC .....................................                             05/01/01
  B59      400000181   Hollywood MHP ........................................                             05/01/01
  B60      400000229   Marlboro Courts MHP ..................................                             05/01/01
  B61      400000267   Mariposa Manor MHC ...................................                             05/01/01

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS



                                                                                       INITIAL DEPOSIT   CURRENT BALANCE
                                                                                         TO CAPITAL        IN CAPITAL
                                                                                         IMPROVEMENT       IMPROVEMENT
SEQUENCE   LOAN NUMBER    PROPERTY NAME                               PROPERTY TYPE       RESERVES          RESERVES
--------   -----------    -------------                              ----------------  ---------------   ---------------
  B62       400000183     Snug Harbor MHP..........................  Mobile Home Park         4,375
  B63       300980019     Kimberly Gardens MHP.....................  Mobile Home Park
  B64       400000186     Country Homes Village MHP................  Mobile Home Park
  B65       400990118     Sunrise MHP..............................  Mobile Home Park
  B66       400000231     Holiday Rancho MHP.......................  Mobile Home Park        16,000            16,000
  B67       400000154     Country Hills Mobile Estates.............  Mobile Home Park        19,594            20,075
  B68       400000233     Flinn Springs MHP........................  Mobile Home Park        30,000            30,077
  B69       415000221     Mountain View Villa MHC..................  Mobile Home Park        10,000            10,000
  A104        51985       Mountain View Mobile Home Park...........  Mobile Home Park
  B70       400000143     Keystone MHP.............................  Mobile Home Park        66,025
  A105        53552       A-1 Self Storage.........................    Mini Storage
  B71       302000168     Alum Rock Self Storage...................    Mini Storage
  B72       415990105     Vanguard Self Storage....................    Mini Storage
  A106        52336       Downtown Mini Storage....................    Mini Storage
  B73       302000206     Torrance Self Storage....................    Mini Storage
  A107        51937       Capitol Mini-Storage #2..................    Mini Storage           2,031
  A108        51938       South Charleston Mini-Storage............    Mini Storage           3,000
  A109        51974       Seattle Mini Storage.....................    Mini Storage          57,813            51,380
  A110        53127       Elliot & Price Mini Storage..............    Mini Storage
  B74       440000205     Intermountain Self Storage...............    Mini Storage
  B75       295000135     US Storage Centers, Newport..............    Mini Storage
--------   -----------    -----------------------------------------  ----------------  ---------------   ---------------
                          TOTAL                                                          $1,733,486        $1,178,049

                                                                      INITIAL DEPOSIT  ANNUAL DEPOSIT TO  CURRENT BALANCE   TAX AND
                                                                      TO REPLACEMENT      REPLACEMENT      IN REPLACEMENT  INSURANCE
SEQUENCE   LOAN NUMBER    PROPERTY NAME                                  RESERVES          RESERVES           RESERVES      ESCROW
--------   -----------    -------------                               ---------------  -----------------  --------------- ----------
  B62       400000183     Snug Harbor MHP..........................           500            6,000              5,000        Yes
  B63       300980019     Kimberly Gardens MHP.....................                                                       Taxes only
  B64       400000186     Country Homes Village MHP................                          6,060              4,058        Yes
  B65       400990118     Sunrise MHP..............................                         12,156              3,067        Yes
  B66       400000231     Holiday Rancho MHP.......................                          6,600              1,665        Yes
  B67       400000154     Country Hills Mobile Estates.............        10,600                              10,840        Yes
  B68       400000233     Flinn Springs MHP........................        10,000            2,520             10,446        Yes
  B69       415000221     Mountain View Villa MHC..................                          5,350              1,337        Yes
  A104        51985       Mountain View Mobile Home Park...........                                                          Yes
  B70       400000143     Keystone MHP.............................                          2,556                857        Yes
  A105        53552       A-1 Self Storage.........................                                                        Tax only
  B71       302000168     Alum Rock Self Storage...................                          8,820              3,675        Yes
  B72       415990105     Vanguard Self Storage....................           752            9,019              3,856        Yes
  A106        52336       Downtown Mini Storage....................                          9,864              2,474        Yes
  B73       302000206     Torrance Self Storage....................                          6,420                           Yes
  A107        51937       Capitol Mini-Storage #2..................           228            2,730              6,204        Yes
  A108        51938       South Charleston Mini-Storage............           199            2,390              5,430        Yes
  A109        51974       Seattle Mini Storage.....................           330            3,958              6,858        Yes
  A110        53127       Elliot & Price Mini Storage..............                          3,312                553        Yes
  B74       440000205     Intermountain Self Storage...............                            664                277        Yes
  B75       295000135     US Storage Centers, Newport..............                          2,460              2,050        Yes
--------   -----------    -----------------------------------------   ---------------  -----------------  --------------- ----------
                          TOTAL                                          $720,006       $3,905,700         $1,647,292

                                                                                           ANNUAL DEPOSIT    CURRENT
                                                                      INITIAL DEPOSIT TO      TO TI/LC       BALANCE
SEQUENCE   LOAN NUMBER    PROPERTY NAME                                 TI/LC ESCROW           ESCROW      TI/LC ESCROW  REPORT DATE
--------   -----------    -------------                               ------------------   --------------  ------------  -----------
  B62       400000183     Snug Harbor MHP..........................                                                       05/01/01
  B63       300980019     Kimberly Gardens MHP.....................                                                       05/01/01
  B64       400000186     Country Homes Village MHP................                                                       05/01/01
  B65       400990118     Sunrise MHP..............................                                                       05/01/01
  B66       400000231     Holiday Rancho MHP.......................                                                       05/01/01
  B67       400000154     Country Hills Mobile Estates.............                                                       05/01/01
  B68       400000233     Flinn Springs MHP........................                                                       05/01/01
  B69       415000221     Mountain View Villa MHC..................                                                       05/01/01
  A104        51985       Mountain View Mobile Home Park...........
  B70       400000143     Keystone MHP.............................                                                       05/01/01
  A105        53552       A-1 Self Storage.........................
  B71       302000168     Alum Rock Self Storage...................                                                       05/01/01
  B72       415990105     Vanguard Self Storage....................                                                       05/01/01
  A106        52336       Downtown Mini Storage....................                                                       05/07/01
  B73       302000206     Torrance Self Storage....................                                                       05/01/01
  A107        51937       Capitol Mini-Storage #2..................                                                       05/07/01
  A108        51938       South Charleston Mini-Storage............                                                       05/07/01
  A109        51974       Seattle Mini Storage.....................                                                       05/07/01
  A110        53127       Elliot & Price Mini Storage..............                                                       05/07/01
  B74       440000205     Intermountain Self Storage...............                                                       05/01/01
  B75       295000135     US Storage Centers, Newport..............                                                       05/01/01
--------   -----------    -----------------------------------------   ------------------   --------------  ------------  -----------
                          TOTAL                                           $4,726,507         $2,103,506     $3,155,461

                                    ANNEX B

                              MULTIFAMILY SCHEDULE



            LOAN
SEQUENCE   NUMBER     PROPERTY NAME                                        CUT-OFF BALANCE    UTILITIES TENANT PAYS/PAYMENT OF UTIL.
--------  ---------   -------------                                        ---------------    --------------------------------------
  A24       54816     RCA - Royal St. Moritz Apartments .................    $20,800,000                     Electric
  A25       54781     Keswick Village Apartments ........................     15,900,000              Electric, Sewer, Water
   B8     100000268   Forest Park Apartments ............................     12,461,491                  Electric, Gas
  A26       54813     RCA - Regency Arms ................................     11,080,000            Electric, Gas, Sewer, Water

 A27.1      53169     Columbia Apartment Portfolio-Gatehouse Apts .......                                 Electric, Gas
 A27.2      53169     Columbia Apartment Portfolio-Holiday House Apts ...                                 Electric, Gas
 A27.3      53169     Columbia Apartment Portfolio-Tiger Village Apts ...                                 Electric, Gas
  A27       53169     Columbia Apartment Portfolio (Roll-Up) ............     11,061,025

  A28       53411     Colonial Pines Apartments .........................     11,059,635                  Electric, Gas
   B9     400000262   Lake Jasmine Apartments ...........................     10,959,222                     Electric
  A29       54503     Gough & Fell Apartments ...........................      9,979,713                  Electric, Gas
  A30       53414     Eastampton Gardens Apartments .....................      9,977,812                  Electric, Gas
  A31       54812     RCA - Lexington Apartments ........................      9,520,000              Electric, Sewer, Water
  A32       54814     RCA - Royal Pheonician Apartment ..................      9,163,350                     Electric
  A33       53406     Cedar Gardens Apartments ..........................      8,304,867                  Electric, Gas
  A34       53410     Colonial Apartments ...............................      7,907,688                       None
  A35       53247     Fountain Court Apartments .........................      7,585,617              Electric, Sewer, Water
  A36       54277     Quarterfield Crossing Apartments ..................      7,573,021                       None
  B10     820000196   Vernon Stables ....................................      7,363,510                  Electric, Gas
  A37       53412     Country Village Apartments ........................      7,366,340                  Electric, Gas
  B11     800000218   Whipple Creek Apartments ..........................      6,924,685                  Electric, Gas
  B12     302000148   Lake Meridian Apartments ..........................      6,761,942                  Electric, Gas
  B13     415000222   Bascom Square Apartments ..........................      5,729,682                  Electric, Gas
  A38       53079     Colony Apartments .................................      5,530,512                  Electric, Gas
  A39       53407     Cedar Towers Apartments ...........................      5,338,171                     Electric
  A40       54625     Lake Park Tower Apartments ........................      4,071,982                     Electric
  A41       54226     Westport Commons Apartments .......................      3,978,855            Electric, Gas, Sewer, Water
  A42       53509     Goose Creek Apartments ............................      3,951,987                   Electric, Gas
  B14     415000242   La Quinta Springs Apartments ......................      3,609,131                   Electric, Gas
  B15     415000195   Westbay Apartments ................................      3,483,711                     Electric
  A43       51944     Woodland Apartments I & II ........................      3,423,807                     Electric
  A44       51955     Cherry Glen Apartments I & II .....................      3,108,137                     Electric
  A45       51973     Desertbrook Apartments ............................      3,102,267                     Electric
  B16     400000201   Autumn Wood Apartments ............................      2,588,158                     Electric
  A46       54029     Westwood Apartments ...............................      2,583,736                   Electric, Gas
  B17     400000228   Carson Crest Apartments ...........................      2,417,206                   Electric, Gas
  A47       54109     Sandalwood Apartments .............................      2,295,982                   Electric, Gas
  A48       51945     Sky Pines Apartments ..............................      2,258,256                       None
  A49       54448     Vogue Apartments ..................................      2,167,279                     Electric
  A50       51950     King's Colony Apartments ..........................      2,039,715                     Electric
  A51       51977     Arda Jean Apartments ..............................      1,904,802                   Electric, Gas
  A52       51954     Cedarwood Apartments I & II .......................      1,894,021                     Electric
  A53       54449     French Quarter ....................................      1,843,433                     Electric
  B18     302000163   The Sierras .......................................      1,840,239                   Electric, Gas
  B19     245990128   Cedarwood Apartments ..............................      1,786,686                   Electric, Gas
  A54       51956     Sherbrook Apartments ..............................      1,637,843                     Electric
  A55       51953     Harvest Grove Apartments ..........................      1,602,633                     Electric
  A56       51952     Woodlands Apartments of Columbus I ................      1,529,786                     Electric
  A57       51957     Elmtree Park Apartments ...........................      1,456,939                     Electric
  A58       51943     Elmwood Apartments II .............................      1,311,241                     Electric
  A59       51949     Sunnyside Apartments ..............................      1,303,961                     Electric
  A60       54321     Parkside I & II ...................................      1,275,466                     Electric


                                                                                STUDIO            1 BEDROOM          2 BEDROOM
                                                                             ------------       -------------      -------------
                                                                             # OF    AVG        # OF    AVG        # OF    AVG
SEQUENCE   NUMBER     PROPERTY NAME                                          UNITS   RENT       UNITS   RENT       UNITS   RENT
--------  ---------   -------------                                          -----   ----       -----  ------      -----  ------
  A24       54816     RCA - Royal St. Moritz Apartments .................                        152   $  732       176   $  941
  A25       54781     Keswick Village Apartments ........................                         39      696       156      770
   B8     100000268   Forest Park Apartments ............................                         68      526       230      612
  A26       54813     RCA - Regency Arms ................................                        193      587       103      754

 A27.1      53169     Columbia Apartment Portfolio-Gatehouse Apts .......                         12      355       232      390
 A27.2      53169     Columbia Apartment Portfolio-Holiday House Apts ...                         89      355        90      390
 A27.3      53169     Columbia Apartment Portfolio-Tiger Village Apts ...                        113      355        50      390
  A27       53169     Columbia Apartment Portfolio (Roll-Up) ............

  A28       53411     Colonial Pines Apartments .........................                        332      548        80      735
   B9     400000262   Lake Jasmine Apartments ...........................                        176      518       136      652
  A29       54503     Gough & Fell Apartments ...........................                         14    1,953        19    2,680
  A30       53414     Eastampton Gardens Apartments .....................                        160      629        80      763
  A31       54812     RCA - Lexington Apartments ........................                         48      576       130      679
  A32       54814     RCA - Royal Pheonician Apartment ..................      30    $345        270      418        84      628
  A33       53406     Cedar Gardens Apartments ..........................                         96      505       132      615
  A34       53410     Colonial Apartments ...............................      14     625         59      741        95      887
  A35       53247     Fountain Court Apartments .........................                         58      690        70      790
  A36       54277     Quarterfield Crossing Apartments ..................                                           203      626
  B10     820000196   Vernon Stables ....................................                         88      509        88      723
  A37       53412     Country Village Apartments ........................      14     433         80      507        78      577
  B11     800000218   Whipple Creek Apartments ..........................                                           114      856
  B12     302000148   Lake Meridian Apartments ..........................                         44      622        72      710
  B13     415000222   Bascom Square Apartments ..........................                         61      733        43      947
  A38       53079     Colony Apartments .................................                        132      353       150      401
  A39       53407     Cedar Towers Apartments ...........................      47     465         71      560        54      673
  A40       54625     Lake Park Tower Apartments ........................      48     383        100      480        99      615
  A41       54226     Westport Commons Apartments .......................                         26      454        81      508
  A42       53509     Goose Creek Apartments ............................                         36      564        64      728
  B14     415000242   La Quinta Springs Apartments ......................                          8      622        72      719
  B15     415000195   Westbay Apartments ................................      14     793         26      900        20    1,126
  A43       51944     Woodland Apartments I & II ........................      15     408        127      468        27      585
  A44       51955     Cherry Glen Apartments I & II .....................      33     379         95      438        11      593
  A45       51973     Desertbrook Apartments ............................                         24      490        86      584
  B16     400000201   Autumn Wood Apartments ............................                         40      403        80      496
  A46       54029     Westwood Apartments ...............................                                            72      465
  B17     400000228   Carson Crest Apartments ...........................                         28      387       64       492
  A47       54109     Sandalwood Apartments .............................      44     363         44      404       24       476
  A48       51945     Sky Pines Apartments ..............................      34     399         96      465       10       590
  A49       54448     Vogue Apartments ..................................                         28      435       56       547
  A50       51950     King's Colony Apartments ..........................      29     414         53      464        7       605
  A51       51977     Arda Jean Apartments ..............................                         70      475        2       525
  A52       51954     Cedarwood Apartments I & II .......................      11     341         62      400       17       498
  A53       54449     French Quarter ....................................                         25      480       32       576
  B18     302000163   The Sierras .......................................                                           88       375
  B19     245990128   Cedarwood Apartments ..............................       4     325         83      340       29       430
  A54       51956     Sherbrook Apartments ..............................      21     380         50      444        6       589
  A55       51953     Harvest Grove Apartments ..........................      22     400         45      500        6       600
  A56       51952     Woodlands Apartments of Columbus I ................       7     368         49      415       14       542
  A57       51957     Elmtree Park Apartments ...........................      34     372         29      439       10       595
  A58       51943     Elmwood Apartments II .............................                         36      530       14       629
  A59       51949     Sunnyside Apartments ..............................       6     350         56      400       10       483
  A60       54321     Parkside I & II ...................................                         16      511       12       871


                                                                                  3 BEDROOM         4 BEDROOM
                                                                              ----------------     ------------
                                                                              # OF      AVG         # OF    AVG
SEQUENCE   NUMBER     PROPERTY NAME                                           UNITS     RENT       UNITS   RENT
--------  ---------   -------------                                           -----   --------     -----   ----
  A24       54816     RCA - Royal St. Moritz Apartments .................        8     $1,219
  A25       54781     Keswick Village Apartments ........................       89        906
   B8     100000268   Forest Park Apartments ............................      110        702        4     $760
  A26       54813     RCA - Regency Arms ................................

 A27.1      53169     Columbia Apartment Portfolio-Gatehouse Apts .......        1        700
 A27.2      53169     Columbia Apartment Portfolio-Holiday House Apts ...        2        700        2      550
 A27.3      53169     Columbia Apartment Portfolio-Tiger Village Apts ...        1        575
  A27       53169     Columbia Apartment Portfolio (Roll-Up) ............

  A28       53411     Colonial Pines Apartments .........................
   B9     400000262   Lake Jasmine Apartments ...........................       24        790
  A29       54503     Gough & Fell Apartments ...........................
  A30       53414     Eastampton Gardens Apartments .....................
  A31       54812     RCA - Lexington Apartments ........................       12        826
  A32       54814     RCA - Royal Pheonician Apartment ..................
  A33       53406     Cedar Gardens Apartments ..........................
  A34       53410     Colonial Apartments ...............................       20      1,200
  A35       53247     Fountain Court Apartments .........................       20        938
  A36       54277     Quarterfield Crossing Apartments ..................
  B10     820000196   Vernon Stables ....................................
  A37       53412     Country Village Apartments ........................       40        656
  B11     800000218   Whipple Creek Apartments ..........................
  B12     302000148   Lake Meridian Apartments ..........................       59        826
  B13     415000222   Bascom Square Apartments ..........................
  A38       53079     Colony Apartments .................................
  A39       53407     Cedar Towers Apartments ...........................
  A40       54625     Lake Park Tower Apartments ........................       27        754
  A41       54226     Westport Commons Apartments .......................       28        551
  A42       53509     Goose Creek Apartments ............................
  B14     415000242   La Quinta Springs Apartments ......................
  B15     415000195   Westbay Apartments ................................
  A43       51944     Woodland Apartments I & II ........................
  A44       51955     Cherry Glen Apartments I & II .....................
  A45       51973     Desertbrook Apartments ............................
  B16     400000201   Autumn Wood Apartments ............................
  A46       54029     Westwood Apartments ...............................       18        600
  B17     400000228   Carson Crest Apartments ...........................        3        545          1    625
  A47       54109     Sandalwood Apartments .............................
  A48       51945     Sky Pines Apartments ..............................
  A49       54448     Vogue Apartments ..................................
  A50       51950     King's Colony Apartments ..........................
  A51       51977     Arda Jean Apartments ..............................
  A52       51954     Cedarwood Apartments I & II .......................
  A53       54449     French Quarter ....................................
  B18     302000163   The Sierras .......................................
  B19     245990128   Cedarwood Apartments ..............................        2        545        4      663
  A54       51956     Sherbrook Apartments ..............................
  A55       51953     Harvest Grove Apartments ..........................
  A56       51952     Woodlands Apartments of Columbus I ................
  A57       51957     Elmtree Park Apartments ...........................
  A58       51943     Elmwood Apartments II .............................
  A59       51949     Sunnyside Apartments ..............................
  A60       54321     Parkside I & II ...................................

                                    ANNEX B

                              MULTIFAMILY SCHEDULE

                                                                                        UTILITIES TENANT
             LOAN                                                         CUT-OFF         PAYS/PAYMENT
SEQUENCE    NUMBER     PROPERTY NAME                                      BALANCE           OF UTIL.
--------   ---------   -------------                                  ---------------   ----------------
B20        410990032   President & Bel Air Apts.....................      1,224,812     Electric, Gas
A61          51948     Pine Knoll Apartments of Clayton Count.......      1,194,690        Electric
B21.1      820000210   Willedrob Apartments.........................                    Electric, Gas
B21.2      820000210   Hershey Apartments...........................                       Electric
B21        820000210   Hershey & Willedrob Apts. (Roll-Up)..........      1,184,449
B22        440000198   Baycrest Apartments..........................      1,106,466     Electric, Gas
A62          51933     Courtright Lane Apartments...................      1,104,752     Electric, Gas
A63          51951     Laurel Court Apartments......................      1,092,705        Electric
B23        410990031   Morris Manor Apts............................      1,084,247     Electric, Gas
A64          51942     Clearlake Pines Apartments I.................        874,161        Electric
A65          51946     Deerwood Apartments..........................        855,952        Electric
B24        410990033   Chelten Arms Apartments......................        843,938     Electric, Gas
A66          51989     Parkside Manor Apartments....................        736,422        Electric
A67          53630     Westwood Heights Apartments..................        597,944        Electric
A68          51982     Lantern Arms Apartments......................        584,052        Electric
A69          51947     Brandywyne Apartments East...................        582,776        Electric
A70          51986     Windmill Courts Apartments...................        488,518        Electric
--------------------------------------------------------------------------------------------------------
                       TOTAL MULTIFAMILY LOANS                         $286,371,425

                                                                     STUDIO      1 BEDROOM    2 BEDROOM   3 BEDROOM    4 BEDROOM
                                                                   -----------  -----------  -----------  -----------  -----------
                                                                     #            #            #            #            #
             LOAN                                                   OF    AVG.   OF    AVG.   OF    AVG.   OF    AVG.   OF    AVG.
SEQUENCE    NUMBER     PROPERTY NAME                               UNITS  RENT  UNITS  RENT  UNITS  RENT  UNITS  RENT  UNITS  RENT
--------   ---------   -------------                               -----  ----  -----  ----  -----  ----  -----  ----  -----  ----
B20        410990032   President & Bel Air Apts..................     23   389     36   492      3   912
A61          51948     Pine Knoll Apartments of Clayton Count....                  36   500     10   633
B21.1      820000210   Willedrob Apartments......................                   2   467     28   503
B21.2      820000210   Hershey Apartments........................                               12   768
B21        820000210   Hershey & Willedrob Apts. (Roll-Up).......                   2   467     40   583
B22        440000198   Baycrest Apartments.......................                               30   588
A62          51933     Courtright Lane Apartments................                  12   360     25   493     10   565
A63          51951     Laurel Court Apartments...................                  68   360      1   450
B23        410990031   Morris Manor Apts.........................     10   387     37   464      6   647      1   685
A64          51942     Clearlake Pines Apartments I..............                  42   435      9   565
A65          51946     Deerwood Apartments.......................                  44   460      6   570
B24        410990033   Chelten Arms Apartments...................                               32   572
A66          51989     Parkside Manor Apartments.................                   8   455     24   520
A67          53630     Westwood Heights Apartments...............                               22   626
A68          51982     Lantern Arms Apartments...................     20   261     25   343      3   449      1   750
A69          51947     Brandywyne Apartments East................                  33   394      5   490
A70          51986     Windmill Courts Apartments................                               32   473
----------------------------------------------------------------------------------------------------------------------------------

                               (WELLS FARGO LOGO)




                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

                             PAYMENT DATE:  6/15/01
                             RECORD DATE:   5/31/01


                           DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS


                STATEMENT SECTIONS                                            PAGE(S)
                ------------------                                            -------
                Certificate Distribution Detail                                  2
                Certificate Factor Detail                                        3
                Reconciliation Detail                                            4
                Other Required Information                                       5
                Ratings Detail                                                   6
                Current Mortgage Loan and Property Stratification Tables        7-9
                Mortgage Loan Detail                                            10
                Principal Prepayment Detail                                     11
                Historical Detail                                               12
                Delinquency Loan Detail                                         13
                Specially Serviced Loan Detail                                 14-15
                Modified Loan Detail                                            16
                Liquidated Loan Detail                                          17

          DEPOSITOR                               MASTER SERVICER                              SPECIAL SERVICER
Banc of America Commercial Mortgage Inc.   GMAC Commercial Mortgage Corporation           Lennar Partners, Inc.
100 North Tryon Street                     200 Witmer Road                                700 N.W. 107th Avenue
Charlotte, NC 28255                        Horsham, PA 19044-8015                         Miami, FL 33172


Contact:      David Gertner                Contact:      Darri Cunningham                 Contact:      Steve Bruha
Phone Number: (704) 388-3621               Phone Number: (215) 328-1784                   Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank MN., N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN., N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


                                                                    Page 1 of 17

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

                             PAYMENT DATE:  6/15/01
                             RECORD DATE:   5/31/01

                        CERTIFICATE DISTRIBUTION DETAIL

Class/      CUSIP   Pass-Through    Original    Beginning      Principal        Interest        Prepayment       Realized Loss/
Component              Rate         Balance      Balance      Distribution    Distribution       Premium        Additional Trust
                                                                                                                  Fund Expenses
A-1                  0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-2                  0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 B                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 C                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 D                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 E                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 F                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 G                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 H                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 J                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 K                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 L                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 M                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 N                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 O                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 P                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 V                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-I                  0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-II                 0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
Totals

Class/            Total       Ending         Current
Component     Distribution   Balance      Subordination
                                              Level
A-1               0.00         0.00          0.00%
A-2               0.00         0.00          0.00%
 B                0.00         0.00          0.00%
 C                0.00         0.00          0.00%
 D                0.00         0.00          0.00%
 E                0.00         0.00          0.00%
 F                0.00         0.00          0.00%
 G                0.00         0.00          0.00%
 H                0.00         0.00          0.00%
 J                0.00         0.00          0.00%
 K                0.00         0.00          0.00%
 L                0.00         0.00          0.00%
 M                0.00         0.00          0.00%
 N                0.00         0.00          0.00%
 O                0.00         0.00          0.00%
 P                0.00         0.00          0.00%
 V                0.00         0.00          0.00%
R-I               0.00         0.00          0.00%
R-II              0.00         0.00          0.00%
Totals            0.00         0.00          0.00%


Class     CUSIP     Pass-Through    Original     Beginning     Interest        Prepayment        Total          Ending
                       Rate         Notional     Notional    Distribution        Premium      Distribution     Notional
                                     Amount       Amount                                                        Amount
X                   0.000000         0.00          0.00          0.00            0.00             0.00           0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

                             PAYMENT DATE:  6/15/01
                             RECORD DATE:   5/31/01

                           CERTIFICATE FACTOR DETAIL


Class\      CUSIP   Beginning      Principal      Interest       Prepayment      Realized Loss/        Ending
Component            Balance     Distribution   Distribution      Premium       Additional Trust      Balance
                                                                                 Fund Expenses
A-1                 0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-2                 0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 B                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 C                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 D                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 E                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 F                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 G                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 H                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 J                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 K                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 L                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 M                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 N                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 O                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 P                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 V                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-I                 0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-II                0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000


Class          CUSIP          Beginning                                           Ending
                              Notional           Interest      Prepayment        Notional
                               Amount          Distribution     Premium           Amount
 X                            0.00000000       0.00000000      0.00000000       0.00000000


                                                                    Page 3 of 17
                                      C-3

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

                             PAYMENT DATE: 6/15/01
                             RECORD DATE:  5/31/01



                             RECONCILIATION DETAIL


       ADVANCE SUMMARY                                                   MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00      Current Period Accrued Master Servicing Fees                     0.00
Servicing Advances Outstanding                 0.00      Less Master Servicing Fees on Delinquent Payments                0.00
Reimbursement for Interest on P & I            0.00      Less Reductions to Master Servicing Fees                         0.00
Advances paid from general collections                   Plus Master Servicing Fees for Delinquent Payments Received      0.00
Reimbursement for Interest on Servicing        0.00      Plus Adjustments for Prior Master Servicing Calculation          0.00
Advances paid from general collections                   Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

                                                                                                                   Remaining Unpaid
           Accrued         Net Aggregate      Distributable        Distributable       Additional     Interest       Distributable
         Certificate        Prepayment         Certificate     Certificate Interest    Trust Fund    Distribution    Certificate
Class     Interest      Interest Shortfall       Interest           Adjustment          Expenses                       Interest
 A-1            0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
 A-2            0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  X             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  B             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  C             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  D             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  E             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  F             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  G             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  H             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  J             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  K             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  L             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  M             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  N             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  O             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  P             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
  V             0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
 R-I            0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
 R-II           0.00                  0.00             0.00                    0.00          0.00           0.00               0.00
Totals          0.00                  0.00             0.00                    0.00          0.00           0.00               0.00

                                                                    Page 4 of 17

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

                            PAYMENT DATE: 6/15/01
                            RECORD DATE:  5/31/01


                           OTHER REQUIRED INFORMATION

Available Distribution Amount(1)                                      0.00

Principal Distribution Amount                                         0.00
   (a) Principal portion of Monthly Payments
       and any Assumed Monthly Payments                0.00
   (b) Principal Prepayments                           0.00
   (c) Collection of Principal on a Balloon
       Loan after its stated Maturity Date             0.00
   (d) Liquidation Proceeds and Insurance
       Proceeds received on a Mortgage Loan            0.00
   (e) Liquidation Proceeds, Insurance Proceeds,
       or REO Revenues received on an REO              0.00
   Plus the excess of the prior Principal
   Distribution Amount over the principal paid
   to the Sequential Pay Certificates                  0.00

Aggregate Number of Outstanding Loans                                 0.00

Aggregate Stated Principal Balance of the Mortgage Pool
   before distribution                                                0.00

Aggregate Stated Principal Balance of the Mortgage Pool
   after distribution                                                 0.00

Total Servicing and Special Servicing Fee paid                        0.00
   Servicing Fee paid                                  0.00
   Special Servicing Fee paid                          0.00

Trustee Fee paid                                                      0.00

Interest Reserve Deposit                                              0.00

Interest Reserve Withdrawal                                           0.00

(1) The Available Distribution Amount includes any Prepayment Premiums.

Additional Trust Fund Expenses                                        0.00
   (i) Fees paid to Special Servicer                   0.00
   (ii) Interest on Advances                           0.00
   (iii) Other Expenses of the Trust                   0.00

Appraisal Reduction Amount

                  Appraisal      Cumulative     Most Recent
      Loan        Reduction        ASER          App. Red.
     Number        Amount         Amount           Date

     Total


                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

                             PAYMENT DATE: 6/15/01
                             RECORD DATE:  5/31/01



                                 RATINGS DETAIL



                        Original Ratings                     Current Ratings(1)
                 -------------------------------       -------------------------------
Class   CUSIP    Fitch         Moody's       S&P       Fitch         Moody's       S&P
 A-1
 A-2
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                  Moody's Investors Service         Standard & Poor's Rating Services
One State Street Plaza       99 Church Street                  55 Water Street
New York, New York 10004     New York, New York 10007          New York, New York 10041
(212) 908-0500               (212) 553-0300                    (212) 438-2430

                                      C-6

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

                             PAYMENT DATE: 6/15/01
                             RECORD DATE:  5/31/01


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

                                       % of
Scheduled     # of      Scheduled      Agg.     WAM            Weighted
 Balance      Loans      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals


                                    STATE(3)
                                        % of
               # of      Scheduled      Agg.     WAM            Weighted
  State        Props      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals



See footnotes on last page of this section.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

                            PAYMENT DATE:  6/15/01
                            RECORD DATE:   5/31/01


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                          DEBT SERVICE COVERAGE RATIO

 Debt Service       # of        Scheduled         % of      WAM                      Weighted
Coverage Ratio      Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                  Bal.




   Totals

                                PROPERTY TYPE(3)

Property            # of       Scheduled         % of      WAM                       Weighted
  Type              Props.      Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                 Bal.




   Totals


                                   NOTE RATE

 Note               # of       Scheduled        % of        WAM                       Weighted
 Rate               Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


                                   SEASONING

Seasoning           # of       Scheduled        % of        WAM                       Weighted
                    Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals

See footnotes on last page of this section.


                                                                    Page 8 of 17

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

                           PAYMENT DATE:  6/15/01
                           RECORD DATE:   5/31/01


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated Remaining    # of        Scheduled         % of      WAM                      Weighted
       Term(2)           Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                       Bal.




   Totals

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

Remaining Stated         # of       Scheduled         % of      WAM                       Weighted
       Term              Loans       Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                      Bal.




   Totals


              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

Remaining Amortization      # of       Scheduled        % of        WAM                       Weighted
        Term                Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                         Bal.




   Totals


                             AGE OF MOST RECENT NOI

Age of Most         # of       Scheduled        % of        WAM                       Weighted
Recent NOI          Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

                             PAYMENT DATE: 6/15/01
                             RECORD DATE:  5/31/01


                              MORTGAGE LOAN DETAIL

                                                                   Anticipated
 Loan          Property               Interest  Principal  Gross    Repayment
Number  ODCR   Type(1)   City  State  Payment    Payment   Coupon     Date








Totals

                   Neg.  Beginning   Ending    Paid  Appraisal  Appraisal   Res.   Mod.
 Loan   Maturity  Amort  Scheduled  Scheduled  Thru  Reduction  Reduction  Strat.  Code
Number    Date    (Y/N)   Balance    Balance   Date    Date      Amount     (2)    (3)







Totals

          (1) Property Type Code                                   (2) Resolution Strategy Code
-------------------------------------------------  ---------------------------------------------------------------------------------
MF   -   Multi-Family       OF   -   Office        1   -   Modification  6   -   DPO                    10   -   Deed in Lieu Of
RT   -   Retail             MU   -   Mixed Use     2   -   Foreclosure   7   -   REO                                Foreclosure
HC   -   Health Care        LO   -   Lodging       3   -   Bankruptcy    8   -   Resolved               11   -   Full Payoff
IN   -   Industrial         SS   -   Self Storage  4   -   Extension     9   -   Pending Return         12   -   Reps and Warranties
WH   -   Warehouse          OT   -   Other         5   -   Note Sale               to Master Servicer   13   -   Other or TBD
MH   -   Mobile Home Park


    (3) Modification Code
-------------------------------
1   -   Maturity Date Extension
2   -   Authorization Change
3   -   Principal Write-Off
4   -   Combination

                                                                   Page 10 of 17

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1


(WELLS FARGO LOGO)                   For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.     CTSLink Customer Service
CORPORATE TRUST SERVICES             (301) 815-6600
11000 BROKEN LAND PARKWAY            Reports Available on the World Wide Web
COLUMBIA, MD 21044                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 6/15/01
                                     RECORD DATE:  5/31/01


                          PRINCIPAL PREPAYMENT DETAIL

                  Offering Document       Principal Prepayment Amount                    Prepayment Premium
Loan Number        Cross-Reference    Payoff Amount   Curtailment Amount    Percentage Premium   Yield Maintenance Charge


    Totals


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 11 of 17

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

(WELLS FARGO LOGO)                    For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      CTSLink Customer Service
CORPORATE TRUST SERVICES              (301) 815-6600
11000 BROKEN LAND PARKWAY             Reports Available on the World Wide Web
COLUMBIA, MD 21004                    @www.ctslink.com/cmbs
                                      Payment Date: 6/15/01
                                      Record Date:  5/31/01


                               HISTORICAL DETAIL

                                                 Delinquencies
--------------------------------------------------------------------------------------------------------------
Distribution      30-59 Days     60-89 Days     90 Days or More     Foreclosure        REO       Modifications
   Date          #    Balance   #    Balance     #    Balance       #    Balance   #   Balance   #    Balance














      Prepayments                 Rate and Maturities
-------------------------     ---------------------------
Curtailments      Payoff      Next Weighted Avg.
#   Amount      #   Amount    Coupon      Remit       WAM












Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 12 of 17

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1


(WELLS FARGO LOGO)                   For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.     CTSLink Customer Service
CORPORATE TRUST SERVICES             (301) 815-6600
11000 BROKEN LAND PARKWAY            Reports Available on the World Wide Web
COLUMBIA, MD 21044                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 6/15/01
                                     RECORD DATE:  5/31/01


                            DELINQUENCY LOAN DETAIL


                 Offering         # of     Paid Through    Current     Outstanding    Status of   Resolution     Servicing
Loan Number      Document        Months        Date         P & I         P & I        Mortgage    Strategy    Transfer Date
               Cross-Reference   Delinq.                   Advances      Advances      Loan(1)      Code(2)



Foreclosure     Current     Outstanding    Bankruptcy       REO
   Date        Servicing     Servicing        Date          Date
                Advances      Advances



 Totals

                          (1) Status of Mortgage Loan

A - Payment Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent

0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
  - Assumed Scheduled Payment (Performing Matured Loan)
7 - Foreclosure
9 - REO
                           (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu of Master Servicer
   - Full Payoff
   - Reps and Warranties
11 - Other or TBD


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 13 of 17

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1


(WELLS FARGO LOGO)                   For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.     CTSLink Customer Service
CORPORATE TRUST SERVICES             (301) 815-6600
11000 BROKEN LAND PARKWAY            Reports Available on the World Wide Web
COLUMBIA, MD 21044                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 6/15/01
                                     RECORD DATE:  5/31/01


                    SPECIALLY SERVICED LOAN DETAIL - PART 1

                             Offering         Servicing     Resolution
Distribution    Loan         Document         Transfer       Strategy       Scheduled     Property                 Interest
   Date         Number    Cross-Reference       Date         Code(1)        Balance       Type(2)      State         Rate



                Net                                                       Remaining
Actual       Operating      NOI                 Note      Maturity       Amortization
Balance       Income        Date      DSCR      Date        Date             Term


                      (1) Resolution Strategy Code                                   (2) Property Type Code
1 - Modification   6 - DPO                      10 - Deed in Lieu Of       MF - Multi-Family       OF - Office
2 - Foreclosure    7 - REO                            Foreclosure          RT - Retail             MU - Mixed Use
3 - Bankruptcy     8 - Resolved                 11 - Full Payoff           HC - Health Care        LO - Lodging
4 - Extension      9 - Pending Return           12 - Reps and Warranties   IN - Industrial         SS - Self Storage
5 - Note Sale           to Master Servicer      13 - Other or TBD          WH - Warehouse          OT - Other
                                                                           MH - Mobile Home Park


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 17

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1


(WELLS FARGO LOGO)                   For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.     CTSLink Customer Service
CORPORATE TRUST SERVICES             (301) 815-6600
11000 BROKEN LAND PARKWAY            Reports Available on the World Wide Web
COLUMBIA, MD 21044                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 6/15/01
                                     RECORD DATE:  5/31/01




                    SPECIALLY SERVICED LOAN DETAIL - PART 2

                          Offering       Resolution       Site
Distribution   Loan       Document        Strategy     Inspection   Phase 1 Date  Appraisal   Appraisal      Other REO
  Date        Number   Cross-Reference     Code(1)        Date                       Date       Value     Property Revenue   Comment


                            (1) RESOLUTION STRATEGY CODE
                            ----------------------------

       1 - Modification       6 - DPO                   10 - Deed in Lieu of
       2 - Foreclosure        7 - REO                        Foreclosure
       3 - Bankruptcy         8 - Resolved              11 - Full Payoff
       4 - Extension          9 - Pending Return        12 - Reps and Warranties
       5 - Note Sale              to Master Servicer    13 - Other or TBD

       Copyright 1997, Wells Fargo Bank Minnesota, N.A.            Page 15 of 17

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1


(WELLS FARGO LOGO)                    For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      CTSLink Customer Service
CORPORATE TRUST SERVICES              (301) 815-6600
11000 BROKEN LAND PARKWAY             Reports Available on the World Wide Web
COLUMBIA, MD 21044                    @ www.ctslink.com/cmbs
                                      PAYMENT DATE: 6/15/01
                                      RECORD DATE:  5/31/01


                              MODIFIED LOAN DETAIL

                  Offering
 Loan             Document             Pre-Modification
Number         Cross-Reference             Balance              Modification Date         Modification Description











 Totals


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 16 of 17

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1


(WELLS FARGO LOGO)                   For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.     CTSLink Customer Service
CORPORATE TRUST SERVICES             (301) 815-6600
11000 BROKEN LAND PARKWAY            Reports Available on the World Wide Web
COLUMBIA, MD 21044                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 6/15/01
                                     RECORD DATE:  5/31/01



                             LIQUIDATED LOAN DETAIL


                   Final Recovery     Offering                                                     Gross Proceeds
                   Determination      Document       Appraisal    Appraisal    Actual     Gross      as a % of
Loan Number            Date        Cross-Reference     Date         Value      Balance   Proceeds  Actual Balance

Current Total

Cumulative Total


                    Aggregate         Net        Net Proceeds               Repurchased
                    Liquidation   Liquidation     as a % of      Realized   by Seller
                    Expenses(*)    Proceeds     Actual Balance     Loss      (Y/N)

Current Total

Cumulative Total


(*) Aggregate liquidation expenses also include outstanding
    P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 17 of 17

                                   Prospectus

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
              (FORMERLY KNOWN AS NATIONSLINK FUNDING CORPORATION)
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES



CONSIDER CAREFULLY THE RISK FACTORS        THE TRUST --
BEGINNING ON PAGE 10 IN THIS               - may periodically issue mortgage pass-through
PROSPECTUS.                                certificates in one or more series with one or more
Neither the certificates nor the           classes; and
underlying mortgage loans are insured      - will own --
by any governmental agency.                - multifamily and commercial mortgage loans;
The certificates will represent            - mortgage-backed securities; and
interests only in the related trust        - other property described and in the accompanying
only and will not represent interests      prospectus supplement.
in or obligations of Banc of America       THE CERTIFICATES --
Commercial Mortgage Inc. or any of         - will represent interests in the Trust and will be
its affiliates, including Bank of          paid only from the trust assets;
America Corporation.                       - provide for the accrual of interest based on a fixed,
This prospectus may be used to offer       variable or adjustable interest rate;
and sell any series of certificates        - may be offered through underwriters, which may
only if accompanied by the prospectus      include Banc of America Securities LLC, an affiliate of
supplement for that series.                Banc of America Commercial Mortgage Inc.; and
                                           - will not be listed on any securities exchange.
                                           THE CERTIFICATEHOLDERS --
                                           - will receive interest and principal payments based on
                                           the rate of payment of principal and the timing of
                                           receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  May 31, 2001

 FOR MORE INFORMATION                              TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
Banc of America Commercial                      SUMMARY OF PROSPECTUS...........................     5
Mortgage Inc. (formerly known                   RISK FACTORS....................................    10
as NationsLink Funding                            Limited Liquidity of Certificates.............    10
Corporation) has filed with                       Limited Assets................................    10
the SEC additional                                Credit Support Limitations....................    11
registration materials                            Effect of Prepayments on Average Life of
relating to the certificates.                        Certificates...............................    11
You may read and copy any of                      Effect of Prepayments on Yield of
these materials at the SEC's                         Certificates...............................    12
Public Reference Room at the                      Limited Nature of Ratings.....................    12
following locations:                              Certain Factors Affecting Delinquency,
                                                     Foreclosure and Loss of the Mortgage
 - SEC Public Reference Section                      Loans......................................    13
   450 Fifth Street, N.W.                         Inclusion of Delinquent Mortgage Loans in a
   Room 1204                                         Mortgage Asset Pool........................    16
   Washington, D.C. 20549                       PROSPECTUS SUPPLEMENT...........................    16
                                                DESCRIPTION OF THE TRUST FUNDS..................    18
 - SEC Midwest Regional                           General.......................................    18
   Offices Citicorp Center                        Mortgage Loans................................    18
   500 West Madison Street                        MBS...........................................    22
   Suite 1400                                     Certificate Accounts..........................    23
   Chicago, Illinois 60661-2511                   Credit Support................................    23
                                                  Cash Flow Agreements..........................    23
 - SEC Northeast Regional                       YIELD AND MATURITY CONSIDERATIONS...............    23
   Office                                         General.......................................    23
   7 World Trade Center                           Pass-Through Rate.............................    23
   Suite 1300                                     Payment Delays................................    24
   New York, New York 10048                       Certain Shortfalls in Collections of
                                                     Interest...................................    24
You may obtain information on                     Yield and Prepayment Considerations...........    24
the operation of the Public                       Weighted Average Life and Maturity............    26
Reference Room by calling the                     Other Factors Affecting Yield, Weighted
SEC at 1-800-SEC-0330. The                           Average Life and Maturity..................    26
SEC also maintains an                           THE DEPOSITOR...................................    28
Internet site that contains                     DESCRIPTION OF THE CERTIFICATES.................    28
reports, proxy and                                General.......................................    28
information statements, and                       Distributions.................................    29
other information that has                        Distributions of Interest on the
been filed electronically                            Certificates...............................    30
with the SEC. The Internet                        Distributions of Principal of the
address is                                           Certificates...............................    31
http://www.sec.gov.                               Distributions on the Certificates Concerning
                                                     Prepayment Premiums or Concerning Equity
You may also contact Banc of                         Participations.............................    31
America Commercial Mortgage                       Allocation of Losses and Shortfalls...........    31
Inc. in writing at Bank of                        Advances in Respect of Delinquencies..........    32
America Corporate Center, 100                     Reports to Certificateholders.................    33
North Tryon Street,                               Voting Rights.................................    34
Charlotte, North Carolina                         Termination...................................    34
28255, or by telephone at                         Book-Entry Registration and Definitive
(704) 386-2400.                                      Certificates...............................    35
                                                THE POOLING AND SERVICING AGREEMENTS............    36
See also the sections                             General.......................................    36
captioned "Available                              Assignment of Mortgage Loans; Repurchases.....    37
Information" and                                  Representations and Warranties; Repurchases...    38
"Incorporation of Certain                         Collection and Other Servicing Procedures.....    39
Information by Reference"                         Sub-Servicers.................................    41
appearing at the end of this                      Certificate Account...........................    41
prospectus.                                       Modifications, Waivers and Amendments of
                                                     Mortgage Loans.............................    44

                                                                                                  PAGE
                                                                                                  ----
                                                  Realization upon Defaulted Mortgage Loans.....    44
                                                  Hazard Insurance Policies.....................    45
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions.................................    46
                                                  Servicing Compensation and Payment of
                                                     Expenses...................................    46
                                                  Evidence as to Compliance.....................    47
                                                  Certain Matters Regarding the Master Servicer,
                                                     the Special Servicer, the REMIC
                                                     Administrator and the Depositor............    48
                                                  Events of Default.............................    49
                                                  Rights Upon Event of Default..................    49
                                                  Amendment.....................................    50
                                                  List of Certificateholders....................    51
                                                  The Trustee...................................    51
                                                  Duties of the Trustee.........................    51
                                                  Certain Matters Regarding the Trustee.........    52
                                                  Resignation and Removal of the Trustee........    52
                                                DESCRIPTION OF CREDIT SUPPORT...................    52
                                                  General.......................................    52
                                                  Subordinate Certificates......................    53
                                                  Insurance or Guarantees Concerning to Mortgage
                                                     Loans......................................    53
                                                  Letter of Credit..............................    53
                                                  Certificate Insurance and Surety Bonds........    53
                                                  Reserve Funds.................................    54
                                                  Cash Collateral Account.......................    54
                                                  Credit Support with respect to MBS............    54
                                                CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.........    54
                                                  General.......................................    55
                                                  Types of Mortgage Instruments.................    55
                                                  Leases and Rents..............................    55
                                                  Personalty....................................    56
                                                  Foreclosure...................................    56
                                                  Bankruptcy Laws...............................    59
                                                  Environmental Considerations..................    60
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions.................................    62
                                                  Junior Liens; Rights of Holders of Senior
                                                     Liens......................................    62
                                                  Subordinate Financing.........................    63
                                                  Default Interest and Limitations on
                                                     Prepayments................................    64
                                                  Applicability of Usury Laws...................    64
                                                  Certain Laws and Regulations..................    64
                                                  Americans with Disabilities Act...............    65
                                                  Soldiers' and Sailors' Civil Relief Act of
                                                     1940.......................................    65
                                                  Forfeitures in Drug and RICO Proceedings......    65
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........    66
                                                  General.......................................    66
                                                  REMICs........................................    66
                                                  Grantor Trust Funds...........................    83
                                                STATE AND OTHER TAX CONSEQUENCES................    91
                                                CERTAIN ERISA CONSIDERATIONS....................    91
                                                  General.......................................    91
                                                  Plan Asset Regulations........................    92
                                                  Insurance Company General Accounts............    92
                                                  Consultation With Counsel.....................    93
                                                  Tax Exempt Investors..........................    93

                                                                                                  PAGE
                                                                                                  ----
                                                  LEGAL INVESTMENT..............................    93
                                                  USE OF PROCEEDS...............................    95
                                                  METHOD OF DISTRIBUTION........................    95
                                                  LEGAL MATTERS.................................    97
                                                  FINANCIAL INFORMATION.........................    97
                                                  RATING........................................    97
                                                  AVAILABLE INFORMATION.........................    97
                                                  INCORPORATION OF CERTAIN INFORMATION BY
                                                     REFERENCE..................................    98
                                                  INDEX OF PRINCIPAL DEFINITIONS................    99

                             SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the Depositor, Banc of America Commercial Mortgage Inc. An Index of Principal Definitions appears at the end of this Prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., formerly known as NationsLink Funding Corporation, has its principal executive offices at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans (a "Mortgage Asset Pool") secured by first or junior liens on --

- residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

- office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may --

- provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

- provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

- be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

- may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

- provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that --

- are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates")to one or more other classes of certificates in entitlement to certain distributions on the certificates;

- are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

- are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

- provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

- provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

- provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

- provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of real estate mortgage investment conduit residual certificates (also known as "REMIC residual certificates"), will have an initial stated principal amount (a "Certificate Balance"). Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate (a "Pass-Through Rate") which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date (each of the specified dates on which distributions are to be made, a "Distribution Date").

Distributions of interest concerning one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before such date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of such series then entitled until the certificate balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates --

- may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

- may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

- may be made, subject to certain limitations, based on a specified principal payment schedule; or

- may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of such class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) of such series, one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account or overcollateralization (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the prospectus supplement, the trust may include --

- guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

- certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making such advances may be entitled to receive interest for a specified period during which certain or all of such advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of such assets to retire such class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either --

- "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in the trust, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986; or

- certificates ("Grantor Trust Certificates") in a trust treated as a grantor trust (or a partnership) under applicable provisions of the Internal Revenue Code of 1986.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if specified in the prospectus supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency").

                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

LIMITED LIQUIDITY OF CERTIFICATES

     General. The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     Limited Ongoing Information. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of such information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     Sensitivity to Interest Rates. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including (1) perceived liquidity, (2) the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans) and (3) prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in such rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Certain amounts on deposit from time to time in certain funds or accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions, for purposes other than the payment of principal of or interest on the related series of certificates. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of losses or shortfalls in collections on the mortgage assets will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT LIMITATIONS

     Limitations Regarding Types of Losses Covered. The prospectus supplement for a series of certificates will describe any credit support. Such credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     Disproportionate Benefits to Certain Classes and Series. A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of such series has been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of certificates of one (or more) such series such credit support will disproportionately benefit, to the detriment of the holders of certificates of one (or more) other such series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on such mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that such rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on such date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of such class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of such class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of certificates may include one or more classes offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

LIMITED NATURE OF RATINGS

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the

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trust. Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders thereof from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs,
(2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"). However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant

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properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Limitations on Enforceability of Cross-Collateralization. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that (1) such borrower was insolvent at the time the cross-collateralized mortgage loans were made and (2) such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a

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

borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by --

- the value of the related property;

- the level of available mortgage rates at the time of sale or refinancing;

- the borrower's equity in the related property;

- the financial condition and operating history of the borrower and the related property;

- tax laws;

- rent control laws (pertaining to certain residential properties);

- Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

- prevailing general economic conditions; and

- the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration
Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

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

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

- a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

- information with respect to any other classes of Certificates of the same series;

- the respective dates on which distributions are to be made;

- information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets");

- the circumstances, if any, under which the related Trust Fund may be subject to early termination;

- additional information with respect to the method of distribution of such offered certificates;

- whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created;

- the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;

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

- information concerning the Trustee (as defined herein) of the related Trust Fund;

- if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer;

- information as to the nature and extent of subordination of any class of Certificates of such series, including a class of offered certificates; and

- whether such offered certificates will be initially issued in definitive or book-entry form.

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

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust (the "Trust Fund") will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"),
(ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or
(iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by Banc of America Commercial Mortgage Inc. (the "Depositor") for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). However, no one of the following types of Commercial Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage

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

Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (1) noncash items such as depreciation and amortization, (2) capital expenditures and (3) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

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

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (1) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (2) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans.  All of the Mortgage Loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (1) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (2) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (3) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (4) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the

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Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Prepayment Premiums.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following:

        - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans,

        - the type or types of property that provide security for repayment of the Mortgage Loans,

        - the earliest and latest origination date and maturity date of the Mortgage Loans,

        - the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans,

        - the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

        - the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans,

        - with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan,

        - information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

        - the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

        - the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced

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

and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available,

        - the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund,

        - the original and remaining term(s) to stated maturity of the MBS, if applicable,

        - the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

        - the payment characteristics of the MBS,

        - the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

        - a description of the related credit support, if any,

        - the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

        - the terms on which mortgage loans may be substituted for those originally underlying the MBS,

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

        - the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements", and

        - the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such cash flow agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund.

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

The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case

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

of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (1) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the

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

Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a

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

payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (1) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (2) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (3) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (1) whether such Offered Certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated

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

among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (2) Excess Funds or (3) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (A) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (B) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     Banc of America Commercial Mortgage Inc., a Delaware corporation (the "Depositor"), formerly known as NationsLink Funding Corporation, was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Depositor is a subsidiary of Bank of America, N.A. The Depositor maintains its principal office at Bank of America Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     Unless otherwise noted in the related Prospectus Supplement, neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Certificates of such series being offered for sale (the "Offered Certificates"), may consist of one or more classes of Certificates that, among other things:

        - provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate;

        - constitute Senior Certificates or Subordinate Certificates;

        - constitute Stripped Interest Certificates or Stripped Principal Certificates;

        - provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;

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

        - provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund;

        - provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

        - provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL Bank, Societe Anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 20th day of each month (or, if any such 20th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or

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

other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (1) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a

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

portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances

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

of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

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

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     - the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations;

     - the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     - if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     - if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     - information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     - if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     - if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related "Prepayment Period" (that is, the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     - the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     - if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     - the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     - if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     - the amount of Credit Support being afforded by any classes of Subordinate Certificates.

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

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling and Servicing Agreement and as otherwise specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "The Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates will terminate following (1) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling and Servicing Agreement. Written notice of termination of a Pooling and Servicing Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

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

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing

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Agreement. Certificate Owners will be permitted to exercise the rights of
Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling and Servicing Agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling and Servicing Agreement"). In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder; however, unless other specified in the related Prospectus Supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such

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provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be

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missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (1) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (2) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (3) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (4) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the

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Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a
Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (1) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (2) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (3) REO Properties. If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special

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Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer)), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless

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otherwise specified in the related Prospectus Supplement, the Master Servicer or
Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling and Servicing Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within

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a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

     - all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     - all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

     - all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in the seventh bulleted item listed below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     - any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     - any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     - any amounts paid under any Cash Flow Agreement;

     - all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "-- Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination";

     - to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     - any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     - any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     - to make distributions to the Certificateholders on each Distribution
       Date;

     - to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

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     - to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     - if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     - to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

     - to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

     - if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

     - if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     - to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     - to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

     - if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

     - to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

     - to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

     - to clear and terminate the Certificate Account upon the termination of the Trust Fund.

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MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (2) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (3) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the Mortgage Loan has occurred or a payment default is imminent, (2) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (3) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (1) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property before the close of the third calendar year following

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

the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     Except as otherwise provided in the Prospectus Supplement, if any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be

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

deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (1) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (2) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (3) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the

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

amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

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

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling and Servicing Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling and Servicing Agreement.

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     Unless otherwise specified in the related Prospectus Supplement, a REMIC
Administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling and Servicing Agreement will include, without limitation,

          - any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement,

          - any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

          - any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series;

          - any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series;

          - certain events involving a determination by a Rating Agency that the Master Servicer or the Special Servicer is no longer approved by such Rating Agency to serve in such capacity; and

          - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of

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

Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates, as evidenced by a letter from each applicable Rating Agency, (4) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee

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(See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions
on Transfers of REMIC Residual Certificates to Certain Organizations" herein),
(5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (6) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

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CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

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     If Credit Support is provided with respect to one or more classes of
Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (1) the nature and amount of coverage under such Credit Support, (2) any conditions to payment thereunder not otherwise described herein, (3) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (4) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES CONCERNING TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the Depositor) specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the

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basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a series of Certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related Prospectus Supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more classes of Certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any

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particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take

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possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of

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the mortgaged property, the proceeds of which are used to satisfy the judgment.
Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's

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commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee

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defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent

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amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or bankruptcy remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to

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abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator

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who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. In addition to the risks faced by the holder of a first lien, holders of Mortgage Loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related Mortgaged Property to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are

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insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

     The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the

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subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Depositor for each series will be Cadwalader, Wickersham & Taft, and a copy of the legal opinion of such counsel rendered in connection with any series of Certificates will be filed by the Depositor with the Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of Certificates. This discussion is directed primarily to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (although portions thereof may also apply to Certificateholders who do not hold Certificates as "capital assets") and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described herein, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (1) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (2) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as one

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or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

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

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or

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some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its

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"adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

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     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Taxation of Owners of REMIC Regular
Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the

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same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such

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reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate (a "REMIC Residual Certificateholder") generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and

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"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described

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above under "-- Taxation of Owners of REMIC Regular Certificates -- Original
Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses

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of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "-- Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and

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Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's affidavit, a third requirement has been added that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. First, proposed Treasury Regulations (the "Proposed Regulations" would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties.

     The second alternative appears in Revenue Procedure 2001-12 (the "Revenue Procedure"). The Revenue Procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discussed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);
(ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective retroactive to February 4, 2000 and apply unless and until changed by final regulations.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the applicability and effect of the Proposed Regulations and should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On January 4, 1995, the IRS issued final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide

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that for purposes of this mark-to-market requirement, any REMIC Residual
Certificate acquired on or after January 4, 1995 will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who

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purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" and "-- Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the Trust Fund than any other method of operation.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

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     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax or Contributions Tax will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC Administrator, a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a

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pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require

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that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The New Regulations, as described below, will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). For these purposes, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia (including any entity treated as a corporation or partnership for federal income tax purposes) or any political subdivision thereof, an estate the income of which is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     The IRS has issued final regulations (the "New Regulations") which provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. The New Regulations are effective January 1, 2001. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

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     Unless otherwise stated in the related Prospectus Supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the Depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor

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Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(2) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

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     The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such

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Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to

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determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (3) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in

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this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such

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holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See
"-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment

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schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable

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holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to

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Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of
ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and
Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates. Accordingly, even if such MBS included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing Certificates if such MBS are included in the Trust Fund.

     The DOL has granted to certain underwriters administrative exemptions, referred to herein as the "Exemptions", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the Mortgage Assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the Offered Certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Assets, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section

4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other Classes of Certificates in the Trust and/or (2) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's or Fitch. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") on January 5, 2000 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations became final (i.e., July 5, 2001), no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (1) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates on or after July 5, 2001.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates,

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

may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (1) are rated in one of the two highest rating categories by one or more Rating Agencies and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of Offered Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R.
sec. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the Depositor;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in Offered Certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the underwriter or underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax matters and other matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to in this Prospectus or in such Prospectus Supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information in this Prospectus since the date hereof or in such Prospectus Supplement since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described in this Prospectus, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and
"-- Book-Entry Registration and Definitive Certificates".

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (2) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this Prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to its principal executive offices at the Bank of America Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

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

                         INDEX OF PRINCIPAL DEFINITIONS

1998 Policy Statement.........              95
401(c) Regulations............              93
Accrual Certificates..........               7
Accrued Certificate
  Interest....................              30
Act...........................              61
ADA...........................              65
ARM Loans.....................              21
Available Distribution
  Amount......................              29
Book-Entry Certificates.......              29
Call Risk.....................              12
Cash Flow Agreement...........              23
CERCLA........................              61
Certificate Account...........              23
Certificate Balance...........               7
Certificate Owner.............              35
Certificateholder.............              35
Closing Date..................              68
Code..........................              66
Commercial Properties.........              18
Commission....................              97
Committee Report..............              68
Companion Class...............              31
Contingent Payment
  Regulations.................              89
Contributions Tax.............              79
Controlled Amortization
  Class.......................              31
Cooperatives..................              18
CPR...........................              26
Credit Support................               8
Crime Control Act.............              65
Cut-off Date..................              31
Debt Service Coverage Ratio...              19
Definitive Certificates.......              29
Depositor.....................          18, 28
Determination Date............          24, 29
Direct Participants...........              35
Distribution Date.............               7
Distribution Date Statement...              33
DOL...........................              92
DTC...........................              98
Due Dates.....................              20
Due Period....................              24
Equity Participation..........              21
ERISA.........................              91
Events of Default.............              49
Excess Funds..................              28
Exchange Act..................              98
Exemptions....................              92
extension risk................              12
FAMC..........................              22
FHLMC.........................              22
FNMA..........................              22
GNMA..........................              22
Garn Act......................              62
Grantor Trust Certificates....               9
Grantor Trust Fractional
  Interest Certificate........              83
Grantor Trust Fund............              66
Grantor Trust Strip
  Certificate.................              83
Indirect Participants.........              35
Insurance and Condemnation
  Proceeds....................              42
IRS...........................          45, 66
Issue Premium.................              75
Letter of Credit Bank.........              53
Liquidation Proceeds..........              42
Loan-to-Value Ratio...........              20
Lock-out Date.................              20
Lock-out Period...............              20
Mark-to-Market Regulations....              77
Master Servicer...............               5
MBS...........................              18
MBS Administrator.............               5
MBS Agreement.................              22
MBS Issuer....................              22
MBS Servicer..................              22
MBS Trustee...................              22
Mortgages.....................              18
Mortgage Asset Seller.........              18
Mortgage Asset Pool...........               5
Mortgage Assets...............              18
Mortgage Loans................              18
Mortgage Notes................              18
Mortgage Rate.................              20
Mortgaged Properties..........              18
Multifamily Properties........              18
NCUA..........................              94
Net Leases....................          13, 19
Net Operating Income..........              19
New Regulations...............              82
Non-SMMEA Certificates........              93
Nonrecoverable Advance........              32
Notional Amount...............              30
OCC...........................              94
OID Regulations...............              66
Offered Certificates..........              29
Originator....................              18
OTS...........................              95
Participants..................              35
Parties in Interest...........              91
Pass-Through Rate.............               7
Percentage Interest...........              30
Permitted Investments.........              41

Plan Asset Regulations........              92
Plans.........................              91
Pooling and Servicing
  Agreement...................              36
Prepayment Assumption.........              68
Prepayment Interest
  Shortfall...................              24
Prepayment Period.............              33
Prepayment Premium............              20
Prohibited Transactions Tax...              79
Proposed Regulations..........              77
PTCE 95-60....................              92
Purchase Price................              38
Rating Agency.................               9
RCRA..........................              61
Record Date...................              29
Related Proceeds..............              32
Relief Act....................              65
REMIC.........................              66
REMIC Administrator...........              16
REMIC Certificates............              66
REMIC Provisions..............              66
REMIC Regular Certificates....               9
REMIC Regulations.............              66
REMIC Residual
  Certificateholder...........              75
REMIC Residual Certificates...            7, 9
REO Property..................              39
Revenue Procedure.............              77
RICO..........................              65
Senior Certificates...........               6
Senior Liens..................              18
SMMEA.........................               9
SPA...........................              26
Special Servicer..............               5
stripped interest
  certificates................               6
stripped principal
  certificates................               6
Subordinate Certificates......               6
Sub-Servicer..................              41
Sub-Servicing Agreement.......              41
Tax Exempt Investor...........              93
Tiered REMICs.................              67
Title V.......................              64
Trust Assets..................              16
Trust Fund....................              18
Trustee.......................               5
UBTI..........................              93
UCC...........................              55
U.S. Person...................              82
Value.........................              20
Voting Rights.................              34
Warranting Party..............              38

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

                          NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2001_1.xls" The file "BACM2001_1.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.
  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.
  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL SEPTEMBER [ ], 2001.

                            ------------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
              PROSPECTUS SUPPLEMENT
Table of Contents.........................    S-1
Important Notice About Information
  Presented in this Prospectus Supplement
  and the Accompanying Prospectus.........    S-5
Executive Summary.........................    S-6
Summary of Prospectus Supplement..........    S-9
Risk Factors..............................   S-19
Description of the Mortgage Pool..........   S-38
Servicing of the Mortgage Loans...........   S-56
Description of the Certificates...........   S-69
Yield and Maturity Considerations.........   S-89
Use of Proceeds...........................   S-97
Certain Federal Income Tax Consequences...   S-97
Certain ERISA Considerations..............   S-99
Legal Investment..........................  S-101
Method of Distribution....................  S-102
Legal Matters.............................  S-102
Ratings...................................  S-103
Index of Principal Definitions............  S-104
Annex A...................................    A-1
Annex B...................................    B-1
Annex C...................................    C-1
                   PROSPECTUS
Summary of Prospectus.....................      5
Risk Factors..............................     10
Prospectus Supplement.....................     16
Description of the Trust Funds............     18
Yield and Maturity Considerations.........     23
The Depositor.............................     28
Description of the Certificates...........     28
The Pooling and Servicing Agreements......     36
Description of Credit Support.............     52
Certain Legal Aspects of Mortgage Loans...     54
Certain Federal Income Tax Consequences...     66
State and Other Tax Consequences..........     91
Certain ERISA Considerations..............     91
Legal Investment..........................     93
Use of Proceeds...........................     95
Method of Distribution....................     95
Legal Matters.............................     97
Financial Information.....................     97
Rating....................................     97
Available Information.....................     97
Incorporation of Certain Information by
  Reference...............................     98
Index of Principal Definitions............     99

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                                  $867,490,720
                                 (APPROXIMATE)
                                BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.

              (FORMERLY KNOWN AS NATIONSLINK FUNDING CORPORATION)

                                   DEPOSITOR
                             CLASS A-1, CLASS A-2,
                               CLASS X, CLASS B,
                               CLASS C, CLASS D,
                               CLASS E, CLASS F,
                              CLASS G AND CLASS H

                                BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT

                   -----------------------------------------
                         BANC OF AMERICA SECURITIES LLC

                              SALOMON SMITH BARNEY
                                 June   , 2001
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